Exhibit 4.15

Implementation Agreement
Rio Tinto Limited
Rio Tinto plc
BHP Billiton Limited
BHP Billiton plc
*   *   *Pursuant to a request for confidential treatment filed
with the Securities and Exchange Commission, confidential
portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

1.	Definitions and Interpretation		2

	1.1	Definitions	2

	1.2	Interpretation	2

2.	Conditions Precedent		2

	2.1	Conditions Precedent	2

	2.2	Benefit and waiver of Conditions Precedent	3

	2.3	Obligation to achieve satisfaction of Conditions Precedent	4

	2.4	Obligation to obtain consent	6

	2.5	End Date	6

3.	Conduct prior to Completion		6

	3.1	Business conduct prior to Completion	6

	3.2	Consequences of an Event	7

	3.3	Capital Expenditure prior to JV Commencement Date	9

	3.4	RGP5 warranty	10

	3.5	Pre-Completion obligations	11

	3.6	Implementation Management Committee	12

	3.7	Implementation Oversight Committee	15

	3.8	* * *	16

4.	Shareholder Meetings and shareholder approval materials		16

	4.1	Shareholder Meetings	16

	4.2	Form and Content	16

	4.3	Supply and use of information	16

	4.4	Responsibility for own information	17

5.	Reorganisation		18

	5.1	Incorporation of the Manager	18

	5.2	Constitutions of JV Entities	18

	5.3	Obligations to undertake pre-Completion reorganisations	18

	5.4	Other reorganisation steps	19

	5.5	Additional reorganisation steps	20

	5.6	Corporate structure	20

	5.7	Conditions precedent to pre-Completion reorganisations	20

	5.8	Conditions precedent to other reorganisations	20

	5.9	Duty on earlier reorganisations	21

6.	Completion		22

	6.1	Timing of Completion	22

	6.2	Obligations at Completion	22

	6.3	Inter-dependency	23

	6.4	WA Iron Ore JV commencement	23

7.	Subscription for Debentures		24

	7.1	Subscription for Debentures on Completion	24

	7.2	Subscription Price payable by Rio Tinto and BHP Billiton opening cash amounts	24

	7.3	Subscription Price payable by BHP Billiton and Rio Tinto opening cash amounts	24

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Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

	7.4	Subscription for Debentures after Completion	25

	7.5	Further subscription for Debentures after Completion	25

	7.6	Method of payment of subscription price for Debentures	26

8.	New Capital Expansion Projects, other capital expansion projects and studies		26

9.	Employment contract for CEO		28

10.	Historical Iron Ore Asset Information		28

	10.1	Availability of Historical Iron Ore Asset Information	28

	10.2	Information within control of JV Entities	29

11.	* * *		29

12.	WA Iron Ore JV Accounting Systems		29

13.	Undisclosed Liabilities		30

14.	Debt at JV Commencement Date		32

	14.1	* * *	32

	14.2	Intra-group Debt	32

	14.3	Existing JV Deposits	33

15.	Indemnified Tax Liabilities		33

16.	Representations and warranties		34

	16.1	Warranties	34

	16.2	Acknowledgement	34

	16.3	Manager must notify Rio Tinto and BHP Billiton of breach	34

	16.4	Rio Tinto indemnity	34

	16.5	BHP Billiton indemnity	34

	16.6	Limits on Claims	35

17.	Public announcements and confidentiality		35

	17.1	Public announcements	35

	17.2	Rio Tinto and BHP Billiton responsible for respective Related Corporations, officers and employees and professional advisers	36

	17.3	Obligations of confidence	36

	17.4	Permitted disclosure	37

	17.5	Conditions to disclosure	37

	17.6	Form of Disclosure	38

	17.7	Other obligations of confidentiality	38

	17.8	Termination	38

18.	GST		38

	18.1	Definitions	38

	18.2	Recovery of GST	39

	18.3	Liability net of GST	39

	18.4	Adjustments	39

	18.5	Revenue exclusive of GST	39

	18.6	Cost exclusive of GST	39

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Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

19.	Termination		39

20.	Iron Ore JV Framework Agreement		39

21.	Governing law and jurisdiction		40

	21.1	Governing law	40

	21.2	Final judgment conclusive and enforceable	40

	21.3	Dispute Resolution	40

	21.4	Service of process	41

22.	Ancillary provisions		41

	22.1	Notices	41

	22.2	Severability	42

	22.3	Variation	42

	22.4	No waiver	42

	22.5	Remedies	42

	22.6	No merger	43

	22.7	Costs and expenses	43

	22.8	Entire agreement	43

	22.9	Further assurances	43

	22.10	Change of Law	43

	22.11	Enurement	44

	22.12	Civil Liability Act 2002	44

	22.13	Counterparts	44

Schedule 1			45

	Definitions and Interpretation		45

Schedule 2			77

	Competition Law Conditions Precedent		77

Schedule 3			81

	Part 1: Tax Conditions Precedent		81

	Part 2: Stamp Duty Conditions Precedent		82

Schedule 4			84

	Identified Expansion Capital Projects		84

Schedule 5			85

	Part 1: RGP5 Handover Verification Process		85

	* * *		87

	* * *		88

Schedule 6			89

	Employees		89

Schedule 7			94

	Reorganisation Steps		94

Schedule 8			104

	Financial Adjustment Mechanism		104

Schedule 9			121

	Warranties		121

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Schedule 10	122

Owners’ Council Completion Resolutions	122

Schedule 11	125

Joint Venture Agreement	125

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Implementation Agreement

Date			2009

Parties

1.	Rio Tinto Limited (ABN 96 004 458 404), a company incorporated in Australia, of Level 33, 120 Collins Street, Melbourne, Victoria, Australia (RTL).

2.	Rio Tinto plc (registration number 00719885), a company incorporated in England and Wales, of 2 Eastbourne Terrace, London, United Kingdom (RTP and, together with RTL, Rio Tinto).

3.	BHP Billiton Limited (ABN 49 004 028 077), a company incorporated in Australia, of 180 Lonsdale Street, Melbourne, Victoria, Australia (BHPBL).

4.	BHP Billiton plc (registration number 3196209), a company incorporated in England and Wales, of Neathouse Place, London, United Kingdom (BHPBP and, together with BHPBL, BHP Billiton).

Recitals

	A.	On 5 June 2009, BHP Billiton and Rio Tinto entered into an Iron Ore JV Framework Agreement concerning a proposal to establish a 50:50 iron ore production joint venture in accordance with certain Core Principles agreed between them.

	B.	In accordance with clause 1 of the Iron Ore JV Framework Agreement, Rio Tinto and BHP Billiton have negotiated this Agreement, the Joint Venture Agreement and the other Transaction Documents for the establishment of the WA Iron Ore JV.

	C.	This Agreement prescribes:

		(a)	conditions precedent to establishment of the WA Iron Ore JV;

		(b)	what Rio Tinto and BHP Billiton must do to prepare for establishment of the WA Iron Ore JV; and

		(c)	the warranties that each of Rio Tinto and BHP Billiton must give to the other, as a basis for establishment of the WA Iron Ore JV.

Implementation Agreement

It is agreed as follows.
1.	Definitions and Interpretation

1.1	Definitions

In this Agreement, unless the subject matter or context requires otherwise, the terms defined in item 1.1 of Schedule 1 have the meaning given to them in that schedule.

1.2	Interpretation

The interpretation provisions in items 1.2 to 1.7 of Schedule 1 apply to the interpretation of this Agreement.
2.	Conditions Precedent

2.1	Conditions Precedent

Completion is conditional on prior satisfaction of the following conditions precedent:
(a)	(Competition law approvals): The competition law Conditions Precedent set out in Schedule 2.

(b)	(FIRB approval): The Treasurer of the Commonwealth of Australia either:
(i)	ceasing to be empowered to make an order under Part II of the Foreign Acquisitions and Takeovers Act 1975 (Cth) in respect of:
(A)	Rio Tinto and BHP Billiton entering into the WA Iron Ore JV (and performing their obligations concerning the WA Iron Ore JV); and

(B)	each of Rio Tinto and BHP Billiton implementing its respective reorganisation steps pursuant to clause 5.3, with no order being made; or

(ii)	giving advice in writing of a decision by or on behalf of the Treasurer stating or to the effect that the Commonwealth Government of Australia has no objection in relation to:
(A)	Rio Tinto and BHP Billiton entering into the WA Iron Ore JV (and performing their obligations concerning the WA Iron Ore JV); and

(B)	each of Rio Tinto and BHP Billiton implementing its respective reorganisation steps pursuant to clause 5.3.
(c)	(Tax): BHPBL (as Head Company of the BHP Billiton Consolidated Group) and RTL (as Head Company of the Rio Tinto Consolidated Group) obtaining the Private Rulings from the Commissioner of Taxation set out in Part 1 of Schedule 3.

(d)	(Stamp Duty): To the extent that the ruling, advice or decision relates to:
(i)	Rio Tinto:

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(A)	a relevant entity in the Rio Tinto Group obtaining each ruling, advice or decision set out in item 1.1 of Part 2 of Schedule 3 from the applicable Commissioner of State Revenue or Commissioner of Territory Revenue; or
(B)	if the relevant Commissioner will not issue such a ruling, advice or decision and item 1.2 of Part 2 of Schedule 3 expressly contemplates such a scenario, Rio Tinto, acting reasonably, being satisfied of the matters set out in item 1.2 of Part 2 of Schedule 3 in relation to the subject matter of that ruling, advice or decision; and
(ii)	BHP Billiton:
(A)	a relevant entity in the BHP Billiton Group obtaining each ruling, advice or decision set out in item 1.3 of Part 2 of Schedule 3 from the applicable Commissioner of State Revenue or Commissioner of Territory Revenue; or
(B)	if the relevant Commissioner will not issue such a ruling, advice or decision and item 1.4 of Part 2 of Schedule 3 expressly contemplates such a scenario, BHP Billiton, acting reasonably, being satisfied of the matters set out in item 1.4 of Part 2 of Schedule 3 in relation to the subject matter of that ruling, advice or decision.
(e)	(Western Australian Government approvals):
(i)	* * *

(ii)	* * *
(f)	(Shareholder approvals): The necessary shareholder resolutions to approve the WA Iron Ore JV being passed by the members of each of Rio Tinto and BHP Billiton.

(g)	(Security and reorganisations):
(i)	the reorganisation steps to be implemented pursuant to clause 5.3 being completed;

(ii)	the Parent Company Guarantees being given;

(iii)	the Owner Cross Charges being granted; and

(iv)	any Creditor Deed Poll required in respect of the Agreed Opening Iron Ore Loans and the Agreed Opening Excluded Loans being executed.
2.2	Benefit and waiver of Conditions Precedent
(a)	The Conditions Precedent in clause 2.1 (other than paragraphs (c) and (d)) are for the benefit of each of Rio Tinto and BHP Billiton, and Rio Tinto and BHP Billiton may only jointly waive any non-fulfilment of any of those Conditions Precedent by giving their written consent.

(b)	The Conditions Precedent in clause 2.1(c):

Implementation Agreement

(i)	in respect of item 1.2 of Part 1 of Schedule 3 are for the benefit of Rio Tinto and only Rio Tinto may waive any non-fulfilment of any one or more of those Conditions Precedent by giving its written consent; and

(ii)	in respect of item 1.3 of Part 1 of Schedule 3 are for the benefit of each of Rio Tinto and BHP Billiton, and Rio Tinto and BHP Billiton may only jointly waive any non-fulfilment of any of those Conditions Precedent by giving their written consent.
(c)	The Conditions Precedent in clause 2.1(d)(i) are for the benefit of Rio Tinto and only Rio Tinto may waive any non-fulfilment of any one or more of those Conditions Precedent by giving its written consent, provided that Rio Tinto bears any Stamp Duty that may be payable in relation to the matters to which the relevant Condition Precedent relates (and, for the avoidance of doubt, the Stamp Duty must not be borne by a JV Entity).

(d)	The Conditions Precedent in clause 2.1(d)(ii) are for the benefit of BHP Billiton and only BHP Billiton may waive any non-fulfilment of any one or more of those Conditions Precedent by giving its written consent, provided that BHP Billiton bears any Stamp Duty that may be payable in relation to the matters to which the relevant Condition Precedent relates (and, for the avoidance of doubt, the Stamp Duty must not be borne by a JV Entity).
2.3	Obligation to achieve satisfaction of Conditions Precedent
(a)	Each of Rio Tinto and BHP Billiton must use its reasonable endeavours to achieve satisfaction of the Conditions Precedent as soon as practicable.

(b)	In complying with paragraph (a), each of Rio Tinto and BHP Billiton must:
(i)	cooperate with the other for the purposes of satisfying the Conditions Precedent;

(ii)	to the extent permitted by the relevant Authority, use its reasonable endeavours to ensure that discussions or communications with an Authority relating substantially or primarily to the WA Iron Ore JV, including any notification or submission to the Authority in relation to the WA Iron Ore JV, occur on a joint basis;

(iii)	where a joint submission to an Authority in relation to the WA Iron Ore JV is not permitted or practicable, use its reasonable endeavours to ensure that, to the extent permitted by law, drafts of its submission are provided to the other and the material content of each notification or submission is jointly agreed prior to lodgement; and

(iv)	keep the other informed of:
(A)	progress in respect of procuring the satisfaction of any Condition Precedent, including providing copies of any correspondence or lodgements with an Authority;

(B)	any fact, matter or circumstance of which it becomes aware that it reasonably believes will result in any delay in the satisfaction of a Condition Precedent or a Condition Precedent not being satisfied in accordance with its terms; and

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(C)	satisfaction of a Condition Precedent which applies to it, within two Business Days after becoming aware of the satisfaction of such Condition Precedent.
(c)	In relation to any discussions with an Authority that are not conducted on a joint basis, each of Rio Tinto and BHP Billiton must:
(i)	to the extent practicable, give the other prior notice of the discussion if it reasonably expects that matters of substance relating to the WA Iron Ore JV will arise;

(ii)	to the extent practicable, use its reasonable endeavours to agree with the other a common position on matters relating to the WA Iron Ore JV and to present that position during any discussions with an Authority;

(iii)	refrain from representing the views of the other and, where a common position has not been agreed and it knows the other holds a different view regarding matters relating to the WA Iron Ore JV, refrain from referring to or discussing that difference in view; and

(iv)	if matters relating to the WA Iron Ore JV are discussed, inform the other of the substance of such discussions as soon as practicable after they have been held.
(d)	Nothing in this Agreement requires Rio Tinto or BHP Billiton to:
(i)	* * *
(A)	* * *

(B)	* * *
(ii)	disclose any competitively sensitive or confidential information to the other.
(e)	For the avoidance of doubt, if a Condition Precedent is satisfied on the basis of a condition or an undertaking that is accepted by Rio Tinto and BHP Billiton under clauses 2.3(d) and 1.1, that Condition Precedent will have been satisfied,

(f)	Notwithstanding that a particular Condition Precedent under clause 2.1(c) or clause 2.1(d) has been satisfied, if, between the date of this Agreement and Completion, * * *
(i)	BHP Billiton, in the case of the Conditions Precedent in clauses 2.1(c) (in respect of item 1.1 of Part 1 of Schedule 3) and 2.1(d)(ii); and

(ii)	Rio Tinto, in the case of the Conditions Precedent in clauses 2.1(c) (in respect of item 1.2 of Part 1 of Schedule 3) and 2.1(d)(i); and

(iii)	either BHP Billiton or Rio Tinto in the case of the Conditions Precedent in item 1.3 of Part 1 of Schedule 3, may give a notice to the other pursuant to this clause 2.3(f) and the relevant Condition Precedent will be deemed to be no longer satisfied until such time as notice is given to the contrary.

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
2.4	Obligation to obtain consent

Where an Authority, as a condition of giving an Authorisation required to satisfy a Condition Precedent, requires BHP Billiton (or a BHP Billiton Group entity) or Rio Tinto (or a Rio Tinto Group entity) to provide an undertaking or agree to any condition, then BHP Billiton or Rio Tinto, as applicable, must first, before such undertaking or condition is agreed to, obtain the consent of the other, * * *
(a)	* * *

(b)	* * *
No such undertaking or condition will affect the Participating Shares of the Owners as at the JV Commencement Date, as set out in clause 2.1(d) of the Joint Venture Agreement.

2.5	End Date

This Agreement, other than this clause 2 and clauses 1 (Definitions and Interpretation), 17 (Public announcements and confidentiality), 18 (GST), 20 (Iron Ore JV Framework Agreement), 21 (Governing law and jurisdiction) and 22 (Ancillary provisions), will immediately terminate and be of no further force or effect if the Conditions Precedent are not satisfied or waived by 31 December 2010 or such later date as Rio Tinto and BHP Billiton may agree in writing (End Date). Termination of this Agreement will be without prejudice to the rights of Rio Tinto or BHP Billiton that have arisen prior to termination, including any claim under the Iron Ore JV Framework Agreement.
3.	Conduct prior to Completion

3.1	Business conduct prior to Completion
(a)	Subject to this clause 3, except where otherwise agreed by Rio Tinto or BHP Billiton, from the date of this Agreement until the JV Commencement Date, each of BHP Billiton and Rio Tinto must, and must procure that each of its Related Corporations:
(i)	operate its Relevant Period Iron Ore Assets in the ordinary course, independently of the other; but

(ii)	not dispose of its Relevant Period Iron Ore Assets otherwise than in the ordinary course, and must not grant any Security Interest over its Relevant Period Iron Ore Assets other than a Security Interest that would be permitted under clause 11 of the Joint Venture Agreement if it were in force.
(b)	Paragraph (a) does not restrict either BHP Billiton or Rio Tinto (or their respective Related Corporations) prior to Completion:
(i)	marketing and selling Iron Ore Product; or

(ii)	initiating or progressing:
(A)	any expansion capital project in respect of any Relevant Period Iron Ore Asset that is not listed in Schedule 4; or

(B)	any acquisition that falls within the definition of a New Opportunity.

Implementation Agreement

3.2	Consequences of an Event
(a)	If a Relevant Period Iron Ore Asset (other than a construction project in progress) of any of a BHP Billiton JV Entity, other BHP Billiton Group entity, a Rio Tinto JV Entity or other Rio Tinto Group entity is, or has been, damaged or destroyed due to the happening of an event during the Relevant Period, BHP Billiton or Rio Tinto (as applicable) must reinstate, repair or replace (or must procure that the relevant JV Entity or BHP Billiton Group entity or Rio Tinto Group entity, as applicable, reinstates, repairs or replaces) such Relevant Period Iron Ore Assets to the same capacity and standard as prior to the damage or destruction as soon as practicable after the date of this Agreement, provided that such capacity or standard may be improved to the next highest level available where the original capacity or standard is no longer available or feasible.

(b)	If a Relevant Period Iron Ore Asset is destroyed or damaged, and/or an event which would give rise to a business interruption claim under the Agreed Policy Terms (whether or not the event also involved the destruction of, or damage to, a Relevant Period Iron Ore Asset) occurs, during the Relevant Period (an Event), whichever of BHP Billiton or Rio Tinto owns, or whose Related Corporation owns, the relevant Relevant Period Iron Ore Assets or would be entitled to make a business interruption claim under the Agreed Policy Terms must procure that the Adjuster assesses the loss arising from the business interruption in accordance with the Agreed Policy Terms. Any damage, destruction, loss or series of losses arising from substantially the same facts, matters or circumstances will be taken to relate to a single Event, regardless of the number of locations affected.

(c)	If one or more JV Entities suffers loss as a result of an Event and those JV Entities do not, in aggregate, receive insurance proceeds and other recoveries (net of the costs of those recoveries and the amounts (if any) that the JV Entities have to remit to their insurers) (together, Recoveries) that are not Excluded Assets, and are not amounts on account of GST, in respect of that Event equal to the aggregate of:
(i)	the amount of the loss from business interruption assessed by the Adjusters pursuant to paragraph (b); and

(ii)	the actual costs expended by the JV Entities or their Related Corporations in reinstating, repairing or replacing the relevant Relevant Period Iron Ore Assets (PD Costs),
(together, the Assessed Loss) within 24 months after the date of the Event (the Claim Period), then:
(iii)	whichever of BHP Billiton or Rio Tinto is a Related Corporation of the JV Entities that suffered the loss must bear the amount of the Assessed Loss in excess of the applicable Deductible (not to exceed the Maximum Amount) less all Recoveries in respect of the Assessed Loss received by the JV Entities during the Claim Period that do not constitute Excluded Assets and are not amounts on account of GST (the Shortfall), by:
(A)	to the extent that the Shortfall relates to PD Costs – subscribing for Shares in the relevant Issuer or procuring that the relevant JV Entities

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(B)	apply Excluded Assets, in amounts sufficient in aggregate to cover that element of the Shortfall; and

(C)	to the extent that the Shortfall relates to loss from business interruption (BI Loss) - paying to whichever of BHP Billiton or Rio Tinto is not a Related Corporation of the relevant JV Entity an amount equal to half of that element of the Shortfall; and
(iv)	any Recoveries with respect to the Event received by the relevant JV Entities after the Claim Period will constitute Excluded Assets.
For the purposes of this paragraph (c):
(v)	Deductible means:
(A)	where the Event relates to, or arises from, damage to, or destruction of, a shiploader or wharf - * * * per Event; and

(B)	in all other cases - * * * per Event; and
(vi)	in determining the extent to which a Shortfall relates to PD Costs and to BI Loss respectively, any Recoveries received with respect to the relevant Event that are not Excluded Assets and the applicable Deductible are each taken to relate to PD Costs and BI Loss in the same proportion that the PD Costs and BI Loss respectively bear to the Assessed Loss.
(d)	If one or more JV Entities suffers loss as a result of an Event, and such JV Entities receive (whether before or after the JV Commencement Date) insurance proceeds in respect of that Event in excess of the lesser of:
(i)	the Assessed Loss; and

(ii)	the Maximum Amount,
the excess insurance proceeds will constitute Excluded Assets.

(e)	If further PD Costs are expended after the Claim Period in relation to an Event, whichever of BHP Billiton or Rio Tinto is a Related Corporation of the JV Entity that expended those PD Costs must bear those additional PD Costs by, at the end of each six month period following the end of the Claim Period, subscribing for Shares in the relevant Issuer or procuring that the relevant JV Entity applies Excluded Assets, in amounts sufficient in aggregate to cover PD Costs for that six month period.

(f)	Each of BHP Billiton and Rio Tinto must, and must procure that its relevant Related Corporations, take all reasonable actions to recover the maximum amount possible with respect to any Event from its insurers or any relevant third parties as soon as reasonably practicable.

(g)	Each of BHP Billiton and Rio Tinto may, at its discretion, effect and maintain liability (including with respect to contract works), property damage and business interruption insurances (if any) in connection with its Relevant Period Iron Ore Assets during the Relevant Period.

Implementation Agreement

(h)	Each of BHP Billiton and Rio Tinto may, at its discretion, effect and maintain contract works insurance in connection with any construction project relating to its Relevant Period Iron Ore Assets commenced or in progress during the Relevant Period.

(i)	Whichever of BHP Billiton or Rio Tinto is a Related Corporation of a JV Entity that is the subject of a public liability claim (including in connection with contract works) after the JV Commencement Date in connection with an event that happened during the Relevant Period must bear any expenditure by the JV Entity in connection with the public liability claim by subscribing for Shares in the relevant Issuer or procuring that the relevant JV Entity applies Excluded Assets, in amounts sufficient in aggregate to cover that liability and associated costs. Any Recoveries by the JV Entity with respect to such expenditure received after the JV Commencement Date will constitute Excluded Assets.

(j)	If a Relevant Period Iron Ore Asset that is a construction project in progress of a BHP Billiton JV Entity or other BHP Billiton Group entity or of a Rio Tinto JV Entity or other Rio Tinto Group entity, respectively, is damaged or destroyed due to the happening of an Event during the Relevant Period, BHP Billiton or Rio Tinto (as applicable) must reinstate, repair or replace (or must procure that the relevant JV Entity or BHP Billiton Group entity or Rio Tinto Group entity, as applicable, reinstates, repairs or replaces), such Relevant Period Iron Ore Asset to at least the same capacity and standard as prior to the loss or destruction as soon as practicable.

(k)	Whichever of BHP Billiton or Rio Tinto is a Related Corporation of the JV Entity that owns a Relevant Period Iron Ore Asset that is a construction project in progress that is damaged or destroyed due to the happening of an Event during the Relevant Period must bear the full costs to the JV Entity of reinstating, repairing or replacing such Relevant Period Iron Ore Asset incurred after the JV Commencement Date by subscribing for Shares in the relevant Issuer or procuring that the relevant JV Entity applies Excluded Assets, in amounts sufficient in aggregate to cover those costs. Any Recoveries with respect to such costs received after the JV Commencement Date by the JV Entity that owns the relevant Relevant Period Iron Ore Asset (whether under a contract works insurance policy or otherwise) will constitute Excluded Assets.

(l)	If a JV Entity receives a payment after the JV Commencement Date under any property damage and business interruption insurance policy in connection with an Event that happened during the Relevant Period, and the applicable deductible under the relevant insurance policy is less than the applicable Deductible under paragraph (c), then to the extent that the payment, when aggregated with any prior insurance payments received (whether before or after the JV Commencement Date) relating to the same Event under any property damage and business interruption insurance policy, does not exceed the difference between the applicable deductible under the relevant insurance policy and the applicable Deductible under paragraph (c), that payment will constitute an Excluded Asset.
3.3	Capital Expenditure prior to JV Commencement Date
(a)	Each of Rio Tinto and BHP Billiton agrees to continue to invest in sustaining capital expenditure for its Relevant Period Iron Ore Assets in the ordinary course, between the date of this Agreement and the JV Commencement Date.

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(b)	Schedule 4 identifies the Board sanctioned expansion capital projects in relation to Relevant Period Iron Ore Assets involving expected capital expenditure of US$250 million or more and publicly announced by Rio Tinto or BHP Billiton, respectively, as at the date of the Iron Ore JV Framework Agreement, which will form part of the Iron Ore Assets from the JV Commencement Date. * * *
3.4	RGP5 warranty
(a)	BHP Billiton warrants that:
(i)	RGP5 will be designed, constructed and commissioned for the purpose contemplated by, and in accordance with, the RGP5 Scope of Work provided to Rio Tinto by BHP Billiton; and

(ii)	the entire costs (excluding the costs of prefeasibility and feasibility studies (RGP5 study costs)) of procuring the completion of design, construction and commissioning of RGP5 in accordance with the RGP5 Scope of Work and achieving RGP5 Handover will not exceed US$4.8 billion (85% share).
(b)	BHP Billiton will be liable for * * * and for all costs incurred above US$4.8 billion (85% share), excluding RGP5 study costs, in connection with the completion of design, construction and commissioning of RGP5 in accordance with the RGP5 Scope of Work (as varied from time to time in accordance with this clause 3.4) and achieving RGP5 Handover and these amounts will be funded in accordance with paragraph (d), and will not constitute JV Cash Costs. Until the JV Commencement Date, BHP Billiton must use all reasonable endeavours to ensure that RGP5 Handover is achieved by 31 December 2011. For the avoidance of doubt, all RGP5 Facilities which have been or are to be constructed or procured for the purposes of RGP5 will be Iron Ore Assets.

(c)	After the JV Commencement Date, the Manager must ensure that RGP5 is designed, constructed and commissioned in accordance with the RGP5 Scope of Work and the Agreed Practice Standard, except as otherwise agreed by the Owners’ Council.

(d)	In relation to all amounts for which BHP Billiton is liable under paragraph (b), BHP Billiton must procure that:
(i)	the relevant BHP Billiton JV Entity applies funds which are Excluded Assets; or

(ii)	the BHP Billiton Owner subscribes for Shares in the BHP Billiton Issuer, in amounts sufficient (in aggregate) to cover BHP Billiton’s liability. BHP Billiton must procure that the BHP Billiton Issuer applies all proceeds of subscription to meet the costs for which BHP Billiton is liable under paragraph (b).
(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

Implementation Agreement

3.5	Pre-Completion obligations
(a)	Each of Rio Tinto and BHP Billiton must negotiate in good faith for the purposes of agreeing Terms of Reference for the Audit Committee, the Remuneration Committee, the Technical Committee and the Sustainable Development Committee as soon as reasonably practicable after the date of this Agreement, and in any event no later than 90 days after the date of this Agreement.

(b)	Each of Rio Tinto and BHP Billiton must use its reasonable endeavours to do the following things as soon as reasonably practicable after the date of this Agreement, and in any event no later than Completion:
(i)	(Common valuer):
(A)	identify and appoint a common valuer to determine any fair market valuations required by them in relation to the accounting treatment of the other’s Iron Ore Assets, subject to paragraph (B) and having regard to the tender process for the initial Auditor of the WA Iron Ore JV referred to in clause 3.6(b)(viii); but

(B)	if either Rio Tinto or BHP Billiton, in its reasonable opinion, considers that it would contravene any Law to appoint a common valuer, individual valuers may be appointed;
(ii)	(AUP): negotiate in good faith for the purposes of agreeing the AUPs to be undertaken by the Auditor;

(iii)	(Revised Accounting Policy):
(A)	negotiate in good faith for the purposes of agreeing a proposed Revised Accounting Policy which sets out all accounting policies to be applied in preparing JV Financial Information, and complies with paragraph (b) of this clause; and
(B)	submit the Revised Accounting Policy to the Implementation Oversight Committee for consideration and approval and, if so agreed, procure that a representative of each of the Owners initials the Revised Accounting Policy at Completion;
(iv)	(Tax Allocation Methodology): negotiate in good faith for the purposes of agreeing the appropriate Tax Allocation Methodology for attribution to Iron Ore Assets and Iron Ore Liabilities, and Excluded Assets and Excluded Liabilities, of:
(A)	payments made and received in respect of:
(1)	tax by the Head Company of the BHP Billiton Consolidated Group or the Rio Tinto Consolidated Group (as applicable); or

(2)	any other taxes (including GST, payroll tax, land tax or like items) which are assessed or payable on a group basis; and
(B)	payments made and received under any Tax Sharing Agreement or Tax Funding Agreement applicable to the Head Company of the BHP

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Billiton Consolidated Group or the Rio Tinto Consolidated Group (as applicable), for the purposes of the Funding and Distribution Policy. The Tax Allocation Methodology must have regard to the general principles set out in items 8.2 and 8.6 of the Funding and Distribution Policy;

(v)	(Initial Agreed Interest Rate and Initial Agreed Term recommendation): negotiate in good faith for the purposes of agreeing:
(A)	the Initial Agreed Interest Rate for Participant Loans, Call Deposits, Term Deposits and Sole Risk Loans; and
(B)	the Initial Agreed Term for Participant Loans and Term Deposits,
which will apply under the Funding and Distribution Policy;

(vi)	(Infrastructure and Blending Principles): negotiate in good faith for the purposes of agreeing legally binding agreements reflecting the principles set out in the Infrastructure and Blending Principles (the Infrastructure Sharing Agreement and the Blending Agreement); and

(vii)	(Set-Off Agreement): negotiate in good faith for the purposes of agreeing a legally binding Set-Off Agreement, which allows for the offsetting of amounts as contemplated by the Funding and Distribution Policy.
(c)	The Revised Accounting Policy must:
(i)	be consistent in all material respects with the policies referred to in item 8 of the Accounting Policy including, without limitation, the modifications to be applied to the accounting policies of the Rio Tinto Group and the BHP Billiton Group for the purposes of preparing JV Financial Information as set out in schedule 1 to the Accounting Policy;

(ii)	subject to sub-paragraph (i) above, and to the extent that the accounting policies adopted by the Rio Tinto Group and the BHP Billiton Group are consistent with each other, be consistent with those accounting policies; and

(iii)	subject to sub-paragraph (i) above, and to the extent that the accounting policies adopted by the Rio Tinto Group and the BHP Billiton Group are not consistent with each other, adopt the accounting policy that is expected to maximise the costs to be expensed and result in such costs being reported at the earliest possible time in the JV Financial Information. An accounting policy that is different from the policy used by either the Rio Tinto Group or the BHP Billiton Group may be adopted if it is expected to maximise the costs to be expensed and result in such costs being reported at the earliest possible time in the JV Financial Information, but having regard to the costs and benefits of adopting an accounting policy which is different from the accounting policies of both Owners.
3.6	Implementation Management Committee
(a)	As soon as practicable after the date of this Agreement, Rio Tinto and BHP Billiton must establish an Implementation Management Committee made up of the future CEO, the

Implementation Agreement

designated future members of the Senior Executive Team and other senior members of the future management team. The Implementation Management Committee must be drawn approximately equally from current employees of the Rio Tinto Group and the BHP Billiton Group and members will be appointed by agreement between Rio Tinto and BHP Billiton.

(b)	The role of the Implementation Management Committee will, subject to antitrust Law, be to act as a forum for consultation and planning between Rio Tinto and BHP Billiton in relation to the implementation of the WA Iron Ore JV, and to make recommendations to the Implementation Oversight Committee as directed by the Implementation Oversight Committee or considered appropriate by the Implementation Management Committee, having regard in all cases to the provisions of the Joint Venture Agreement including the mandate given to the CEO under clause 4.7 of the Joint Venture Agreement to make the WA Iron Ore JV operationally stand-alone as soon as practicably possible. Recommendations will be made on subjects including without limitation the following:
(i)	(Related party transactions): identification of all related party transactions between JV Entities and Affiliates, and whether they should cease on, or continue after, the JV Commencement Date;

(ii)	(Systems recommendation): systems, standards and procedures to be adopted by the WA Iron Ore JV from the JV Commencement Date. Except as otherwise agreed between BHP Billiton and Rio Tinto (for example under the Transaction Documents), the WA Iron Ore JV will initially source systems, standards and procedures from the BHP Billiton Group and Rio Tinto Group selected by reference to their fitness for purpose in the overall context of the WA Iron Ore JV;

(iii)	(Transitional services recommendation): identification of the transitional services to be provided by Rio Tinto, BHP Billiton or their Affiliates to the Manager from the JV Commencement Date, which are to be specified in the relevant schedule to the Transitional Services Agreement;

(iv)	(Support Assets recommendation): in relation to assets in which the BHP Billiton Group or Rio Tinto Group has a legal, beneficial or economic interest, other than assets expressly referred to in the definition of Excluded Assets, that are used for functions that support Iron Ore Production Activities, the division of those assets into the following classes:
(A)	assets that should form part of the WA Iron Ore JV, to be made available on the JV Commencement Date (Support Assets); and
(B)	assets that should not form part of the WA Iron Ore JV (Retained Assets).
In making the Support Assets recommendation, the Implementation Management Committee must apply the following principles:
(C)	assets primarily used in connection with BHP Billiton or Rio Tinto’s Iron Ore Production Activities should generally be Support Assets; and
(D)	assets not primarily used in connection with BHP Billiton or Rio Tinto’s Iron Ore Production Activities should generally be Retained Assets;

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(v)	(First Business Plan): the First Business Plan, which must be prepared in compliance with the requirements of clause 3.10 of the Joint Venture Agreement;

(vi)	(First Budget): the First Budget, which must be prepared in compliance with the requirements of clause 3.10 of the Joint Venture Agreement (including the First Synergies Capture Plan as a discrete component);

(vii)	(First Synergies Capture Plan): the First Synergies Capture Plan, which must:
(A)	reflect the Expected JV Synergies;
(B)	include details of the synergies the WA Iron Ore JV is expected to achieve, which will form a baseline against which synergy capture can be measured; and
(C)	be prepared in compliance with the requirements of clause 3.10 of the Joint Venture Agreement.
(viii)	(Initial Auditor and internal auditor recommendation): a recommendation as to the identity of the initial Auditor and of the internal auditor of the WA Iron Ore JV. The Implementation Management Committee must make the initial Auditor recommendation prior to Completion, having first conducted a tender process in relation to the initial Auditor. The Implementation Management Committee must make the initial internal auditor recommendation prior to Completion, in accordance with the resourcing model for the internal auditor determined by the Implementation Oversight Committee and having first conducted such selection process as the Implementation Oversight Committee agrees (which may include a tender process);

(ix)	(Workforce recommendations): in relation to the WA Iron Ore JV’s workforce:
(A)	subject to clause 4.5(e) of the Joint Venture Agreement, organisation design principles applicable for the WA Iron Ore JV workforce at all levels and for all functions, including for the Senior Executive Team, consistent with the Workforce Principles;

(B)	offers of employment and associated recruitment processes for employees and contractors, which must be designed in accordance with the Workforce Principles and items 2 and 6 of Schedule 6;

(C)	subject to clause 4.6(a) of the Joint Venture Agreement, remuneration and benefit principles, which must be developed in accordance with the Workforce Principles and item 3 of Schedule 6;

(D)	long-term incentive arrangements for eligible employees, which must be designed in accordance with the Workforce Principles and item 3 of Schedule 6;

(E)	defined contribution and, where applicable, defined benefit superannuation arrangements, which must be developed in accordance with the Workforce Principles and item 4 of Schedule 6; and

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(F)	subject to clause 4.15 of the Joint Venture Agreement, workers’ compensation insurance arrangements, which must be developed in accordance with the Workforce Principles and item 5 of Schedule 6;
(x)	(Procurement model recommendation): the procurement arrangements and procedures to apply to the WA Iron Ore JV from the JV Commencement Date; and
(xi)	(Hedging Policy): the hedging policy to apply to the WA Iron Ore JV from the JV Commencement Date.
(c)	The Implementation Management Committee must prepare and provide to each of Rio Tinto and BHP Billiton one month prior to the expected date of Completion * * * in relation to the period from the JV Commencement Date to the end of that Half Year. At Completion each Owner must provide * * * in relation to the period from the JV Commencement Date to the end of that Half Year.
(d)	The employees of the BHP Billiton Group on the Implementation Management Committee will collectively have one vote and the employees of the Rio Tinto Group on the Implementation Management Committee will collectively have one vote. Decisions of the Implementation Management Committee relating to recommendations must be unanimous. Where the Implementation Management Committee is unable to make a unanimous decision, it must provide the Implementation Oversight Committee with:
(i)	a description of the reasons why the decision was not unanimous; and
(ii)	the applicable alternative proposals proposed by members of the Implementation Management Committee.
3.7	Implementation Oversight Committee
(a)	As soon as practicable after the date of this Agreement, Rio Tinto and BHP Billiton must establish an Implementation Oversight Committee made up of the designated future Owners’ Council Representatives.
(b)	The role of the Implementation Oversight Committee will, subject to antitrust Law, be to:
(i)	oversee the implementation of the WA Iron Ore JV, including directing the Implementation Management Committee and subject to paragraph (c) approving (with or without variations) recommendations, proposals or draft documents submitted by the Implementation Management Committee under clause 3.6(b) and matters referred to in clause 3.5(b)(iii); and
(ii)	identify and agree any decisions to be taken by the Owners’ Council immediately following Completion (in addition to the adoption of the Owners’ Council Completion Resolutions), including the adoption of the Revised Accounting Policy as the Accounting Policy pursuant to clause 3.13 of the Joint Venture Agreement, subject only to such amendments to the Revised Accounting Policy as the Implementation Oversight Committee or the Owners’ Council agree are necessary to ensure that the Revised Accounting Policy complies with clause 3.5(c).
(c)	All decisions of the Implementation Oversight Committee must be unanimous. The representatives of the BHP Billiton Group on the Implementation Oversight Committee

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will collectively have one vote and the representatives of the Rio Tinto Group on the Implementation Oversight Committee will collectively have one vote.
3.8	* * *
(a)	* * *
(b)	* * *
(i)	* * *
(A)	* * *
(B)	* * *
(ii)	* * *
(A)	* * *
(B)	* * *
4.	Shareholder Meetings and shareholder approval materials

4.1	Shareholder Meetings

As soon as practicable after the conditions precedent in clauses 2.1(a) to 2.1(e) (inclusive) have been satisfied or waived, each of BHP Billiton and Rio Tinto must convene its Shareholder Meetings to be held at the earliest practicable date.
4.2	Form and Content
(a)	Each of BHP Billiton and Rio Tinto agree to consult with each other in good faith in relation to the form and content of their respective Shareholder Circulars and to take into account reasonable comments of the other.
(b)	Where common content (eg description of synergies) is to be included in each of the Shareholder Circulars, each of BHP Billiton and Rio Tinto must use their reasonable endeavours to agree such content.
(c)	Each of BHP Billiton and Rio Tinto must prepare its Shareholder Circular in compliance with the requirements (if any) imposed by applicable Laws.
4.3	Supply and use of information
(a)	Each of BHP Billiton and Rio Tinto must, to the extent permitted by Law and as expeditiously as practicable:
(i)	supply to the other information related to the BHP Billiton Group (BHP Billiton Information) and Rio Tinto Group (Rio Tinto Information), respectively; and
(ii)	assist in adapting that information,
as reasonably required by the other to ensure that the other’s Shareholder Circular complies with all applicable Laws, in reasonable time to allow the other to prepare the relevant documentation.

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(b)	Until the Shareholder Meetings are held, each of BHP Billiton and Rio Tinto must notify the other if it becomes aware that any information provided pursuant to paragraph (a) is, or has become, misleading or deceptive or contains any material omissions and must provide any further information reasonably required by the other to ensure such information is no longer misleading or deceptive and does not contain any material omissions.
(c)	Each of BHP Billiton and Rio Tinto must obtain the consent of the other (which must not be unreasonably withheld) to the inclusion of Rio Tinto Information or BHP Billiton Information, respectively, in its Shareholder Circular and related materials and to the context in which such information appears.
(d)	Each of BHP Billiton and Rio Tinto must ensure that any Rio Tinto Information or BHP Billiton Information, respectively, provided to it pursuant to paragraph (a), is not used by it or any of its Related Corporations for any purpose other than the preparation of its Shareholder Circular and related materials.
4.4	Responsibility for own information
(a)	Each of BHP Billiton and Rio Tinto:
(i)	must ensure that, at the time it is supplied and at the date of publication of the Shareholder Circulars, the BHP Billiton Information and the Rio Tinto Information, respectively, is not misleading or deceptive in any material respect (whether by omission or otherwise); and
(ii)	will rely on the other to verify the information supplied by the other for inclusion in the Shareholder Circulars and related materials.
(b)	Rio Tinto must indemnify BHP Billiton, in its own right and as trustee for its Related Corporations, its officers and employees, and the officers and employees of its Related Corporations, (the BHP Billiton Indemnified Parties) against any costs or liability suffered or incurred by any BHP Billiton Indemnified Party arising from the Rio Tinto Information containing any material statement which is false or misleading (including because of any material omission).
(c)	BHP Billiton must indemnify Rio Tinto, in its own right and as trustee for its Related Corporations, its officers and employees, and the officers and employees of its Related Corporations, (the Rio Tinto Indemnified Parties) against any costs or liability suffered or incurred by any Rio Tinto Indemnified Party arising from the BHP Billiton Information containing any material statement which is false or misleading (including because of any material omission).

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5.	Reorganisation

5.1	Incorporation of the Manager
At or before Completion, each of Rio Tinto and BHP Billiton must:
(a)	jointly with the other, procure the incorporation of the Manager;
(b)	procure that each of BHP Billiton Minerals Pty Ltd and Hamersley Holdings Limited subscribes for or acquires half the issued shares of the Manager and causes the Manager to adopt a constitution agreed and initialled by Rio Tinto and BHP Billiton; and
(c)	nominate and procure the appointment of directors of the Manager in accordance with clause 4.4 of the Joint Venture Agreement.
5.2	Constitutions of JV Entities
At or before Completion, each of Rio Tinto and BHP Billiton must procure that each JV Entity which is its wholly owned Subsidiary has the following provisions in its constitution:
(a)	a provision which permits the directors to act in the best interests of the holding company of the JV Entity if:
(i)	the director acts in good faith in the best interests of the holding company; and
(ii)	the JV Entity is not insolvent at the time the director acts and does not become insolvent because of the director’s act; and
(b)	a provision that provides that if a director, or a person who appointed the director, has an interest or a duty to an Owner and its Related Corporations in relation to a matter that relates to the affairs of the JV Entity, and the director complies with section 191 of the Corporations Act, then (subject to the Corporations Act):
(i)	the director may be counted in a quorum at a board meeting that considers, and is entitled to vote on, any matter that relates to the interest or duty;
(ii)	the JV Entity may proceed with any transaction that relates to the interest or duty and the director may participate in the execution of any relevant document by or on behalf of the JV Entity; and
(iii)	the JV Entity cannot avoid the transaction merely because of the existence of the interest or duty.
5.3	Obligations to undertake pre-Completion reorganisations
Before Completion:
(a)	* * *
(i)	Rio Tinto must, subject to clause 5.7(a), implement and complete the reorganisation steps set out in item 1.1 of Part 1 of Schedule 7; and
(ii)	BHP Billiton must, subject to clause 5.7(b), implement and complete the reorganisation steps set out in item 2.1 of Part 2 of Schedule 7.

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(b)	Each of Rio Tinto and BHP Billiton must keep the other informed on a reasonably regular basis in respect of the actions taken by it to implement and complete reorganisation steps and the progress achieved.
5.4	Other reorganisation steps
(a)	As soon as practicable after the date of this Agreement * * *
(i)	Rio Tinto must, subject to clause 5.8(a), use its reasonable endeavours to implement and complete the reorganisation steps set out in item 1.2 of Part 1 of Schedule 7; and
(ii)	BHP Billiton must:
(A)	subject to clause 5.8(b) use its reasonable endeavours to implement and complete the reorganisation steps set out in items 2.2(a) and 2.2(b) of Part 2 of Schedule 7; and
(B)	subject to clause 5.8(c), use its reasonable endeavours to cause * * * to be made available to the WA Iron Ore JV * * *
(b)	Each of Rio Tinto and BHP Billiton acknowledges that the obligations in paragraphs (a)(i) and (a)(ii), respectively, * * *
(c)	Each of Rio Tinto and BHP Billiton must keep the other informed on a reasonably regular basis in respect of the actions taken to implement and complete reorganisation steps and the progress achieved.
(d)	BHP Billiton must bear any loss or liability suffered or incurred by any Rio Tinto Indemnified Party:
(i)	* * *
(ii)	* * *
and such loss or liability will be an Excluded Liability.
(e)	Where:
(i)	* * *
(ii)	* * *
BHP Billiton must ensure that * * *and all costs incurred in discharging this obligation will be Excluded Liabilities.
(f)	In relation to all amounts for which BHP Billiton is liable under paragraphs (d) and (e), BHP Billiton must procure that:
(i)	the relevant BHP Billiton JV Entity applies funds which are Excluded Assets; or
(ii)	the BHP Billiton Owner subscribes for Shares in the BHP Billiton Issuer, in amounts sufficient (in aggregate) to cover BHP Billiton’s liability. BHP Billiton must procure that the BHP Billiton Issuer applies all proceeds of subscription to meet the costs for which BHP Billiton is liable under paragraphs (d) and (e).

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
5.5	Additional reorganisation steps
(a)	Without limiting the operation of clause 3.6(b)(iv), if Rio Tinto or BHP Billiton * * * Rio Tinto or BHP Billiton (as applicable) must:
(i)	promptly inform the other * * *; and
(ii)	subject to clause 5.8, * * * as soon as is reasonably practicable, in the manner agreed with the other.
(b)	* * *
5.6	Corporate structure
Each of Rio Tinto and BHP Billiton agrees that, except as contemplated by the Transaction Documents, * * *without the prior consent of the other.
5.7	Conditions precedent to pre-Completion reorganisations
Each of Rio Tinto and BHP Billiton acknowledges and agrees that:
(a)	Rio Tinto will only be required pursuant to clause 5.3(a)(i) to implement and complete the reorganisation steps set out in item 1.1 of Part 1 of Schedule 7; and
(b)	BHP Billiton will only be required pursuant to clause 5.3(a)(ii) to implement and complete the reorganisation steps set out in item 2.1 of Part 2 of Schedule 7, once each Condition Precedent in clauses 2.1(a) to 2.1(f) has been fulfilled in accordance with clause 2.1 or its non-fulfilment has been waived in accordance with clause 2.2.
5.8	Conditions precedent to other reorganisations
(a)	Rio Tinto will only be required to implement and complete the other reorganisation steps pursuant to clause 5.4(a)(i) and any reorganisation steps identified pursuant to clause 5.5:
(i)	where the reorganisation step involves * * * at the time the reorganisation step is implemented;
(ii)	once it receives the written consent of:
(A)	* * *
(B)	* * *
(iii)	once the Treasurer of the Commonwealth of Australia either:
(A)	ceases to be empowered to make an order under Part II of the Foreign Acquisitions and Takeovers Act 1975 (Cth) in respect of Rio Tinto implementing its other reorganisation steps pursuant to clause 5.4(a)(i), with no order being made; or
(B)	gives advice in writing of a decision by or on behalf of the Treasurer stating or to the effect that the Commonwealth Government of Australia has no objection and that advice does not impose any conditions in relation to Rio Tinto implementing its other reorganisation steps pursuant to clause 5.4(a)(i); and

Implementation Agreement

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(iv)	to the extent that the completion of the reorganisation step or steps would not result in any Rio Tinto Group entity incurring any income tax or capital gains tax, land tax or any ad valorem Stamp Duty.
(b)	BHP Billiton will only be required to implement and complete the other reorganisation steps pursuant to clause 5.4(a)(ii)(A) and any reorganisation steps identified pursuant to clause 5.5:
(i)	where the reorganisation step involves * * *at the time the reorganisation step is implemented;
(ii)	once it receives the written consent (if required) of:
(A)	* * *
(B)	* * *
(iii)	once the Treasurer of the Commonwealth of Australia either:
(A)	ceases to be empowered to make an order under Part II of the Foreign Acquisitions and Takeovers Act 1975 (Cth) in respect of BHP Billiton implementing its other reorganisation steps pursuant to clause 5.4(a)(ii)(A), with no order being made; or
(B)	gives advice in writing of a decision by or on behalf of the Treasurer stating or to the effect that the Commonwealth Government of Australia has no objection and that advice does not impose any conditions in relation to BHP Billiton implementing its other reorganisation steps pursuant to clause 5.4(a)(ii)(A); and
(iv)	to the extent that the completion of the reorganisation step or steps would not result in any BHP Billiton Group entity incurring any income tax or capital gains tax, land tax or any ad valorem Stamp Duty; and
(c)	BHP Billiton will only be required to cause * * * to the extent that doing so would not result in any BHP Billiton Group entity incurring any income tax or capital gains tax, land tax or any ad valorem Stamp Duty.
5.9	Duty on earlier reorganisations
(a)	(Rio Tinto) To the extent that:
(i)	any reorganisation step set out in Schedule 7, or any additional reorganisation step identified pursuant to clause 5.5, that Rio Tinto is required to implement and complete results in the revocation of, or assessment or reassessment in relation to, any connected entity exemption or corporate reconstruction relief from the payment of Stamp Duty in any jurisdiction, or otherwise results in Stamp Duty; or
(ii)	the issue of Debentures by the Rio Tinto Issuer results in the revocation of, or assessment or reassessment in relation to, any connected entity exemption or corporate reconstruction relief from the payment of Stamp Duty in any jurisdiction,
Rio Tinto must bear any Stamp Duty that may be payable (and, for the avoidance of doubt, such Stamp Duty must not be borne by a JV Entity); and

Implementation Agreement

(b)	(BHP Billiton) To the extent that:
(i)	any reorganisation step set out in Schedule 7, or any additional reorganisation step identified pursuant to clause 5.5, that BHP Billiton is required to implement and complete results in the revocation of, or assessment or reassessment in relation to, any connected entity exemption or corporate reconstruction relief from the payment of Stamp Duty in any jurisdiction, or otherwise results in Stamp Duty; or
(ii)	the issue of Debentures by the BHP Billiton Issuer results in the revocation of, or assessment or reassessment in relation to, any connected entity exemption or corporate reconstruction relief from the payment of Stamp Duty in any jurisdiction,
BHP Billiton must bear any Stamp Duty that may be payable (and, for the avoidance of doubt, such Stamp Duty must not be borne by a JV Entity).
6.	Completion

6.1	Timing of Completion
(a)	Completion must occur on the third Business Day after the date on which the last of the Conditions Precedent referred to in clause 2.1(a) to (f) (inclusive) is satisfied or waived or such other date as Rio Tinto and BHP Billiton may agree (provided that date is before the End Date) (the Completion Date).
(b)	On the Completion Date, Completion will not occur until each of the Conditions Precedent referred to in clause 2.1(g) is satisfied or waived.
6.2	Obligations at Completion
At Completion each of Rio Tinto and BHP Billiton must:
(a)	execute, deliver and, where relevant, complete the Completion Documents (other than any previously executed and delivered under clause 2.1(g)) (and cause any Rio Tinto Group entity or BHP Billiton Group entity named as a party to a Completion Document to execute, deliver and, where relevant, complete it (as applicable) (other than any previously executed and delivered under clause 2.1(g));
(b)	procure that BHP Billiton Minerals Pty Ltd and Hamersley Holdings Limited cause the Manager to execute, deliver and, where relevant, complete the Completion Documents to which it is a party;
(c)	as Proposing Party, provide a notice (the Capital Projects Notice) to the other (the Receiving Party) specifying any New Capital Expansion Project, being:
(i)	any expansion capital project in respect of a Relevant Period Iron Ore Asset that is not listed in Schedule 4 which is in execution at the time of Completion (an Additional Capital Project), including a copy of the completed Feasibility Study relating to that project (together with, subject to antitrust Law, the financial model, study reports and supporting information that were generated by the Proposing Party in connection with the Feasibility Study); or

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(ii)	* * *
(d)	discharge all of its other obligations arising on Completion under any Transaction Document;
(e)	procure that:
(i)	each of the Rio Tinto Owner and the BHP Billiton Owner subscribes for Debentures; and
(ii)	each of the BHP Billiton Issuer and the Rio Tinto Issuer issues Debentures, in accordance with clauses 7.1 to 7.3 (inclusive); and
(f)	establish the Owners’ Council pursuant to clause 3.1 of the Joint Venture Agreement and ensure that a duly convened Owners’ Council meeting is held at which a quorum is present for the purposes of passing the Owners’ Council Completion Resolutions.
6.3	Inter-dependency
(a)	The obligations of Rio Tinto and BHP Billiton at Completion, as outlined in clause 6.2, are inter-dependent.
(b)	Each of Rio Tinto and BHP Billiton agrees it must discharge its obligations under clause 6.2 in the following order:
(i)	execute, deliver and, where relevant, complete each Debenture Deed Poll (and cause any Rio Tinto Group entity or BHP Billiton Group entity named as a party to each Debenture Deed Poll to execute, deliver and, where relevant, complete it (as applicable)) and procure that:
(A)	each of the Rio Tinto Owner and the BHP Billiton Owner subscribes for Debentures; and
(B)	each of the BHP Billiton Issuer and the Rio Tinto Issuer issues Debentures, in accordance with clauses 7.1 to 7.3 (inclusive);
(ii)	execute, deliver and, where relevant, complete the Joint Venture Agreement (and cause any Rio Tinto Group entity or BHP Billiton Group entity named as a party to the Joint Venture Agreement to execute, deliver and, where relevant, complete it (as applicable)); and
(iii)	execute, deliver and, where relevant, complete each Ore Sales Agreement (and cause any Rio Tinto Group entity or BHP Billiton Group entity named as a party to each Ore Sales Agreement to execute, deliver and, where relevant, complete it (as applicable)), followed by all other obligations under clause 6.2, which will thereafter be performed simultaneously.
6.4	WA Iron Ore JV commencement
If Completion occurs, on and from the JV Commencement Date the WA Iron Ore JV will be deemed to be established.

Implementation Agreement

7.	Subscription for Debentures

7.1	Subscription for Debentures on Completion
On Completion, for the purpose of financing the Rio Tinto JV Entities and the BHP Billiton JV Entities, Rio Tinto and BHP Billiton, respectively, must procure that:
(a)	the Rio Tinto Owner subscribes for, and the BHP Billiton Issuer issues to the Rio Tinto Owner, Debentures with a face value of A$10,000 each for a total subscription price determined in accordance with clause 7.2; and
(b)	the BHP Billiton Owner subscribes for, and the Rio Tinto Issuer issues to the BHP Billiton Owner, Debentures with a face value of A$10,000 each for a total subscription price determined in accordance with clause 7.3.
7.2	Subscription Price payable by Rio Tinto and BHP Billiton opening cash amounts
(a)	The subscription price for the Debentures to be issued to the Rio Tinto Owner will equal 50% of the BHP Billiton JV Entities’ estimated cash requirements for the first month after the JV Commencement Date, as identified in the First Budget, which amount will be payable in Australian dollars by the Rio Tinto Owner on Completion.
(b)	BHP Billiton must ensure that at Completion, the BHP Billiton JV Entities have cash on hand (contributed as equity or by application of Existing JV Deposits) equal to 50% of the BHP Billiton JV Entities’ estimated cash requirements for the first month after the JV Commencement Date, as identified in the First Budget.
(c)	The cash amounts referred to in paragraphs (a) and (b) will be Iron Ore Assets and will be available to discharge JV Cash Costs of the BHP Billiton JV Entities arising on or after the JV Commencement Date in accordance with the Funding and Distribution Policy. Any cash amounts held by a BHP Billiton JV Entity at Completion that are additional to the amounts referred to in paragraphs (a) and (b) will be Excluded Assets.
(d)	The cash amounts referred to in paragraphs (a) and (b) will be placed on Call Deposit in equal shares with the Rio Tinto Owner and the BHP Billiton Owner (or their Designated Finance Companies) in accordance with item 2.8 of the Funding and Distribution Policy.
7.3	Subscription Price payable by BHP Billiton and Rio Tinto opening cash amounts
(a)	The subscription price for the Debentures to be issued to the BHP Billiton Owner will equal:
(i)	50% of the Rio Tinto JV Entities’ estimated cash requirements for the first month after the JV Commencement Date, as identified in the First Budget, which amount will be payable in Australian dollars by the BHP Billiton Owner on Completion; plus
(ii)	the BHP Billiton Equalisation Investment, determined in accordance with item 1 of Schedule 8, which amount will be payable in US dollars by the BHP Billiton Owner on Completion. The number of Debentures to be subscribed for will be determined by converting the BHP Billiton Equalisation Investment into

Implementation Agreement

Australian dollars using the applicable Bloomberg Fix exchange rate (code: BFIX) reported by Bloomberg at 4pm (Sydney time) on the Completion Date.
(b)	Rio Tinto must ensure that at Completion, the Rio Tinto JV Entities have cash on hand (contributed as equity or by application of Existing JV Deposits) equal to 50% of the Rio Tinto JV Entities’ estimated cash requirements for the first month after the JV Commencement Date, as identified in the First Budget.
(c)	The cash amounts referred to in paragraphs (a) and (b) will be Iron Ore Assets and will be available to discharge:
(i)	JV Cash Costs of the Rio Tinto JV Entities arising on or after the JV Commencement Date in accordance with the Funding and Distribution Policy; and
(ii)	the Agreed Opening Iron Ore Loans of the Rio Tinto Issuer.
Any cash amounts held by a Rio Tinto JV Entity at Completion, after satisfaction of Agreed Opening Iron Ore Loans, that are additional to the amounts referred to in paragraphs (a) and (b) will be Excluded Assets.
(d)	The cash amounts referred to in paragraphs (a) and (b), minus an amount equal to the Agreed Opening Iron Ore Loans, will be placed on Call Deposit in equal shares with the Rio Tinto Owner and the BHP Billiton Owner (or their Designated Finance Companies) in accordance with item 2.8 of the Funding and Distribution Policy.
7.4	Subscription for Debentures after Completion
(a)	For the purpose of financing the Rio Tinto JV Entities and the BHP Billiton JV Entities, each of Rio Tinto and BHP Billiton, respectively, must procure that:
(i)	if the Adjustment Amount determined in accordance with Schedule 8 is positive, the Rio Tinto Owner subscribes for, and the BHP Billiton Issuer issues to the Rio Tinto Owner, further Debentures with a face value of A$10,000 each for a subscription price equal to the Adjustment Amount; or
(ii)	if the Adjustment Amount determined in accordance with Schedule 8 is negative, the BHP Billiton Owner subscribes for, and the Rio Tinto Issuer issues to the BHP Billiton Owner, further Debentures with a face value of A$10,000 each for a subscription price equal to the Adjustment Amount, on the fifth Business Day after finalisation of the Final Completion Accounts under Schedule 8.
(b)	For the purpose of this clause 7.4, the subscription price will be payable in US dollars. The number of Debentures to be subscribed for will be determined by converting the Adjustment Amount into Australian dollars using the applicable Bloomberg Fix exchange rate (code: BFIX) reported by Bloomberg at 4pm (Sydney time) on the subscription date.
(c)	Any cash amounts subscribed for Debentures under this clause 7.4 will be Excluded Assets.
7.5	Further subscription for Debentures after Completion
(a)	If, after Completion, item 2.6(b) or item 6 of Schedule 8 requires:

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*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(i)	the BHP Billiton Owner to subscribe for further Debentures, BHP Billiton must procure that the BHP Billiton Owner subscribes for, and Rio Tinto must procure that the Rio Tinto Issuer issues, further Debentures with a face value of A$10,000 each for a subscription price equal to the amount required by items 2.6(b) or 6 of Schedule 8 (as applicable); or
(ii)	the Rio Tinto Owner to subscribe for further Debentures, Rio Tinto must procure that the Rio Tinto Owner subscribes for, and BHP Billiton must procure that the BHP Billiton Issuer issues, further Debentures with a face value of A$10,000 each for a subscription price equal to the amount required by items 2.6(b) or 6 of Schedule 8 (as applicable).
(b)	For the purpose of this clause 7.5, the subscription price will be payable in US dollars. The number of Debentures to be subscribed for will be determined by converting the amount required by items 2.6(b) or 6 of Schedule 8 (as applicable) into Australian dollars using the applicable Bloomberg Fix exchange rate (code: BFIX) reported by Bloomberg at 4pm (Sydney time) on the subscription date.
(c)	Any cash amounts subscribed for Debentures under this clause 7.5 will be Excluded Assets.
7.6	Method of payment of subscription price for Debentures
All payments required to be made under this clause 1 must be made in accordance with item 1.5 of Schedule 1.
8.	New Capital Expansion Projects, other capital expansion projects and studies
(a)	If a Capital Projects Notice given pursuant to clause 6.2(c) concerns an Additional Capital Project involving capital expenditure of less than US$250 million, then that Additional Capital Project will be treated as within the scope of the WA Iron Ore JV on and from the JV Commencement Date and will be a JV New Capital Expansion Project.
(b)	If a Capital Projects Notice given pursuant to clause 6.2(c) concerns:
(i)	an Additional Capital Project * * *; or
(ii)	an Additional Capital Project that the parties otherwise agree this clause 8(b) applies to, then that Additional Capital Project will be treated as within the scope of the WA Iron Ore JV on and from the JV Commencement Date and will be a JV New Capital Expansion Project.
(c)	If a Capital Projects Notice is given pursuant to clause 6.2(c) which does not relate to an Additional Capital Project of the kind referred to in paragraphs (a) or (b):
(i)	the New Capital Expansion Project will be treated as within the scope of the WA Iron Ore JV on and from the JV Commencement Date and will be a JV New Capital Expansion Project unless within 180 days of receipt of the Capital Projects Notice, the Receiving Party elects by written notice to the Proposing Party to exclude the New Capital Expansion Project from the scope of the WA Iron Ore

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JV. If the Receiving Party so elects, the Proposing Party may, within 90 days after receiving the notice of election, elect by notice to the Receiving Party to undertake the New Capital Expansion Project, in which case it will be treated as a Sole Risk Development or a Sole Risk Opportunity (as applicable) pursuant to clause 8 of the Joint Venture Agreement on and from the JV Commencement Date, and any liabilities attaching to it (other than study costs) will be Sole Risk Liabilities, and the adjustment contemplated by item 2.6 of Schedule 8 and clause 7.5 must be determined and made (Agreed Sole Risk Adjustment);
(ii)	until the election is made by the Receiving Party, or the period referred to in paragraph (c)(i) in which the Receiving Party may make the election expires:
(A)	until the JV Commencement Date, the Proposing Party agrees to continue to implement all relevant Additional Capital Projects in the form described in the Capital Projects Notice (subject to the operation of Schedule 8) at its own cost; and
(B)	from the JV Commencement Date, in accordance with clause 4.3(f) of the Joint Venture Agreement, the Manager will continue to implement all relevant Additional Capital Projects in the form described in the Capital Projects Notice and the Proposing Party must pay any amounts requested by the Manager to fund the Additional Capital Project (NCEP Calls) by way of loans to the Manager (Post-Commencement NCEP Loans) on the same terms as the Participant Loans (except that the interest rate on the Post-Commencement NCEP Loans, until converted to Participant Loans or Sole Risk Loans, will be the rate at which amounts are Escalated);
(iii)	if no election is made to exclude the New Capital Expansion Project, or the period referred to in paragraph (c)(i) in which the Receiving Party may make the election expires, the Receiving Party must provide a Participant Loan for its Participating Share of the Escalated NCEP Calls relating to that project, and the proceeds of that Participant Loan must be applied to repay half of the relevant Post-Commencement NCEP Loans and the remaining balance of those Post-Commencement NCEP Loans will automatically convert to a Participant Loan; and
(iv)	if an election is made by the Receiving Party under paragraph (c)(i) to exclude the New Capital Expansion Project, all NCEP Loans will automatically convert to Sole Risk Loans.
(d)	Where a capital expansion project in relation to a Relevant Period Iron Ore Asset is not identified in Schedule 4 or in a Capital Projects Notice given pursuant to clause 6.2(c), then:
(i)	if a study has been conducted that would fall within the definition of a Preliminary Study if conducted by the Manager for the WA Iron Ore JV, it will be treated as a Preliminary Study and clauses 8.2(a) to 8.2(c), inclusive, of the Joint Venture Agreement will apply to that project;

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(ii)	if a study has been conducted that would fall within the definition of a Pre-Feasibility Study if conducted by the Manager for the WA Iron Ore JV, it will be treated as a Pre-Feasibility Study and clauses 8.2(d) to 8.2(f), inclusive, of the Joint Venture Agreement will apply to that project;
(iii)	if a study has been conducted that would fall within the definition of a Feasibility Study if conducted by the Manager for the WA Iron Ore JV, it will be treated as a Feasibility Study and clauses 8.2(g) to 8.2(i) of the Joint Venture Agreement will apply to that project; and
(iv)	if a definitive proposal has been developed for a New Opportunity, clause 8.4(c) of the Joint Venture Agreement will apply to it.
(e)	Subject to Existing JV Arrangements, if a study is being conducted by a JV Entity at the JV Commencement Date which would fall within the definition of Preliminary Study, Pre-Feasibility Study or Feasibility Study if conducted by the Manager for the WA Iron Ore JV, the Manager must continue and complete that study as if it had been initiated by the Manager under the appropriate provisions in clause 8.2 of the Joint Venture Agreement.
(f)	If at the JV Commencement Date either Rio Tinto or BHP Billiton is aware of a potential New Opportunity for which no definitive proposal has been developed but which it may wish to pursue, it must procure that the Rio Tinto Owner or the BHP Billiton Owner (as applicable) gives notice to the Manager under clause 8.4(a)(i) of the Joint Venture Agreement as soon as reasonably practicable after the JV Commencement Date and the provisions of clause 8.4 of the Joint Venture Agreement will apply to the New Opportunity which is the subject of the notice.
9.	Employment contract for CEO

Each of Rio Tinto and BHP Billiton acknowledges that the form of the employment contract for the CEO, initialled by Rio Tinto and BHP Billiton for the purposes of identification on the date of this Agreement, is in a form acceptable to it for presentation to the proposed CEO, and each must use reasonable endeavours to procure that the CEO is employed on the terms of that employment contract.
10.	Historical Iron Ore Asset Information

10.1	Availability of Historical Iron Ore Asset Information
(a)	Subject to antitrust Law, on and from Completion and until the JV Commencement Date, each of BHP Billiton and Rio Tinto must make available, and must procure that each of its Related Corporations makes available, to the Implementation Management Committee any Historical Iron Ore Asset Information requested by the Implementation Management Committee.
(b)	On and from the JV Commencement Date, each Owner must make available to the Manager any Historical Iron Ore Asset Information requested by the Manager.

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*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(c)	Where documents required to be made available under this clause contain both information falling within and information falling outside the definition of Historical Iron Ore Asset Information, information in the latter category may be excluded or redacted.
10.2	Information within control of JV Entities
At any time, each of BHP Billiton and Rio Tinto may remove any information from the control of a BHP Billiton JV Entity or a Rio Tinto JV Entity, respectively, which does not constitute Historical Iron Ore Asset Information.
11.	* * *

* * *
12.	WA Iron Ore JV Accounting Systems

(a)	As soon as reasonably practicable, BHP Billiton and Rio Tinto:
(i)	must jointly with the other, procure that WA Iron Ore JV accounting systems are established on a single integrated SAP system in compliance with clause 4.10(b) of the Joint Venture Agreement and the ERP Service and Licence Agreement (WA Iron Ore JV Accounting Systems); and
(ii)	may conduct a detailed review of the WA Iron Ore JV Accounting Systems prior to their commencing operation, and to the extent necessary, each other’s accounting systems, for the purposes of satisfying themselves and the Manager that the systems are established in compliance with clause 4.10(b) of the Joint Venture Agreement and the ERP Service and Licence Agreement.
(b)	If the WA Iron Ore Accounting Systems are not established by the JV Commencement Date, prior to the JV Commencement Date each Owner:
(i)	must ensure that interim accounting rules, systems and procedures are established (which may rely on existing systems) which supply each of Rio Tinto and BHP Billiton and the Manager with the information required to prepare all accounting records and reports in respect of JV Operations after the JV Commencement Date in compliance with clause 4.10(b) of the Joint Venture Agreement and the ERP Service and Licence Agreement (Interim Accounting Systems); and
(ii)	may conduct a detailed review of the Interim Accounting Systems, and to the extent necessary, the other Owner’s accounting systems, for the purposes of satisfying itself that the Interim Accounting Systems will supply each of Rio Tinto and BHP Billiton and the Manager with the information required to prepare all accounting records and reports in respect of JV Operations from the JV Commencement Date in compliance with clause 4.10(b) of the Joint Venture Agreement and the ERP Service and Licence Agreement.
(c)	Following the review of the accounting systems pursuant to paragraphs (a) and (b), and prior to their establishment, Rio Tinto and BHP Billiton must consult in good faith to determine such adjustments, if any, as may need to be made to the systems so as to ensure

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that they are compliant with clause 4.10(b) of the Joint Venture Agreement and the ERP Service and Licence Agreement, and the cost of those adjustments.
(d)	The cost of making adjustments to the accounting systems agreed by Rio Tinto and BHP Billiton following a review will be borne by whichever of Rio Tinto or BHP Billiton’s systems are deficient, unless, following discussions in good faith, Rio Tinto and BHP Billiton agree otherwise.
13.	Undisclosed Liabilities

(a)	The WA Iron Ore JV will bear all Iron Ore Liabilities, except:
(i)	Undisclosed Liabilities to the extent BHP Billiton or Rio Tinto must bear those liabilities pursuant to paragraph (b); and
(ii)	as otherwise provided in the Transaction Documents.
(b)	If Undisclosed Liabilities:
(i)	attaching to Iron Ore Assets of the Rio Tinto JV Entities exceed US$300 million in aggregate, Rio Tinto will bear the amount of those Undisclosed Liabilities in excess of US$300 million, and that excess amount will be an Excluded Liability; or
(ii)	attaching to Iron Ore Assets of the BHP Billiton JV Entities exceed US$300 million in aggregate, BHP Billiton will bear the amount of those Undisclosed Liabilities in excess of US$300 million, and that excess amount will be an Excluded Liability.
To the extent that specific apportionment for a liability cannot be made by reference to specific events of causation, liabilities of a gradual or recurring nature which relate to periods both before and after the Effective Date will be borne on a time apportionment basis.
(c)	For the purposes of paragraph (b), any individual Undisclosed Liability that is less than US$50 million (not being one of a number of claims arising from substantially the same facts, matters or circumstances, which, in aggregate, exceed US$50 million) will be disregarded for the purposes of determining whether Undisclosed Liabilities, when aggregated, exceed US$300 million.
(d)	For the purposes of this clause 13, Undisclosed Liabilities will be calculated after allowing for any reduction in present or future Tax, Tax rebate or Tax credit received or receivable by the relevant JV Entity in relation to the Undisclosed Liability.
(e)	The Manager in accordance with clause 4.3(f) of the Joint Venture Agreement and each of Rio Tinto and BHP Billiton must notify the others as soon as practicable after it becomes aware of any individual Undisclosed Liability which is a claim in the amount of US$50 million or more.
(f)	If:
(i)	Rio Tinto is required to bear Undisclosed Liabilities in accordance with paragraph (b)(i), then Rio Tinto must procure that:

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(A)	the relevant Rio Tinto JV Entity applies funds which are Excluded Assets; or
(B)	the Rio Tinto Owner subscribes for Shares in the Rio Tinto Issuer, in amounts sufficient (in aggregate) to cover Rio Tinto’s liability (ie the amount by which those Undisclosed Liabilities exceed US$300 million). Rio Tinto must procure that the Rio Tinto Issuer applies all proceeds of subscription to meet the amount of the excess; and
(ii)	BHP Billiton is required to bear Undisclosed Liabilities in accordance with paragraph (b)(ii), then BHP Billiton must procure that:
(A)	the relevant BHP Billiton JV Entity applies funds which are Excluded Assets; or
(B)	the BHP Billiton Owner subscribes for Shares in the BHP Billiton Issuer, in amounts sufficient (in aggregate) to cover BHP Billiton’s liability (ie the amount by which those Undisclosed Liabilities exceed US$300 million). BHP Billiton must procure that the BHP Billiton Issuer applies all proceeds of subscription to meet the amount of the excess.
Obligations under this paragraph must be discharged within 45 Business Days of notification of those Undisclosed Liabilities to Rio Tinto or BHP Billiton, as applicable, by the Manager.
(g)	Where Rio Tinto or BHP Billiton, as applicable (the Responsible Party), is required to bear Undisclosed Liabilities in accordance with paragraph (b), it must indemnify BHP Billiton or Rio Tinto, as applicable (the Indemnified Party), against any loss or liability suffered or incurred by the Indemnified Party, as a result of the Responsible Party failing to ensure that the relevant Rio Tinto JV Entity or BHP Billiton JV Entity has sufficient funds to cover the amount of Undisclosed Liabilities it is required to bear in accordance with paragraph (b) (an Indemnified Party Claim).
(h)	The Responsible Party:
(i)	is responsible for conducting, negotiating, defending or settling any claim in relation to an Undisclosed Liability, to the extent that it is obliged to bear the majority of that Undisclosed Liability in accordance with this clause 13, at its own expense; and
(ii)	must be consulted in the conduct, negotiation, defence or settlement of any claim in relation to any individual Undisclosed Liability, where the claim is in the amount of US$50 million or more.
(i)	At the Responsible Party’s expense, both the Manager, in accordance with clause 4.3(f) of the Joint Venture Agreement, and the Indemnified Party must provide such assistance in relation to the claim as the Responsible Party reasonably requests.

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*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
14.	Debt at JV Commencement Date

14.1	* * *
* * *
(a)	* * *
(b)	* * *
* * *
(c)	* * *
(d)	* * *
14.2	Intra-group Debt
(a)	Each of BHP Billiton and Rio Tinto must procure that, as at the start of the JV Commencement Date:
(i)	in the case of BHP Billiton, neither the BHP Billiton Issuer nor any of its subsidiaries which are BHP Billiton JV Entities or which directly or indirectly hold shares in BHP Billiton JV Entities; and
(ii)	in the case of Rio Tinto, neither the Rio Tinto Issuer nor any of its subsidiaries which are Rio Tinto JV Entities or which directly or indirectly hold shares in Rio Tinto JV Entities, has any Intra-group Debt, except for:
(iii)	any Agreed Opening Iron Ore Loans;

(iv)	any Agreed Opening Excluded Loans;

(v)	any obligation to counter-indemnify an Affiliate in respect of an Owner Guarantee; and

(vi)	any Iron Ore Liabilities in respect of transactions approved by the Implementation Oversight Committee or agreed between Rio Tinto and BHP Billiton.
(b)	Each of BHP Billiton and Rio Tinto must procure that, before the JV Commencement Date any Intra-group Debt that is not permitted by paragraphs (a)(iii) to (a)(vi) (inclusive) is either discharged and extinguished in full or is converted to equity, such discharge or conversion to equity to be done:
(i)	in the case of a wholly-owned subsidiary, in such manner as to ensure that the relevant entity remains a wholly-owned subsidiary of the BHP Billiton Issuer or the Rio Tinto Issuer (as the case requires); and

(ii)	in all cases, in such manner as to ensure that no Stamp Duty or other Tax liability arises.
(c)	If after subscription for, and issue of, all Debentures at Completion pursuant to clause 7.3, any part of Rio Tinto’s or BHP Billiton’s Agreed Opening Iron Ore Loans remain

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outstanding, the outstanding balance will be converted to an Excluded Loan of Rio Tinto or BHP Billiton (as applicable) from Completion.
14.3	Existing JV Deposits
Amounts held on deposit by a JV Entity pursuant to an Existing JV Arrangement will constitute Excluded Assets of the Owner in relation to the JV Entity, except for:
(a)	any amounts which BHP Billiton elects to have treated as part of the cash on hand of BHP Billiton JV Entities at Completion, pursuant to clause 7.2(b); and
(b)	any amounts which Rio Tinto elects to have treated as part of the cash on hand of Rio Tinto JV Entities at Completion, pursuant to clause 7.3(b).
15.	Indemnified Tax Liabilities

(a)	Rio Tinto will bear all Indemnified Tax Liabilities of the Rio Tinto Group, and be entitled to the benefit of all Indemnity-related Tax Assets of the Rio Tinto Group.
(b)	BHP Billiton will bear all Indemnified Tax Liabilities of the BHP Billiton Group, and be entitled to the benefit of all Indemnity-related Tax Assets of the BHP Billiton Group.
(c)	If:
(i)	a Rio Tinto JV Entity incurs an Indemnified Tax Liability which Rio Tinto is required to bear in accordance with paragraph (a), then Rio Tinto must either discharge the Indemnified Tax Liability directly, or ensure that the relevant Rio Tinto JV Entity has access to sufficient funds which are Excluded Assets, through a Permitted Funding Mechanism, to discharge the liability; and
(ii)	a BHP Billiton JV Entity incurs an Indemnified Tax Liability which BHP Billiton is required to bear in accordance with paragraph (b), then BHP Billiton must either discharge the Indemnified Tax Liability directly, or ensure that the relevant BHP Billiton JV Entity has access to sufficient funds which are Excluded Assets, through a Permitted Funding Mechanism, to discharge the liability, so that in either case the Indemnified Tax Liability is discharged no later than the due date for payment of the Indemnified Tax Liability.
(d)	Where Rio Tinto or BHP Billiton, as applicable, is the party required to bear an Indemnified Tax Liability in accordance with paragraph (a) or (b) (the Responsible Party), it must indemnify BHP Billiton or Rio Tinto, as applicable, (the Indemnified Party) against any loss or liability suffered or incurred by the Indemnified Party, as a result of the Responsible Party failing to comply with paragraph (c).
(e)	The Responsible Party is responsible for conducting, negotiating, defending or settling any claim in relation to an Indemnified Tax Liability or an Indemnity-related Tax Asset at its own expense.

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16.	Representations and warranties

16.1	Warranties
(a)	Each of Rio Tinto and BHP Billiton gives the other the warranties in Part 1 of Schedule 9 as at the date of this Agreement and as at the JV Commencement Date.
(b)	BHP Billiton gives Rio Tinto the warranty in Part 3 of Schedule 9 as at the date of this Agreement.
(c)	Rio Tinto gives BHP Billiton the warranty in Part 2 of Schedule 9 as at the date of this Agreement.
16.2	Acknowledgement
(a)	Each of Rio Tinto and BHP Billiton acknowledges that the other has executed this Agreement and agreed to take part in the transactions that this Agreement contemplates in reliance on the warranties given by the other pursuant to clause 16.1.
(b)	Each of Rio Tinto and BHP Billiton acknowledges that, except for the warranties given pursuant to clause 16.1, the other does not make any express or implied representation or warranty, including any representation or warranty as to the accuracy or completeness of the Due Diligence Materials.
(c)	Each of Rio Tinto and BHP Billiton acknowledges that it has made its own assessment of the Due Diligence Materials provided by BHP Billiton or Rio Tinto, respectively, and has made use of these Due Diligence Materials solely at its own risk.
(d)	To the full extent permitted by law, every condition, warranty, term, provision, representation or undertaking (whether express, implied, written, oral, collateral, statutory or otherwise), except for a warranty given pursuant to clause 16.1, is excluded.
16.3	Manager must notify Rio Tinto and BHP Billiton of breach
The Manager, in accordance with clause 4.3(f) of the Joint Venture Agreement, must notify Rio Tinto and BHP Billiton as soon as reasonably practicable after it becomes aware of a breach or potential breach of any warranty given pursuant to clause 16.1.
16.4	Rio Tinto indemnity
Rio Tinto must indemnify the BHP Billiton Indemnified Parties against any loss or liability suffered or incurred by any BHP Billiton Indemnified Party and arising from any warranty given by Rio Tinto not being true, complete and accurate.
16.5	BHP Billiton indemnity
BHP Billiton must indemnify the Rio Tinto Indemnified Parties against any loss or liability suffered or incurred by any Rio Tinto Indemnified Party and arising from any warranty given by BHP Billiton not being true, complete and accurate.

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16.6	Limits on Claims

Rights to make any claim on the warranties under this clause 16 (a Claim) are limited as follows:
(a)	If either Rio Tinto or BHP Billiton makes a Claim it must give written notice of the Claim to the other (the Claim Recipient) (setting out in reasonable detail the nature of the Claim and the damages sought to the extent the amount can reasonably be determined) as soon as reasonably practicable after it becomes aware of the facts, matters or circumstances on which the Claim is based and in any event within two years of the JV Commencement Date.
(b)	No liability in respect of a Claim attaches to a Claim Recipient unless the aggregate amount of all Claims against it exceeds US$250 million. A Claim Recipient will be liable in respect of all such Claims and not merely the excess. A Claim Recipient will not be liable for any single Claim which is less than US$50 million and any single Claim less than US$50 million (not being one of a number of claims arising from substantially the same facts, matters or circumstances, which, in aggregate, exceed US$50 million) will be disregarded in calculating the aggregate amount of all Claims against a Claim Recipient.
(c)	For the purpose of paragraph (b), the amount of a Claim will be calculated before allowing for any reduction in present or future Tax, Tax rebate or Tax credit received or receivable by the party in relation to the Claim.
(d)	A Claim Recipient is not liable to the other party for any amount equal to any reduction in present or future Tax, Tax rebate or Tax credit received or receivable by it or by any of its Related Corporations in relation to the amount or matter the subject of the Claim.
(e)	The respective liabilities of Rio Tinto and BHP Billiton in respect of Claims brought by them against each other will be netted off so that only the net amount, if any, by which the aggregate liability of one Claim Recipient for Claims exceeds the aggregate liability of the other for Claims, will be paid by the relevant Claim Recipient to the other. No payment will be made in respect of any Claims prior to the expiration of the two year period referred to in paragraph (a). If one Claim Recipient’s liability for Claims pursuant to paragraph (b) exceeds US$250 million but the other’s liability for Claims is US$250 million or less, then for the purposes of determining the net amount payable by one Claim Recipient to the other under this paragraph (e), a Claim Recipient will be deemed to be liable to make payments to the other under paragraph (b) even if the aggregate amount of its liability under paragraph (b) is US$250 million or less.
(f)	Neither Rio Tinto nor BHP Billiton may make a Claim in respect of the amount of any Undisclosed Liabilities, which are to be borne in accordance with clause 13.
17.	Public announcements and confidentiality

17.1	Public announcements
(a)	Each of Rio Tinto and BHP Billiton must use its reasonable endeavours to agree the wording and timing of all public announcements and statements by both or either of them relating to the WA Iron Ore JV (including, subject to paragraph (b), any disclosure to any stock exchange) before any announcement or statement is made. Copies of any public

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announcement or statement must be given to each other in the most expeditious manner reasonably available.
(b)	Neither Rio Tinto nor BHP Billiton may make any public or press announcement concerning the WA Iron Ore JV without the prior approval of the other (such approval not to be unreasonably withheld or delayed), except to the extent required under any applicable legislation or other legal requirement or the rules or regulations of any recognised stock exchange which apply to it or any of its Related Corporations.
17.2	Rio Tinto and BHP Billiton responsible for respective Related Corporations, officers and employees and professional advisers
(a)	Each of Rio Tinto and BHP Billiton must procure that its:
(i)	Related Corporations;
(ii)	directors, employees, officers and agents or of any of its Related Corporations (each an officer or an employee); and
(iii)	professional advisers (including legal advisers and consultants) (professional advisers), comply with this clause 17 as if they were parties to this Agreement.
(b)	A breach of this clause 17 by a Related Corporation, officer or employee or professional adviser of Rio Tinto or BHP Billiton will be deemed to be a breach of this clause 17 by Rio Tinto or BHP Billiton, respectively.
(c)	If a Related Corporation, officer or employee or professional adviser of Rio Tinto or BHP Billiton breaches this clause 17, the other will be entitled to all remedies available to it under this clause 17 or at Law as if the Related Corporation, officer or employee or professional adviser was a party.
17.3	Obligations of confidence
(a)	For the purposes of this clause 17, Confidential Information means the terms and conditions of the Transaction Documents and negotiations between Rio Tinto and BHP Billiton in relation to the Transaction Documents.
(b)	Each of Rio Tinto and BHP Billiton undertakes that it will not:
(i)	disclose Confidential Information to any person or permit or cause any person to do anything that gives rise to or contributes to the creation of a requirement to disclose Confidential Information (other than as permitted by this clause 17 or as required by Law); or
(ii)	use Confidential Information,
except:
(iii)	with the prior written approval of the other;

(iv)	for the purposes of the Transaction Documents; or

(v)	as otherwise permitted by this clause 17.
(c)	Each of Rio Tinto and BHP Billiton undertakes that it will:

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(i)	promptly do anything reasonably required by the other to prevent or restrain a breach or suspected breach of this clause 17 or any infringement or suspected infringement of the other whether by court proceedings or otherwise; and

(ii)	inform the other immediately if it becomes aware that Confidential Information has been disclosed to an unauthorised third party.
17.4	Permitted disclosure

Subject to clauses 17.2, 17.3 and 17.5, each of Rio Tinto and BHP Billiton (each a Disclosing Party) may disclose Confidential Information:
(a)	(Related Corporation) to any of its Related Corporations;
(b)	(officers and employees) to its officers and employees;
(c)	(professional advisers) to its professional advisers;
(d)	(lenders and underwriters) to a bank or other financial institution (and its professional advisers including legal advisers) in connection with any loan or other financial accommodation or application for a loan or financial accommodation to it or to any of its Related Corporations, or the provision of underwriting for any issue of securities;
(e)	(potential disposals) in connection with any potential Disposal, Security Interest or investment;
(f)	(required Disclosures) to the extent required under any applicable Law or the rules or regulations of any recognised securities exchange which apply to it or to any of its Related Corporations;
(g)	(legal proceedings) if the disclosure is required for the purposes of any legal, administrative or other proceedings involving it or any of its Related Corporations;
(h)	(duties) if and to the extent that it may be reasonably necessary in the discharge of its duties and obligations under the Transaction Documents; and
(i)	(Authority) if and to the extent that it may be reasonably necessary or desirable to disclose the information to any Authority in connection with applications for any Authorisations.
17.5	Conditions to disclosure

Any disclosure:
(a)	under clause 17.4(d) may only be made if the person to whom disclosure is to be made first agrees with the Disclosing Party, in a form enforceable by:
(i)	BHP Billiton, where Rio Tinto is the Disclosing Party; or
(ii)	Rio Tinto, where BHP Billiton is the Disclosing Party,
and which is no less onerous than the requirements of this clause 17, that the information concerned must not be disclosed to any other person for any purpose, and such disclosure may only be made for the purposes of satisfying the person to whom disclosure is made as to the value and commercial viability of the proposed transaction; and

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(b)	under clauses 17.4(a) to (c) (inclusive) and (i) may only be made if the person to whom disclosure is to be made is informed of the confidential nature of the information and required to, in the case of an Authority, to the extent possible, respect that confidentiality.
17.6	Form of Disclosure

To the extent possible without breaching any applicable Law and despite clause 17.1, a Disclosing Party which is required to disclose Confidential Information by Law must not disclose Confidential Information under clause 17.4 by means of a public announcement, public document, stock exchange release or otherwise without first obtaining the other’s consent to the form of that announcement, release or other disclosure, which consent must not be unreasonably withheld or delayed.

17.7	Other obligations of confidentiality

The confidentiality undertaking contained in this Agreement will be in addition to obligations of the parties under the Confidentiality Agreement and will in no way derogate from the obligations of Rio Tinto and BHP Billiton and the Manager in respect of secret and confidential information at law, in equity or under any statute or trade or professional custom or use.

17.8	Termination

This clause 17 will immediately terminate and be of no further force or effect when clause 14 of the Joint Venture Agreement becomes effective. Termination of this clause 17 will be without prejudice to the rights of each of BHP Billiton or Rio Tinto that have arisen prior to its termination.

18.	GST

18.1	Definitions

For the purposes of this clause 18:
(a)	Adjustment has the meaning given by the GST Law;
(b)	Consideration has the meaning given by the GST Law;
(c)	Input Tax Credit has the meaning given by the GST Law and a reference to an Input Tax Credit entitlement of a party includes an Input Tax Credit for an acquisition made by that party but to which the representative member of a GST Group or the Joint Venture Operator of a GST Joint Venture is entitled under GST Law;
(d)	GST Amount means in relation to a Taxable Supply the amount of GST payable in respect of that Taxable Supply;
(e)	GST Joint Venture has the meaning given by the GST Law;
(f)	Joint Venture Operator has the meaning given by the GST Law;
(g)	Tax Invoice has the meaning given by the GST Law; and
(h)	Taxable Supply has the meaning given by the GST Law excluding the reference to Section 84-5 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

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18.2	Recovery of GST

If GST is payable on a Taxable Supply made under, by reference to or in connection with this Agreement, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration. Subject to the prior receipt of a Tax Invoice, the GST Amount is payable at the same time that the other Consideration for the Taxable Supply is provided. This clause 18.2 does not apply to the extent that the Consideration for the Taxable Supply is expressly stated to be GST inclusive.

18.3	Liability net of GST

Any reference in the calculation of Consideration or of any indemnity, reimbursement or similar amount to a cost, expense or other liability incurred by a party must exclude the amount of any Input Tax Credit entitlement of that party in relation to the relevant cost, expense or other liability. A party will be assumed to have an entitlement to a full Input Tax Credit unless it demonstrates otherwise prior to the date on which the Consideration must be provided.

18.4	Adjustments

If an Adjustment occurs in relation to a Taxable Supply made under, by reference to or in connection with this Agreement, the GST Amount will be recalculated to reflect that Adjustment and an appropriate payment will be made between the parties.

18.5	Revenue exclusive of GST

Any reference in this Agreement to price, value, sales, revenue or a similar amount (Revenue), is a reference to that Revenue exclusive of GST.

18.6	Cost exclusive of GST

Any reference in this Agreement (other than in the calculation of Consideration or of any indemnity, reimbursement or similar amount) to cost, expense or other similar amount (Cost), is a reference to that Cost exclusive of any Input Tax Credit entitlement.

19.	Termination

In the event that the Iron Ore JV Framework Agreement is terminated under clauses 2.2 or 2.4 of that agreement, each party acknowledges and agrees that this Agreement, other than clauses 1 (Definitions and Interpretation), 17 (Public announcements and confidentiality), 18 (GST), 20 (Iron Ore JV Framework Agreement), 21 Governing law and jurisdiction and 22 (Ancillary Provisions), will immediately terminate and be of no further force or effect. Termination of this Agreement will be without prejudice to the rights of any of the parties that have arisen prior to termination, including any claim under the Iron Ore JV Framework Agreement.
20.	Iron Ore JV Framework Agreement

The parties acknowledge that the rights and obligations of the parties under clauses 2 (other than clause 2.1 and clause 2.3), 3, 4 and 5 of the Iron Ore JV Framework Agreement dated 5 June 2009 are not affected by this Agreement.

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21.	Governing law and jurisdiction

21.1	Governing law
(a)	This Agreement is governed by the laws in force in Western Australia.
(b)	The parties irrevocably and unconditionally:
(i)	submit to the non-exclusive jurisdiction of the courts of Western Australia; and
(ii)	agree that they may not object to any suit, action or proceeding commenced under or in connection with this Agreement on the basis that the courts of Western Australia are not an appropriate forum.
21.2	Final judgment conclusive and enforceable

The parties agree that a final judgment in any suit, action or proceeding commenced under or in connection with this Agreement in any court of competent jurisdiction is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
21.3	Dispute Resolution
(a)	Each of Rio Tinto and BHP Billiton must first seek to resolve any dispute under or in connection with this Agreement by discussions in good faith.
(b)	Rio Tinto or BHP Billiton may, by notice to the other, require any dispute (other than a dispute to be determined in accordance with clauses 3.4(f) and 22.10(b), and item 6 of Schedule 8) arising under or in connection with this Agreement to be referred to the chief executive officers of BHP Billiton and Rio Tinto (the Chief Executives). The Chief Executives must meet and seek in good faith to resolve the dispute within 30 days.
(c)	If the Chief Executives are unable to resolve the dispute within 30 days of referral to them, either Rio Tinto or BHP Billiton may refer the dispute to the chairpersons of BHP Billiton and Rio Tinto (the Chairpersons), who will meet and seek in good faith to resolve the dispute within 30 days.
(d)	If the Chairpersons are unable to resolve the dispute within 30 days of referral to them, then either Rio Tinto or BHP Billiton may commence proceedings in any court of competent jurisdiction.
(e)	Subject to paragraph (f), a party may not commence court proceedings in relation to any dispute arising out of or in connection with this Agreement until it has complied with the dispute resolution process set out in paragraphs (a) to (d).
(f)	Nothing in this clause 21 prevents Rio Tinto or BHP Billiton seeking appropriate injunctive or interlocutory relief at any time to preserve property or rights or to avoid losses that are not compensable in damages.
(g)	Each of Rio Tinto and BHP Billiton agrees that:
(i)	it is responsible for its own costs in connection with the dispute resolution process; and
(ii)	the costs of any suit, action or proceeding commenced under or in connection with this Agreement will be borne as between Rio Tinto and BHP Billiton as

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determined by the court of competent jurisdiction that hears the suit, action or proceeding.
21.4	Service of process
(a)	Each party agrees that service of all writs, process and summonses in any suit, action or proceeding under or in connection with this Agreement brought in Western Australia may be made on its registered or principal office for the time being in Australia.
(b)	Nothing contained or implied in this Agreement will in any way be taken to limit the ability of a party to:
(i)	serve any writs, process or summonses; or
(ii)	obtain jurisdiction over a party in other jurisdictions,
in any manner permitted by Law.
22.	Ancillary provisions

22.1	Notices
(a)	Any notice, demand, consent, certificate, approval, nomination, waiver or other similar communication given or made in connection with this Agreement (a notice):
(i)	must be in writing and signed by the sender or a person duly authorised by the sender;
(ii)	must be addressed and delivered to the intended recipient at the address or fax number below or the address or fax number last notified by the intended recipient to the sender after the date of this Agreement:

(A)	to Rio Tinto:	Rio Tinto plc
2 Eastbourne Terrace
London W2 6LG
UNITED KINGDOM
Attention: Company Secretary
Fax +44 20 7781 1835

and to

Rio Tinto Limited
Level 33, 120 Collins Street
Melbourne VIC 3000
AUSTRALIA
Attention: Company Secretary
Fax +61 3 9283 3151

(B)	to BHP Billiton:	BHP Billiton plc
Neathouse Place, Victoria
London SW1V 1B
UNITED KINGDOM
Attention: Company Secretary

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Fax +44 20 7802 4111

and to

BHP Billiton Limited
BHP Billiton Centre
180 Lonsdale Street
Melbourne VIC 3000
Attention: Company Secretary
Fax No: +61 3 9609 3015
(iii)	will be taken to be duly given or made when delivered, received or left at the above fax number or address. If delivery or receipt occurs on a day that is not a business day in the place to which the notice is sent or is later than 4pm (local time) at that place, it will be taken to have been duly given or made at the commencement of business on the next business day in that place.
22.2	Severability

If any provision of this Agreement is or becomes invalid, illegal or unenforceable, in whole or in part, under the law of any jurisdiction, the validity, legality or enforceability of such provision or part under the law of any other jurisdiction and the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired. If any provision of this Agreement, or its application to any person or entity or any circumstance, is invalid or unenforceable, each of Rio Tinto and BHP Billiton must make such suitable and equitable provision as is necessary in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

22.3	Variation

No variation, modification or amendment of all or any part of this Agreement, including the schedules to this Agreement, will be effective unless in writing and signed by or on behalf of each of Rio Tinto and BHP Billiton.

22.4	No waiver

No failure of any of the parties to exercise, or delay by it in exercising, any right, power or remedy in connection with this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.

22.5	Remedies
(a)	Except as otherwise provided for in this Agreement, the rights and remedies of the parties are cumulative and not exclusive of rights and remedies provided by Law.

(b)	Without prejudice to any other rights and remedies which any party may have, each party acknowledges and agrees that damages would not be an adequate remedy for any breach by any party of the provisions of this Agreement and any party will be entitled to seek the remedies of injunction, specific performance and other equitable relief (and the parties will not contest the appropriateness or availability thereof), for any threatened or actual breach

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*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission of any provision of this Agreement by any party and no proof of special damages will be necessary for the enforcement by any party of the rights under this Agreement.
22.6	No merger

The rights and obligations of the parties:
(a)	will not merge on the completion of any transaction contemplated by this Agreement; and
(b)	will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.
22.7	Costs and expenses
(a)	Each party must bear its own costs arising out of the negotiation, preparation and execution of this Agreement.

(b)	All Stamp Duty (including fines, penalties and interest) payable by a party on or in connection with this Agreement will be borne by that party.
22.8	Entire agreement

Subject to clauses 19 and 20, this Agreement contains the entire agreement between the parties in relation to its subject matter and supersedes all agreements, undertakings, negotiations and discussions, whether oral or written, of the parties.

22.9	Further assurances

Each party agrees to do anything necessary or desirable (including executing agreements, deeds, transfers, instruments and documents) to give full effect to this Agreement and the transactions contemplated by it.

22.10	Change of Law
(a)	If there is a change in law or change in accounting standards that materially affects the operation of the Transaction Documents to the detriment of either Rio Tinto or BHP Billiton or its Related Corporations, then it, by notice to the other, may require the other to enter into good faith negotiations to seek to agree such amendments to the Transaction Documents as may be appropriate to mitigate the detriment, to the extent practicable and reasonable, and in a manner which operates fairly between Rio Tinto and BHP Billiton. A failure to agree amendments is not a dispute that may be referred for resolution in accordance with clause 21.3.

(b)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
* * *

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22.11	Enurement

Except as provided in this Agreement, the provisions of this Agreement will enure for the benefit of, and be binding on, the parties and their respective successors and permitted assigns.

22.12	Civil Liability Act 2002

The parties agree that the Civil Liability Act 2002 (WA) is expressly excluded from application to this Agreement and the Transaction Documents, or any relevant dispute, claim, action or other matter whatsoever arising out of or in connection with this Agreement and the Transaction Documents pursuant to Section 4A of that Act.

22.13	Counterparts

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which will be an original but all of which together will constitute one and the same instrument. This Agreement will not take effect until each party has executed at least one counterpart.

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*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Schedule 1
Definitions and Interpretation
1.	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

1936 Tax Act means the Income Tax Assessment Act 1936 (Cth).

1997 Tax Act means the Income Tax Assessment Act 1997 (Cth).

ACCC means the Australian Competition and Consumer Commission.

Accounting Policy means the accounting policy on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement, as amended by the Revised Accounting Policy.

Additional Capital Project has the meaning given in clause 6.2(c)(i).

Adjusters means * * *.

Adjustment Amount means the adjustment amount determined in accordance with item 2.1 of Schedule 8.

Affiliate means a Related Corporation, other than a Relevant JV Entity.

Agreed Interest Rate has the meaning given in the Funding and Distribution Policy, and also includes the Initial Agreed Interest Rate.

Agreed Opening Excluded Loans means:
(a)	any loans:
(i)	due to Rio Tinto or an Affiliate from the Rio Tinto Issuer or any of its subsidiaries which are Rio Tinto JV Entities or which directly or indirectly hold shares in Rio Tinto JV Entities;
(ii)	not exceeding, in aggregate, the Maximum Permitted Excluded Loan Balance; and
(iii)	each of which, other than any loan from an Owner, is subject to a Creditor Deed Poll;
(b)	any loans:
(i)	due to BHP Billiton or an Affiliate from the BHP Billiton Issuer or any of its subsidiaries which are BHP Billiton JV Entities or which directly or indirectly hold shares in BHP Billiton JV Entities;
(ii)	not exceeding, in aggregate, the Maximum Permitted Excluded Loan Balance; and
(iii)	each of which, other than any loan from an Owner, is subject to a Creditor Deed Poll; and

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(c)	any Pre-Commencement NCEP Loans.
Agreed Opening Iron Ore Loans means:
(a)	the loan provided by Rio Tinto (or an Affiliate) to the Rio Tinto Issuer in the amount of not more than US$5.8 billion; and
(b)	any other loans that Rio Tinto and BHP Billiton agree should constitute Agreed Opening Iron Ore Loans, each of which, other than any loan from an Owner, is subject to a Creditor Deed Poll.

Agreed Policy Terms means the terms and conditions contained in the policy initialled by Rio Tinto and BHP Billiton for the purposes of identification on the date of this Agreement.

Agreed Practice Standard means the performance standard specified in clause 4.3(b)(v) of the Joint Venture Agreement.

Agreed Sole Risk Adjustment has the meaning given in item 2.6 of Schedule 8.

Agreed Term has the meaning given in the Funding and Distribution Policy, and also includes the Initial Agreed Term.

Approved JV Implementation Costs means JV Implementation Costs that:
(a)	have been approved by the Implementation Oversight Committee; or
(b)	are otherwise agreed between Rio Tinto and BHP Billiton.
Assessed Loss has the meaning given in clause 3.2(c).

Attributable means attributed, allocated or apportioned in accordance with the Attribution Principles.

Attribution Principles means the principles in item 1.6 of the Funding and Distribution Policy on the assumption they applied during the Relevant Period in relation to Relevant Period Excluded Assets and Relevant Period Assets.

Audit Committee has the meaning given in Schedule 10.

Auditor has the meaning given in the Joint Venture Agreement.

AUP means the set of procedures, agreed by the Implementation Oversight Committee (and each of BHP Billiton’s and Rio Tinto’s auditors), for the Auditor to undertake the reviews contemplated by Schedule 8.

Authorisations means all permissions, licences, authorisations, approvals, consents, rulings, registrations, filings, lodgements, permits, franchises, agreements, notarisations, certificates, approvals, directions, declarations, authorities or exemptions from, by or with any Authority, including as may be required or obtained under the Mining Act or any State Agreement.

Authority means any minister, government or representative of a government or any governmental, quasi-governmental, local government, statutory, judicial, administrative, fiscal, tax, competition or regulatory authority, entity or other body, department, concession, tribunal, self-regulatory organisation established pursuant to statute or rules of a recognised stock exchange, instrumentality, agency, statutory corporation or public authority.

Bank Bill Rate in relation to any Month, means:

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(a)	the average one month Australian bank bill rate by Reuters Monitor Service Page “BBSY” (rounded up, if necessary, to the nearest two decimal places) displayed at about 10:00 am (Melbourne time) on the first Business Day of that Month; or
(b)	if no such rate is displayed for any Month, then the Bank Bill Rate for that month in respect of any unpaid amount will be the rate which is the average (rounded up, if necessary to the nearest two decimal places) of the rates quoted to the person to which the relevant amount is owed by each of three Australian banks selected by that person as the relevant bank’s buying rate as at 10:00 am (Melbourne time) on the first Business Day of that Month for bank-accepted bills of exchange having a term of 30 days.
Bao-HI Joint Venture means the joint venture established by the Bao-HI Ranges Joint Venture Agreement dated 22 June 2002.

Beasley Joint Venture means the joint venture to be established pursuant to clause 3.1 of the Beasley River Joint Venture Agreement dated 28 October 2004.

BHP Billiton Consolidated Group means the Consolidated Group of which BHPBL is the Head Company.

BHP Billiton Equalisation Investment means the estimated BHP Billiton Equalisation Investment determined in accordance with item 1.1 of Schedule 8.

BHP Billiton Group means BHPBL, BHPBP and each of their Subsidiaries and BHP Billiton Group entity means an entity in the BHP Billiton Group.

BHP Billiton Indemnified Parties has the meaning given in clause 4.4(b).

BHP Billiton Issuer means the entity to be incorporated under clause 5.3(a)(ii) in accordance with item 2.1(c) of Part 2 of Schedule 7.

BHP Billiton JV Entities means:
(a)	as at the date of this Agreement, the BHP Billiton Issuer and the BHP Billiton Subsidiaries listed in, and which are engaged in the businesses described in, schedule 2 of the Joint Venture Agreement; and
(b)	any other wholly-owned Subsidiary of the BHP Billiton Issuer that subsequently acquires an Iron Ore Asset under clause 2.4(c) of the Joint Venture Agreement.
BHP Billiton JVs means:
(a)	the Mt Newman Joint Venture;
(b)	the Goldsworthy Joint Venture;
(c)	the Yandi Joint Venture;
(d)	the Wheelarra Joint Venture;
(e)	the JW4 Joint Venture;
(f)	the POSMAC Joint Venture; and
(g)	any other joint venture that a BHP Billiton JV Entity enters into after the date of the Joint Venture Agreement within the scope of the WA Iron Ore JV.

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*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
BHP Billiton Marketing SPV means the entity to be incorporated under clause 5.3(a)(ii) in accordance with item 2.1(d) of Part 2 of Schedule 7.

BHP Billiton Iron Ore Owned R&D IP has the meaning given in the Intellectual Property Management Agreement.

BHP Billiton Owner means the entity to be incorporated under clause 5.3(a)(ii) in accordance with item 2.1(a) of Part 2 of Schedule 7.

BHP Billiton R&D IP means the BHP Billiton Iron Ore Owned R&D IP and the BHP Billiton Iron Ore Relevant R&D IP.

BHP Billiton Iron Ore Relevant R&D IP has the meaning given in the Intellectual Property Management Agreement.

BHP Billiton RP Assets and Liabilities has the meaning given in item 1.5 of Schedule 8.

BHP Billiton State Agreements means:
(a)	the Iron Ore (Mount Newman) Agreement Act 1964 (WA);
(b)	the Iron Ore (Mount Goldsworthy) Agreement Act 1964 (WA);
(c)	the Iron Ore (Goldsworthy-Nimingarra) Agreement Act 1972 (WA);
(d)	the Iron Ore (Marillana Creek) Agreement Act 1991 (WA); and
(e)	the Iron Ore (McCamey’s Monster) Agreement Authorisation Act 1973 (WA).
BHP Billiton Tax Funding Agreement means the “BHP Billiton Tax Contribution Deed” dated 28 November 2003.

Blending Agreement means the blending agreement to be negotiated by Rio Tinto and BHP Billiton in accordance with clause 3.5(b)(vi), to be signed by the parties to that agreement at Completion.

Board means the board of directors of BHP Billiton or Rio Tinto, as applicable.

* * *

Budget has the meaning given in the Joint Venture Agreement, and also includes the First Budget.

Budget Overrun Percentage has the meaning given in clause 3.10(l)(i) of the Joint Venture Agreement.

Business Day means a day that is not a Saturday, Sunday or public holiday in Perth, Western Australia.

Business Plan has the meaning given in the Joint Venture Agreement, and also includes the First Business Plan.

Call Deposits has the meaning given in the Funding and Distribution Policy.

* * *

* * *

Capital Projects Notice has the meaning given in clause 6.2(c).

Cash means all cash and cash equivalents within the meaning of the definition of Cash Flows.

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*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Cash Flows means, as the case requires, all inflows and outflows of cash and cash equivalents from operating, financing and investing activities, as determined in accordance with IAS 7 and AASB 107. References to Cash inflows and Cash outflows have a corresponding meaning.

Cashflow Adjustment Amount has the meaning given in item 2.2 of Schedule 8.

CEO means the chief executive officer of the Manager.

CFR has the meaning given in the International Rules for the Interpretation of Trade Terms of the International Chamber of Commerce (Incoterms) 2000 Edition, as replaced from time to time.

Chairpersons has the meaning given in clause 21.3(c).

Channar Joint Venture means the joint venture established by the Channar Mining Joint Venture Agreement dated 16 November 1987.

Chief Executives has the meaning given in clause 21.3(b).

Claim has the meaning given in clause 16.6.

Claim Recipient has the meaning given in clause 16.6(a).

Commissioner of Taxation means the Australian Federal Commissioner of Taxation.

* * *

Completion means completion in accordance with clause 6.2.

Completion Date has the meaning given in clause 6.1.

Completion Documents means:
(a)	the Joint Venture Agreement, including the Funding and Distribution Policy;
(b)	each Debenture Deed Poll;
(c)	each Management Delegation Agreement;
(d)	each Creditor Deed Poll required in respect of the Agreed Opening Iron Ore Loans and the Agreed Opening Excluded Loans to be executed at or about the Completion Date;
(e)	each Owner Cross Charge;
(f)	the Ore Sales Agreements on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement, to be signed by the parties to that agreement at Completion;
(g)	the Infrastructure Sharing Agreement;
(h)	the Blending Agreement;
(i)	the Intellectual Property Management Agreement;
(j)	the ERP Service and Licence Agreement;
(k)	the Transitional Services Agreements;
(l)	the Parent Company Guarantees; and
(m)	the Set-Off Agreement.
Conditions Precedent means the conditions precedent referred to in clause 2.

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*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Confidential Information has the meaning given in clause 17.3.

Confidentiality Agreement means the confidentiality agreement dated 1 July 2009 between Rio Tinto and BHP Billiton.

Consolidated Group means a consolidated group as that term is defined in s.995-1(1) of the 1997 Tax Act.

Core Principles means the core principles described in schedule 1 of the Iron Ore JV Framework Agreement.

Corporations Act means the Corporations Act 2001 (Cth).

Coupon has the meaning given in the Funding and Distribution Policy.

CPI means the Australian All Groups Consumer Price Index Number (weighted average of eight capital cities) published by the Australian Bureau of Statistics. In this definition:
(a)	the reference to the Australian All Groups Consumer Price Index Number (weighted average of eight capital cities) means:
(i)	the same numbers but with different names at any time; and
(ii)	the same numbers adjusted mathematically to take account of a change at any time in the base year provided that indices of the same base year are used throughout the calculation; and
(b)	the reference to the Australia Bureau of Statistics includes a reference to:
(i)	the Bureau but with a different name at any time; and
(ii)	a governmental agency in Australia (in the absence of the Australian Bureau of Statistics) at any time having similar functions.
Creditor Deed Poll means each deed poll in the form set out in schedule 13 of the Joint Venture Agreement.
Cross Charge means:
(a)	each Owner Cross Charge; and
(b)	any other cross charge substantially in the form of part 2 of schedule 12 of the Joint Venture Agreement granted in accordance with clauses 11.5, 11.6, 11.7 and 11.8 of the Joint Venture Agreement.
* * *

Debenture means securities of that name issued or to be issued on the terms and conditions set out in the Debenture Deeds Poll.

Debenture Deed Poll means a deed poll entered into by each Issuer in conjunction with the issue of the Debentures on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement, to be signed by the relevant Issuer at Completion.

Deed of Accession means each deed of accession entered into by a Sole Risk Entity in the form set out in schedule 18 of the Joint Venture Agreement.

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Dispose means, in relation to any asset, to sell, transfer, assign, declare oneself a trustee of, or part with the benefit of, or otherwise dispose of, the asset (or any interest in it, or any part of it) other than (in each case) by the creation of a Security Interest, and Disposal has a corresponding meaning.

Distributable Earnings means all reserves that a company may lawfully distribute by way of dividends to its members.

dmtu means dry metric tonne units.

Due Diligence Materials means all information (in any form) disclosed by:
(a)	BHP Billiton * * * and
(b)	Rio Tinto * * *
each as established and maintained pursuant to the due diligence scope, as agreed by BHP Billiton and Rio Tinto on 6 August 2009 and the due diligence scoping memorandum setting out the materiality threshold for information to be disclosed in the respective data rooms dated 30 July 2009, also as agreed between BHP Billiton and Rio Tinto. For the avoidance of doubt, Due Diligence Material includes any such material provided only to ‘core team members’ as contemplated in the due diligence scope.

Effective Date means 1 July 2009.

Effective Date Balance Sheets has the meaning given in item 1.6(a) of Schedule 8.

End Date has the meaning given in clause 2.5.

ERP Service and Licence Agreement means the service and licence agreement to be entered into on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement, to be signed by the parties to that agreement at Completion.

Escalated means escalated at a nominal rate of 6.5% per annum, compounded annually, using the following formula:
A x (1 + 0.065)(x/365)

where:
A = the amount to be escalated; and

x = the number of days that have lapsed during the period over which the amount is escalated.
Escalated NCEP Calls equals the aggregate amount of the NCEP Calls paid by the Proposing Party with each NCEP Call being Escalated between the date on which the NCEP Call was paid and the date for payment of the Receiving Party’s Participant Loan under clause 8(c)(iii).

Estimated Adjusted Cashflows means the estimated adjusted cash flows of Rio Tinto or BHP Billiton, as applicable, as determined in accordance with item 1.4 of Schedule 8.

Estimated Cashflow Difference has the meaning given in item 1.3(c) of Schedule 8.

Estimated Monthly Difference has the meaning given in item 1.3(b)(iv) of Schedule 8.

Event has the meaning given in clause 3.2(b).

Excluded Assets means any assets of any Rio Tinto Group entity or BHP Billiton Group entity from time to time that are not Iron Ore Assets and includes:

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(a)	assets used in Iron Ore Marketing Activities and not Iron Ore Production Activities (Marketing Assets) including:
(i)	plant and equipment used in Iron Ore Marketing Activities and not Iron Ore Production Activities;
(ii)	land (including fixtures) used in Iron Ore Marketing Activities and not Iron Ore Production Activities;
(iii)	contracts and leases to the extent they relate to Iron Ore Marketing Activities, including contracts for the supply of iron ore produced by Iron Ore Production Activities to customers (other than Ore Sales Agreements);
(iv)	Cash and receivables arising from Iron Ore Marketing Activities;
(v)	iron ore to which a Rio Tinto Group entity or BHP Billiton Group entity is entitled that has been loaded on board a ship; and
(vi)	all other assets of a Rio Tinto Group entity or BHP Billiton Group entity referable to Iron Ore Marketing Activities and not Iron Ore Production Activities;
(b)	for Rio Tinto, its interests in each of the following companies and their existing and future assets:
(i)	* * *
(A)	* * *
(B)	* * *
(C)	* * *
(D)	* * *
(E)	* * *
(F)	* * *
(ii)	* * *

(iii)	* * *

(iv)	* * *

(v)	* * *
(vi)	* * *

(vii)	* * *

(viii)	* * *

(ix)	* * *

(x)	* * *

(xi)	* * *
(c)	for BHP Billiton, its existing and future interests in each of the following:
(i)	* * *

(ii)	* * *

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(iii)	* * *
(d)	any Secondary Processing facilities, other than the facilities expressly included in the definition of Iron Ore Assets;

(e)	subject to clause 4.16 of the Joint Venture Agreement and the ERP Service and Licence Agreement, all intellectual property and technology of the Rio Tinto Group and the BHP Billiton Group used in Iron Ore Production Activities;

(f)	any Retained Assets identified pursuant to the process established by clauses 3.6 and 3.7;

(g)	Excluded Cash Flows, Excluded Distributable Earnings and Excluded Asset Surplus;

(h)	Cash arising from Excluded Cash Flows, and any loan or deposit arising from use of such Cash;

(i)	anything which is, or is deemed to be, an Excluded Asset or part of Excluded Assets under, or by operation of, the Transaction Documents; and

(j)	anything that the Owners agree are Excluded Assets,
and, for the avoidance of doubt, does not include Sole Risk Assets.

Excluded Asset Surplus of an Issuer on an Insolvency Administration has the meaning given in the Funding and Distribution Policy.

Excluded Cash Flows means Cash Flows that are not Iron Ore Cash Flows or Sole Risk Cash Flows.

Excluded Distributable Earnings means Distributable Earnings that are not Iron Ore Distributable Earnings.

Excluded Liabilities means any liabilities of any Rio Tinto Group entity or BHP Billiton Group entity, from time to time, that are not Iron Ore Liabilities or Sole Risk Liabilities and includes:
(a)	any liabilities Attributable to Excluded Assets;
(b)	any liabilities to the extent they arise from the conduct of the Iron Ore Marketing Activities (Marketing Liabilities);
(c)	Excluded Loans;
(d)	anything which is, or is deemed to be, an Excluded Liability under, or by operation of, the Transaction Documents; and
(e)	anything that the Owners agree are Excluded Liabilities.
Excluded Loans means any loans that are not Iron Ore Loans or Sole Risk Loans, and includes:
(a)	Agreed Opening Excluded Loans; and
(b)	Post-Commencement NCEP Loans.
Excluded Marketing Operations means, in relation to a JV Entity, that part of its operations concerning the sale of Iron Ore Product to customers other than pursuant to an Ore Sales Agreement, and a reference to the Excluded Marketing Operations division of a JV Entity has a corresponding meaning.

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Existing JV Arrangement means the agreements and other arrangements which constitute a Rio Tinto JV or BHP Billiton JV, from time to time, and includes:
(a)	the arrangements between Rio Tinto Group entities and Robe in relation to Pilbara Iron infrastructure sharing and Pilbara Iron corporate shared services and mobile equipment, each as amended from time to time; and
(b)	any terms implied under such agreements and other arrangements and any fiduciary, equitable or other obligation owed in relation to such agreements or other arrangements.
Existing JV Cross Charge has the meaning given in the Joint Venture Agreement.

Existing JV Deposits means cash held on deposit by a Rio Tinto Group entity or a BHP Billiton group entity, as applicable, under Existing JV Arrangements.

Expected JV Synergies means the synergies expected to be realised through the WA Iron Ore JV, as agreed between Rio Tinto and BHP Billiton.

Expenditure Category Overrun Amount has the meaning given in the Joint Venture Agreement.

Feasibility Study has the meaning given in clause 8.2(h) of the Joint Venture Agreement.

Final Adjusted Cashflows means the final adjusted cash flows of Rio Tinto or BHP Billiton, as applicable, as determined in accordance with item 2.4 of Schedule 8.

Final Adjusted Cashflow Statements means the final adjusted cashflow statements of Rio Tinto or BHP Billiton, as applicable, to be prepared in accordance with item 5.4 of Schedule 8.

Final Cashflow Difference has the meaning given in item 2.3 of Schedule 8.

Final Completion Accounts means the Final Completion Balance Sheets and the Final Adjusted Cashflow Statements.

Final Completion Balance Sheets has the meaning given in item 2.5(a) of Schedule 8.

First Budget means the first Budget prepared under clause 3.6 and approved under clause 3.7.

First Business Plan means the first Business Plan prepared under clause 3.6 and approved under clause 3.7.

* * *

First Synergies Capture Plan means the first Synergies Capture Plan prepared under clause 3.6 and approved under clause 3.7.

FOB has the meaning given in the International Rules for the Interpretation of Trade Terms of the International Chamber of Commerce (Incoterms) 2000 Edition, as replaced from time to time.

FOB Price means:
(a)	where Iron Ore Product is sold on an FOB basis, the price (expressed in US$ per dmtu) for Iron Ore Product the subject of any shipment or sale which is payable by the third party end customer under the applicable FOB sales contract; or
(b)	where Iron Ore Product is sold on a non-FOB basis, * * *
(i)	* * *

* * *

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
* * *

* * *

* * *

* * *

* * *

* * *
(ii)	* * *
(A)	* * *
(B)	* * *
For the avoidance of doubt, the purpose of this definition is to allow Rio Tinto and BHP Billiton to determine the realised FOB price equivalent for each shipment or sale of Iron Ore Product and eliminating the non-FOB component of the price paid by the end customer on an arm’s length basis.
Funding and Distribution Policy means the funding and distribution policy on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement.

Goldsworthy Joint Venture means the joint venture carried on under the name “Mt Goldsworthy Mining Associates Joint Venture” as constituted from time to time pursuant to the Restated Mount Goldworthy Mining Associates Joint Venture agreement dated 7 September 1990.

Grossed up for Tax means that, where either Rio Tinto or BHP Billiton (the Payer) is liable to pay an amount to the other party (the Recipient) by way of indemnity and that payment increases the Tax payable by Recipient or the Head Company of any Consolidated Group of which the Recipient is a member (collectively the Recipient Group), then the payment must be grossed up by such amount as is necessary to ensure that the net amount retained by the Recipient Group after deduction of Tax or payment of the increased income tax equals the amount the Recipient Group would have retained had the Tax not been payable.

GST has the meaning given by the GST Law.

GST Group has the meaning given by the GST Law.

GST Law has the meaning given by the A New Tax System (Goods & Services Tax) Act 1999 (Cth), or, if that Act does not exist means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

Guarantee means an obligation or offer to provide funds (including by subscription or purchase) or otherwise be responsible in respect of an obligation or indebtedness, or the financial condition or solvency, of another person. It includes a guarantee, indemnity, letter of credit or legally binding letter of comfort, or an obligation or offer to purchase an obligation or indebtedness of another person.

Guidance Materials means the guidance materials prepared for the purposes of Schedule 8 initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement.

Half Year means the six month periods commencing on 1 January and 1 July in each year.

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
HBI Beneficiation Plant means the assets marked purple and green on the aerial photograph in item 2.4 of Part 2 of Schedule 7 (but excluding all liabilities associated with them and arising from circumstances or events occurring prior * * *

HBI Plant means all real property, plant and equipment and other assets situated at the hot briquetted iron processing facility at Boodarie, Western Australia (other than the HBI Beneficiation Plant) and all associated liabilities.

Head Company has the meaning given by s.995-1(1) of the 1997 Tax Act.

Hedging Policy means the policy referred to in clause 3.6(b)(xi), to be adopted on Completion pursuant to an Owners’ Council Completion Resolution.

HIsmelt means all land, buildings, structures, offices, fixed and mobile equipment, roads, wharfs, loading and unloading facilities, stockpiles, storage facilities and associated facilities owned, leased or used by any Rio Tinto Group entity at Kwinana, Western Australia including the facility constructed by certain Rio Tinto Group entities in joint venture with third parties and all HIsmelt Technology.

HIsmelt Technology means technology presently, or in future, owned by, or licensed to, any Rio Tinto Group entity relating to the high intensity direct smelting of iron, or the dimensioning, design, application, manufacture, erection, installation, testing, operation and maintenance of equipment designed or used for that purpose, including patents, know-how and other designs and copyright, technological and technical knowledge, expertise, experience, inventions, data, algorithms, codes, instructions, techniques, processes, drawings, specifications and other unpatented information.

Historical Iron Ore Asset Information means, in relation to a JV Entity or a BHP Billiton Group entity or a Rio Tinto Group entity, as applicable, historical operational information that relates to Relevant Period Iron Ore Assets and is or may be relevant to JV Operations (including studies, whether complete or incomplete), excluding:
(a)	information in relation to Excluded Assets;
(b)	marketing information; and
(c)	Board or senior management reports (including Iron Ore Executive Committee papers).
For the avoidance of doubt, it does not include any information in relation to, or produced for the purposes of, actual or proposed parent company corporate or merger and acquisition activities, including the proposal to form the WA Iron Ore JV and any proposal for the combination of all or part of the Rio Tinto Group and the BHP Billiton Group.

Hope Downs Joint Venture means the joint venture carried on pursuant to the Hope Downs Joint Venture Agreement dated 16 March 2006 as constituted from time to time.

* * *

* * *

Implementation Management Committee has the meaning given in clause 3.6.

Implementation Oversight Committee has the meaning given in clause 3.7.

Indemnified Tax Liability means any Tax Liability of the Rio Tinto Group or the BHP Billiton Group, if and to the extent it is attributable to Relevant Period Iron Ore Assets, that relates to the

Implementation Agreement

period before the Effective Date. A Tax Liability will be taken to relate to the period before the Effective Date:
(a)	in the case of income tax (including any Tax under the 1936 Tax Act or the 1997 Tax Act):
(i)	if it is an amount payable in respect of income tax on taxable income for any income year which ends before the Effective Date; or
(ii)	if it is an amount payable in respect of income tax on taxable income for that part of any income year ending on or after the Effective Date as comprises the period before the Effective Date, to the extent the income tax is in respect of amounts that do not form part of the cash flow required by item 5 of Schedule 8 to be included in the Interim Adjusted Cashflow Statement or Final Adjusted Cashflow Statement;
(b)	in the case of Stamp Duty, if and to the extent it arises by reason of any act, transaction or event occurring before the Effective Date, or by reason of any revocation or claw-back of Stamp Duty relief granted in respect of any act, transaction or event occurring before the Effective Date;
(c)	in the case of GST, if the GST liability is attributable to a tax period ending before the Effective Date; or
(d)	in the case of any other Tax, if and to the extent it arises by reason of any act, transaction or event occurring before the Effective Date.
Indemnity-related Tax Asset means any Tax Asset of the Rio Tinto Group or the BHP Billiton Group, if and to the extent it is attributable to Relevant Period Iron Ore Assets, to the extent it relates to the period before the Effective Date. A Tax Asset will be taken to relate to the period before the Effective Date:
(a)	in the case of income tax (including any Tax under the 1936 Tax Act or the 1997 Tax Act):
(i)	if it is an amount receivable in respect of income tax on taxable income for any income year which ends before the Effective Date; or
(ii)	if it is an amount receivable in respect of income tax on taxable income for that part of any income year ending on or after the Effective Date as comprises the period before the Effective Date, to the extent the income tax is in respect of amounts that do not form part of the cash flow that is required by item 5 of Schedule 8 to be included in the Interim Adjusted Cashflow Statement or Final Adjusted Cashflow Statement;
(b)	in the case of Stamp Duty, if and to the extent it arises by reason of any act, transaction or event occurring before the Effective Date, or by reason of any revocation or claw-back of Stamp Duty relief granted on any act, transaction or event occurring before the Effective Date;
(c)	in the case of GST, if the Input Tax Credit entitlement is attributable to a tax period ending before the Effective Date; or
(d)	in the case of any other Tax, if and to the extent it arises by reason of any act, transaction or event occurring before the Effective Date.

Implementation Agreement

Independent Engineer means the independent engineer nominated under paragraph (a) of Part 1 of Schedule 5.

Independent Expert means a person appointed in accordance with clause 16 of the Joint Venture Agreement.

Indexed means:
(a)	prior to 31 December 2009, the relevant amount; and
(b)	during any Half Year subsequent to that referred to in paragraph (a):

The relevant amount X	CPIt-1

CPIb
where:

CPIt-1 means the CPI number for the Quarter most recently published prior to the start of that Half Year; and

CPIb means the CPI number for the Quarter ending on 30 June 2009.
Infrastructure and Blending Principles means the Infrastructure and Blending Principles initialled by BHP Billiton and Rio Tinto for the purposes of identification on the date of this Agreement.

Infrastructure Sharing Agreement means the infrastructure sharing agreement to be negotiated by Rio Tinto and BHP Billiton in accordance with clause 3.5(b)(vi), to be signed by the parties to that agreement at Completion.

Initial Agreed Interest Rate means the initial Agreed Interest Rate determined under clause 3.6 and approved under clause 3.7.

Initial Agreed Term means the initial Agreed Term determined under clause 3.6 and approved under clause 3.7.

Input Tax Credit has the meaning given in clause 18.1.

Insolvency Administration means, in relation to an Issuer, a winding up of the Issuer, or the appointment of an administrator to the Issuer pursuant to Part 5.3A of the Corporations Act 2001 (Cth).

Insurance Protocol means the insurance protocol on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement, to be adopted on Completion pursuant to an Owners’ Council Completion Resolution.

Intellectual Property Management Agreement means the intellectual property management agreement on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement, to be signed by the parties to that agreement at Completion.

Interim Adjusted Cashflow Statements has the meaning given in item 1.6(b)(ii) of Schedule 8.

Interim Completion Balance Sheets has the meaning given in item 1.6(b)(i) of Schedule 8.

Interim Completion Accounts means the Interim Completion Balance Sheets and the Interim Adjusted Cashflow Statements.

Implementation Agreement

Intra-group Debt means any indebtedness in respect of moneys borrowed or raised or other financial accommodation (including in respect of preference shares), whether actual or contingent, owing or payable to an Affiliate.

Iron Ore Assets means the right, title or interest (whether directly or indirectly held) of any JV Entity from time to time in:
(a)	plant and equipment and land (including fixtures) used in, or acquired for the purposes of, Iron Ore Production Activities, including mines, water bores, light and heavy mobile equipment, conveyors, processing plant (including crushing, screening, beneficiating, concentrating, washing and drying plant, tailings dams and associated infrastructure), rail infrastructure (including rail track, signalling and control systems), rolling stock (including locomotives, fuel cars and ore cars), communication systems, shipping terminals and port facilities (including stockyards, ore car dumpers, in-load and out-load circuits (including car-dumpers, conveyors, transfer stations, bins, stackers and reclaimers, stockpiles and yards, screening plant, berths, wharves, jetties, tugs)), power facilities (including generation, transmission and distribution networks), other associated infrastructure (such as housing and town infrastructure and pastoral stations, airstrips and associated infrastructure, water utilities, gas pipelines and fuel farms), and maintenance facilities and equipment (including administration offices and workshops);
(b)	the beneficiation plant at Newman, and the HBI Beneficiation Plant to the extent that it is made available pursuant to clause 5.4(a)(ii)(B));
(c)	the Secondary Processing facilities at Tom Price;
(d)	any other Secondary Processing facilities to the extent required to satisfy obligations under a future State Agreement or obligations not yet satisfied under a current State Agreement;
(e)	any Support Assets identified pursuant to the process established by clauses 3.6 and 3.7;
(f)	the JV Tenements;
(g)	the State Agreements, together with the benefits of all associated Authorisations;
(h)	contracts and leases to the extent they relate to Iron Ore Production Activities, other than, on and from the JV Commencement Date, contracts with Affiliates of Rio Tinto or BHP Billiton that have not been approved by the Implementation Oversight Committee or the Owners’ Council;
(i)	iron ore produced by Iron Ore Production Activities but not yet loaded on board a ship;
(j)	receivables arising from Iron Ore Production Activities, including any amount payable under the Ore Sales Agreements (but excluding any receivable arising from Iron Ore Marketing Activities);
(k)	Iron Ore Cash Flows, Iron Ore Distributable Earnings and Iron Ore Asset Surplus;
(l)	Cash arising from Iron Ore Cash Flows and any loan or deposit arising from use of such Cash;
(m)	any other assets to the extent that they arise from Iron Ore Production Activities;
(n)	anything which is, or is deemed to be, an Iron Ore Asset or part of Iron Ore Assets under, or by operation of, the Transaction Documents; and

Implementation Agreement

(o)	anything that the Owners agree are Iron Ore Assets,
but excluding any Excluded Assets and Sole Risk Assets.

Iron Ore Asset Surplus of an Issuer on an Insolvency Administration has the meaning given in the Funding and Distribution Policy.

Iron Ore Cash Flows means Cash Flows Attributable to Iron Ore Assets and Iron Ore Liabilities.

Iron Ore Distributable Earnings means Distributable Earnings Attributable to Iron Ore Assets and Iron Ore Liabilities.

Iron Ore JV Framework Agreement means the framework agreement dated 5 June 2009 between Rio Tinto and BHP Billiton.

Iron Ore Liabilities means:
(a)	any liabilities of any JV Entity from time to time:
(i)	which are Attributable to Iron Ore Assets;
(ii)	to the extent they arise from Iron Ore Production Activities; or
(iii)	which are Iron Ore Loans,
and also includes:
(b)	anything which is, or is deemed to be, an Iron Ore Liability under, or by operation of, the Transaction Documents; and
(c)	anything that the Owners agree are Iron Ore Liabilities,
but excluding any Excluded Liabilities and Sole Risk Liabilities.
Iron Ore Loans means:
(a)	Agreed Opening Iron Ore Loans;
(b)	Participant Loans;
(c)	NDO Loans; and
(d)	any loan that the Owners agree is an Iron Ore Loan.
Iron Ore Marketing Activities means the activities carried on, and transactions entered into, by the Rio Tinto Group and BHP Billiton Group separately (whether before or after the JV Commencement Date) in relation to:
(a)	marketing and selling iron ore produced from Iron Ore Production Activities and related activities (other than sales by JV Entities pursuant to Ore Sales Agreements), including Excluded Marketing Operations; and
(b)	transporting iron ore produced from Iron Ore Production Activities from the ship’s rail in Western Australia to customers and related activities.
Iron Ore Product means any finished iron ore product recovered, produced or purchased as part of the conduct of JV Operations, including any iron ore recovered, produced or purchased pursuant to an Existing JV Arrangement but does not include Sole Risk Iron Ore Product.

Implementation Agreement

Iron Ore Production Activities means activities within the permitted scope of the WA Iron Ore JV:
(a)	carried on by the Rio Tinto Group and the BHP Billiton Group separately prior to the JV Commencement Date; or
(b)	carried on by the JV Entities or the Manager as JV Operations on and after the JV Commencement Date.
Issuer means:
(a)	in the case of Rio Tinto, the Rio Tinto Issuer; and
(b)	in the case of BHP Billiton, the BHP Billiton Issuer.
Issuer JV Subsidiary means a JV Entity which is a Subsidiary of an Issuer.
Joint Venture Agreement means the joint venture agreement in respect of the WA Iron Ore JV on the terms set out in Schedule 11, to be signed by the parties to that agreement at Completion.
JV Cash Costs means all cash amounts relating to costs and liabilities of the JV Entities and the Manager payable to any person in connection with the conduct of JV Operations, including capital expenditure, calls made on a JV Entity pursuant to an Existing JV Arrangement and taxes and penalties. It includes all amounts identified in the Transaction Documents as costs of the WA Iron Ore JV and Approved JV Implementation Costs.
JV Commencement Date means the first day of the first Month that commences after Completion.

JV Employees has the meaning given in the Joint Venture Agreement.

JV Entity means:
(a)	in the case of Rio Tinto, a Rio Tinto JV Entity;
(b)	in the case of BHP Billiton, a BHP Billiton JV Entity; and
(c)	any other entity jointly owned by the Owners carrying on JV Operations (other than the Manager).
JV Financial Information has the meaning given in the Accounting Policy.
JV Formation Costs means costs incurred by Rio Tinto or BHP Billiton in progressing the transaction to Completion, including any Stamp Duty imposed on the Transaction Documents or the transactions contemplated in the Transaction Documents and any costs incurred in preparing and agreeing the Transaction Documents and in taking any actions required to satisfy conditions precedent, including obtaining regulatory, government and shareholder approvals.
JV Implementation Costs mean costs incurred by Rio Tinto or BHP Billiton outside the ordinary course of business in contemplation of the establishment of the WA Iron Ore JV, but does not include JV Formation Costs.
JV New Capital Expansion Project means a New Capital Expansion Project that is treated as being within the scope of the WA Iron Ore JV in accordance with clause 8.
JV Operations means all activities conducted by or on behalf of the JV Entities or the Manager within the scope of the WA Iron Ore JV pursuant to the Joint Venture Agreement on and from the JV Commencement Date, excluding, for the avoidance of doubt, Excluded Marketing Operations and any activities conducted in connection with Excluded Assets, and any Sole Risk Development

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission or Sole Risk Opportunity. A reference to the JV Operations division of a JV Entity means that part of its activities which comprise JV Operations.

JV Tenement means a mining lease, exploration licence, retention licence, right of occupancy over temporary reserve, general purposes lease, miscellaneous licence, special lease or easement that:
(a)	is held pursuant to a State Agreement and / or the Mining Act, Land Act 1933 (WA), Land Administration Act 1997 (WA), Port Authorities Act 1999 (WA) or Jetties Act 1926 (WA); and
(b)	is held by or on behalf of a JV Entity, whether alone or in conjunction with Other JV Participants; and
(c)	does not relate wholly or substantially to an Excluded Asset.
JW4 Joint Venture means the joint venture carried on under the name “JFE Western 4 Joint Venture” as constituted from time to time pursuant to the JFE Western 4 Joint Venture Agreement dated 22 July 2005.

Law includes statutes, regulations, rules of the common law, principles of equity, regulatory agency policies and guidelines and guidance and security exchange rules.

Management Delegation Agreement means each agreement between the Manager and a JV Entity pursuant to which the JV Entity delegates or subcontracts to the Manager certain functions of the JV Entity, or pursuant to which the Manager provides services to the JV Entity, on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement, to be signed by the parties to that agreement at Completion.

Manager means each entity appointed from time to time to manage the WA Iron Ore JV in accordance with clause 4.1 of the Joint Venture Agreement, being initially the manager incorporated in accordance with clause 5.1.

Marketing Assets has the meaning given in the definition of Excluded Assets.

Marketing Costs means those expenses incurred in the normal course of marketing, selling and distributing Iron Ore Product during the Relevant Period. For the avoidance of doubt, Marketing Costs do not include capital or other investment in long term marketing or distribution strategies, or other marketing costs incurred during the Relevant Period but not directly related to the sale of Iron Ore Product during the Relevant Period.

Marketing Liabilities has the meaning given in the definition of Excluded Liabilities.

Marketing SPV means:
(a)	in the case of Rio Tinto or the Rio Tinto Owner, the Rio Tinto Marketing SPV; and
(b)	in the case of BHP Billiton or the BHP Billiton Owner, the BHP Billiton Marketing SPV.
Maximum Amount, in relation to a particular Event, means an amount of * * *, or such lesser maximum amount that would be recoverable in respect of that Event under the Agreed Policy Terms, having regard to any applicable Sub-limits (as identified in the Agreed Policy Terms), in excess of the applicable Deductible under clause 3.2(c).
Maximum Permitted Excluded Loan Balance has the meaning given to it in the Funding and Distribution Policy.

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
* * *

Mining Act means the Mining Act 1978 (WA) or the Mining Act 1904 (WA) or both (as applicable).

Month means a calendar month.

Mt Newman Joint Venture means the joint venture carried on under that name as constituted from time to time pursuant to the Mt Newman Joint Venture Agreement dated 1 February 1967.

NCEP Calls has the meaning given to it in clause 8(c)(ii)(B).

NCEP Loans means the Pre-Commencement NCEP Loans and the Post-Commencement NCEP Loans.

NDO Loan has the meaning given in the Joint Venture Agreement.

Net Accrued Notional Tax has the meaning given in item 5.5(c) of Schedule 8.

New Capital Expansion Project has the meaning given in clause 6.2(c).

New Opportunity means * * *
(a)	* * *
(b)	* * *
(c)	* * *
(d)	* * *
* * *
* * *
Ore Sales Agreements means:
(a)	the ore sales agreement between the Selling Entities and the Rio Tinto Marketing SPV; and
(b)	the ore sales agreement between the Selling Entities and the BHP Billiton Marketing SPV,
to be entered into on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement, to be signed by the parties to those agreements at Completion, and any other Ore Sales Agreement entered into pursuant to the operation of clause 10 and schedule 10 of the Joint Venture Agreement.
Ore Sales Price has the meaning given in the Joint Venture Agreement.
Other JV Participant means a participant in a Rio Tinto JV or BHP Billiton JV, whether unincorporated or incorporated, that is not a Related Corporation of Rio Tinto or BHP Billiton.
Owner means:
(a)	the Rio Tinto Owner; or
(b)	the BHP Billiton Owner,
and their respective permitted successors and assignees.
Owner Cross Charge means the deeds of cross charge to be granted by each Owner in favour of the other Owner at or about the Completion Date substantially on the terms set out in part 1 of schedule 12 of the Joint Venture Agreement.

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Owner Guarantee has the meaning given in the Joint Venture Agreement.

Owner Loan has the meaning given in the Joint Venture Agreement.

Owners’ Council means the decision-making body established pursuant to clause 3.1 of the Joint Venture Agreement.

Owners’ Council Completion Resolutions means the resolutions set out in Schedule 10 as the same may be supplemented from time to time prior to Completion by the Implementation Oversight Committee in accordance with clause 3.7.

Parent Company Guarantee means each of the guarantee to be given by Rio Tinto in respect of certain obligations of the Rio Tinto Owner and the guarantee to be given by BHP Billiton in respect of certain obligations of the BHP Billiton Owner, each in the form set out in schedule 16 to the Joint Venture Agreement, to be signed by the parties to that agreement at Completion.

Participating Share means the percentage interest of an Owner in the WA Iron Ore JV initially as set out in clause 2.1(d) of the Joint Venture Agreement as may be varied from time to time pursuant to the terms and conditions of the Joint Venture Agreement.

Participant Loans has the meaning given in the Funding and Distribution Policy.

Permitted Funding Mechanism means, in relation to the discharge of a liability:
(a)	Rio Tinto or BHP Billiton, as applicable, procuring that assets forming part of Excluded Assets are applied to discharge the liability;
(b)	Rio Tinto or BHP Billiton, as applicable, providing funds by way of subscription for Shares in the Issuer to discharge the liability; or
(c)	Rio Tinto or BHP Billiton, as applicable, providing, or procuring that an Affiliate provides, funds to discharge the liability by way of an Excluded Loan which:
(i)	is without recourse to Iron Ore Assets or Sole Risk Assets;
(ii)	unless the loan is provided by an Owner, is subject to a Creditor Deed Poll; and
(iii)	does not cause the total Excluded Loans of the Issuer, the Subsidiaries of the Issuer which are JV Entities and Subsidiaries of the Issuer which directly or indirectly hold shares in JV Entities, to exceed the Maximum Permitted Excluded Loan Balance.
Permitted Security Interest has the meaning given in the Joint Venture Agreement,

Policies and Protocols means the policies and protocols referred to in clause 3.13(a) of the Joint Venture Agreement (including the policies and protocols referred to in the Owners’ Council Completion Resolutions to be adopted on Completion).

POSMAC Joint Venture means the joint venture carried on under that name as constituted from time to time pursuant to the POSMAC Joint Venture Agreement dated 3 April 2002.

Post-Commencement NCEP Loans has the meaning given in clause 8(c)(ii)(B).

Post-Completion Cashflow Amount has the meaning given in item 7 of Schedule 8.

* * *

Implementation Agreement

Pre-Commencement NCEP Loans means any loan provided by Rio Tinto or BHP Billiton, or its Affiliate, to a JV Entity of which it is a Related Corporation to fund cash flows in respect of New Capital Expansion Projects during the Relevant Period.

Pre-Feasibility Study has the meaning given in clause 8.2(d) of the Joint Venture Agreement.

Preliminary Study has the meaning given in clause 8.2(a) of the Joint Venture Agreement.

Private Ruling means a private ruling as defined in s.995-1(1) of the 1997 Tax Act.

Proposing Party has the meaning given in clause 6.2(c).

Quarter means a three month period commencing on 1 January, 1 April, 1 July or 1 October.

Receiving Party has the meaning given in clause 6.2(c).

Recoveries has the meaning given in clause 3.2(c).

Related Corporation has the meaning given to “Related Body Corporate” in the Corporations Act but as if “Subsidiary” had the meaning given in this Agreement, and also includes:
(a)	in the case of Rio Tinto, any Rio Tinto Group entity; and
(b)	in the case of BHP Billiton, any BHP Billiton Group entity.
Relevant JV Entity means, in relation to each Issuer, the Issuer, its Issuer JV Subsidiaries and the Manager.

Relevant Period has the meaning given in item 1.1(a) of Schedule 8.

Relevant Period Assets means:
(a)	the Relevant Period Iron Ore Assets; and
(b)	the Marketing Assets.
Relevant Period Excluded Assets means the Excluded Assets other than the Marketing Assets and, for the avoidance of doubt, does not include Relevant Period Iron Ore Assets.

Relevant Period Excluded Liabilities means the Excluded Liabilities other than the Marketing Liabilities.

Relevant Period Iron Ore Assets means:
(a)	the Iron Ore Assets; and
(b)	any assets held by BHP Billiton or Rio Tinto or their respective Affiliates that would constitute an Iron Ore Asset if any right, title or interest (whether direct or indirect) in the assets were held by a JV Entity.
Relevant Period Liabilities means:
(a)	the Iron Ore Liabilities;
(b)	the Marketing Liabilities; and
(c)	any liability Attributable to assets held by BHP Billiton or Rio Tinto or their respective Affiliates that would constitute an Iron Ore Asset if any right, title or interest (whether direct or indirect) in the assets were held by a JV Entity.
Remuneration Committee has the meaning given in Schedule 10.

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Representative means a representative of an Owner appointed to the Owners’ Council pursuant to clause 3.2 of the Joint Venture Agreement.

Reporting Policy means the reporting policy on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement.

Responsible Party has the meaning give in clause 13(g).

Retained Assets has the meaning given in clause 3.6(b)(iv)(B).

Revised Accounting Policy has the meaning given in clause 3.5(b)(iii)(A).

RGP3 means Rapid Growth Project 3, as described in the scope overview for the project disclosed in the Due Diligence Materials.

RGP4 means Rapid Growth Project 4, as described in the scope overview for that project disclosed in the Due Diligence Materials.

RGP5 means Rapid Growth Project 5 which is intended to increase the system capacity of BHP Billiton’s existing Pilbara iron ore operations to 205 million tonnes per annum, as described in the RGP5 Scope of Work.

* * *

RGP5 Facilities means all plant, equipment, facilities and infrastructure and related assets in connection with RGP5 as contemplated by the RGP5 Scope of Work.

RGP5 Handover means that stage of RGP5 when:
(a)	all the commissioning tests including construction verification, no-load commissioning and load commissioning which would reasonably be required by a prudent principal to take-over the RGP5 Facilities have been carried out and passed and the RGP5 Facilities are able to be safely operated and maintained by BHP Billiton and are ready to be taken-over, operated and maintained by BHP Billiton;
(b)	the RGP5 Facilities are complete except for minor omissions, defects and modifications requested by BHP Billiton which:
(i)	do not prevent them from being used for their intended purpose;
(ii)	do not prejudice their safe operation and maintenance; and
(iii)	will not prejudice their safe and convenient operation and maintenance, provided the RGP5 Facilities meet the minimum operational and performance standards specified in the RGP5 Scope of Work;
(c)	any marked up ‘Red Line’ As Built Drawings reasonably required by BHP Billiton have been handed over to BHP Billiton;
(d)	any Vendor Manuals and other documentation necessary for the safe and convenient operation and maintenance of the RGP5 Facilities have been handed over to BHP Billiton;
(e)	all required training of BHP Billiton personnel has been carried out;
(f)	all required operating spares have been received by BHP Billiton; and

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(g)	all documents, warranties and other information which BHP Billiton, in its sole discretion, decides are essential for the take-over, operation and maintenance of the RGP5 Facilities have been handed over to BHP Billiton.
* * *

* * *

Rhodes Ridge Joint Venture means the joint venture established by the Rhodes Ridge Joint Venture Agreement dated 11 October 1972.

Ring-Fencing Protocol means the ring-fencing protocol, on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement.

Rio Tinto Consolidated Group means the Consolidated Group of which RTL is the Head Company.

Rio Tinto Estimated Adjusted Cashflows means the Rio Tinto estimated adjusted cash flows as determined in accordance with item 1.4 of Schedule 8.

Rio Tinto Group means RTL, RTP and each of their Subsidiaries and Rio Tinto Group entity means an entity in the Rio Tinto Group.

Rio Tinto Indemnified Parties has the meaning given in clause 4.4(c).

Rio Tinto Issuer means the entity to be incorporated under clause 5.3(a)(i) in accordance with item 1.1(c) of Part 1 of Schedule 7.

Rio Tinto JV Entities means:
(a)	as at the date of this Agreement, the Rio Tinto Issuer and the Rio Tinto Subsidiaries listed in, and which are engaged in the businesses described in, schedule 2 of the Joint Venture Agreement; and
(b)	any other wholly-owned Subsidiary of the Rio Tinto Issuer that subsequently acquires an Iron Ore Asset under clause 2.4(c) of the Joint Venture Agreement.
Rio Tinto JVs means:
(a)	the Robe Joint Venture;
(b)	the Hope Downs Joint Venture;
(c)	the Channar Joint Venture;
(d)	the Bao-HI Joint Venture;
(e)	the Beasley Joint Venture;
(f)	the Rhodes Ridge Joint Venture; and
(g)	any other joint venture that a Rio Tinto JV Entity enters into after the date of the Joint Venture Agreement within the scope of the WA Iron Ore JV.
Rio Tinto Marketing SPV means the entity to be incorporated under clause 5.3(a)(i) in accordance with item 1.1(d) of Part 1 of Schedule 7.
Rio Tinto Iron Ore Owned R&D IP has the meaning given in the Intellectual Property Management Agreement.

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Rio Tinto Owner means the entity to be incorporated under clause 5.3(a)(i) in accordance with item 1.1(b) of Part 1 of Schedule 7.

Rio Tinto R&D IP means the Rio Tinto Iron Ore Owned R&D IP and the Rio Tinto Iron Ore Relevant R&D IP.

Rio Tinto Iron Ore Relevant R&D IP has the meaning given in the Intellectual Property Management Agreement.

Rio Tinto RP Assets and Liabilities has the meaning given in item 1.5 of Schedule 8.

Rio Tinto State Agreements means:
(a)	the Iron Ore (Hamersley Range) Agreement Act 1963 (WA);
(b)	the Iron Ore (Hamersley Range) Agreement Act 1968 (Paraburdoo) (WA);
(c)	the Iron Ore (Yandicoogina) Agreement Act 1996 (WA);
(d)	the Iron Ore (Robe River) Agreement Act 1964 (WA);
(e)	the Iron Ore (Rhodes Ridge) Authorisation Act 1972 (WA);
(f)	the Iron Ore (Mt Bruce) Agreement Act 1972 (WA);
(g)	the Iron Ore (Channar Joint Venture) Agreement Act 1987 (WA); and
(h)	the Iron Ore (Hope Downs) Agreement Act 1992 (WA).
Rio Tinto Tax Funding Agreement means the tax funding agreement of the Rio Tinto Consolidated Group as amended as at 22 December 2005.

Robe or Robe Joint Venture means the joint venture carried on under the name ‘Robe River Iron Associates’ as constituted from time to time pursuant to the Robe River Joint Venture Agreement dated 25 May 1970.

Scheduling Protocol means the scheduling protocol, on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement.

Secondary Processing means secondary processing of iron ore being the concentration or upgrading of iron ore otherwise than by washing, drying, crushing or screening, or a combination thereof.

Security Interest means any mortgage, pledge, lien or charge or any other security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset.

Selling Entities means those JV Entities that are able to sell Iron Ore Product to the Marketing SPVs, being as at the date of the Joint Venture Agreement Hamersley Iron Pty Ltd, Hamersley Iron-Yandi Pty Ltd and BHP Billiton Minerals Pty Ltd. * * *

Senior Executive Team means each senior executive who reports directly to the CEO, and Senior Executive Team Member has a corresponding meaning.

Set-Off Agreement means the set-off agreement to be negotiated by Rio Tinto and BHP Billiton in accordance with clause 3.5(b)(vii), to be signed by the parties to that agreement at Completion.

Implementation Agreement

Shareholder Circular means each of the Rio Tinto shareholder circular (and any supplementary shareholder circular) and the BHP Billiton shareholder circular (and any supplementary shareholder circular), in connection with the WA Iron Ore JV.

Shareholder Meetings means the shareholder meetings to be held by BHP Billiton or Rio Tinto (as applicable) for shareholders of BHP Billiton or Rio Tinto, respectively, to vote on the resolutions to approve the WA Iron Ore JV.

Share means a share in the capital of an Issuer.

Sole Funding Party has the meaning given in clause 8.3(b)(ii) or clause 8.4(g)(ii) of the Joint Venture Agreement, as the context requires.

Sole Risk Assets means, in relation to a Sole Funding Party, all assets forming part of its entitlements in respect of the relevant Sole Risk Development or Sole Risk Opportunity pursuant to schedule 4 of the Joint Venture Agreement including any Sole Risk Iron Ore Product, Sole Risk Cash Flows, Sole Risk Receivable or Sole Risk Asset Surplus, and also includes:
(a)	Cash arising from Sole Risk Cash Flows, and any loan or deposit arising from use of such Cash;
(b)	anything which is, or is deemed to be, a Sole Risk Asset under, or by operation of, the Transaction Documents; and
(c)	anything that the Owners agree are Sole Risk Assets.
Sole Risk Asset Surplus of an Issuer on an Insolvency Administration has the meaning in the Funding and Distribution Policy.

Sole Risk Cash Flows means Cash Flows attributable to Sole Risk Assets and Sole Risk Liabilities.

Sole Risk Development has the meaning given in clause 8.3(b)(ii) of the Joint Venture Agreement.

Sole Risk Entity has the meaning given in item 4 of schedule 4 of the Joint Venture Agreement.

Sole Risk Iron Ore Product means any finished iron ore product recovered, produced or purchased as part of the conduct of operations of a Sole Risk Development or Sole Risk Opportunity.

Sole Risk Liabilities means, in relation to a Sole Funding Party, all liabilities Attributable to Sole Risk Assets including any Sole Risk Loans, and also includes:
(a)	anything which is, or is deemed to be, a Sole Risk Liability under, or by operation of, the Transaction Documents; and
(b)	anything that the Owners agree are Sole Risk Liabilities.
Sole Risk Loans means:
(a)	loans made by a Sole Funding Party to an Issuer or the Manager to discharge funding obligations in respect of a Sole Risk Development or Sole Risk Opportunity pursuant to schedule 4 of the Joint Venture Agreement; and
(b)	NCEP Loans which convert to Sole Risk Loans under clause 8(c)(iv).
Sole Risk New Capital Expansion Project means a New Capital Expansion Project that is treated as being a Sole Risk Development or a Sole Risk Opportunity.

Sole Risk Opportunity has the meaning given in clause 8.4(g)(ii) of the Joint Venture Agreement.

Implementation Agreement

Sole Risk Receivable means a debt arising from the sale of Sole Risk Iron Ore Product by an Issuer (or Issuer JV Subsidiary) to, or as directed by, a Sole Funding Party.

Staff Category Employees means, subject to any specific exceptions approved by the Implementation Oversight Committee, an employee in a managerial, professional, administrative, technical or supervisory role in respect of whom the Manager will not be bound, upon commencement of employment by the Manager, by an industrial instrument by virtue of the transfer of business provisions in the Fair Work Act 2009 (Cth) or the Fair Work (Transitional Provisions and Consequential Amendments) Act 2009 (Cth).

Stamp Duty means:
(a)	duty that is payable under any of the following (and any additional tax, penalty, fine or interest relating to that duty):
(i)	the Duties Act 2008 (WA);

(ii)	the Duties Act 1997 (NSW);

(iii)	the Stamp Duty Act 1978 (NT);

(iv)	the Duties Act 2001 (Qld);

(v)	the Duties Act 2000 (Vic);

(vi)	the Duties Act 2001 (Tas);

(vii)	the Stamp Duties Act 1923 (SA); and

(viii)	the Duties Act 1999 (ACT); and
(b)	amounts payable as a result of the revocation, or assessment or reassessment in relation to, any connected entity exemption or corporate reconstruction relief from duty, additional tax, penalty, fine or interest under (a).
State Agreement means each of the BHP Billiton State Agreements, the Rio Tinto State Agreements and any other agreement entered into by the State of Western Australia and an Owner, a JV Entity or their respective nominees from time to time in connection with JV Operations in accordance with the Government Agreements Act 1979 (WA).
Subsidiary has the meaning given in the Corporations Act, provided that:
(a)	an entity will also be deemed to be a Subsidiary of a body corporate if it is controlled (within the meaning of that term provided by Pt 1.2, Div 6 of the Act); and
(b)	a trust may be a Subsidiary (for the purposes of which a unit or other beneficial interest will be deemed to be a share in the capital of a body corporate) and a body corporate or a trust may be a Subsidiary of a trust.
Subsidiary Member means has the meaning given by s.995-1(1) of the 1997 Tax Act.

Support Assets has the meaning given in clause 3.6(b)(iv)(A).

Sustainable Development Committee has the meaning given in Schedule 10.

Synergies Capture Plan has the meaning given in the Joint Venture Agreement, and also includes the First Synergies Capture Plan.

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Tax means any tax, duty, charge or levy imposed now or at any future date under the present or future Laws of Australia or any other country, and also includes any associated penalties, fines or interest.

Tax Allocation Methodology has the meaning given in clauses 3.5(b)(iv).

Tax Asset means any amount receivable in respect of Tax, including any reduction, refund or reimbursement of Tax, Input Tax Credit entitlement and any amount receivable under a Tax Funding Agreement or Tax Sharing Agreement, and any amount receivable under Division 721 of the 1997 Tax Act or Subdivision 265-A in Schedule 1 of the Taxation Administration Act 1953.

Tax Funding Agreement means the BHP Billiton Tax Funding Agreement or the Rio Tinto Tax Funding Agreement (as appropriate).

Tax Liability means any amount payable in respect of Tax, including any amount payable to an Authority, any amount payable under a Tax Funding Agreement or Tax Sharing Agreement, and any amount payable under Division 721 of the 1997 Tax Act or Subdivision 265-A in Schedule 1 of the Taxation Administration Act 1953.

Tax Sharing Agreement means an agreement contemplated by s.721-25 of the 1997 Tax Act.

Technical Committee has the meaning given in Schedule 10.

Term Deposit has the meaning given in the Funding and Distribution Policy.

Terms of Reference has the meaning given in clause 3.5(a).

* * *
(a)	* * *
(b)	* * *
(i)	* * *
(ii)	* * *
Transaction Document means:
(a)	this Agreement;
(b)	the Joint Venture Agreement, including the Funding and Distribution Policy;
(c)	each Debenture Deed Poll;
(d)	each Management Delegation Agreement;
(e)	each Creditor Deed Poll;
(f)	each Parent Company Guarantee;
(g)	each Cross Charge;
(h)	each Ore Sales Agreement;
(i)	the Infrastructure Sharing Agreement;
(j)	the Blending Agreement;
(k)	the Intellectual Property Management Agreement;
(l)	the ERP Service and Licence Agreement;

Implementation Agreement

*   *   *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(m)	the Transitional Services Agreement;
(n)	the Policies and Protocols;
(o)	the Set Off Agreement;
(p)	each Deed of Accession; and
(q)	any other agreements entered into by some or all of the parties in connection with, or to give effect to the requirements of, the documents listed above.
* * *
Transitional Services Agreement means the transitional services agreement on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement, as developed by the Implementation Management Committee under clause 3.6(b)(iii), to be signed by the parties to that agreement at Completion.

Undisclosed Liabilities means Iron Ore Liabilities, which relate to:
(a)	any claim made by a third party arising from circumstances existing or events occurring on or before the Effective Date; or
(b)	any amount expended, on a voluntary basis, to forestall any such claim, but where the claim is, or is likely to be, US$50 million or more, only where the Owners’ Council has given its prior approval to the amount to be expended, that is made or expended, as the case may be, within 10 years of Completion, but excludes:
(c)	all Iron Ore Liabilities which were disclosed in the Due Diligence Materials; and
(d)	Excluded Liabilities.
WA Iron Ore JV means the joint venture to be known as the “West Australian Iron Ore Joint Venture” to be formed in accordance with clause 2.1(a) of the Joint Venture Agreement.
* * *
Weighing, Sampling and Analysis Protocol means the weighing, sampling and analysis protocol on the terms initialled by each of Rio Tinto and BHP Billiton for identification on or about the date of this Agreement.

Wheelarra Joint Venture means the joint venture carried on under that name as constituted from time to time pursuant to the Wheelarra Joint Venture Agreement dated 28 September 2004.

Workforce Principles means the principles to be applied in planning the composition of the WA Iron Ore JV’s workforce, set out in item 1 of Schedule 6.

* * *

Yandi Joint Venture means the joint venture carried on under that name as constituted from time to time pursuant to the Yandi Joint Venture Agreement dated 10 June 1991.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.
(a)	The singular includes the plural, and the converse also applies.

Implementation Agreement

(b)	A gender includes all genders.
(c)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.
(d)	A reference to a person includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity.
(e)	A reference to a clause, Schedule or annexure is a reference to a clause of, or schedule or annexure to, this Agreement.
(f)	A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.
(g)	A reference to a party to this Agreement, the Transaction Documents or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).
(h)	A reference to legislation or to a provision of legislation means the legislation as amended from time to time and includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.
(i)	A reference to sale or sell includes to procure the sale and a reference to purchase includes to procure the purchase.
(j)	A reference to dollars and $ is to Australian currency unless otherwise specified.
(k)	A reference to time is a reference to:
(i)	time in the place in which the relevant event occurs; or
(ii)	if the relevant event is to occur in more than one place, time in Perth, Western Australia.
(l)	If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing will be done on the immediately succeeding Business Day.
(m)	The meaning of general words is not limited by specific examples introduced by ‘including’, or ‘for example’, or similar expressions.
(n)	A reference to a liability incurred by any person includes any claim, loss, liability, cost or expense of that person arising from or in connection with any obligation (including indemnities and all other obligations owed as principal or guarantor) whether liquidated or not, whether present, prospective or contingent or otherwise and whether or not it would be shown as a ‘liability’ under applicable accounting principles and whether owed, incurred or imposed by or to or on account of or for the account of that person alone, severally or jointly or jointly and severally with any other person.
(o)	A reference to an asset of any person includes any form of real or personal, present or future, tangible or intangible property, any form of legal or equitable right which is not property, and anything of economic value which is not a form of property or legal or equitable right, whether or not the property, right or other thing would be shown as an ‘asset’ under applicable accounting principles, and whether owned, acquired, held, used or controlled by or for the account of that person alone, or severally or jointly, or jointly and severally, with any other person and whether or not assignable.

Implementation Agreement

(p)	A reference to a loss incurred by any person includes any loss, liability, damage, cost, charge or expense that the person pays, incurs or is liable for and any other diminution of value of any description which the person suffers, including all liabilities on account of taxes or duties, all interest, penalties, fines and other amounts payable to third parties and all reasonable legal expenses and other expenses in connection with investigating or defending any claim, action, demand or proceeding, whether or not resulting in any liability, and all amounts paid in settlement of any such claims.
(q)	Other than in clauses 3.2(a) and 3.2(j), any reference to an asset, liability, revenue, expense or cash flow of a JV Entity will, in relation to any JV Entity that is not wholly owned (directly or indirectly) by Rio Tinto and BHP Billiton, exclude a proportion of that asset, liability, revenue, expense or cash flow, equal to the proportion of that JV Entity owned by third parties.
(r)	Nothing in this Agreement is to be interpreted against a party on the ground that the party put forward this Agreement or a relevant part of it.
1.3	Multiple parties
Where this Agreement confers a right or imposes an obligation on Rio Tinto or BHP Billiton (as applicable):
(a)	that right is held by RTL and RTP, or by BHPBL and BHPBP, (as applicable) severally; and
(b)	that obligation is owed by RTL and RTP, or by BHPBL and BHPBP, (as applicable) jointly and severally.
Any reference in this Agreement to Rio Tinto and BHP Billiton is a reference to each of RTL and RTP and BHPBL and BHPBP (as applicable) separately (for example a representation, warranty or undertaking relates to each of them separately).
1.4	Consents or approval
If the doing of any act, matter or thing under this Agreement is dependent on the consent or approval of a party or is within the discretion of a party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the party in its absolute discretion unless expressly provided otherwise.
1.5	Method of payment
All payments required to be made under this Agreement must be tendered by way of direct transfer of immediately available funds to the bank account nominated in writing by the party to whom the payment is due. Any payment tendered under this Agreement after 4pm in the local time of the bank branch from which payment is made must be taken to have been made on the next succeeding Business Day (the deemed payment date) after the date on which payment is tendered, and if the deemed payment date is after the relevant due date for payment, interest will accrue under item 1.6 accordingly.

Implementation Agreement

1.6	Interest on amounts payable
Unless otherwise specified, interest accrues on each amount which is due and payable, but not paid, by either Rio Tinto or BHP Billiton to the other under or in accordance with this Agreement:
(a)	on a daily basis from the due date up to the date of actual payment;
(b)	both before and after judgment (as a separate and independent obligation); and
(c)	at the rate which is the sum of the Bank Bill Rate plus a margin of 3%, calculated for successive periods of one month, with the first period commencing on the due date of the amount on which interest is payable.
The defaulting party must pay interest accrued under this item 1.6 on written demand by the non-defaulting party or, if no demand is made, on the last day of each month. The interest is payable in the currency of the unpaid amount on which it accrues.
1.7	Grossed up for Tax
Where a payment by way of indemnity is required to be made under this Agreement, it will be Grossed up for Tax if, and to the extent necessary, in order to preserve or restore the recipient’s economic position having regard to all relevant matters including:
(a)	the reason that the payment obligation arises;
(b)	the nature of any related Loss or costs incurred by the recipient;
(c)	if the payment is in respect of deprivation of income or profit, or non-receipt of another amount, which would have been subject to Tax;
(d)	if the payment is in respect of a Loss or other event, which results in the recipient, or a Consolidated Group of which it is a member, obtaining a deduction, a reduction in present or future Tax, a Tax rebate or a Tax credit, which offsets any Tax otherwise due on the payment; and
(e)	if the payment is an indemnity in respect of Stamp Duty or other Tax, which duty or other Tax offsets any Tax otherwise due on the payment.
For the avoidance of doubt, a reference to a payment by way of indemnity includes:
(f)	a payment by way of indemnity in relation to Rio Tinto Information or BHP Billiton Information under clause 4.4(b) or (c);
(g)	a payment by way of indemnity in relation to Undisclosed Liabilities under clause 13(g);
(h)	a payment by way of indemnity in relation to Indemnified Tax Liabilities under clause 15(d);
(i)	a payment by way of indemnity in relation to warranties under clause 16.4 or 16.5; and
(j)	a payment under Schedule 6, item 4(g).
For the avoidance of doubt, this item 1.7 does not apply to:
(k)	a payment for the transfer or sale of an asset;
(l)	a payment under clause 3.2(c)(iii)(C) in respect of a BI Loss; or
(m)	a subscription for Debentures.

Implementation Agreement

Implementation Agreement

Schedule 2
Competition Law Conditions Precedent

1.1	(European Commission):

The satisfactory conclusion of the European Commission’s pre-completion investigation under Article 101 of the Treaty on the Functioning of the European Union (TFEU) into the WA Iron Ore JV, whether brought about by:
(a)	the European Commission making a decision under Article 10 of Council Regulation 1/2003 that Article 101 TFEU does not apply to the WA Iron Ore JV;
(b)	the European Commission finding that the WA Iron Ore JV infringes Article 101 TFEU but imposing remedies which are acceptable to Rio Tinto and BHP Billiton under clauses 2.3(d) and 1.1 by a decision under Article 7 of Council Regulation 1/2003 indicating that it no longer has grounds for action under Article 101 TFEU;
(c)	the European Commission issuing a decision under Article 9 of Council Regulation 1/2003 in relation to the WA Iron Ore JV on the basis of binding commitments being offered which are acceptable to Rio Tinto and BHP Billiton under clauses 2.3(d) and 1.1; or
(d)	the European Commission otherwise indicating to the parties that it does not intend to pursue an investigation into the WA Iron Ore JV, or that the WA Iron Ore JV is compatible with Article 101 TFEU.
1.2	(Germany):
All filings having been made in relation to the WA Iron Ore JV pursuant to the Gesetz gegen Wettbewerbsbeschränkungen (act against restraints of competition) of 1957 of Germany, and:
(a)	the German Federal Cartel Office has declined its jurisdiction;
(b)	the German Federal Cartel Office has cleared the transaction after a Phase 1 proceeding (Vorprüfverfahren) by issuing a notice that the transaction will not be prohibited (Mitteilung der Nichtuntersagung) that has been received by the notifying parties, or the transaction is deemed to be cleared because the applicable waiting period pursuant to sec. 41(1)(1) of the German act against restraints of competition has expired without the Federal Cartel Office having opened Phase II proceedings (Hauptprüfverfahren) pursuant to sec. 41(1)(2) of the German act against restraints of competition; or
(c)	the German Federal Cartel Office has cleared the transaction after a Phase II proceeding (Hauptprüfverfahren) by issuing a clearance decision (Freigabeentscheidung) that has been received by the notifying parties, or the transaction is deemed to be cleared because the applicable waiting period pursuant to sec. 41(2)(2) of the German act against restraints of competition (plus potential extensions pursuant to sec. 41 (2) (4) no. 1 of the German act against restraints of competition) has expired without the Federal Cartel Office having prohibited the transaction.

Implementation Agreement

1.3	(ACCC):
Either one of the following having occurred:
(a)	BHP Billiton and Rio Tinto having received notice in writing from the ACCC to the effect that the ACCC does not propose to intervene in or seek to prevent, pursuant to Part IV of the Australian Trade Practices Act 1974 (Cth), BHP Billiton or Rio Tinto entering into, or giving effect to, the WA Iron Ore JV, or acquiring any rights or interests with respect to the WA Iron Ore JV; or
(b)	BHP Billiton and Rio Tinto having been granted clearance or authorisation to enter into, or to give effect to, the WA Iron Ore JV or to acquire any rights or interests with respect to the WA Iron Ore JV, by the ACCC or the Australian Competition Tribunal under Part VII of the Australian Trade Practices Act 1974 (Cth), and no application for review of such clearance or authorisation having been made within the period prescribed by such Act.
1.4	(Ministry of Commerce of the People’s Republic of China):
(a)	All filings have been made to the relevant Authority of the People’s Republic of China in relation to the WA Iron Ore JV pursuant to the requirements of the Anti-Monopoly Law of the People’s Republic of China (AML) and relevant regulations with respect to the competition review of joint ventures, and such filings have been accepted by the relevant Authority for examination, and:
(i)	the relevant Authority has cleared the transaction after a preliminary examination by issuing a notice that the transaction will not be prohibited or a further examination is not required for the transaction and such notice has been received by the notifying parties pursuant to Article 25 par.1 of the AML, or the transaction is deemed to be cleared because the applicable waiting period for the preliminary examination has expired without the relevant Authority having issued a notice to commence a further examination pursuant to Article 25 par. 2 of the AML; or
(ii)	in the event that the relevant Authority requires a further examination by issuing a notice after the preliminary examination , the relevant Authority has cleared the transaction after such further examination (including any extension thereof) by issuing a notice that the transaction will not be prohibited and such notice has been received by the notifying parties pursuant to Article 26 par. 1-2 of the AML, or the transaction is deemed to be cleared because the applicable waiting period for the further examination (including any extension thereof) has expired without the relevant Authority having rejected the transaction pursuant to Article 26 par. 3 of the AML; and
(b)	No examination of the transaction by a relevant Authority of the People’s Republic of China with the legal power and capacity to prevent Completion occurring, or to order Rio Tinto and BHP Billiton not to undertake any obligation under the Joint Venture Agreement, remains in effect, and no relevant Authority of the People’s Republic of China with such legal power and capacity has:

Implementation Agreement

(i)	ordered either Rio Tinto or BHP Billiton not to undertake any conduct it will be obligated to pursuant to the terms of the Joint Venture Agreement; or
(ii)	imposed any condition,
other than an order or a condition that is acceptable to Rio Tinto and BHP Billiton under clauses 2.3(d) and 2.4 of this Agreement.
1.5	(Korea Fair Trade Commission):
All filings having been made in relation to the WA Iron Ore JV pursuant to the Monopoly Regulation and Fair Trade Law and:
(a)	for the filing under Article 12 of the Monopoly Regulation and Fair Trade Law:
(i)	the Korea Fair Trade Commission has cleared the transaction without a formal hearing after confirmation of the Secretary General or Vice-chairman of the Korea Fair Trade Commission and BHP Billiton and Rio Tinto have received the official letter of the Korea Fair Trade Commission giving clearance to permit each of BHP Billiton and Rio Tinto to:
(A)	enter into, or to give effect to, the WA Iron Ore JV; and
(B)	have a major interest or become a major stakeholder with respect to the WA Iron Ore JV;
(ii)	the Korea Fair Trade Commission has cleared the transaction after a formal hearing conducted by a full bench of commissioners and BHP Billiton and Rio Tinto have received the official letter of the Korea Fair Trade Commission giving clearance to:
(A)	enter into, or to give effect to, the WA Iron Ore JV; and
(B)	have a major interest or become a major stakeholder with respect to the WA Iron JV; or
(iii)	the transaction is deemed to be cleared because the applicable review period has expired (without the issuance of disapproval or non-acceptance by the Korea Fair Trade Commission) pursuant to Article 12 of the Monopoly Regulation and Fair Trade Law and Article 18 of the Presidential Decree thereof, and, in each case, those Authorisations remain in force in all respects and there has been no notice, intimation or indication of intention to revoke, suspend, restrict, modify or not renew those Authorisations; and
(b)	if a filing is required under Article 19 of the Monopoly Regulation and Fair Trade Law by the Korea Fair Trade Commission, then the Korea Fair Trade Commission has cleared the transaction pursuant to Article 19 of the Monopoly Regulation and Fair Trade Law and BHP Billiton and Rio Tinto have received the official letter of the Korea Fair Trade Commission giving clearance to each of BHP Billiton and Rio Tinto in relation to the WA Iron Ore JV.

Implementation Agreement

1.6	(Japan Fair Trade Commission):
(a)	If BHP Billiton and Rio Tinto have applied for prior consultation (jizen sodan) with the Japan Fair Trade Commission in relation to the WA Iron Ore JV pursuant to the Policies Dealing with Prior Consultation Regarding Business Combination Plans (Kigyo Ketsugo Keikaku ni Kansuru Jizen Sodan ni Taisuru Taio Hoshin; December 11, 2002, as amended) and have not withdrawn that application. BHP Billiton and Rio Tinto have received a response from the Japan Fair Trade Commission that the transaction will not substantially restrain competition in relation to the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade of Japan (Shiteki Dokusen no Kinshi Oyobi Kosei Torihiki no Kakuho ni Kansuru Horitsu; Law No. 54 of 1947; (Antimonopoly Act)) as amended; or
(b)	if BHP Billiton and Rio Tinto are required to file a prior formal notification (jizen todokede) in relation to the WA Iron Ore JV pursuant to the Antimonopoly Act, as amended, the Japan Fair Trade Commission is deemed to have cleared the transaction because the Japan Fair Trade Commission has not issued a notice of disapproval or non-acceptance of the WA Iron Ore JV to BHP Billiton or Rio Tinto pursuant to Section 49(5) of the Antimonopoly Act as amended within the applicable time periods; and
(c)	in any event, the Japan Fair Trade Commission has not initiated an administrative investigation (shinsa) that remains open in relation to the WA Iron Ore JV pursuant to Sections 45(2) and 45(4) of the Antimonopoly Act.
1.7	(Taiwan Fair Trade Commission):
All filings being made in relation to the WA Iron Ore JV pursuant to the Taiwan Fair Trade Law of 1991, and the regulations and rulings promulgated by the Taiwan Fair Trade Commission, and:
(a)	the Taiwan Fair Trade Commission has declined its jurisdiction over the transaction;
(b)	the Taiwan Fair Trade Commission has cleared the transaction by issuing a notice that the transaction will not be prohibited and such notice has been received by the notifying parties or posted on the website of the Taiwan Fair Trade Commission; or
(c)	the transaction is deemed to be cleared because the applicable waiting period plus potential extensions pursuant to Article 11 of the Taiwan Fair Trade Law has expired without the Taiwan Fair Trade Commission having prohibited the transaction.

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Schedule 3
Part 1: Tax Conditions Precedent

1.1	BHP Billiton
BHPBL (as Head Company of the BHP Billiton Consolidated Group) obtaining a Private Ruling from the Commissioner of Taxation to the following effect (and words which have a defined meaning in the 1936 Tax Act or 1997 Tax Act have the same meaning below):
(a)	* * *
(i)	* * *
(ii)	* * *
(iii)	* * *
(b)	* * *
(i)	* * *
(ii)	* * *
(c)	* * *
1.2	Rio Tinto
RTL (as Head Company of the Rio Tinto Consolidated Group) obtaining a Private Ruling from the Commissioner of Taxation to the following effect (and words which have a defined meaning in the 1936 Tax Act or 1997 Tax Act have the same meaning below):
(a)	* * *
(i)	* * *
(ii)	* * *
(iii)	* * *
(b)	* * *
(i)	* * *
(ii)	* * *
(c)	* * *
1.3	Joint BHP Billiton/Rio Tinto Condition Precedent
* * *
(a)	* * *
(b)	* * *
(c)	* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Part 2: Stamp Duty Conditions Precedent

1.1	Rio Tinto Stamp Duty ruling
* * *
(a)	* * *
(i)	* * *
(A)	* * *

(B)	* * *

(C)	* * *
* * *

(ii)	* * *

(iii)	* * *
(A)	* * *

(B)	* * *
(b)	* * *
(i)	* * *
(A)	* * *

(B)	* * *
* * *

(ii)	* * *
(c)	* * *
(i)	* * *
(A)	* * *

(B)	* * *
* * *

(ii)	* * *
(d)	* * *
1.2	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
1.3	* * *

* * *
(a)	* * *
(i)	* * *
(A)	* * *
* * ** * *

(ii)	* * *

(iii)	* * *
(A)	* * *

(B)	* * *
(b)	* * *
(i)	* * *
(A)	* * *

(B)	* * *
* * *

(ii)	* * *
(c)	* * *

(d)	* * *
1.4	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Schedule 4
Identified Expansion Capital Projects

1.1	Rio Tinto Identified Projects
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

(i)	* * *
1.2	BHP Billiton Identified Projects
(a)	* * *

(b)	* * *

(c)	* * *

Implementation Agreement

Schedule 5
Part 1: RGP5 Handover Verification Process

(a)	Within 5 days of achieving RGP5 Handover, BHP Billiton and Rio Tinto must jointly appoint an Independent Engineer, nominated by the President of the Institute of Engineers, Australia unless Rio Tinto and BHP Billiton agree otherwise, to prepare and deliver to Rio Tinto the RGP5 Handover Verification Report. The Independent Engineer must:
(i)	have appropriate qualifications and experience; and
(ii)	not have any interest which conflicts or may conflict with his or her appointment as an expert in relation to the dispute.
(b)	If Rio Tinto does not agree with all or any part of the RGP5 Handover Verification Report, Rio Tinto may, within 30 days of receipt of that report, serve a dispute notice on BHP Billiton. If a dispute notice is served, Rio Tinto and BHP Billiton must consult in good faith with each other and the Independent Engineer, to attempt to resolve the dispute. If the dispute cannot be resolved by consultation within one month (or such other time as Rio Tinto and BHP Billiton may agree) after service of the dispute notice, the dispute will be resolved by an Independent Expert.
(c)	For the purposes of paragraph (a), the Independent Engineer must be an engineer appointed by agreement between Rio Tinto and BHP Billiton or, in the absence of agreement, appointed by the President of the Institute of Engineers, Australia.
(d)	For the purposes of paragraph (b), the Independent Expert must:
(i)	have appropriate qualifications, including experience in the subject matter of the dispute or deadlock; and
(ii)	not have any interest which conflicts or may conflict with his or her appointment as an expert in relation to this dispute.
(e)	The Independent Expert must determine whether the conclusion reached in the RGP5 Handover Verification Report is in accordance with the requirements and intention of clause 3.4(a) and Schedule 5 Part 2.
(f)	If the Independent Expert determines that the conclusion reached in RGP5 Handover Verification Report is not in accordance with the requirements and intention of clause 3.4(a) and Schedule 5 Part 2, then for the purposes of clause 3.4(b), RGP5 Handover will be deemed not to have taken place.
(g)	For the purposes of clause 3.4:
(i)	the Independent Expert will accept oral and written submissions from Rio Tinto and BHP Billiton and make a written determination in relation to the matters in dispute within 28 days of his or her appointment unless the Independent Expert certifies that the matter is complex in which case the period will be extended to 60 days;

Implementation Agreement

(ii)	the Independent Expert will keep all information received in connection with its appointment under this Agreement confidential;
(iii)	in the absence of manifest error, the decision of the Independent Expert made under this Schedule will be final and binding on Rio Tinto and BHP Billiton; and
(iv)	the costs of the Independent Expert will be borne equally between Rio Tinto and BHP Billiton.

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
* * *

* * *
(a)	* * *
(i)	* * *
(ii)	* * *
(b)	* * *
(c)	* * *
(i)	* * *
(ii)	* * *
(iii)	* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
* * *

(a)	* * *
(b)	* * *
(i)	* * *
(ii)	* * *
(c)	* * *
(i)	* * *
(ii)	* * *
(d)	* * *
(e)	* * *
(i)	* * *
(ii)	* * *
(iii)	* * *
(f)	* * *
(g)	* * *
(h)	* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Schedule 6
Employees
1.	Workforce Principles

The following principles are to be applied in planning the composition of the WA Iron Ore JV’s workforce:
(a)	The Senior Executive Team is to be sourced approximately 50:50 from each of Rio Tinto and BHP Billiton on a “best person for the job” basis.
(b)	As at the JV Commencement Date:
(i)	the Manager will be the employer of the CEO, the Senior Executive Team and Staff Category Employees;
(ii)	subject to any Existing JV Arrangements and to any specific transitional arrangements approved by the Implementation Oversight Committee, other JV Employees will be employed by the Manager or a JV Entity; and
(iii)	where employees are to change employer to the Manager consistent with the intention described in item 2(d), or to another JV Entity consistent with item 1(b)(ii), such change of employer will be subject to a prior confirmatory decision of the Implementation Oversight Committee, made taking into account all matters set out in item 2(d).
There will be no secondments into the WA Iron Ore JV, and neither BHP Billiton or Rio Tinto nor their respective Owners has rights of appointment to any position.
(c)	Following the JV Commencement Date, * * *, made taking into account the matters set out in item 2(d).
(d)	Employees engaged after the JV Commencement Date * * * will be employed by the Manager unless otherwise approved by the Owners’ Council.
(e)	* * *
(f)	Except where otherwise specified in this Schedule, * * * and any costs associated with the JV Employees will be:
(i)	in respect of the Relevant Period, taken into account in the Interim Adjusted Cashflow Statement and the Final Adjusted Cashflow Statement; and
(ii)	in respect of the period on and from the JV Commencement Date, a cost of the WA Iron Ore JV.
(g)	* * *costs associated with the establishment of the WA Iron Ore JV will be:
(i)	taken into account in the Interim Adjusted Cashflow Statement and the Final Adjusted Cashflow Statement if paid during the Relevant Period; and
(ii)	a cost of the WA Iron Ore JV if paid on or after the JV Commencement Date.

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(h)	The WA Iron Ore JV must adopt an owner/operator model, using employees in preference to contractors in long-term operating roles, with a progressive transition to that model from current arrangements.
2.	Selection processes and recruitment

(a)	Employees must be selected for roles in the WA Iron Ore JV’s organisation structures from amongst the available workforces of each of Rio Tinto and BHP Billiton and their relevant JV Entities, and from external sources as appropriate, by consistent application of objective merit-based criteria, including the expertise and experience of each candidate in light of the expertise and experience required of the role.
(b)	In the case of Senior Executive Team roles, and any other particular roles specified by the Implementation Oversight Committee, an assessment of candidates by an independent third party should be obtained.
(c)	Appointments of:
(i)	the CEO and the Senior Executive Team will be subject to the approval of the Owners’ Council in accordance with the Joint Venture Agreement; and
(ii)	other employees apart from the CEO and the Senior Executive Team, must be approved by the employee’s manager one-removed taking into account the recommendation of the employee’s immediate manager.
(d)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
* * *
(e)	The costs associated with item 2(d) will be:
(i)	taken into account in the Interim Adjusted Cashflow Statement and the Final Adjusted Cashflow Statement if paid during the Relevant Period; and
(ii)	a cost of the WA Iron Ore JV if paid on or after the JV Commencement Date.
3.	Remuneration and other benefits

(a)	Remuneration and benefit principles must be developed and applied consistently for employees in comparable functions and at comparable levels taking into account:
(i)	any constraints under employment legislation; and

(ii)	any risks or costs associated with a particular proposal.
(b)	* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(c)	The following matters will be recognised by the Manager or the JV Entity and accepted as a cost of the WA Iron Ore JV:
(i)	* * *

(ii)	* * *

(iii)	* * *
* * *
(d)	* * * However, the cost of the payment will be:
(i)	taken into account in the Interim Adjusted Cashflow Statement and the Final Adjusted Cashflow Statement if paid during the Relevant Period; and
(ii)	a cost of the WA Iron Ore JV if paid on or after the JV Commencement Date.
(e)	* * *
(i)	* * *
(ii)	* * *
(iii)	if granted after the JV Commencement Date, will be a cost of the WA Iron Ore JV.
(f)	* * * unless otherwise approved by the Implementation Oversight Committee or the Owners’ Council (as applicable), their cost will be:
(i)	taken into account in the Interim Adjusted Cashflow Statement and the Final Adjusted Cashflow Statement to the extent that and pro rata with * * * the Relevant Period; and
(ii)	a cost of the WA Iron Ore JV if paid on or after the JV Commencement Date, but will otherwise be the responsibility of Rio Tinto or BHP Billiton as applicable.
(g)	Long-term incentive arrangements for eligible members of the WA Iron Ore JV workforce must be designed:
(i)	to operate from the JV Commencement Date;

(ii)	* * *

(iii)	* * *

(iv)	* * *
4.	Superannuation

(a)	Defined contribution superannuation arrangements must be established, or made available, for all employees.
(b)	* * *
(c)	* * *
(d)	* * *
(e)	Any benefit accrual * * * will be:

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(i)	in respect of the Relevant Period, taken into account in the Interim Adjusted Cashflow Statement and the Final Adjusted Cashflow Statement; and
(ii)	in respect of the period on and from the JV Commencement Date, a cost of the WA Iron Ore JV.
BHP Billiton or Rio Tinto, as applicable, will be responsible for the funding of benefits accrued * * * up to the Effective Date.

* * *

* * *
(iii)	* * *
(iv)	* * *
(f)	For the avoidance of doubt, any funding liability relating to superannuation benefits * * * for service prior to the Effective Date will be borne wholly by BHP Billiton or Rio Tinto, as applicable. Any funding liability relating to service after the Effective Date will be:
(i)	in respect of the Relevant Period, taken into account in the Interim Adjusted Cashflow Statement and the Final Adjusted Cashflow Statement; and
(ii)	in respect of the period on and from the JV Commencement Date, a cost of the WA Iron Ore JV.
(g)	The actuarial cost to the employer of the benefit accrual * * * between the Effective Date and the JV Commencement Date will be reimbursed by the Manager to the BHP Billiton entity or the Rio Tinto entity as the case may require as soon as practicable after the JV Commencement Date to the extent that the Manager has not otherwise met that cost by making contributions at the required level * * *.
5.	Workers’ compensation

(a)	Independent workers’ compensation insurance arrangements must be established.
(b)	Workers’ compensation liabilities and claims management costs * * * will be the responsibility of the relevant employer.
6.	Contractors

(a)	Contractor personnel considered for employment by the WA Iron Ore JV will be subject to the processes set out in item 2 above.
(b)	The transition of contractor personnel to direct employment by the Manager (or a JV Entity) must be planned and undertaken so as to minimise cost and disruption to operations, and must take into account the potential for application at law of transferred industrial instruments.
(c)	* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(i)	* * *
(ii)	* * *
arising from the transition of the contractor personnel to direct employment by the Manager (or JV Entity). Any such costs, including any termination of employment entitlements and the payment of accrued leave entitlements, will remain the cost of the contractor.

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Schedule 7
Reorganisation Steps
1.	Part 1 — Rio Tinto’s reorganisation steps

1.1	Pre-Completion reorganisation steps
Rio Tinto must implement and complete the following reorganisation steps in the following order in accordance with clause 5.3(a)(i):
(a)	the incorporation of a company limited by shares, all of which are held by RTL (Rio Tinto HoldCo);
(b)	the incorporation of an Australian incorporated company limited by shares, all of which are held by Rio Tinto HoldCo (Rio Tinto Owner);
(c)	the incorporation of an Australian incorporated company limited by shares * * *, all of which are held by RTL (Rio Tinto Issuer);
(d)	the incorporation of a company limited by shares, all of which are held by Rio Tinto HoldCo (Rio Tinto Marketing SPV);
(e)	* * *
(i)	* * *
(ii)	* * *
(iii)	* * *
(f)	* * *
(g)	* * *
1.2	Other reorganisation steps
Rio Tinto must * * * in accordance with clause 5.4(a)(i):
(a)	* * *
(b)	* * *
(c)	* * *
(d)	* * *
(e)	* * *
(f)	* * *
(g)	* * *
(h)	* * *
(i)	* * *
(j)	* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(k)	* * *
(l)	* * *
(m)	* * *
(n)	* * *
(o)	* * *
(p)	* * *
(q)	* * *
(r)	* * *
(s)	* * *
(t)	* * *
(u)	* * *
(v)	* * *
(w)	* * *
(x)	* * *
(y)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *

(v)	* * *

(vi)	* * *

(vii)	* * *

(viii)	* * *
* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
1.3	Diagrams

Diagram 1

* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Diagram 2

* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
2.	Part 2 – BHP Billiton’s reorganisation steps

2.1	Pre-Completion reorganisation steps

BHP Billiton must implement and complete the following reorganisation steps in accordance with clause 5.3(a)(ii):
(a)	the incorporation of a company limited by shares (BHP Billiton HoldCo), all of which are held by BHPBL;
(b)	the incorporation of an Australian incorporated company limited by shares (BHP Billiton Owner), all of which are held by BHP Billiton HoldCo;
(c)	the incorporation of an Australian incorporated company limited by shares * * * (BHP Billiton Issuer), all of which are held by BHPBL;
(d)	the incorporation of a company limited by shares (BHP Billiton Marketing SPV), all of which are held by BHP Billiton HoldCo;
(e)	* * *
(f)	* * *
(g)	* * *
2.2	Other reorganisation steps
(a)	BHP Billiton must, in accordance with clause 5.4(a)(ii)(A), procure:
(i)	* * *
(ii)	* * *
(A)	* * *

(B)	* * *

(C)	* * *
(iii)	* * *
(iv)	* * *
(b)	BHP Billiton must * * * in accordance with clause 5.4(a)(ii)(A):
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *

(v)	* * *
(A)	* * *
* * *
(c)	BHP Billiton must deal in accordance with clause 5.4(a)(ii)(B) with:

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(i)	* * *

(ii)	* * *

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*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
2.3	Diagrams

Diagram 1

* * *

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*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Diagram 2

* * *

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*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
2.4	Aerial photograph

* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
2.5	Map

* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Schedule 8
Financial Adjustment Mechanism
1.	Determination of BHP Billiton Equalisation Investment

General principles
1.1	BHP Billiton Equalisation Investment

The BHP Billiton Equalisation Investment will equal:
(a)	US$5.8 billion (Escalated from 1 July 2009 until Completion); plus
(b)	one half of the Estimated Cashflow Difference (which may be a positive or negative number), determined in accordance with item 1.3; plus
(c)	an amount equal to one half of the net present value (discounted at a 3% discount rate (nominal and pre-tax) to Completion) of the post-JV Commencement Date payments (principal, interest and fees) payable by any BHP Billiton Group entity under * * * expressed as a positive number.
1.2	Credit to notional franking account
(a)	The Manager must credit the account of franking credits available to frank Coupons payable on the Debentures held by the BHP Billiton Owner in the Rio Tinto Issuer (as provided in item 9 of the Funding and Distribution Policy) with an amount agreed between BHP Billiton and Rio Tinto.
(b)	The amount referred to in paragraph (a) will be determined having regard to the difference between the Australian income tax paid on the pre-tax profits of the Rio Tinto JV Entities and the BHP Billiton JV Entities included in the Rio Tinto Final Cashflows and the BHP Billiton Final Adjusted Cashflows. Where the Estimated Adjusted Cashflows indicate with sufficient certainty a minimum amount that should be credited to the account, that minimum amount will be credited at Completion, and any necessary adjustments arising from the Final Adjusted Cashflows will be made when they are finalised.
(c)	As provided in the Funding and Distribution Policy, the franking credits referred to in paragraph (b) will be retained by Rio Tinto Limited in its franking account for application to Coupons paid to the BHP Billiton Owner.
(d)	Rio Tinto and BHP Billiton will enter into good faith negotiations after the JV Commencement Date to agree arrangements for payment of Coupons or other frankable distributions to which the franking credits referred to in paragraph (b) will be attached so as to enable BHP Billiton Limited’s franking account to be credited with those amounts.
1.3	Estimated Cashflow Difference
(a)	The Estimated Cashflow Difference will be determined in accordance with paragraphs (b) and (c).

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(b)	For each Month during the period from and including the Effective Date to and including the day prior to the JV Commencement Date (the Relevant Period) an Estimated Monthly Difference will be calculated by:
(i)	determining the Rio Tinto Estimated Adjusted Cashflows in US dollars in accordance with item 1.4(a);
(ii)	determining the BHP Billiton Estimated Adjusted Cashflows in US dollars in accordance with item 1.4(b);
(iii)	subtracting the Rio Tinto Estimated Adjusted Cashflows from the BHP Billiton Estimated Adjusted Cashflows; and
(iv)	the resulting difference (which may be a positive or negative amount) being Escalated between the last day of the Month concerned and the date of Completion, so as to determine the Estimated Monthly Difference (the Estimated Monthly Difference).
(c)	The Estimated Monthly Differences for each Month in the Relevant Period will be summed, and the adjustment made for the Net Accrued Notional Tax for the Relevant Period, determined in accordance with item 5.5(c), to determine the Estimated Cashflow Difference (which may be a positive or negative amount) (the Estimated Cashflow Difference).
1.4	Estimated Adjusted Cashflows
(a)	The Rio Tinto Estimated Adjusted Cashflow in respect of any Month during the Relevant Period will be the net cash flow shown in the Rio Tinto Interim Adjusted Cashflow Statement for that Month prepared in accordance with item 1.5(b):
(i)	excluding, for the avoidance of doubt, any cash flows (other than study costs) associated with a Rio Tinto Group New Capital Expansion Project; and
(ii)	excluding, for the avoidance of doubt, any cash flows associated with research and development in relation to Rio Tinto R&D IP (whether incurred by a JV Entity or an Affiliate of Rio Tinto).
(b)	The BHP Billiton Estimated Adjusted Cashflow in respect of any Month during the Relevant Period will be the net cash flow shown in the BHP Billiton Interim Adjusted Cashflow Statement for that Month prepared in accordance with item 1.5(b):
(i)	excluding, for the avoidance of doubt, any cash flows (other than study costs) associated with a BHP Billiton Group New Capital Expansion Project; and
(ii)	excluding, for the avoidance of doubt, any cash flows associated with research and development in relation to BHP Billiton R&D IP (whether incurred by a JV Entity or an Affiliate of BHP Billiton).
1.5	Interim Completion Accounts
(a)	Each of Rio Tinto and BHP Billiton (as applicable) must, as soon as practicable and in any event not less than 20 Business Days prior to Completion, prepare notional stand-alone consolidated balance sheets as at the Effective Date for:

Implementation Agreement

(i)	the Relevant Period Assets and the Relevant Period Liabilities of the Rio Tinto Group, (the Rio Tinto RP Assets and Liabilities) with balances adjusted in accordance with the principles set out in item 5, prepared consistently with the Guidance Materials and in accordance with:
(A)	the accounting polices of Rio Tinto; and

(B)	the principles set out in item 4,
and reviewed in accordance with the AUP by the auditor of Rio Tinto, whose review work must be available for inspection by the Auditor once appointed under clauses 3.6(b)(viii) and 3.7(b); and
(ii)	the Relevant Period Assets and the Relevant Period Liabilities of the BHP Billiton Group, (the BHP Billiton RP Assets and Liabilities), with balances adjusted in accordance with the principles set out in item 5, prepared consistently with the Guidance Materials and in accordance with:
(A)	the accounting polices of BHP Billiton; and

(B)	the principles set out in item 4,
and reviewed in accordance with the AUP by the auditor of BHP Billiton, whose review work must be available for inspection by the Auditor once appointed under clause 3.6(b)(viii) and 3.7(b)
(the Effective Date Balance Sheets).
(b)	Each of Rio Tinto and BHP Billiton must prepare:
(i)	an estimated notional stand-alone consolidated balance sheet as at the day prior to the JV Commencement Date for the Rio Tinto RP Assets and Liabilities and the BHP Billiton RP Assets and Liabilities (as applicable) with balances adjusted in accordance with the principles set out in item 5 (the Interim Completion Balance Sheets) prepared consistently with, and in the same form as, the Effective Date Balance Sheets; and
(ii)	notional stand-alone consolidated adjusted cash flow statements for each Month in the Relevant Period for the Rio Tinto RP Assets and Liabilities and the BHP Billiton RP Assets and Liabilities (as applicable) with balances adjusted in accordance with the principles set out in item 5 (the Interim Adjusted Cashflow Statements). The Interim Adjusted Cashflow Statement for any Month in the Relevant Period ending after 15 Business Days prior to Completion will be an estimate. Each Interim Adjusted Cashflow Statement must be prepared in accordance with the methodology adopted under item 1.6 of the Funding and Distribution Policy, on the assumption that it applied from the Effective Date and all Relevant Period Assets and Relevant Period Liabilities are assets and liabilities of the JV Entities, and consistently with the Guidance Materials.
(c)	Rio Tinto and BHP Billiton must provide each other with their respective Interim Completion Balance Sheets and Interim Adjusted Cashflow Statements not less than 15 Business Days prior to Completion.

Implementation Agreement

(d)	Each of Rio Tinto and BHP Billiton must also provide to the other:
(i)	by no later than 31 January 2010, an estimate of the Rio Tinto or BHP Billiton Estimated Adjusted Cashflows (as applicable) for each complete full Month in the Relevant Period prior to that date and a separate statement of the total expenditure in that Month associated with Rio Tinto Group New Capital Expansion Projects or BHP Billiton Group New Capital Expansion Projects (as applicable); and
(ii)	thereafter, within 10 Business Days after the end of each Month in the Relevant Period (but not later than 15 Business Days prior to Completion) an estimate of the Rio Tinto or BHP Billiton Estimated Adjusted Cashflows (as applicable) for that Month and a separate statement of the total expenditure in that month associated with Rio Tinto Group New Capital Expansion Projects or BHP Billiton Group New Capital Expansion Projects (as applicable).
(e)	Where an Interim Completion Balance Sheet or an Interim Adjusted Cashflow Statement must be prepared on an estimated basis, that estimate must be prepared in good faith and on a fair and reasonable basis.
2.	Determination of Adjustment Amount

2.1	Adjustment Amount

The Adjustment Amount will equal:
(a)	one half of the Cashflow Adjustment Amount determined under item 2.2;
(b)	plus any Agreed Sole Risk Adjustment for a Sole Risk Development undertaken by Rio Tinto under item 2.6; and
(c)	minus any Agreed Sole Risk Adjustment for a Sole Risk Development undertaken by BHP Billiton under item 2.6, and:
(d)	if positive, the Rio Tinto Owner will subscribe for Debentures in the BHP Billiton Issuer in that amount; and
(e)	if negative, the BHP Billiton Owner will subscribe for Debentures in the Rio Tinto Issuer in that amount.
2.2	Cashflow Adjustment Amount
(a)	Subject to paragraph (c), the Cashflow Adjustment Amount will equal the difference between the Estimated Cashflow Difference and the Final Cashflow Difference, determined in accordance with item 2.3, Escalated from Completion until the date for subscription of the Adjustment Amount.
(b)	Subject to paragraph (c), for the purposes of this item 2.2, the Cashflow Adjustment Amount will be:
(i)	positive and payable by Rio Tinto if the subscription price payable by BHP Billiton at Completion would have been lower had the Final Cashflow Difference

Implementation Agreement

been used in calculating that subscription price rather than the Estimated Cashflow Difference; or
(ii)	negative and payable by BHP Billiton if the subscription price payable by BHP Billiton at Completion would have been higher had the Final Cashflow Difference been used in calculating that subscription price rather than the Estimated Cashflow Difference.
(c)	Each of BHP Billiton and Rio Tinto must procure that the Auditor reviews the Escalation of the Cashflow Adjustment Amount and the Adjustment Amount to ensure that it has been calculated in accordance with this Agreement.
2.3	Final Cashflow Difference

The Final Cashflow Difference will be determined in the same manner as the Estimated Cashflow Difference under item 1.3 including Escalation of cash flows to Completion (including cash flows associated with a Rio Tinto Group JV New Capital Expansion Project or a BHP Billiton Group JV New Capital Expansion Project and cash flows referred to in items 2.4(a)(ii) and 2.4(b)(ii)) and the adjustment made for Net Accrued Notional Tax for the Relevant Period, determined in accordance with item 5.5(e), except that:
(a)	references to Estimated Adjusted Cashflows determined in accordance with item 1.4 will be read as references to Final Adjusted Cashflows determined in accordance with item 2.4; and
(b)	references to the Estimated Cashflow Difference will be read as references to the Final Cashflow Difference.
2.4	Final Adjusted Cashflows
(a)	Rio Tinto’s Final Adjusted Cashflow in respect of any Month during the Relevant Period will be the net cash flows shown in the Rio Tinto Final Adjusted Cashflow Statement for that Month prepared in accordance with item 2.5(a):
(i)	including any cash flows associated with a Rio Tinto Group JV New Capital Expansion Project and excluding any cash flows (other than the study costs) associated with a Rio Tinto Group Sole Risk New Capital Expansion Project or other Rio Tinto Group New Capital Expansion Project; and
(ii)	if, before the earlier of:
(A)	expiry of the period referred to in clause 8(c)(i) during which the Receiving Party may make an election; and

(B)	the date when all such elections have been made,
(the Expiry or Election Date), the Manager has recommended, and the Owners’ Council has approved, the development of Rio Tinto R&D IP for use in the WA Iron Ore JV and the continuation of research and development in relation to that Rio Tinto R&D IP in accordance with clause 8 of the Intellectual Property Management Agreement, including any cash flows associated with research and development in relation to that Rio Tinto R&D IP (whether incurred by a JV

Implementation Agreement

Entity or an Affiliate of Rio Tinto) to the same extent that ongoing research and development is agreed to be funded by the WA Iron Ore JV, provided that:
(C)	all claimed expenses are properly attributed to Iron Ore Production Activities; and

(D)	no mark-up or margin is applied to those costs by Rio Tinto.
(b)	BHP Billiton’s Final Adjusted Cashflow in respect of any Month during the Relevant Period will be the net cash flows shown in the BHP Billiton Final Adjusted Cashflow Statement for that Month prepared in accordance with item 2.5(a):
(i)	including any cash flows associated with a BHP Billiton Group JV New Capital Expansion Project and excluding any cash flows (other than the study costs) associated with a BHP Billiton Group Sole Risk New Capital Expansion Project or other BHP Billiton Group New Capital Expansion Project; and
(ii)	if, by the Expiry or Election Date, the Manager has recommended, and the Owners’ Council has approved, the development of BHP Billiton R&D IP for use in the WA Iron Ore JV and the continuation of research and development in relation to that BHP Billiton R&D IP in accordance with clause 8 of the Intellectual Property Management Agreement, including any cash flows associated with research and development in relation to that BHP Billiton R&D IP (whether incurred by a JV Entity or an Affiliate of BHP Billiton) to the same extent that ongoing research and development is agreed to be funded by the WA Iron Ore JV, provided that:
(A)	all claimed expenses are properly attributed to Iron Ore Production Activities; and

(B)	no mark-up or margin is applied to those costs by BHP Billiton.
2.5	Final Completion Accounts
(a)	Each of Rio Tinto and BHP Billiton must:
(i)	as soon as reasonably practicable and, in any case, in sufficient time for the Auditor to comply with paragraph (b), prepare a final version of the Interim Completion Balance Sheets (Final Completion Balance Sheets) and Interim Adjusted Cashflow Statements (Final Adjusted Cashflow Statements) that had been prepared on an estimated basis under item 1.5(b). The final versions will be prepared on the same basis, in respect of the same date or period and, in the same form as, the interim versions (which were prepared consistently with the Guidance Materials) except that:
(A)	actual amounts will replace any estimates; and

(B)	the Final Adjusted Cashflow Statements will be prepared in accordance with item 5.4; and
(ii)	procure that the Auditor undertakes a review in accordance with the AUP in respect of the Final Completion Balance Sheets and Final Adjusted Cashflow Statements, including making the adjustments referred to in paragraph (b).

Implementation Agreement

(b)	In carrying out its review in accordance with the AUP, the Auditor will be instructed to:
(i)	ensure that the Final Completion Balance Sheets and Final Adjusted Cashflow Statements have been prepared in accordance with the requirements of this Agreement;
(ii)	ensure that the Final Completion Balance Sheets and Final Adjusted Cashflow Statements have been prepared in a consistent manner as between Rio Tinto and BHP Billiton, including in relation to approaches and levels of materiality;
(iii)	where in the Auditor’s opinion the Final Completion Balance Sheets or Final Adjusted Cashflow Statements (or both) have not been prepared in accordance with this Agreement or have not been prepared in a consistent manner, then the Auditor must propose such adjustments to the Final Completion Balance Sheets and Final Adjusted Cashflow Statements as the Auditor reasonably determines best reflect the requirements and intentions of this Schedule;
(iv)	provide Rio Tinto and BHP Billiton with a draft of the AUP review report, including a statement of any adjustments that the Auditor proposes pursuant to paragraph (iii) and give both Rio Tinto and BHP Billiton a reasonable opportunity to provide comments in writing to the Auditor on the draft report. Any written comments provided by either Rio Tinto or BHP Billiton to the Auditor must be provided to the other at the same time, and the Auditor must consider the comments and, if either Rio Tinto or BHP Billiton so requests, meet with Rio Tinto and BHP Billiton to discuss the Auditor’s proposed response to the comments before finalising the AUP report;
(v)	address its AUP review report to both Rio Tinto and BHP Billiton; and
(vi)	complete the AUP review reports by no later than 210 days after Completion.
The Final Completion Balance Sheets or Final Adjusted Cashflow Statements, adjusted as proposed by the Auditor, will be final and binding on Rio Tinto and BHP Billiton, unless either Rio Tinto or BHP Billiton disputes them in accordance with item 6.
2.6	Agreed Sole Risk Adjustment

For the purposes of clause 8(c)(i) and item 2.1 of this Schedule:
(a)	if, before the fifth Business Day after finalisation of the Final Completion Accounts, Rio Tinto and BHP Billiton have agreed the fair market value for a Sole Risk Development undertaken by Rio Tinto or BHP Billiton (as applicable) under clause 8.3(c) and item 1(b) of schedule 4 of the Joint Venture Agreement, then the Agreed Sole Risk Adjustment will be the other Owner’s Participating Share of that fair market value; or
(b)	if not, then on determination of the fair market value under clause 8.(c) and item 1(b) of schedule 4 of the Joint Venture Agreement in accordance with item 1 of schedule 9 of the Joint Venture Agreement, the party undertaking the Sole Risk Development will instead subscribe for further Debentures in the other Owner’s Participating Share of that fair market value in accordance with clause 7.5, within 5 Business Days of that determination.

Implementation Agreement

3.	JV Commencement Date Balance Sheets

The Manager must, in accordance with clause 4.3(f) of the Joint Venture Agreement, as soon as practicable after the JV Commencement Date, and in any event within 90 days, prepare:
(a)	a notional stand-alone consolidated balance sheet, as at the JV Commencement Date, for the Iron Ore Assets and Iron Ore Liabilities (without adjustment under item 5) in accordance with the methodology adopted under the Funding and Distribution Policy (JV Commencement Date Balance Sheet), prepared in accordance with the Accounting Policy and reviewed by the Auditor in accordance with the AUP.
(b)	a JV Commencement Date Balance Sheet, prepared in accordance with the accounting policy of Rio Tinto and reviewed in accordance with the AUP by the Auditor; and
(c)	a JV Commencement Date Balance Sheet, prepared in accordance with the accounting policy of BHP Billiton and reviewed in accordance with the AUP by the Auditor.
Each JV Commencement Date Balance Sheet must be prepared in accordance with International Financial Reporting Standards as adopted by the European Union.
4.	Other Balance Sheets

The Effective Date Balance Sheets, the Interim Completion Balance Sheets and the Final Completion Balance Sheets (the Balance Sheets) must be prepared in accordance with International Financial Reporting Standards as adopted by the European Union, adjusted in accordance with the following principles:
(a)	the Balance Sheets will be prepared in accordance with the methodology adopted under item 1.6 of the Funding and Distribution Policy, on the assumption that it applied from the Effective Date and all Relevant Period Assets and Relevant Period Liabilities are assets and liabilities of the JV Entities;
(b)	the Balance Sheets will be prepared on the assumption that all loans and deposits from Affiliates or third parties are Relevant Period Excluded Assets, except for any loans or deposits that Rio Tinto and BHP Billiton agree form part of Relevant Period Assets; and
(c)	the Balance Sheets will be calculated and prepared in US dollars. Where the functional currency of a Rio Tinto JV Entity or BHP Billiton JV Entity is not US dollars, the Balance Sheets must be prepared in the functional currency of that Rio Tinto JV Entity or BHP Billiton JV Entity (as applicable) and then converted into US dollars in accordance with International Financial Reporting Standards as adopted by the European Union. The exchange rates used for this purpose should be disclosed in the Balance Sheets.
5.	Adjusted Cashflow Statements

5.1	Interim Adjusted Cashflow Statements
Subject to item 1.4, each Interim Adjusted Cashflow Statement must show the net cash flow (on a notional stand-alone consolidated basis) for the relevant Month for the Rio Tinto RP Assets and Liabilities or the BHP Billiton RP Assets and Liabilities (as applicable) adjusted in accordance with

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principles set out in this item 5. For the avoidance of doubt, cash flows will (unless otherwise stated in this Schedule 8) be reflected in the Interim Adjusted Cashflow Statements based on the time of receipt or payment as applicable.
5.2	Included cash flows
(a)	For the avoidance of doubt inclusions

Subject to items 5.2(b) and (c) and items 5.3(b) and (c), the following cash flows will (for the avoidance of doubt) be included in the net cash flows shown in each Interim Adjusted Cashflow Statement:
(i)	capital expenditure in respect of, and proceeds from sale of, Relevant Period Iron Ore Assets in that Month;
(ii)	exploration and evaluation expenditure in relation to Relevant Period Iron Ore Assets in that Month;
(iii)	dividends received from associates relating to Relevant Period Iron Ore Assets in that Month (except where the cash flows of the associates are included in the notional consolidation of the cash flow statement);
(iv)	any cash flows referred to in items 1(f)(i), 1(g)(i), 2(e)(i), 3(d)(i), 3(f)(i), 4(e)(i) and 4(f)(i) of Schedule 6 as being taken into account in the Interim Adjusted Cashflow Statement or Final Adjusted Cashflow Statement (as applicable), in that Month;
(v)	iron ore production costs expended in that Month;
(vi)	expenditure during that Month (whether by a JV Entity or an Affiliate, as applicable) relating to the reinstatement, repair or replacement of Relevant Period Iron Ore Assets (other than construction projects in progress) damaged or destroyed, in accordance with clause 1.1;
(vii)	include costs in that Month that have been directly incurred, in the ordinary course, by a JV Entity or an Affiliate in relation to Patented BHP Billiton IP, Non-Patented BHP Billiton IP, Patented Rio Tinto IP or Non-Patented Rio Tinto IP (each as defined in the Intellectual Property Management Agreement), including costs incurred in respect of licences for, maintenance of, or the creation of Improvements (as defined in the Intellectual Property Management Agreement) to Patented BHP Billiton IP, Non-Patented BHP Billiton IP, Patented Rio Tinto IP or Non-Patented Rio Tinto IP, where those costs are Attributable to the BHP Billiton Group or Rio Tinto Group Iron Ore Production Activities;
(viii)	any Recoveries by a JV Entity in respect of an Event received during that Month; and
(ix)	non-product revenue from Relevant Period Iron Ore Assets received during that Month.
(b)	Specific Relevant Period inclusions

Subject to item 5.2(c) and items 5.3(b) and (c), net cash flows for the period included in the Interim Adjusted Cashflow Statement will:

Implementation Agreement

(i)	include receipts from the sale of iron ore in that Month, including receipts from the sale of iron ore on hand as at the Effective Date, calculated, notwithstanding that the WA Iron Ore JV excludes marketing activities from its operations, on the basis that receipts from the sale of iron ore must be adjusted to reflect the FOB Price paid by the end customer to any Rio Tinto Group entity or BHP Billiton Group entity;
(ii)	include actual demurrage costs associated with contracts for the sale of iron ore in that Month;
(iii)	include Marketing Costs in that Month;
(iv)	be adjusted to ensure that any cash flows associated with a transaction with an Affiliate (including both the supply of goods or services to, and the acquisition of goods or services from, an Affiliate):
(A)	are recorded at cost and do not include any mark-ups, management fees, licence fees or royalties paid to Affiliates; and

(B)	include the same types of costs and are calculated consistently with the allocation keys in the Guidance Materials and otherwise on the same basis in relation to both Rio Tinto and BHP Billiton.
Any transactions with Affiliates that remain in the Interim Adjusted Cashflow Statement must be clearly disclosed, including the name of the Affiliate, the nature of the goods or services supplied and the basis of the charge;
(v)	include cash flows during that Month associated with short-term incentive cash payments of a Transferring Employee contemplated by item 3(f) of Schedule 6, to the extent that and pro rata with so much of, the applicable incentive period as falls within the Relevant Period;
(vi)	subject to item 5.3(d), include any Cash outflows or Cash inflows in respect of any Taxes (in or out of Australia) for the Month to the extent that they relate to acts, transactions or events that are reflected in the BHP Billiton Estimated Adjusted Cashflows or the Rio Tinto Estimated Adjusted Cashflows (as applicable). In this paragraph, references to Taxes include PAYG instalment payments, final company tax payments, amounts paid or received under amended assessments, and like payments or receipts under foreign income tax laws (and, for the avoidance of doubt, in the case of members of the BHP Billiton Consolidated Group or the Rio Tinto Consolidated Group, also include amounts payable or receivable under a Tax Funding Agreement or Tax Sharing Agreement, with such adjustments as are necessary to prevent double counting); and
(vii)	include any other items specifically agreed in writing by both Rio Tinto and BHP Billiton to be included.

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(c)	Timing inclusions

Subject to items 5.3(b) and (c):
(i)	the net cash flows shown in each Interim Adjusted Cashflow Statement will include any items specifically agreed in writing by both Rio Tinto and BHP Billiton to be included; and
(ii)	the Interim Adjusted Cashflow Statement will show as a cash outgoing the value of any goods or services received in that Month that have been pre-paid as at the Effective Date and will show as a cash receipt the value of any goods or services supplied in that Month that have been pre-paid as at the Effective Date. The amount of the adjustment will equal the amount that is shown in the Effective Date Balance Sheet as a prepayment as at the Effective Date.
If the amount of any cash flow referred to in this item 5.2 relates to more than one Month, then that amount will be allocated pro rata so that the proportion of the amount relating to the relevant Month is included in the Interim Adjusted Cashflow Statement for that Month.
5.3	Excluded Cashflows
(a)	For the avoidance of doubt exclusions

Subject to items 5.2(b) and (c) and items 5.3(b) and (c), the following cash flows will (for the avoidance of doubt) be excluded from the net cash flows shown in each Interim Adjusted Cashflow Statement:
(i)	all cash flows attributable to Relevant Period Excluded Assets and Relevant Period Excluded Liabilities (as determined in accordance with the methodology adopted under item 1.6 of the Funding and Distribution Policy, on the assumption that it applied from the Effective Date and all Relevant Period Assets and Relevant Period Liabilities are assets and liabilities of the JV Entities) and any other cash flows not attributable to Relevant Period Assets or Relevant Period Liabilities (as determined in accordance with the methodology adopted under item 1.6 of the Funding and Distribution Policy, on the assumption that it applied from the Effective Date and all Relevant Period Assets and Relevant Period Liabilities are assets and liabilities of the JV Entities) received or paid in that Month;
(ii)	all amounts received during that Month that relate to sales of iron ore invoiced to an Owner or its Related Corporations by an Other JV Participant pursuant to an arrangement referred to in clause 6.7 of the Joint Venture Agreement; and
(iii)	JV Formation Costs and any JV Implementation Costs, other than Approved JV Implementation Costs paid in that Month.
(b)	Specific Relevant Period exclusions
Subject to items 5.2(b) and (c) and item 5.3(c), the following cash flows will be excluded from the net cash flows shown in each Interim Adjusted Cashflow Statement:
(i)	gains or losses realised during that Month from hedging activities;
(ii)	premia in respect of any insurance policy and associated insurance planning and administration costs;

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*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(iii)	actual shipping costs during that Month associated with contracts for the sale of iron ore;
(iv)	the payments (principal, interest and fees) under the * * * paid by BHP Billiton Iron Ore Pty Limited during that Month;
(v)	costs (excluding RGP5 study costs) of procuring the completion of design, construction and commissioning of RGP5 in accordance with the RGP5 scope of Work and achieving RGP5 Handover above $4.8 billion (85% BHP Billiton share) paid by BHP Billiton during that Month;
(vi)	costs paid during that Month that item 4 of Schedule 6 provides are to be borne by either Rio Tinto or BHP Billiton;
(vii)	costs paid by either party during that Month in relation to workers’ compensation liabilities and claims management costs associated with * * * item 5(b) of Schedule 6.
(viii)	cash flows during that Month associated with incentive entitlements of an employee that do not fall within item 5.2(b)(v);
(ix)	any receipts during that Month under any public liability insurance policy (including in connection with contract works) or contract works insurance policy relating to a party’s Relevant Period Iron Ore Assets, and any other recoveries received during that Month in connection with a public liability claim (including in connection with contract works) or the reinstatement, repair or replacement of a construction project;
(x)	any expenditure during that Month relating to a public liability claim (including in connection with contract works), including expenditure in making any recoveries in connection with such a claim;
(xi)	any expenditure during that Month relating to the reinstatement, repair or replacement of construction projects in progress that have been damaged or destroyed, in accordance with clause 3.2(j);
(xii)	any receipts during that Month under any property damage and business interruption insurance policy relating to a party’s Relevant Period Iron Ore Assets, where the applicable deductible under the relevant insurance policy is less than the applicable Deductible under clause 3.2(c), and to the extent that the receipts, when aggregated with receipts in any previous Month relating to the same Event under any property damage and business interruption insurance policy do not exceed the difference between the applicable deductible under the relevant insurance policy and the applicable Deductible under clause 3.2(c);
(xiii)	any receipts during that Month under any property damage and business interruption insurance policy relating to a party’s Relevant Period Iron Ore Assets, to the extent that the receipts (when aggregated with any prior receipts in relation to the same Event), exceed the lesser of the Assessed Loss and the Maximum Amount;

Implementation Agreement

(xiv)	any Recoveries by an Affiliate in respect of an Event received during that Month; and
(xv)	any other items specifically agreed in writing by both Rio Tinto and BHP Billiton to be excluded, and:
(xvi)	the Interim Adjusted Cashflow Statement will only take into account cash flows arising from the operating and investing activities of the relevant Rio Tinto JV Entities and BHP Billiton JV Entities attributable to Relevant Period Assets and Relevant Period Liabilities during the Relevant Period, as determined in accordance with International Accounting Standard 7 “Statement of Cash Flows” (IAS 7), and will not take into account cash flows associated with their financing activities, as determined in accordance with IAS 7, (whether by way of shareholder equity, debt or otherwise), including:
(A)	interest payments and receipts;

(B)	dividend payments and capital distributions;

(C)	loan repayments and draw-downs, and debt waivers, assumptions and novations and like transactions;

(D)	advances and loans to or from a Rio Tinto Group entity or BHP Billiton Group entity (as applicable);

(E)	equity issues and repurchases;

(F)	payments on finance leases; and
(xvii)	any Cash outflows or Cash inflows in respect of any Taxes (in or out of Australia) for the Month to the extent that item 5.2(b)(vi) does not apply to them. In this paragraph, references to Taxes include PAYG instalment payments, final company tax payments, amounts paid or received under amended assessments, and like payments or receipts under foreign income tax laws (and, for the avoidance of doubt, also include amounts payable or receivable under a Tax Funding Agreement or Tax Sharing Agreement).
(c)	Timing exclusions

Subject to items 5.2(b) and (c), the following cash flows will be excluded from the net cash flows shown in each Interim Adjusted Cashflow Statement:
(i)	all amounts received during that Month that relate to sales that were invoiced and delivered (even if invoiced at a provisional amount) prior to the Effective Date. The amount of the adjustment will equal the actual cash received, regardless of the amount shown in the Effective Date Balance Sheet;
(ii)	all amounts paid during that Month that relate to purchases of goods or services that were received prior to the Effective Date. The amount of the adjustment will equal the actual cash paid regardless of the amount shown in the Effective Date Balance Sheet. This adjustment will apply irrespective of whether the purchase related to an operating or capital item;

Implementation Agreement

(iii)	proceeds of any insurance claim in that Month relating to events that occurred prior to the Effective Date;
(iv)	royalty payments paid and/or received during that Month in relation to ore sales before the Effective Date; and
(v)	any other items specifically agreed in writing by both Rio Tinto and BHP Billiton to be excluded.
If the amount of any cash flow referred to in this item 5.3 relates to more than one Month, then that amount will be allocated pro rata so that the proportion of the amount relating to the relevant Month is included in the Interim Adjusted Cashflow Statement for that Month.

(d)	GST

For the avoidance of doubt, the cash flows shown in each Interim Adjusted Cashflow Statement will exclude:
(i)	GST payable to the Australian Taxation Office on supplies;
(ii)	amounts payable to suppliers for GST on acquisitions for which an Input Tax Credit arises; and
(iii)	equivalent liabilities and credits for goods and services tax, value added tax or like taxes in other jurisdictions.
5.4	Final Adjusted Cashflow Statements

The Final Adjusted Cashflow Statements will also be prepared in accordance with the requirements of items 5.1 to 5.3 (inclusive), except that:
(a)	cash flows attributable to JV New Capital Expansion Projects will be included;
(b)	cash flows (other than the study costs) attributable to Sole Risk New Capital Expansion Projects or other New Capital Expansion Projects will be excluded;
(c)	if, by the Expiry or Election Date, the Manager has recommended, and the Owners’ Council has approved, the development of BHP Billiton R&D IP or Rio Tinto R&D IP (as applicable) for use in the WA Iron Ore JV and the continuation of research and development in relation to that BHP Billiton R&D IP or Rio Tinto R&D IP (as applicable) in accordance with clause 8 of the Intellectual Property Management Agreement, any cash flows associated with research and development in relation to that BHP Billiton R&D IP or Rio Tinto R&D IP (as applicable) (whether incurred by a JV Entity or an Affiliate of BHP Billiton or Rio Tinto, as applicable) will be included to the same extent that ongoing research and development is agreed to be funded by the WA Iron Ore JV, provided that:
(i)	all claimed expenses are properly attributed to Iron Ore Production Activities; and
(ii)	no mark-up or margin is applied to those costs by BHP Billiton or Rio Tinto (as applicable); and
(d)	any cash flows associated with research and development in relation to BHP Billiton R&D IP or Rio Tinto R&D IP not referred to in paragraph (c) will be excluded.

Implementation Agreement

5.5	General provisions
(a)	The Interim Adjusted Cashflow Statements and Final Adjusted Cashflow Statements must be calculated and prepared in US dollars. Where the functional currency of the relevant entity is not US dollars, the Interim Adjusted Cashflow Statements and Final Adjusted Cashflow Statements must be prepared in the functional currency of that entity and then converted into US dollars using an average of the applicable daily Bloomberg Fix exchange rate (code: BFIX) reported by Bloomberg at 4pm (Sydney time) for the relevant Month. The exchange rates used for this purpose must be disclosed in the Interim Completion Accounts and the Final Completion Accounts.
(b)	The Interim Adjusted Cashflow Statements and Final Adjusted Cashflow Statements must be prepared in the same form as the standardised templates set out in the Guidance Materials.
(c)	The net accrued notional tax (Net Accrued Notional Tax) for the Relevant Period will be calculated by subtracting accrued notional tax in respect of total BHP Billiton Estimated Adjusted Cashflows from accrued notional tax in respect of total Rio Tinto Estimated Adjusted Cashflows (which may be a positive or negative number).
(d)	For the purposes of item (c), accrued notional tax relates to amounts payable or receivable in respect of income tax and is calculated on the basis of the following principles:
(i)	accrued notional tax will be calculated on an accruals basis, such that the relevant entity need not have actually paid, or become liable to pay, the income tax (including making a payment under a Tax Funding Agreement or Tax Sharing Agreement) in the Relevant Period;
(ii)	accrued notional tax will take into account the income tax consequences for the Relevant Period arising from acts, transactions or events that are reflected in the BHP Billiton Estimated Adjusted Cashflows or the Rio Tinto Estimated Adjusted Cashflows (as applicable), but will be calculated net of any Cash outflows or Cash inflows in respect of income tax (in or out of Australia) already taken into account under item 5.2(b)(vi), and, in the case of members of the BHP Billiton Consolidated Group or the Rio Tinto Consolidated Group will take into account amounts payable or receivable under a Tax Funding Agreement or Tax Sharing Agreement, or by the Head Company, with such adjustments as are necessary to prevent double counting;
(iii)	accrued notional tax will be calculated on the basis that all entities with Cash Flows included in the BHP Billiton Estimated Adjusted Cashflows or the Rio Tinto Estimated Adjusted Cashflows (as applicable) are residents of Australia for Australian income tax purposes;
(iv)	accrued notional tax will be calculated in relation acts, transactions or events that are reflected in the BHP Billiton Estimated Adjusted Cashflows or the Rio Tinto Estimated Adjusted Cashflows (as applicable) in accordance with all applicable Australian income tax laws, and, for the avoidance of doubt, will take into account depreciation in relation to Relevant Period Iron Ore Assets, and expenditure in relation to Relevant Period Iron Ore Assets paid or incurred before the Effective

Implementation Agreement

Date that is deductible for the purposes of the 1936 Act or the 1997 Act after the Effective Date (determined on a fair and reasonable basis); and
(v)	accrued notional tax will be calculated at the Australian statutory company tax rate (currently 30%) that would apply to the Head Company of the BHP Billiton Consolidated Group or the Rio Tinto Consolidated Group (as applicable) during the Relevant Period.
(e)	Net Accrued Notional Tax in respect of the Final Adjusted Cashflow Statements will be calculated in the same way as set out in items 5.5(c) and 5.5(d), with Net Accrued Notional Tax calculated in relation to acts, transactions or events that are reflected in the BHP Billiton Final Adjusted Cashflows or the Rio Tinto Final Adjusted Cashflows (as applicable) using the same tax treatment (including tax rates) that was adopted in relation to the Cash Flows referred to in item 5.5(c).
5.6	Guidance Materials

In the event of an inconsistency between this Schedule and the Guidance Materials, this Schedule will prevail to the extent of the inconsistency.
6.	Disputes

(a)	Either Rio Tinto or BHP Billiton may, within 30 days of receipt of the Final Completion Accounts, serve a dispute notice on the other. If a dispute notice is served, the dispute must be resolved by an Independent Expert and subject to paragraph (b), the provisions of clauses 16.2 and 16.3 of the Joint Venture Agreement will apply.
(b)	The Independent Expert must determine whether the Final Completion Accounts and the Adjustment Amount have been determined in accordance with the requirements and intention of clause 1 and this Schedule.
(c)	If the Independent Expert determines that an adjustment must be made to the Adjustment Amount, then that adjustment will be effected by the Rio Tinto Owner or the BHP Billiton Owner subscribing for further Debentures for the amount of that adjustment in accordance with clause 7.5 within 5 Business Days of that determination.
7.	Post-JV Commencement Date cash flows

(a)	Within 90 days after the end of each six month period (Cashflow Period), with the first such Cashflow Period commencing on the JV Commencement Date, Rio Tinto and BHP Billiton must provide to one another a statement reviewed by the auditor of Rio Tinto or the auditor of BHP Billiton (as applicable) in accordance with the AUP setting out:
(i)	as a positive number all amounts received during that Cashflow Period that relate to sales of iron ore that were invoiced and delivered (even if invoiced at a provisional amount) in the Relevant Period. The amount, in relation to sales of iron ore, must be calculated on the same basis specified in item 5.2(a);
(ii)	as a negative number:

Implementation Agreement

(A)	all amounts paid during that Cashflow Period that relate to purchases of goods or services that were received in the Relevant Period (irrespective of whether the purchase related to an operating or capital item); and

(B)	an amount equal to the value of any iron ore supplied to customers in that Cashflow Period that was pre-paid in the Relevant Period, as recorded in the Final Completion Balance Sheets; and
(iii)	such reductions in respect of accrued tax as are appropriate to ensure the cash flows covered by this item 7 are reduced by accrued tax basis, consistently with the methodology in item 5.5; and
(iv)	the net sum of the above amounts (Post-Completion Cashflow Amount).
(b)	If, in relation to a Cashflow Period one Owner has a lower Post-Completion Cashflow Amount that Owner will, as soon as practicable after the provision of both statements under item 7(a), be entitled to receive a franked Coupon in an amount equal to the after-Tax amount of one half of the difference between the two Owner’s Post-Completion Cashflow Amounts.
(c)	After the second Cashflow Period, and (if no settlement is reached under this item 7(c)) each subsequent Cashflow Period, Rio Tinto and BHP Billiton must negotiate in good faith to agree a settlement of any such amounts still outstanding. If such a settlement is reached, the provisions of this item 7 will no longer apply.

Implementation Agreement

Schedule 9
Warranties

In this Schedule:
(1)	references to the “Warrantor” and “Warrantor Group” are:
(a)	where BHP Billiton is giving the warranties – to BHP Billiton and the BHP Billiton Group, respectively; and
(b)	where Rio Tinto is giving the warranties – to Rio Tinto and the Rio Tinto Group, respectively; and
(2)	references to JV Entities are:
(a)	where BHP Billiton is giving the warranties – to the BHP Billiton JV Entities; and
(b)	where Rio Tinto is giving the warranties – to the Rio Tinto JV Entities; and
(3)	references to “the other party” are:
(a)	where the Warrantor is BHP Billiton, to Rio Tinto; and
(b)	where the Warrantor is Rio Tinto, to BHP Billiton.
Part 1 – Warranties given by each Warrantor
(1)	Except as disclosed in the Due Diligence Materials or otherwise in writing to the other party, the Relevant Period Iron Ore Assets of the Warrantor are owned by the Warrantor Group and are not subject to any Security Interest, other than:
(a)	a Permitted Security Interest; or
(b)	an Existing JV Cross Charge.
(2)	The Due Diligence Materials provided by or on behalf of a member of the Warrantor Group to the other party were provided in good faith and, to the best of the knowledge and belief of the Warrantor, were true, accurate and, except to the extent that disclosure has been withheld as required by contractual obligations of confidentiality to third parties, or by antitrust Laws, complete in all material respects at the time they were provided.
Part 2 – Warranty given by Rio Tinto
(1)	Diagram 1 and Diagram 2 set out in item 1.3 of Part 1 of Schedule 7 shows all the Rio Tinto JV Entities in yellow shaded boxes and is a complete and accurate depiction of the ownership interests in and held by Rio Tinto JV Entities.
Part 3 – Warranty given by BHP Billiton
(1)	Diagram 1 set out in item 2.3 of Part 2 of Schedule 7 identifies as “JV Entity” all the BHP Billiton JV Entities and is a complete and accurate depiction of the ownership interests in and held by BHP Billiton JV Entities.

Implementation Agreement

Schedule 10
Owners’ Council Completion Resolutions

Resolution 1: Powers of Owners’ Council to approve, amend and replace additional policies
Resolved that, pursuant to clause 3.3(a)(iv) of the Joint Venture Agreement, the following policies are necessary and desirable:
(a)	an insurance protocol; and
(b)	a hedging policy.
Further Resolved that, pursuant to clause 3.3(a)(iv) of the Joint Venture Agreement, the following policies (in the form tabled at the meeting) be approved and take effect from the JV Commencement Date:
(a)	the Insurance Protocol; and
(b)	the Hedging Policy.
Resolution 2: Meetings of the Owners’ Council
Resolved that the following Owners’ Council meeting procedures be adopted pursuant to clause 3.5 of the Joint Venture Agreement:
At least 14 days’ prior notice of each meeting of the Owners’ Council, together with notice of the agenda for the meeting, will be given to each Representative by the Manager or the Owner calling the meeting. Notice of any meeting or of the agenda for the meeting, or both, may be waived by all the Representatives. Additional items may be added to the agenda by the Manager or any Owner by notice to each Representative not less than 5 days prior to the scheduled date of the meeting. If notice of an agenda has not been waived in accordance with this paragraph, only items on the agenda may be the subject of decision at an Owners’ Council meeting, unless otherwise agreed by the Owners’ Council.
Resolution 3: Establishment of the Audit, Remuneration, Technical and Sustainable Development Committees of the Owners’ Council
Resolved that, pursuant to clause 3.9 of the Joint Venture Agreement, with effect from the JV Commencement Date, the following standing committees be established, with the following functions and responsibilities:
(a)	an audit committee (Audit Committee), which will make recommendations, and report and provide advice, to the Owners’ Council, based on its review of relevant material, including:
(i)	the financial information that will be provided to the Owners and the public;
(ii)	the systems and internal controls that the Owners’ Council and the Manager will establish; and
(iii)	the audit, accounting and financial reporting processes of the WA Iron Ore JV;

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(b)	a remuneration committee (Remuneration Committee), which will report and provide advice to the Owners’ Council in relation to the remuneration of the CEO and Senior Executive Team members; and
(c)	a technical committee (Technical Committee), whose function will be to:
(i)	report and provide advice to the Owners’ Council, based on pertinent reports and technical information relating to the operations and development and expansion activities of the WA Iron Ore JV; and
(ii)	report and provide advice to the Owners’ Council based on the Owners’ Business Plans and Budgets and studies provided to the Owners pursuant to clause 8 of the Joint Venture Agreement.
(d)	a sustainable development committee (Sustainable Development Committee), whose function will be to report and provide advice to the Owners’ Council in relation to its oversight of matters relating to health, safety, environment, community and sustainable development, including:
(i)	the WA Iron Ore JV’s compliance with applicable legal and regulatory requirements; and
(ii)	the approach to be taken by the Manager in relation to these matters.
Each of the Committees will meet at least Quarterly (or more frequently as may be desirable) and will regulate the conduct of their meetings as they see fit.
Resolution 4: Appointment of initial Auditor
Resolved that [insert name], recommended by the Implementation Management Committee in accordance with clause 3.6(b)(viii) of the Implementation Agreement for appointment as the initial Auditor, be appointed as the initial Auditor and that such appointment take effect on and from the JV Commencement Date.

Further Resolved that [insert name] recommended by the Implementation Management Committee in accordance with clause 3.6(b)(viii) of the Implementation Agreement for appointment as the internal auditor, be appointed as the internal auditor and that such appointment take effect on and from the JV Commencement Date.
Resolution 5: Revised Accounting Policy
Resolved that, pursuant to clause 3.13 of the Joint Venture Agreement, the Revised Accounting Policy (in the form tabled at the meeting) be adopted as the Accounting Policy and have effect from the JV Commencement Date.
Resolution 6: Limitations on Manager’s expenditure
Resolved that for the purposes of clause 3.10(l) of the Joint Venture Agreement:
(a)	the Budget Overrun Percentage is * * * of the total expense specified in the relevant Budget;
(b)	the Expenditure Category Overrun Amount is * * * of the expense specified in the relevant Budget for each of the following categories of aggregated expenditure:
(i)	* * *

Implementation Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(ii)	* * *
(iii)	* * *
* * *
(c)	* * *
(i)	* * *
(ii)	* * *

Implementation Agreement

Schedule 11
Joint Venture Agreement

West Australian Iron Ore
Production Joint Venture
Agreement
Rio Tinto Limited
Rio Tinto plc
BHP Billiton Limited
BHP Billiton plc
[Rio Tinto Owner]
[BHP Billiton Owner]
[Rio Tinto Marketing SPV]
[BHP Billiton Marketing SPV]
[The Manager]
An agreement to establish a production joint venture
by Rio Tinto and BHP Billiton

West Australian Iron Ore
Production Joint Venture Agreement

1.	Definitions and Interpretation		2

	1.1	Definitions	2

	1.2	Interpretation	2

2.	WA Iron Ore Production Joint Venture Overview		2

	2.1	Formation of WA Iron Ore Production Joint Venture	2

	2.2	Scope of WA Iron Ore JV	3

	2.3	Objectives of the WA Iron Ore JV	5

	2.4	JV Entities	5

	2.5	Term of the WA Iron Ore JV	7

3.	Governance of WA Iron Ore JV		8

	3.1	Establishment of the Owners’ Council	8

	3.2	Representation on Owners’ Council	8

	3.3	Owners’ Council Powers and Functions	9

	3.4	Manager’s Authority	11

	3.5	Meetings	11

	3.6	Voting	12

	3.7	Deadlock general principles	12

	3.8	Deadlock resolution for specific matters	12

	3.9	Owners’ Council Committees	14

	3.10	Business Plans, Budgets and Synergies Capture Plans	15

	3.11	Called Sums	18

	3.12	Funding and Distribution Policy	21

	3.13	Policies and Protocols	21

4.	Management of WA Iron Ore JV		22

	4.1	Appointment and removal of Manager	22

	4.2	Liability	22

	4.3	Manager Duties	24

	4.4	Board of Manager	25

	4.5	Appointment and Removal of CEO and Senior Executive Team	25

	4.6	Employees of Manager	27

	4.7	WA Iron Ore JV systems, standards and procedures	28

	4.8	Revenue Based Royalties	28

	4.9	JV Entities’ and Manager’s accounts and records	30

	4.10	Accounting systems	32

	4.11	Audit	33

	4.12	Reporting Policy and Accounting Policy	34

	4.13	Access to Information	35

	4.14	Weighing, Sampling and Analysis Protocol	37

	4.15	Insurance	37

	4.16	Intellectual property	38

	4.17	Maintenance of tenements	38

	4.18	Environmental compliance and rehabilitation	39

	4.19	Ownership of WA Iron Ore JV Property	39

	4.20	Manager not empowered to create Encumbrances	39

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

	4.21	Assignment, subcontracting and delegation	39

5.	* * *		39

	5.1	* * *	39

	5.2	* * *	39

	5.3	* * *	40

	5.4	* * *	40

	5.5	* * *	40

6.	Supply of Iron Ore Product		40

	6.1	General principles	40

	6.2	Ore Sales Agreements	41

	6.3	Quantity	41

	6.4	Price	44

	6.5	Minimising need for Adjustments	47

	6.6	Separate Marketing	47

	6.7	* * *	48

7.	Other marketing arrangements		48

	7.1	Product standardisation	48

	7.2	Pre-existing Customer Contracts	48

8.	Expansions and New Opportunities		49

	8.1	Owners Forward Demand Forecasts	49

	8.2	Development Studies	49

	8.3	Owners' Council Decisions on Projects	51

	8.4	New Opportunities	52

	8.5	General provisions	53

	8.6	Incidental acquisitions	53

9.	Default and Dilution		54

	9.1	Suspension of voting rights	54

	9.2	Liability for Unpaid Amounts and Associated Amounts	56

	9.3	Payment by Non-Defaulting Owner	56

	9.4	Remedy of Default	56

	9.5	Non-Defaulting Owner's Election	57

	9.6	Purchase Option	58

	9.7	Dilution Option	59

	9.8	Implementation of Dilution	60

	9.9	Cross Charges	61

10.	Disposals		61

	10.1	No restriction on disposals	61

	10.2	Underlying assets	61

	10.3	* * *	61

	10.4	Minority Owners (less than 17%)	62

	10.5	Substantial Owner (17% or greater, but not greater than 25%)	63

	10.6	New Majority Owner (Third Party or Existing Owner)	63

	10.7	No Majority Owner * * *	63

	10.8	Requirements for all Disposals to third parties	64

Page (ii)

West Australian Iron Ore
Production Joint Venture Agreement

*    *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

	10.9	Requirements for Disposals from one Owner to another Owner	64

	10.10	* * *	65

11.	Security Structure		65

	11.1	Single purpose undertaking - Owners	65

	11.2	Funding undertaking - Owners	66

	11.3	Security Interests - Owners	66

	11.4	Security Interests – Issuers, shareholders of JV Entities and JV Entities	66

	11.5	Cross Charges - Owners	66

	11.6	Cross Charges – Issuers and JV Entities – general requirement	67

	11.7	Agreed Reorganisation and removal of Agreed Impediments	67

	11.8	Procedure for granting Cross Charges	69

	11.9	* * *	70

12.	* * *		70

	12.1	* * *	70

	12.2	* * *	70

	12.3	* * *	70

13.	Public Announcements and External Relations		72

	13.1	Public Announcements	72

	13.2	Continuous Disclosure	72

	13.3	External Relations	72

14.	Confidentiality		73

	14.1	Confidential Information not to be disclosed	73

	14.2	Permitted disclosure	74

	14.3	Conditions to disclosure	75

	14.4	Owner’s Confidential Information	76

	14.5	Law of confidentiality	76

	14.6	Former party bound	76

15.	Relationship of the Parties		77

	15.1	No partnership or proprietary interests	77

	15.2	Liability	77

16.	Independent Expert		77

	16.1	Referral to Independent Expert	77

	16.2	Appointment of Independent Expert	77

	16.3	Conduct of Independent Expert	77

17.	Prohibition on partition		78

18.	Force Majeure		78

	18.1	Event of Force Majeure	78

	18.2	No liability during an Event of Force Majeure	79

	18.3	Suspension of obligations	79

	18.4	Remedy of Force Majeure	79

	18.5	Mitigation	79

	18.6	No requirement to settle labour dispute	80

	18.7	* * *	80

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West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

19.	GST	80

19.1	Definitions	80

19.2	Recovery of GST	81

19.3	Liability net of GST	81

19.4	Adjustments	82

19.5	Revenue exclusive of GST	82

19.6	Cost exclusive of GST	82

19.7	GST obligations to survive termination	82

20.	Governing Law and Jurisdiction	82

20.1	Governing Law	82

20.2	Final judgment conclusive and enforceable	82

20.3	Dispute Resolution	82

20.4	Service of Process	83

21.	Ancillary Provisions	84

21.1	Notices	84

21.2	Severability	85

21.3	Variation	85

21.4	No Waiver	85

21.5	Remedies	85

21.6	No Merger	86

21.7	Costs and Expenses	86

21.8	Entire Agreement	86

21.9	Further Assurances	86

21.10	Change of Law	86

21.11	Enurement	86

21.12	Civil Liability Act 2002	87

21.13	Counterparts	87

Schedule 1		88

	Definitions and Interpretation	88

Schedule 2		118

	List of JV Entities	118

Schedule 3		122

	Support for Owner Loans and Owner Guarantees	122

Schedule 4		125

	Sole Risk Developments and Sole Risk Opportunities	125

Schedule 5		138

	Pre-Feasibility and Feasibility Studies	138

Schedule 6		141

	Owner Guarantee – Deed of Indemnity	141

Schedule 7		142

	Ore Sales Agreement	142

Schedule 8		143

	* * *	143

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West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

Schedule 9	147

Determination of Fair Market Value and Purchase Options	147

* * *	151

* * *	151

Schedule 11	175

New Owner’s Assumption Deed	175

Schedule 12	176

Cross Charges	176

Schedule 13	179

Creditor Deed Poll	179

Schedule 14	180

Existing Cross Charges	180

Schedule 15	184

Product Types	184

Schedule 16	186

Parent Company Guarantee	186

Schedule 17	187

Parent Assumption Deed	187

Schedule 18	188

Deed of Accession (Sole Risk Entity)	188

Page (v)

West Australian Iron Ore
Production Joint Venture Agreement

Date	2009

Parties

1.	Rio Tinto Limited (ACN 004 458 404), a company incorporated in Australia, of Level 33, 120 Collins Street, Melbourne, Victoria, Australia (RTL).

2.	Rio Tinto plc (registration number 00719885), a company incorporated in England and Wales, of 2 Eastbourne Terrace, London, United Kingdom (RTP and, together with RTL, Rio Tinto).

3.	BHP Billiton Limited (ACN 004 028 077), a company incorporated in Australia, of 180 Lonsdale Street, Melbourne, Victoria, Australia (BHPBL).

4.	BHP Billiton plc (registration number 3196209), a company incorporated in England and Wales, of Neathouse Place, London, United Kingdom (BHPBP and, together with BHPBL, BHP Billiton).

5.	[*] (Rio Tinto Owner).

6.	[*] (BHP Billiton Owner).

7.	[*] (Rio Tinto Marketing SPV).

8.	[*] (BHP Billiton Marketing SPV).

9.	[*] (the Manager).

Recitals

A	Rio Tinto and BHP Billiton each carry on iron ore operations in Western Australia.

B	Rio Tinto Owner and BHP Billiton Owner own shares and debentures in [names of debenture issuers to be inserted].

C	Rio Tinto Owner and BHP Billiton Owner have determined that their respective interests as shareholders and debenture holders will be enhanced if the following arrangements (to be known collectively as the “West Australian Iron Ore Joint Venture”) are entered into:

(a) each JV Entity contracts to have its Iron Ore Assets managed by the Manager;

(b) each relevant JV Entity enters contracts to allow its infrastructure to be used by the other JV Entities;

(c) each relevant JV Entity enters contracts to sell agreed proportions of its annual production to Rio Tinto Marketing SPV and BHP Billiton Marketing SPV, for separate

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and independent marketing and sale to their respective customers; and

(d) Rio Tinto Owner and BHP Billiton Owner agree to share in equal proportions the cost of funding the respective iron ore operations of the JV Entities,

on the terms and conditions of this Agreement and the other Transaction Documents, subject to the terms of any Existing JV Arrangements.

D	The objectives of the West Australian Iron Ore Production Joint Venture are to manage, develop and expand, on a unified basis, the respective iron ore assets of the JV Entities in Western Australia, realise the significant synergy opportunities available to them and facilitate increased supply to the global marketplace.

It is agreed as follows.
1.	Definitions and Interpretation

1.1	Definitions

In this Agreement, unless the subject matter or context requires otherwise, the terms defined in item 1.1 of schedule 1 have the meaning given to them in that schedule.

1.2	Interpretation

The interpretation provisions in items 1.2 to 1.7 of schedule 1 apply to the interpretation of this Agreement.

2.	WA Iron Ore Production Joint Venture Overview

2.1	Formation of WA Iron Ore Production Joint Venture
(a)	Subject to paragraph (b), on and from the JV Commencement Date, a joint venture to be known as the “West Australian Iron Ore Joint Venture” will be formed in accordance with the terms of the Transaction Documents (WA Iron Ore JV).

(b)	The Owners acknowledge that formation of the WA Iron Ore JV will only occur after the BHP Billiton Owner has subscribed for Debentures issued by the Rio Tinto Issuer and the Rio Tinto Owner has subscribed for Debentures issued by the BHP Billiton Issuer, and that continued participation in the WA Iron Ore JV will require the Owners (or their Related Corporations) to continue to hold such Debentures.

(c)	The holding of such Debentures does not confer on the Debenture Holder any legal or equitable rights other than the rights of an unsecured creditor and the economic interest conferred by participation in the WA Iron Ore JV. For the avoidance of doubt, it is expressly declared and acknowledged that:
(i)	a Debenture does not confer any proprietary interest in law or equity of any kind whatsoever in:

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(A)	any of the assets or cash flows of the Shareholder, the Issuer or any of their Related Corporations; or

(B)	any income, profits or gains of the Shareholder, the Issuer or any of their Related Corporations; and
(ii)	the Shareholder, the Issuer and their Related Corporations do not, by reason of the execution of this Agreement or the Debenture Deeds Poll, or the issue of the Debentures, hold any of their assets, cash flows, income, profits or gains on any trust (actual or constructive) of any kind whatsoever for the Debenture Holders, or have any fiduciary relationship of any kind whatsoever with the Debenture Holders, except that certain amounts received by a Shareholder or a Debenture Holder (or their Related Corporations) in excess of their entitlements under the Funding and Distribution Policy will be held on trust pursuant to clauses 4.6, 6.3, 10.3 and 11.9 of that policy.

(d)	On the JV Commencement Date, the Participating Shares in the WA Iron Ore JV will be:
(i)	Rio Tinto Owner 50%; and

(ii)	BHP Billiton Owner 50%.
2.2	Scope of WA Iron Ore JV
(a)	The permitted scope of the WA Iron Ore JV is:
(i)	the production of Iron Ore Product in Western Australia and delivery of that Iron Ore Product at the ship’s rail, including:
(A)	mining, processing and blending iron ore, and operating associated rail, port, power and other infrastructure in Western Australia, including the Secondary Processing facilities at Tom Price and Newman and the HBI Beneficiation Plant;

(B)	maintaining, constructing, upgrading and expanding iron ore mines and infrastructure in Western Australia;

(C)	any proposal, development or activity required to satisfy Secondary Processing obligations under any current or future State Agreements; and

(D)	any Secondary Processing that the Owners agree is economically feasible or necessary having regard to the projected life of operations and the quality of the iron ore reserves and resources available to the WA Iron Ore JV;
(ii)	further business development activities associated with the business referred to in paragraph (i) above, including exploration for iron ore in Western Australia and the acquisition of additional iron ore assets in Western Australia; and

(iii)	all other activities reasonably necessary or incidental to the above.
It is intended that (except as contemplated by this Agreement or any other Transaction Document, or required by Existing JV Arrangements), the activities of the Rio Tinto Group

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and the BHP Billiton Group falling within this scope should be conducted only through the WA Iron Ore JV.

(b)	The following are excluded from the permitted scope of the WA Iron Ore JV:
(i)	the sale and marketing of Iron Ore Product (which will be carried on by each Owner and its Related Corporations separately);

(ii)	HBI Plant and HIsmelt (and any associated liabilities);

(iii)	any other Secondary Processing except as contemplated by paragraph (a);

(iv)	exploration, whether in Western Australia or elsewhere, for non-iron ore mineral products;

(v)	any Excluded Asset; and

(vi)	iron ore business development activities outside Western Australia.
(c)	Except as required under the terms of this Agreement and the other Transaction Documents, each Owner Parent must not, and must procure that its Affiliates do not, explore for iron ore resources and reserves in Western Australia other than in connection with:
(i)	a New Opportunity that the Manager cannot operate and maintain due to any contractual constraints existing at the time the New Opportunity is acquired, but only to the extent of such contractual constraints; and

(ii)	any Target Iron Ore Assets that will not form part of the WA Iron Ore JV pursuant to clause 8.6(d).
(d)	If there is a discovery of prospective iron ore resources in Western Australia (a Discovery) as a consequence of exploration activities for other minerals on a tenement in which an Owner (the Finder Owner) or any of its Affiliates (the Finder) holds or is entitled to acquire an interest, whether direct or indirect (the Interest), then the Finder Owner must notify the Manager and the other Owner as soon as practicable. Upon receipt of such notification, the Manager must decide whether it wishes to take up the opportunity on behalf of the WA Iron Ore JV. If the Manager decides that it does not wish to take up the opportunity on behalf of the WA Iron Ore JV, it must refer the matter to the Owners’ Council. If the Owners’ Council declines the opportunity, the Finder Owner will be free to pursue the Interest as a Sole Risk Opportunity in accordance with item 2 of schedule 4, unless the Representatives of the Finder Owner voted against (or abstained from voting on) the opportunity at the Owners’ Council meeting at which the opportunity was declined.

(e)	If either the Manager or the Owners’ Council decides to take up the opportunity as part of the WA Iron Ore JV under paragraph (d), the Manager and the Finder Owner will, subject to this paragraph (e), agree an arrangement (a Transfer Arrangement) for making the Interest available to a JV Entity that is a wholly owned Subsidiary of the Finder Owner. Any such Transfer Arrangement:
(i)	must include a reimbursement of the costs incurred by the Finder Owner or Finder (as applicable) in making the Discovery and all transfer costs incurred by the Finder Owner or Finder (as applicable) in making the relevant tenure available to the JV Entity (which amounts will be treated as costs of the WA Iron Ore JV): and

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*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(ii)	will be conditional on:
(A)	the satisfaction of all legal and regulatory constraints in relation to the Transfer Arrangement; and

(B)	* * *
The Finder Owner must use, and where applicable must procure that the Finder uses, all reasonable endeavours to ensure that such constraints are overcome * * *

(f)	If the conditions to a Transfer Arrangement can be satisfied, the Finder Owner and the relevant Owner Parent must procure compliance by the Finder with the terms of the Transfer Arrangement.

(g)	If the conditions to a Transfer Arrangement cannot be satisfied, and either the Manager or the Owners’ Council has decided to take up the opportunity as part of the WA Iron Ore JV, then the Finder Owner must use all reasonable endeavours to confer, to the extent practicable, on the other Owner an economic interest in the Discovery equal to the other Owner’s Participating Share of the Finder Owner’s Interest, subject to that other Owner paying a reimbursement of that other Owner’s Participating Share of the costs referred to in paragraph (e)(i).
2.3	Objectives of the WA Iron Ore JV

The objectives of the WA Iron Ore JV are to:
(a)	manage and develop, on a unified basis, each JV Entity’s respective Iron Ore Assets and Western Australian iron ore production operations, including all activities required to produce finished Iron Ore Product for delivery to the Marketing SPVs and the Non-Selling Entities;

(b)	achieve substantial cost and capital reductions and other efficiencies from operational integration, including infrastructure sharing and ore blending;

(c)	facilitate resource optimisation and utilisation through ore blending and integrated mine planning;

(d)	explore for iron ore resources and reserves, expand existing iron ore production operations and acquire additional iron ore assets in Western Australia;

(e)	improve expansion potential, facilitating increased supply to the global marketplace; and

(f)	otherwise realise synergies including through the combined management of the Iron Ore Assets by the Manager.
2.4	JV Entities
(a)	* * *
(i)	* * *
(A)	* * *
(B)	* * *
* * *

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*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(ii)	* * *
(b)	* * *
(i)	* * *

(ii)	* * *
(A)	* * *

(B)	* * *

(C)	* * *

(D)	* * *

(E)	* * *
(1)	* * *

(2)	* * *
* * *

(F)	* * *
(1)	* * *

(2)	* * *
* * *

(G)	* * *
(1)	* * *

(2)	* * *
* * *

(H)	* * *

(I)	* * *
(1)	* * *

(2)	* * *
* * *

(J)	* * *

(K)	* * *
* * *
(iii)	* * *

(iv)	* * *
(c)	* * *
(i)	* * *
(A)	* * *

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*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(B)	* * *

(C)	* * *
(1)	* * *

(2)	* * *
(ii)	* * *
(A)	* * *

(B)	* * *
(iii)	* * *
(d)	* * *
(i)	* * *

(ii)	* * *
(e)	* * * * * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
(A)	* * *

(B)	* * *
* * *
2.5	Term of the WA Iron Ore JV

The WA Iron Ore JV will commence on the JV Commencement Date and continue until the earlier of when:
(a)	all assets referred to in the definition of “Iron Ore Assets” are completely depleted or disposed of, and all liabilities in respect of the Iron Ore Assets of the JV Entities (including rehabilitation and closure costs associated with the Iron Ore Assets) have been discharged, including under the State Agreements, and the winding up of all JV Operations is complete; and

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(b)	only one Owner continues to hold a Participating Interest,
and, in either case, no Sole Risk Development or Sole Risk Opportunity continues to be undertaken by a party to this Agreement. The WA Iron Ore JV and this Agreement cannot be terminated in any other circumstances.

3.	Governance of WA Iron Ore JV

3.1	Establishment of the Owners’ Council
(a)	With effect from the JV Commencement Date, a non-executive Owners’ Council is established to represent the Owners and oversee JV Operations.

(b)	The Owners’ Council is the ultimate governance body of the WA Iron Ore JV.

(c)	The CEO will report to the Owners’ Council.
3.2	Representation on Owners’ Council
(a)	Each Owner may appoint up to four Representatives to the Owners’ Council.

(b)	The Representatives appointed by an Owner will collectively have one vote.

(c)	Subject to paragraph (d), one Representative will be appointed as JV Chairperson and will hold office for a one year period (or until resignation, dismissal, incapacity or death).

(d)	The first JV Chairperson will be appointed by Rio Tinto and will remain in the position for a four year period from the JV Commencement Date, unless the appointee:
(i)	resigns, becomes incapacitated or dies before the expiration of that period; or

(ii)	is removed by the agreement of both Owners,
in which case Rio Tinto may (after consultation with BHP Billiton) appoint a replacement for the balance of that four year period. Subject to clause 3.8(e)(iii), after the initial four year period expires, BHP Billiton will appoint the JV Chairperson for the next one year period, with the right to appoint subsequent JV Chairpersons rotating between each Owner each year thereafter.

(e)	The JV Chairperson will not have a casting vote.

(f)	The primary roles of the JV Chairperson are to:
(i)	provide leadership to the Owners’ Council and ensure the efficient organisation and conduct of the Owners’ Council and its activities;

(ii)	in consultation with the CEO:
(A)	set the agenda for and convene Owners’ Council meetings;

(B)	agree a forward programme for Owners’ Council meetings, to be approved by the Owners’ Council;
(iii)	facilitate the effective contribution of the Representatives and the work of the Owners’ Council at its meetings;

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(iv)	be responsible for ensuring that principles and processes of the Owners’ Council are maintained (including between meetings) in fulfilling the Owners’ Council’s governance role; and
(v)	promote constructive and respectful relations among the Representatives in the fulfilment of their governance role.
The role conferred on the JV Chairperson does not extend to any involvement in the day to day management of JV Operations.

(g)	The Owners’ Council will monitor the decisions and actions of the CEO and the performance of the WA Iron Ore JV to gain assurance that progress is being made towards the objectives of the WA Iron Ore JV set out in clause 2.3.

(h)	Between meetings of the Owners’ Council, the JV Chairperson will ensure that the CEO provides information relating to proposed significant decisions and actions and the basis for them to the Owners’ Council in a timely manner.

(i)	The Owners’ Council may appoint a JV Employee as Owners’ Council secretary to support the Owners’ Council. The Owners’ Council secretary will report to the JV Chairperson on matters relating to the Owners’ Council.
3.3	Owners’ Council Powers and Functions

The Owners’ Council has the following powers and functions:
(a)	the power to approve the following high level policies regulating the conduct of JV Operations:
(i)	business conduct;

(ii)	health, safety and environment;

(iii)	communities, including towns and indigenous groups; and

(iv)	such other policies as the Owners’ Council determines are necessary or desirable;
(b)	the power to review the conduct of the JV Operations;

(c)	the power to give general direction as to the manner in which the Manager manages the JV Operations;

(d)	the following powers and functions:
(i)	approving Business Plans, Budgets and Synergies Capture Plans in accordance with clause 3.10;

(ii)	approving contracts with a value exceeding US$250 million (Indexed);

(iii)	reviewing performance against Business Plans and Budgets (including integration synergy capture);

(iv)	approving capital projects exceeding US$250 million (Indexed);

(v)	approving studies for projects with a capital cost exceeding US$250 million (Indexed);

(vi)	approving mine closures;

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(vii)	approving Iron Ore Asset disposals and acquisitions (whether of shares or assets or by entry into of joint venture arrangements or otherwise) exceeding US$100 million (Indexed) or the relinquishment of tenure having a strategic value;

(viii)	approving strategy for dealing with third party access requests;

(ix)	approving product types, volumes and specifications;

(x)	reviewing the performance of the CEO and Senior Executive Team members and fixing the remuneration of the CEO and Senior Executive Team members;

(xi)	approving related party transactions (including transactions with either Owner or their Affiliates);

(xii)	subject to item 14.3 of the Reporting Policy, approving the commencement or settlement of litigation involving a potential liability or claim exceeding US$100 million (Indexed);

(xiii)	approving the encumbrance of Iron Ore Assets, other than Permitted Security Interests;

(xiv)	approving entry into new State Agreements or material amendments to existing State Agreements;

(xv)	appointing and removing the CEO;

(xvi)	approving the appointment of Senior Executive Team members pursuant to clause 4.5;

(xvii)	ensuring the management of intellectual property in accordance with the Intellectual Property Management Agreement (distinguishing between patented and unpatented intellectual property);

(xviii)	approving the exercise by the Manager of enforcement powers under any Cross Charge granted to the Manager;

(xix)	such other powers and functions as are specifically conferred on the Owners’ Council by a Transaction Document; and

(xx)	such other powers and functions that the Owners’ Council resolves are necessary or desirable. Any such resolution will be effective only if and when the resolution is initialled by a duly authorised representative of each Owner.
Notwithstanding any other provision of this Agreement, until the second anniversary of the JV Commencement Date, the CEO’s approval limit will not exceed US$125 million (Indexed), unless the Owners’ Council otherwise agrees following a review to be conducted after the first anniversary of the JV Commencement Date. The references in paragraphs (d)(ii), (iv) and (v) to US$250 million (Indexed) will be taken to be references to US$125 million (Indexed) until the second anniversary of the JV Commencement Date or any earlier date the Owners’ Council otherwise agrees.

The Owners’ Council may amend or replace the policies referred to in paragraph (a) by passing a resolution adopting the amended or replaced policy and providing a copy of that amended or replaced policy to the Owners and the Manager.

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3.4	Manager’s Authority
(a)	Subject to clause 3.3 and to Existing JV Arrangements, the Manager (at the direction of the CEO) will have clear authority to manage the JV Operations and the Owners will not interfere with the day-to-day management of the JV Operations as carried out by the JV Entities. The CEO will be required to act in accordance with the governance arrangements. The separate references to the CEO are not intended to suggest otherwise.

(b)	Subject to clause 3.10(i)(iii), the Manager may not act in respect of any matter falling within the functions and powers of the Owners’ Council except with the authority of a decision:
(i)	made by the Owners’ Council; or

(ii)	arrived at through the deadlock resolution procedures set out in clauses 3.7 and 3.8.
Where no decision is made by the Owners’ Council in respect of any matter falling within a function or power referred to in clauses 3.3(a), 3.3(d)(i), 3.3(d)(ix), 3.10(l), 4.7(a), 4.7(c) or 4.15(a) in respect of a particular period, the Manager must continue to act in accordance with the most recent decision of the Owners’ Council in relation to that matter.
3.5	Meetings
(a)	The Owners’ Council will meet at least Quarterly at meetings convened in accordance with clause 3.2(f)(ii) and additional meetings may be called by either Owner or the Manager. Each Owner may add additional points to the agenda for any Owners’ Council Meeting in accordance with any meeting procedures approved by the Owners’ Council.

(b)	Owners’ Council meetings will be held in Perth, Western Australia (or such other place as the Owners agree in writing), or by contemporaneously linking together of Representatives by instantaneous communication devices.

(c)	The Owners’ Council may by resolution establish procedures regulating the convening and conduct of Owners’ Council Resolutions. The Owners’ Council must comply with any such resolution.

(d)	Subject to clause 9.1(a)(iii), a quorum of the Owners’ Council will be constituted by a Representative from each Owner. If a quorum is not present the Owners’ Council meeting will be postponed for 7 days. If a quorum is not present at the first postponed meeting, the Owners’ Council meeting will be postponed for a further 7 days. At the second postponed meeting, a quorum will be formed by one Representative of the Owner who was represented at the two earlier meetings. The only items that may be considered at any postponed meetings are items that were included in the agenda provided in relation to the first meeting. The date and time for each postponed meeting will be notified to each Representative by the Manager or the Owner whose Representative was present at the relevant postponed meeting as soon as practicable after the time the relevant meeting is adjourned.

(e)	The Manager must be separately represented at each meeting of the Owners’ Council, unless the Owners otherwise agree, but will have no right to vote.

(f)	Duly passed resolutions of the Owners’ Council within the scope of its functions will be contractually binding on the Manager from the time passed, and the Manager must act on

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the basis of those resolutions, even if it has not received minutes of the meeting signed by the JV Chairperson (provided that, if the Manager is not present at the meeting, it has been notified of the resolution). In the event of an inconsistency between this Agreement and the Policies and Protocols, the policies referred to in clause 3.3(a) or an Owners’ Council resolution, this Agreement will prevail to the extent of that inconsistency.

(g)	A resolution in writing signed by all the Representatives is valid and effectual as if it had been passed at a duly convened meeting of the Owners’ Council. The written resolution may consist of one or several documents in the same terms.
3.6	Voting
(a)	All matters considered at Owners’ Council meetings will be decided by unanimity of the votes cast.

(b)	If a unanimous vote cannot be obtained, the deadlock resolution procedure provided in clauses 3.7 and 3.8 will apply.
3.7	Deadlock general principles
(a)	If the Owners’ Council does not reach agreement on a matter, then either Owner may refer the dispute to the chief executive officers of the ultimate holding companies of the Owners (the Chief Executives), who will meet and seek to resolve the matter in good faith within 30 days.

(b)	If the Chief Executives are unable to resolve the matter within 30 days of referral to them, either Owner may refer the dispute to the chairpersons of the ultimate holding companies of the Owners (the Owners’ Chairpersons), who will meet and seek to resolve the matter in good faith within 30 days.

(c)	If the Owners’ Chairpersons are unable to resolve the matter within 30 days of referral to them, then:
(i)	if the matter is of a type referred to in clause 3.8, the dispute will be resolved in accordance with the provisions of clause 3.8; and

(ii)	if the matter is not of a type referred to in clause 3.8, clause 3.4(b) will apply.
3.8	Deadlock resolution for specific matters

Deadlocks in relation to communities and other issues
(a)	If the Owners’ Chairpersons have been unable to resolve a dispute about a proposal or expenditure put forward by an Owner or the Manager in relation to:
(i)	communities or towns;

(ii)	indigenous groups;

(iii)	environmental issues; or

(iv)	occupational health and safety,
any Owner may refer the dispute to an Independent Expert for prompt resolution under clause 16.

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(b)	The Independent Expert will be required to determine whether or not the proposal or expenditure in relation to the relevant matter in paragraph (a) is being put forward in whole or in part for a collateral purpose, or for other reasons that are not wholly connected with the WA Iron Ore JV.

(c)	If the Independent Expert reaches the view that:
(i)	the proposal or expenditure is being put forward for one of the reasons in paragraph (b), then the Owners’ Council will be deemed to have rejected that proposal or expenditure, and the Manager will not be authorised to implement it; or

(ii)	the proposal or expenditure is not being put forward for one of the reasons in paragraph (b), then the Owners’ Council will be deemed to have approved that proposal or expenditure and the Manager will be authorised and required to implement it.
Deadlocks in relation to Government obligations
(d)	If the Owners’ Chairpersons have been unable to resolve a dispute in relation to a proposal put forward by an Owner or the Manager:
(i)	for the satisfaction of a Secondary Processing obligation under a current or future State Agreement;

(ii)	to assume, perform, amend or satisfy any other obligation imposed by an Authority (including under a current or future State Agreement or imposed as a condition to any Authorisation); or

(iii)	that relates to the preservation of a JV Tenement,
an Owner may refer the dispute to an Independent Expert for resolution under clause 16. In making the determination, the Independent Expert must determine what is in the best interests of the WA Iron Ore JV, having regard to:
(iv)	in the case of paragraph (i), the alternatives available to satisfy the Secondary Processing obligations and the costs and consequences of failing to do so;

(v)	in the case of paragraph (ii), the alternatives available and the costs and consequences of failing to assume, perform, amend or satisfy the obligation concerned; or

(vi)	in the case of paragraph (iii), the obligations applying in relation to the JV Tenement and the strategic or economic value of the JV Tenement.
Deadlocks in relation to CEO appointment
(e)	If the Owners’ Chairpersons have been unable to resolve a dispute in relation to the appointment of the CEO, then unless paragraph (f) applies:
(i)	the CEO who is then holding office will continue to act as CEO;

(ii)	the Owners’ Council must conduct a Quarterly review of the CEO’s appointment until a CEO agreed by the Owners Council (other than on a temporary basis) is appointed; and

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(iii)	if the JV Chairperson has been appointed by Rio Tinto under clause 3.2(d) during the first four year period from the JV Commencement Date, then that JV Chairperson will continue in office and Rio Tinto will continue to be entitled to appoint the JV Chairperson until a CEO agreed by the Owners’ Council (other than on a temporary basis) is appointed.
(f)	If the Owners’ Chairpersons have been unable to resolve a dispute in relation to the appointment of the CEO and the CEO who is then holding office:
(i)	does not wish to continue to act;

(ii)	resigns, becomes incapacitated or dies; or

(iii)	has been removed from the position,
and the Owners disagree in relation to a replacement, the JV Chairperson will appoint a temporary CEO from the Senior Executive Team. That temporary appointment, and any proposals for an alternative CEO, will be reviewed each Quarter until such time as the Owners’ Council agrees on the appointment of a replacement CEO. If the JV Chairperson has been appointed by Rio Tinto under clause 3.2(d) during the first four year period from the JV Commencement Date, then that JV Chairperson will continue in office and Rio Tinto will continue to be entitled to appoint the JV Chairperson until a CEO agreed by the Owners’ Council (other than on a temporary basis) is appointed.
3.9	Owners’ Council Committees
(a)	From time to time the Owners’ Council may, by resolution, establish standing and ad hoc committees (Committees). The function of such Committees will be to report and provide advice to the Owners’ Council in relation to the exercise of powers conferred on the Owners’ Council by this Agreement.

(b)	Each Owner will be entitled to nominate an equal number of representatives to be members of each Committee. The members of each Committee must be Owners’ Council Representatives, except that an Owner may nominate one Committee member who is not an Owners’ Council Representative provided that person is of group management committee or executive committee seniority. Each Owner is entitled to have advisors (internal and external) attend Committee meetings on a specific needs basis in order to ensure that an Owner has access to requisite advice in the context of a particular matter or project.

(c)	The chairperson of each Committee must be an Owners’ Council Representative. The Owners will divide between them the first Committee Chairs of the audit and remuneration committees. The Owners will also divide between them the first Committee Chairs of the technical and sustainable development committees. Committee chairpersons will serve two years and their appointment will alternate between each Owner.

(d)	The Committees will meet together, adjourn and otherwise regulate their meetings as directed by the Committee chairperson and otherwise as they see fit.

(e)	The Owners acknowledge and agree that on Completion the following standing Committees will be established:
(i)	an audit committee;

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(ii)	a remuneration committee;

(iii)	a sustainable development committee; and

(iv)	a technical committee,
in each case with the functions contemplated by resolutions of the Owners’ Council required to be made pursuant to clause 6.2(f) of the Implementation Agreement.

(f)	The audit committee and remuneration committee established at Completion will remain in place unless a subsequent Owners’ Council resolution abolishes them. The sustainable development committee and the technical committee established at Completion will remain in place until the fourth anniversary of the JV Commencement Date, unless a subsequent Owners’ Council resolution extends their existence. Any other standing or ad hoc committee will remain in place for the period set by the Owners’ Council when establishing that Committee.
3.10	Business Plans, Budgets and Synergies Capture Plans
(a)	The Manager must prepare each Business Plan and each Budget in accordance with this clause 3.10 and submit them to the Owners’ Council. The Manager must submit:
(i)	each Business Plan to the Owners’ Council at least 6 months (or such other period as the Owners’ Council may agree) prior to the commencement of each Half Year; and

(ii)	each Budget (including the Synergies Capture Plan as a discrete component) to the Owners’ Council at least 90 days (or such other period as the Owners’ Council may agree) prior to the commencement of each Half Year.
(b)	The first Business Plan and the first Budget will be prepared and approved in accordance with clauses 3.6(b)(v) and (vi) and 3.7 of the Implementation Agreement.

(c)	Rio Tinto and BHP Billiton are committed to identifying synergies between their respective Iron Ore Assets and associated iron ore production operations and implementing appropriate arrangements to reduce costs and maximise efficiencies in a manner that operates fairly between the Owners and their respective Related Corporations that are parties to the Transaction Documents.

(d)	The first Synergies Capture Plan will be prepared and approved in accordance with clauses 3.6(b)(vii) and 3.7 of the Implementation Agreement and will include details of the synergies the WA Iron Ore JV is expected to achieve, which will form a baseline against which synergy capture can be measured.

(e)	The capture of synergies will be a key business initiative as outlined in the initial Business Plan and Budget. Each Synergies Capture Plan must:
(i)	be consistent with the objectives set out in paragraph (c);

(ii)	identify and describe the synergies the Manager expects the WA Iron Ore JV to realise in each Quarter for the forthcoming year and include indicative estimates for any synergies to be realised after the forthcoming year, including the synergies specified as the baseline synergies in the first Synergies Capture Plan and any synergies identified in any subsequent Synergies Capture Plan;

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(iii)	provide indicative estimates of the costs and expenses to be incurred by the Manager and each Owner to capture the synergies/implement the Synergies Capture Plan;

(iv)	include a reconciliation of planned and actual progress in the delivery of the synergies compared against both the previous Synergies Capture Plan and the baseline contained in the first Synergies Capture Plan;

(v)	detail the specific information and actions the Manager requires from the Owners to implement the Synergies Capture Plan; and

(vi)	otherwise comply with the Reporting Policy.
(f)	The Manager’s obligation to prepare and submit a Synergies Capture Plan (and any associated reporting) pursuant to this clause 3.10 will continue until such time as is agreed by the Owners’ Council.

(g)	In preparing each Business Plan and each Budget, the Manager must:
(i)	ensure the requirements of any Existing JV Arrangements of which the Manager is aware are met; and

(ii)	subject to satisfying paragraph (i);
(A)	provide for the achievement of Pilbara System Capacity and present options for improvements; and

(B)	ensure that JV Operations are conducted at minimum efficient cost, subject to system safety and integrity.
(h)	Each Business Plan and each Budget must:
(i)	cover the forthcoming 5 year period and set out all information on a monthly basis for the first 2 years and on a Quarterly basis for the final three years;

(ii)	be prepared on the assumption that the WA Iron Ore JV will operate at full capacity, based on the Manager’s forecast of capacity over the next 5 years based on the existing assets and approved expansions;

(iii)	be reported in Australian dollars. An Owner may require the Manager to also prepare a Business Plan and a Budget for that Owner in another currency, in accordance with the Reporting Policy and the Accounting Policy;

(iv)	include estimates of production, capital and operating expenditure, funds required from the Owners and proposed cash distributions;

(v)	include an explanation and reconciliation against performance projected in the previous Business Plan or previous Budget;

(vi)	in the case of the Budget, be consistent with, and include an explanation and reconciliation against, the then-current Business Plan; and

(vii)	include all details, estimates and forecasts required under, and be prepared in accordance with, the Reporting Policy and the Accounting Policy.
(i)	If the Owners’ Council:

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(i)	approves a Business Plan or a Budget submitted to it, that Business Plan or that Budget will apply for the relevant Half Year;

(ii)	agrees amendments to a Business Plan or a Budget, that Business Plan or that Budget as amended will apply for the relevant Half Year; or

(iii)	rejects a Business Plan or a Budget or fails to make a decision, the Manager must prepare a revised Business Plan or a revised Budget within 30 days of the relevant Owners’ Council meeting for reconsideration by the Owners’ Council. In doing so, the Manager must have regard to the views, if any, expressed by the Owners’ Council. This paragraph (i) will then apply in relation to the revised Business Plan or the revised Budget, except that, subject to paragraph (j) below:
(A)	if the Owners’ Council rejects the Manager’s revised Business Plan or the revised Budget or fails to make a decision within 30 days from the date on which such revised Business Plan or Budget is presented, the Manager’s revised Business Plan or Budget will apply for the relevant Half Year (except to the extent that paragraph (B) applies); or

(B)	if the Synergies Capture Plan reflected in the Budget is rejected (or a decision is not made within 30 days from presentation of a revised Synergies Capture Plan), the previous approved Synergies Capture Plan will continue in force.
(j)	Where any component of the revised Business Plan or the revised Budget relates to a matter within the authority of the Owners’ Council under clause 3.3, that component must be consistent with:
(i)	any decisions of the Owners’ Council; or

(ii)	the resolution of any deadlock in accordance with clauses 3.7 and 3.8. Where the deadlock has not been resolved for whatever reason, the relevant component of the Business Plan or the Budget will be consistent with the position, if any, applying to that component for the immediately preceding Half Year as set out or reflected in the Business Plan or the Budget for that Half Year.
(k)	The Manager may prepare supplementary Business Plans and supplementary Budgets from time to time. Any supplementary Business Plan or Budget will require approval of the Owners’ Council pursuant to clause 3.3(d)(i).
(l)	Subject to paragraph (m), the Manager must not incur:
(i)	expenses in excess of a percentage of the total expense specified in the relevant Budget, which percentage will be determined by the Owners’ Council from time to time (the Budget Overrun Percentage); or

(ii)	expenses in excess of the amount determined by the Owners’ Council from time to time in relation to categories of expenditure in the Budget as determined by the Owners’ Council from time to time (the Expenditure Category Overrun Amount), without preparing and obtaining approval from the Owners’ Council to a supplementary Budget pursuant to paragraph (k). The Manager must promptly notify the Owners of any

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reasonably anticipated expenses in excess of the amounts specified in this paragraph (l) and the reasons for such excess.

(m)	Despite any Business Plan or Budget, the Manager may take any action that is reasonably necessary from time to time in an emergency situation to:
(i)	prevent or mitigate:
(A)	any risk to the health or safety of any persons in circumstances where they may be at risk; or

(B)	any risk of any material damage to the environment or to any Iron Ore Asset or any other property of any person (including maintenance of all Authorisations and tenure in good standing); or
(ii)	repair any material damage to the environment, any Iron Ore Asset or any other property of any person on a temporary basis, and to incur all reasonable costs in so doing. Such expenditure must be reported to the next meeting of the Owners’ Council and must, in the first instance, be funded out of Called Sums on hand to the Manager and not then immediately required for JV Operations, and to the extent of any remaining deficit, will be requested as additional Called Sums pursuant to clause 3.11(a).

(n)	Once the Synergies Capture Plan is approved, the Manager and the JV Entities will be required to implement it in accordance with its terms and to take whatever action is reasonably necessary for its implementation.

(o)	The Manager must report to the Owners’ Council on a Quarterly basis identifying the synergies outstanding, the steps required to achieve the synergies and the progress of the Manager against the then applicable Synergies Capture Plan in accordance with the Reporting Policy.
3.11	Called Sums
(a)	The Manager may at any time send a notice (a Call Notice) to the Owners requiring them to contribute funds in accordance with item 2 of the Funding and Distribution Policy in proportion to their respective Participating Shares to meet JV Cash Costs that the Manager estimates are to be paid during the period to which the Call Notice relates (each a Called Sum).

(b)	A Call Notice must specify:
(i)	the amount (and currency of the amount if in a currency other than Australian dollars) of the Called Sums in respect of each Owner;

(ii)	a reconciliation of the amount of the Called Sums to the then current Business Plan and Budget (including a reconciliation to any undrawn Called Sums in the previous months);

(iii)	a reconciliation of the amount of the Called Sums to the current cash on hand balance;

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(iv)	that part of the Called Sums for an Owner that relates to working capital requirements and that part of the Called Sums for an Owner that relates to capital expenditure requirements;

(v)	the amount of the Called Sums for an Owner to be paid to each Issuer and/or the Manager;

(vi)	which entity or entities the funds are to be lent or contributed to;

(vii)	relevant banking details for the transfer of funds; and

(viii)	an estimate of the Called Sums that are likely to be called by the Manager in the subsequent month.
(c)	The Manager must issue a monthly notice (Monthly Cash Requirements Notice) on or before the 10th day of each month specifying:
(i)	an indicative estimate of the total amount of funds that the Manager will require for the following month;

(ii)	the dates during that month on which Called Sums will be payable (Called Sum Payment Dates), which dates must be at intervals of no less than one week; and

(iii)	an indicative estimate of the amount of funds the Manager will require on each of the Called Sum Payment Dates.
(d)	The Manager must issue Call Notices at least 1 Business Day prior to each Called Sum Payment Date specifying the actual amount of funds that the Manager requires to be paid on that date.

(e)	The Manager may also issue Call Notices at any other time with respect to any additional funds required during the period to which a Call Notice issued under paragraph (d) relates.

(f)	The Owners’ Council may from time to time resolve to make such alterations to the arrangements described in paragraphs (b), (c), (d) and (e) as the Owners’ Council considers appropriate.

(g)	Subject to paragraph (i) and paragraph (o), each Owner must pay the Called Sums by way of loans or equity contributions to the Issuers or the Manager in the proportions specified in the Call Notice to an account or accounts nominated by the Manager:
(i)	in the case of a Call Notice referred to in paragraph (d), on the relevant Called Sum Payment Dates and in the amounts specified in the Call Notice; and

(ii)	in the case of a Call Notice referred to in paragraph (e), within 10 days of the date of the Call Notice.
Such loans or equity contributions will be transferred to bank accounts established in the name of an Issuer, accounts established in the name of the Manager acting as the agent of an Issuer, or accounts established in the name of the Manager as appropriate (JV Bank Accounts). The amount of any Called Sum will be payable by way of loan or equity contribution in Australian dollars unless any JV Cash Costs are incurred in another currency and the Call Notice requires the relevant part of the Called Sum to be paid in that other currency.

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*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(h)	The Manager must ensure that the funds transferred to the JV Bank Accounts pursuant to paragraph (g) are on the same day placed on deposit in equal shares with the Owners or their Designated Finance Companies, by transferring the funds to bank accounts nominated by the Owners (Owners Bank Accounts). As funds are required by the Manager, the Manager must provide a request for the funds on 24 hours notice to the Owners and the Owners must transfer, or procure that their Designated Finance Companies transfer, the funds to the JV Bank Accounts nominated by the Manager.

(i)	If a JV Entity or the Manager has incurred a Substantial Liability as a result of a third party claim, other than a liability to which clauses 13 or 15 of the Implementation Agreement applies, then the Owners’ Council may determine whether or not to cease funding that JV Entity or the Manager. If at an Owners’ Council meeting the Owners cannot reach an agreement on whether or not to cease funding such JV Entity or the Manager, then the Owners’ Council will be deemed to have determined not to fund that JV Entity or the Manager.

(j)	Unless the Funding and Distribution Policy requires that all or part of any funding be by way of equity, or paragraph (o) applies, Called Sums paid by an Owner by way of loan to an Issuer or the Manager will be treated as Participant Loans on the terms set out in the Funding and Distribution Policy. Where equity funding is required, it will be on the terms agreed by the Owners pursuant to the Funding and Distribution Policy.

(k)	Where payment of a Called Sum is made by way of loan or equity contribution to an account in the name of the Manager, the funds in that account must be held by the Manager for or on behalf of that Issuer for the purpose of being expended in accordance with this Agreement.

(l)	The Owners acknowledge that the WA Iron Ore JV is intended to operate on a minimum cash balance. Unless otherwise approved by the Owners’ Council, or paragraph (o) applies the WA Iron Ore JV will be funded entirely by way of loans or equity contributions from the Owners as contemplated by this clause 3.11 and not by way of third party debt. For these purposes third party debt:
(i)	includes any project financing of a JV Entity, trade debt, working capital facility and long term lease of heavy mobile equipment * * *;

(ii)	does not include:
(A)	ordinary course debt such as purchases on credit terms and capital leases for activities that are incidental to JV Operations such as leases of office equipment and motor vehicles and short term leases of heavy mobile equipment; or

(B)	indebtedness in respect of an indemnity, guarantee or similar undertaking issued by a bank or other provider of financial accommodation, which relates to JV Operations.
For the avoidance of doubt, this paragraph (i) does not preclude project financing by an Owner in compliance with clause 11.

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(m)	The amount of any Called Sum properly called by the Manager in accordance with this Agreement constitutes a funding obligation due and payable to the Issuers or the Manager (as applicable) by the Owners (in proportion to their Participating Shares) and will be enforceable by the Manager, or by the Issuers directly if the Manager does not take action, in accordance with this Agreement.

(n)	Any amounts payable under a contract for the supply of goods or services between a JV Entity and an Affiliate of an Owner (other than under a Transaction Document) will be excluded in determining JV Cash Costs and JV Accounting Costs and any such amounts must be borne by the Owner concerned unless the contract has been approved by the Owners’ Council (whether or not the contract was entered into prior to the JV Commencement Date).

(o)	The Owners acknowledge that funds may also be contributed by way of indemnity pursuant to item 2.19 of the Funding and Distribution Policy, and references in this Agreement to Called Sums include amounts called under the indemnity arrangements in item 2.19.
3.12	Funding and Distribution Policy
(a)	The Owners, the Manager and the Marketing SPVs must, and must procure that each of their Related Corporations, comply with the Funding and Distribution Policy and the Debenture Deeds Poll.
(b)	The Owners, the Manager and the Marketing SPVs agree that the application of funds, and all payments and repayments of loans and deposits, and all settlements of receivables, pursuant to the Funding and Distribution Policy will have the characteristics and status described in the Funding and Distribution Policy.
3.13	Policies and Protocols
(a)	As at the date of this Agreement, the Owners have agreed:
(i)	the Accounting Policy;

(ii)	the Reporting Policy;

(iii)	the Ring-Fencing Protocol;

(iv)	the Scheduling Protocol; and

(v)	the Weighing, Sampling and Analysis Protocol,
(the Policies and Protocols).

(b)	The Policies and Protocols may be amended or replaced by the Owners’ Council passing a resolution adopting the amended or replaced policy or protocol and a representative of each Owner initialling the amended or replaced policy or protocol.

(c)	The Funding and Distribution Policy and each of the Policies and Protocols, including as amended or replaced in accordance with paragraph (b), will be legally binding on the parties to this Agreement as if set out in full in this Agreement.

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4.	Management of WA Iron Ore JV

4.1	Appointment and removal of Manager
(a)	The Owners appoint the Manager to manage the JV Operations as carried out by the JV Entities on the terms set out in this Agreement.

(b)	The Manager will at all times be owned by Hamersley Holdings Ltd and BHP Billiton Minerals Pty Ltd in equal shares.

(c)	At Completion, the Manager’s constitution will be in the form agreed by Rio Tinto and BHP Billiton and may only be amended with the agreement of the Owners.

(d)	The Manager:
(i)	may be removed by a resolution of the Owners’ Council; and

(ii)	will be automatically removed if the Manager becomes an externally administered body corporate (as defined in the Corporations Act), unless the Owners’ Council resolves that the Manager not be so removed.
Where the Manager is removed, the Owners’ Council must appoint a replacement Manager which will be owned by Hamersley Holdings Ltd and BHP Billiton Minerals Pty Ltd in equal shares.
4.2	Liability

Manager’s Liability and Indemnity
(a)	Subject to paragraphs (b), (c), (d) and (e), if an Owner (or its Affiliates) sustains or incurs any Loss as a result (whether directly or indirectly) of any breach by the Manager of its obligations under this Agreement or under any other Transaction Document then the other Owner (the Paying Owner) must pay an amount to that Owner (the Receiving Owner) equal to the Paying Owner’s Participating Share of the Loss (subject to adjustment under paragraph (e)).

(b)	An Owner will not be liable under paragraph (a) in relation to a breach by the Manager that results in a Loss or Losses totalling less than A$10 million.

(c)	An Owner may not recover a Loss under paragraph (a) where the Manager’s breach has caused the Owners (or their Affiliates) to sustain the same type of Loss and the quantum of the Owners’ (and their Affiliates’) Loss is in proportion to their respective Participating Shares.

(d)	If an Owner wishes to make a claim under paragraph (a), it must provide a notice to the other Owner, with a copy to the Manager, setting out in reasonable detail the basis of the claim and the amount claimed. The Owners must meet and seek in good faith to agree whether an amount is payable under paragraph (a) and, if so, the amount payable. If the Owners are unable to reach agreement, then either Owner may refer the matter to the Chief Executives, who will meet and seek to resolve the matter in good faith within 30 days. If the Chief Executives are unable to resolve the matter within 30 days of referral to them, then either Owner may refer the dispute to the Owner’s Chairpersons, who will meet and seek to resolve the matter within 30 days and, failing resolution, the matter will be referred

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to the Independent Expert in accordance with clause 16. If the Owners agree or an Independent Expert determines that an amount is payable under paragraph (a), the Paying Owner must pay that amount to the Receiving Owner within 10 Business Days.

(e)	If a breach by the Manager of its obligations under this Agreement or under any other Transaction Documents results in one Owner (or its Affiliates) incurring Losses and the other Owner (or its Affiliates) receiving profits or other financial benefits, then:
(i)	the Paying Owner must pay the Receiving Owner the full amount of the Losses of the Receiving Owner, up to a maximum amount equal to the profits or other financial benefits received by the Paying Owner as a consequence of that breach; and

(ii)	if the amount required to be paid by the Paying Owner under paragraph (e)(i) is less than the Receiving Owner’s Loss, the Paying Owner must also pay to the Receiving Owner the Paying Owner’s Participating Share of the unpaid balance of the Loss.
Owner Proceedings
(f)	If a third party commences legal, administrative or other proceedings against an Owner or any Owner’s Affiliated Corporation and those proceedings relate to, or arose from, JV Operations (Owner Proceedings), except where those proceedings relate to a liability to which clauses 13 or 15 of the Implementation Agreement applies or as otherwise provided in clause 3.2 of the Implementation Agreement, then the other Owner must indemnify that Owner or its Affiliates against any Loss arising from those proceedings to the extent the Loss relates to, or arose from, JV Operations, and is not covered by item 8 of the Funding and Distribution Policy in proportion to the other Owner’s Participating Share.

(g)	An Owner or an Affiliate of an Owner against whom Owner Proceedings are brought:
(i)	must notify the other Owner and the Manager as soon as practicable after it becomes aware of any such Owner Proceedings;

(ii)	subject to paragraph (h) and item 14.3(b) of the Reporting Policy, is responsible for conducting, defending, negotiating or settling Owner Proceedings as it sees fit; and

(iii)	may require the Manager and the other Owner to provide such assistance in defending the Owner Proceedings as it reasonably requests, including providing documents and making employees available as witnesses.
(h)	An Owner or an Affiliate of an Owner against whom Owner Proceedings are brought may require the Manager to conduct those Owner Proceedings on its behalf, subject to such limitations and discretions agreed between the Manager and the Owner. The Owners must:
(i)	cooperate and consult with each other in relation to the conduct, negotiation, defence or settlement of those Owner Proceedings; and

(ii)	provide such assistance in relation to those Owner Proceedings as the Manager or an Owner reasonably requests.
(i)	Where an Owner or an Affiliate of an Owner incurs reasonable costs under paragraphs (f) to (h), in relation to Owner Proceedings (to the extent those proceedings relate to, or arose from, JV Operations) the other Owner must pay an amount to that Owner equal to the

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paying Owner’s Participating Share of those reasonable costs within 10 Business Days of demand. Where the Manager incurs reasonable costs under paragraphs (f) to (h), in relation to Owner Proceedings (to the extent those proceedings relate to, or arose from, JV Operations) those costs will be costs of the WA Iron Ore JV borne and funded by the Owners in proportion to their respective Participating Shares in accordance with clause 3.11.
Obligation to Provide Support for Owner Loans and Guarantees
(j)	If a member of the BHP Billiton Group or Rio Tinto Group (as applicable), which is not a JV Entity (the Relevant Group Member) has provided or is obliged under any Existing JV Arrangement to provide any Owner Loans or Owner Guarantees, then the relevant Owner must procure that:
(i)	the Owner Parent that is not a Related Corporation of the Relevant Group Member; or

(ii)	an entity nominated by that Owner Parent that:
(A)	is a Related Corporation of that Owner Parent (other than the Manager); and

(B)	where an Owner Guarantee has been provided, has a credit rating of at least an “A” (as reported by Standard and Poor’s) at the date of such nomination; or
(iii)	such other entity as may be agreed with the other Owner,
(in each of paragraphs (j)(i), (ii) and (iii), the Supporting Entity) provides support, commensurate with the Participating Share of the relevant Owner, in respect of the Owner Loan or Owner Guarantee, in accordance with schedule 3.

(k)	Before providing any new Owner Loan or Owner Guarantee, the relevant Owner must first consult with the other Owner. Any Owner Loans or Owner Guarantees entered into after the JV Commencement Date, other than pursuant to an obligation under an Existing JV Arrangement or with the agreement of the Owners’ Council, will be Excluded Liabilities.
4.3	Manager Duties
(a)	The Manager must at all times act in accordance with:
(i)	the Transaction Documents;

(ii)	the Policies and Protocols; and

(iii)	any policies that are approved by the Owners’ Council pursuant to clause 3.3(a), which policies will be legally binding on the Manager.
(b)	The Manager and the CEO will have fiduciary obligations to the Owners. The Manager and the CEO must:
(i)	ensure JV Operations are conducted safely at all times;

(ii)	act equitably and fairly and give each of the Owners due and equal treatment;

(iii)	subject to any obligations in respect of any Existing JV Arrangements, or any other legally binding obligation on an Owner or a Related Corporation of an Owner,

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manage the Iron Ore Assets for the benefit of the Owners and their respective Related Corporations in a manner that is consistent with the approved Business Plans and Budgets;

(iv)	act in accordance with applicable Laws and consistently with any Authorisations held by the Manager or a JV Entity (including in respect of occupational health and safety, carriage of hazardous goods and the environment); and

(v)	perform any obligation or provide any service in a good, workmanlike and commercially reasonable manner and in accordance with the most suitable engineering, construction, operating, mining, transportation and processing methods and with a standard of skill, diligence and care normally applied or exercised in respect of comparable mine or infrastructure operations.
For the avoidance of doubt, no JV Entity will have fiduciary obligations to the Owners, and the Owners will not have fiduciary obligations to each other, except for the trusts expressly referred to in clause 2.1(c).

(c)	The Manager and the CEO must not take or omit to take any action if the result would be to cause any JV Entity to breach any agreement to which it is a party and the relevant terms of which have been disclosed to the Manager (including any Existing JV Arrangement or any other infrastructure arrangement or a State Agreement).

(d)	Except to the extent permitted by this Agreement, or with the approval of the Owners’ Council, the Manager must not undertake any business or engage in any other activity not expressly contemplated by this Agreement.

(e)	Subject to clauses 3.10(l) and (m), the Manager must implement the Business Plan and the Budget (including the Synergies Capture Plan).

(f)	The Manager must comply with any obligation expressly imposed on the Manager in the Implementation Agreement.
4.4	Board of Manager

The board of directors of the Manager will be appointed in accordance with the constitution of the Manager.

4.5	Appointment and Removal of CEO and Senior Executive Team
(a)	Subject to paragraph (b), the CEO of the Manager will be appointed by the Owners’ Council with effect on and from the JV Commencement Date or the expiry of the previous term of the former CEO (as the case may be). The CEO will be the executive head of the WA Iron Ore JV.

(b)	The first CEO will be appointed by BHP Billiton and will remain in the position for a four year period from the JV Commencement Date, unless the appointee:
(i)	resigns, becomes incapacitated or dies before the expiration of that period; or

(ii)	is removed by the agreement of both Owners (including, for the avoidance of doubt, by resolution of the Owners’ Council pursuant to this Agreement),

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in which case BHP Billiton may (after consultation with Rio Tinto) appoint a replacement for the balance of that four year period. On the expiry of the abovementioned four year period each CEO will be appointed for a four year period and paragraph (a) will reapply on the expiry of each such four year period. In appointing a CEO under paragraph (a), the Owners’ Council will take into account the importance of continuity.

(c)	The contract of employment for the CEO will be approved by the Owners’ Council and will provide that the CEO will have the same duties as the Manager as set out in clause 4.3 and will be consistent with this clause 4.5.

(d)	The CEO can appoint or dismiss any employee of the Manager, except that the appointment of a Senior Executive Team member requires the approval of the Owners’ Council.

(e)	It is the intention of Rio Tinto and BHP Billiton that the Senior Executive Team be sourced initially approximately 50:50 from Rio Tinto and BHP Billiton on a ‘best person for the job’ basis. This 50:50 balance is to be maintained for the first 3 years after the JV Commencement Date.

(f)	Where the CEO:
(i)	engages in serious misconduct, such conduct being inconsistent with the due and faithful discharge of duties; or

(ii)	is grossly neglectful in their duties,
then (unless clause 4.5(g) applies) the Owners’ Council must consider in good faith removing the CEO pursuant to clause 3.3(d)(xv).

(g)	Where the CEO is disqualified from managing corporations under Part 2D.6 of the Corporations Act, the CEO must be removed from office by the Owners’ Council under clause 3.3(d)(xv) unless:
(i)	the Owners’ Council decides otherwise; and

(ii)	the CEO obtains leave from the court to manage the Manager under Part 2D.6 of the Corporations Act.
(h)	If the CEO is removed pursuant to paragraphs (f) or (g), a replacement CEO will be appointed pursuant to clause 3.3(d)(xv) and, where applicable, clauses 3.8(e) and (f).

(i)	Where an Owner is not satisfied, on reasonable grounds, with the performance of the CEO in achieving the objectives of the Business Plan (including in relation to the Synergies Capture Plan), then that Owner may request, by notice to the other Owner, that the Owners’ Council conduct an assessment of the performance of the CEO in relation to the each relevant Business Plan within 30 days of the notice.

(j)	An assessment of the CEO’s performance by the Owners’ Council pursuant to paragraph (i) must consider the CEO’s performance in relation to:
(i)	each relevant Business Plan;

(ii)	each relevant Synergies Capture Plan, including:
(A)	the realisation of synergies pursuant to the Synergies Capture Plan;

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(B)	the engagement by the Manager with Authorities and third parties required to achieve the synergies referred to in those plans; and

(C)	all prior reports by the Manager to the Owners’ Council in relation to the synergies referred to in those plans; and
(iii)	each relevant Budget.
(k)	Where, following the assessment pursuant to paragraph (j), either Owner or both Owners are dissatisfied, on reasonable grounds, with the performance of the CEO the Owners’ Council must consider in good faith removing the CEO pursuant to clause 3.3(d)(xv).
4.6	Employees of Manager
(a)	All JV Employees, including the CEO and members of the Senior Executive Team, will be remunerated in a manner that is consistent with the WA Iron Ore JV’s objectives, subject to:
(i)	the value of pre-existing entitlements of employees that are to be transferred to the Manager being preserved; and

(ii)	the WA Iron Ore JV meeting those pre-existing entitlements and paying any redundancy costs.
(b)	Each Owner and the Manager must ensure that:
(i)	the CEO and each member of the Senior Executive Team:
(A)	is employed on an exclusive basis by the Manager and is not employed by, or seconded from, an Owner or its Affiliates;

(B)	during the period of such employment:
(1)	is not an Officer, and does not sit on any committee, council or other oversight group, of an Owner or its Affiliates; and

(2)	does not report, or provide information, to one Owner or its Affiliates, but not the other Owner or its Affiliates, except as required under this Agreement or the Ring-Fencing Protocol; and
(C)	is not engaged through any relationship of employment, consultancy or other arrangement by either Owner Parent or its Affiliates within 18 months of ceasing to hold their position of CEO or Senior Executive Team member, without the approval of the Owners’ Council; and
(ii)	the Manager’s principal place of business and that of any JV Entity is in a building that is not occupied by any part of the global iron ore business of either Owner, or branded with the name of either Owner.
(c)	No Owner has the right to second employees to the WA Iron Ore JV or appoint persons to specific positions within the WA Iron Ore JV.

(d)	The Owners and their Affiliates must not provide any commitment, reassurance or representation of employment or re-employment of any JV Employee who is a member of the Senior Executive Team or a direct report of the Senior Executive Team either as part of the process of engagement for employment by the Manager or during the period of employment by the Manager of any such JV Employee.

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(e)	The Owners and their Affiliates must not offer to employ, or seek to employ, a JV Employee who is a member of the Senior Executive Team or a direct report of the Senior Executive Team, without the prior approval of the Owners’ Council.
4.7	WA Iron Ore JV systems, standards and procedures
(a)	The CEO will have the mandate to make the WA Iron Ore JV operationally stand-alone as soon as practicably possible without any services being provided to the WA Iron Ore JV by any Owner except:
(i)	as contemplated in the Transitional Services Agreement, the Intellectual Property Management Agreement or the ERP Service and Licence Agreement; or

(ii)	as specifically agreed by the Owners’ Council.
(b)	The WA Iron Ore JV will initially source systems, standards and procedures from the Owners, selected in accordance with clauses 3.6(b)(ii) and 3.7 of the Implementation Agreement, and thereafter the WA Iron Ore JV will maintain, improve or replace those systems, standards and procedures subject to clause 4.7(a).

(c)	The WA Iron Ore JV will put in place procurement arrangements initially in accordance with clauses 3.6(b)(iii) and 3.6(b)(x) and 3.7 of the Implementation Agreement. The Manager may recommend to the Owners’ Council, and the Owners’ Council may approve, changes to these procurement arrangements. Subject to compliance with competition laws, the procurement arrangements may include:
(i)	the WA Iron Ore JV having its own stand alone procurement arrangements;

(ii)	the WA Iron Ore JV utilising the procurement arrangements of the Owners, in a manner that is fair between the Owners;

(iii)	the Owners utilising the WA Iron Ore JV’s procurement arrangements, in a manner that is fair between the Owners; or

(iv)	any combination of the above.
(d)	The Manager will adopt the principle of an owner operator model for the WA Iron Ore JV so that it utilises employees in preference to contractors in long term operating roles with the WA Iron Ore JV. To the extent that current operations involve contractors in long term operating roles, the Manager will progressively shift those operations to the owner operator model.
4.8	Revenue Based Royalties

Payment of Revenue Based Royalties by the Manager
(a)	The Manager will include in each monthly Call Notice its estimate of any Revenue Based Royalties that are payable by a JV Entity in the relevant month. The Manager may also make such additional calls as are required in order to discharge its obligations under paragraph (b).

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(b)	The Manager must ensure that each JV Entity pays, or the Manager must on behalf of each of the relevant JV Entities pay, the Revenue Based Royalties as and when they fall due. The Revenue Based Royalties will be costs of the WA Iron Ore JV borne by the Owners in their Participating Shares. For the avoidance of doubt, any royalties payable in connection with a Sole Risk Development or Sole Risk Opportunity will be borne entirely by the Sole Funding Party.

(c)	The Manager must appoint an independent third party to assist it to:
(i)	estimate the Revenue Based Royalties for the purposes of paragraph (a);

(ii)	pay, or procure the payment by the JV Entities of, the Revenue Based Royalties pursuant to paragraph (b); and

(iii)	calculate the Owner Royalty Allocation and the Royalty Allocation Adjustment pursuant to paragraphs (d) to (f).
Each Owner must provide to the independent third party (but not to the Manager or to the other Owner) any information the independent third party reasonably requires in order to assist the Manager pursuant to this paragraph (c), including such information in relation to the price at which Iron Ore Product is sold. Such information will be dealt with by the independent third party in accordance with the Ring-Fencing Protocol.
Calculation of Royalty Allocation Adjustment

(d)	* * *

	* * *	* * *

* * *

(i) * * *

(ii) * * *

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(e)	* * *

(f)	* * *

(g)	* * *

West Australian Iron Ore
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(h)	Any dispute arising under this clause 4.8 (including any dispute about a determination or other act of the independent third party) may be referred by either Owner to the Independent Expert for determination pursuant to clause 16.
4.9	JV Entities’ and Manager’s accounts and records
(a)	The Manager and the JV Entities will keep accounts and records to enable financial reporting, and the measurement of financial performance, for a Financial Year with a 30 June year end and a Financial Year with a 31 December year end and otherwise as required in accordance with the Accounting Policy and Reporting Policy.

(b)	Subject to paragraph (c), the Manager will keep comprehensive records and accounts in Australian dollars in respect of the Iron Ore Assets owned by, and the JV Operations of, the JV Entities and the Manager in accordance with the Accounting Policy and the Reporting Policy on a consistent basis and subject to the terms of any Existing JV Arrangements. The Manager will also keep records and accounts in such other currencies as are required to

West Australian Iron Ore
Production Joint Venture Agreement

enable it to comply with its obligations under the Reporting Policy and the Accounting Policy.

(c)	The records and accounts kept by the Manager in respect of:
(i)	a JV Entity that owns Excluded Assets will be prepared for the JV Operations and Iron Ore Assets only on a stand alone basis and not include costs, expenses and liabilities relating to the Excluded Assets or any Excluded Marketing Operations; and

(ii)	a JV Entity that is a Non-Selling Entity will not include records and accounts relating to its Excluded Marketing Operations and the sale of production (and all costs, expenses and liabilities directly incurred in the sale of production) of that Non-Selling Entity.
Each Owner will be responsible on behalf of each such JV Entity that is a Related Corporation of that Owner for keeping all relevant records and accounts relating to its Excluded Assets or Excluded Marketing Operations. Preparation of the relevant consolidated and individual entity financial records and accounts for such a JV Entity will be the responsibility of each Owner, provided that the Manager will be responsible for providing all necessary financial information in respect of the Iron Ore Assets and JV Operations, as provided in the Accounting Policy.

(d)	Each Owner and the Manager will provide each other (and their respective auditors) with access to such of their records and accounts as are reasonably required by them to perform their functions under the Transaction Documents and their statutory responsibilities, as provided in the Accounting Policy, including to verify costs and revenues allocated to a JV Entity that owns Excluded Assets or that is a Non-Selling Entity or otherwise conducts Excluded Marketing Operations and to confirm that distributions, loan repayments and other payments have been made in accordance with the Funding and Distribution Policy.

(e)	The records and accounts referred to in paragraph (b) must:
(i)	include records and accounts enabling the Manager to comply with all obligations under the Transaction Documents (including the Funding and Distribution Policy) including determining and verifying:
(A)	the Ore Sales Price payable pursuant to the Ore Sales Agreements; and

(B)	the distributions, loan repayments and other payments have been made in accordance with the Funding and Distribution Policy and Debenture Deeds Poll;
(ii)	be sufficient to provide the information required to enable an Owner:
(A)	to complete a tax return or deal with any tax enquiry, tax audit or tax litigation (including any information required for the purposes of a consolidated group tax return or business activity statement, or any information required to be provided pursuant to any relevant tax funding agreement, tax sharing agreement or other contractual agreement providing for preparation of stand alone notional tax returns and like documents);

West Australian Iron Ore
Production Joint Venture Agreement

(B)	to complete statutory accounts and other financial statements (including consolidated group and individual entity financial statements) or any corporate or other regulatory filings of any kind that the Owner or its Related Corporations are required by Law to make; or

(C)	to otherwise comply with any of its obligations under any tax or other Law; and
(iii)	be sufficient to provide the information required to enable all Existing JV Arrangements to be complied with.
(f)	In addition to maintaining the records and accounts referred to in this clause 4.9, the Manager will also be responsible, on behalf of each JV Entity which owns only Iron Ore Assets and has no Excluded Marketing Operations, for the preparation of the statutory accounts and other regulatory filings of any kind that are required by Law to be prepared or filed, or are otherwise required to comply with any obligations of such a JV Entity under any tax or other Law, provided however that the Owner that is a Related Corporation of any such JV Entity will remain responsible for procuring that any such statutory accounts or regulatory filings are finalised and lodged or filed.
4.10	Accounting systems
(a)	The Accounting Policy must include (in conjunction with the Funding and Distribution Policy) rules, systems and procedures for:
(i)	allocating liabilities to the Iron Ore Assets and the Excluded Assets;

(ii)	attributing cash flows to the Iron Ore Assets and the Excluded Assets; and

(iii)	preparing stand-alone cash flow statements, profit and loss statements and balance sheets for the Iron Ore Assets.
Where there are Sole Risk Assets, liabilities will be allocated, cash flows attributed and statements and balance sheets prepared according to the same methodology.

(b)	The Owners and the Manager must, in relation to the accounting matters for which they are respectively responsible under clause 4.9, establish and maintain accounting systems that operate at all times:
(i)	to allocate liabilities and attribute cash flows to Iron Ore Assets and Excluded Assets (and, where applicable, Sole Risk Assets) in accordance with the Accounting Policy;

(ii)	to generate stand-alone cash flow statements, profit and loss statements and balance sheets for the Iron Ore Assets and the Excluded Assets (and, where applicable, Sole Risk Assets) in accordance with the Accounting Policy;

(iii)	to calculate the Net Iron Ore Cash Surplus (as defined in the Funding and Distribution Policy) in accordance with the Funding and Distribution Policy;

(iv)	to calculate all Dividends and Coupons (each as defined in the Funding and Distribution Policy) payable in accordance with the Debenture Deeds Poll and the Funding and Distribution Policy; and

West Australian Iron Ore
Production Joint Venture Agreement

(v)	to otherwise demonstrate full compliance with the Debenture Deeds Poll, the Funding and Distribution Policy and the other Transaction Documents.
(c)	An Owner may (at its own cost) from time to time conduct a detailed review of the WA Iron Ore JV accounting systems, and to the extent necessary, the other Owner’s accounting systems, for the purposes of satisfying the Owner that those systems are in compliance with paragraph (b), and following such review the Owners must consult in good faith to determine such adjustments, if any, as may need to be made to the systems so as to ensure that they are compliant.

(d)	Subject to clause 12 of the Implementation Agreement, the cost of making any adjustments to the accounting systems agreed by the parties following a review will be borne:
(i)	if the deficiency is in the systems of an Owner, by that Owner; or

(ii)	if the deficiency is in the systems of the Manager, by the Owners in proportion to their respective Participating Shares.
(e)	If the data generated by the WA Iron Ore JV accounting systems, or an Owner’s accounting systems, or the application of the Accounting Policy using those systems:
(i)	gives rise to an error, as a result of which an Owner receives any amount in excess of its entitlement under the Funding and Distribution Policy, it will hold the excess on trust pursuant to clause 4.6, 6.3, 10.3 and 11.9 (as applicable) of that Policy; or

(ii)	gives rise to an allocation of distributions between the Owners which is inconsistent with the intention of the Funding and Distribution Policy, the parties will meet to discuss in good faith, and will make such arrangements as are appropriate to rectify the inconsistency (which may include amending the Accounting Policy, the Funding and Distribution Policy or the accounting systems, and may also include making reconciliation payments between Owners).
4.11	Audit
(a)	An auditor will be appointed in respect of the Manager and the WA Iron Ore JV (the Auditor). An internal auditor will also be appointed in respect of the Manager and the WA Iron Ore JV. The appointment and removal of the Auditor and the internal auditor will be subject to approval of the Owners’ Council, following receipt of a recommendation from the Audit Committee. Subject to the appointment of the initial Auditor and initial internal Auditor pursuant to clauses 3.6(b)(viii), 3.7 and 6.2(f) of the Implementation Agreement, the Auditor will be appointed following a tender process overseen by the Audit Committee. The internal auditor will be appointed in accordance with the resourcing model for the internal auditor determined by the Owners’ Council and following such selection process as the Owners’ Council agrees (which may include a tender process).

(b)	At the times required by, and otherwise in accordance with, the Accounting Policy, the Manager must:
(i)	procure that the accounts referred to in clause 4.9 (the Accounts) are audited by the Auditor, including confirming that the Accounts have been prepared in accordance with any Laws applicable to one or more of the Owners;

West Australian Iron Ore
Production Joint Venture Agreement

(ii)	procure that the Auditor provides confirmation to the Owners that all payments, distributions and dividends during the relevant period were calculated and applied in accordance with the terms of the Funding and Distribution Policy, the Debentures and any other relevant Transaction Documents;

(iii)	agree the scope of the audit with both Owners; and

(iv)	provide a copy of the audit report and confirmation to each Owner.
The costs of each audit will be deemed to be a cost of the WA Iron Ore JV.

(c)	Either Owner or the Owners’ Council may, by notice in writing to the Manager, request that:
(i)	an audit address particular records and accounts of the Manager where the Owner has a reasonable concern that any payment, distribution or dividend paid or received by it in the relevant period has not been calculated or applied in accordance with the terms of the Funding and Distribution Policy, the Debentures or any other relevant Transaction Documents;

(ii)	an audit be undertaken to ensure that the Synergies Capture Plan and reports in relation to the achievement of synergies, including any reconciliation to the baseline specified in the first Synergies Capture Plan, and any synergies forecasts, are audited in accordance with agreed upon procedures (to be conducted either by an external auditor or an internal auditor as requested by the Owner or the Owners’ Council as the case may be); or

(iii)	such other audits as an Owner or the Owners’ Council may reasonably request be conducted (either by an external auditor or an internal auditor as requested by the Owner or the Owners’ Council, as the case may be), including in relation to items such as occupational health and safety, communities or towns, environmental or indigenous issues and internal systems and procedures.
(d)	For the purposes of carrying out the audit, the Manager and the Owners will, and will procure that the JV Entities, provide the Auditor with access to such of their accounting records as are reasonably required by the Auditor to carry out its functions. The Auditor may also liaise with any auditor appointed by an Owner for the purposes of enabling the Auditor to carry out any audit required under paragraphs (b) or (c).

(e)	The Manager and the Owners will procure that any adjustments required by the Auditor will be made no later than 10 Business Days after they receive notice of any incorrect payment, distribution or dividend, or other non-compliance with the terms of the Funding and Distribution Policy and the Debentures or other relevant Transaction Document and a request from the Auditor to make such adjustments to rectify the error or remedy any non-compliance.
4.12	Reporting Policy and Accounting Policy

The Manager must prepare its estimates, forecasts, actual results and other data and report to the Owners’ Council in accordance with the Reporting Policy and the Accounting Policy.

West Australian Iron Ore
Production Joint Venture Agreement

4.13	Access to Information
(a)	The Manager, any Owner whose Affiliates provide ERP Services and each JV Entity must ensure that each Owner:
(i)	has equal access to information; and

(ii)	receives equal treatment.
(b)	The Manager and each JV Entity must promptly satisfy any request made by an Owner for:
(i)	accounts, records or other documents of the Manager or any JV Entity;

(ii)	explanation or information in relation to JV Operations (including future prospects and expansions under review), the Manager or any JV Entity; or

(iii)	any information required for the purposes of any tax enquiry, tax audit or tax litigation, or a consolidated group tax return or business activity statement, or any information required pursuant to any relevant tax funding agreement, tax sharing agreement or other contractual agreement providing for preparation of stand alone notional tax returns and like documents.
(c)	The Manager must ensure that any document or information it provides to an Owner in response to any request under paragraph (b) is also provided to the other Owner, unless:
(i)	that request is made for the purposes of:
(A)	a corporate or other commercially sensitive proposal that has not been announced to the market or is not otherwise in the public domain; or

(B)	a tax or other regulatory audit or investigation of an Owner or of its Related Corporations; and
(ii)	the Owner making the request provides notice to the Manager and/or JV Entity (as applicable) at the time of making the request that the document or information is being requested for one of the purposes described in paragraph (c)(i).
(d)	The Manager will utilise systems that:
(i)	enable the Manager to manage JV Operations independently on a stand alone basis (other than on a transitional basis or as otherwise agreed by the Owners’ Council); and
(ii)	comply with the requirements of the Ring-Fencing Protocol.
(e)	The Manager and each Owner acknowledge that the reporting and information requirements of the Owners’ Council and each Owner may differ and, accordingly, that:
(i)	an Owner may require the Manager to provide any report or information referred to in the Reporting Policy to be given to that Owner in the form, format and medium required by that Owner from time to time (including data in electronic format that aligns with, and can be incorporated into, that Owner’s systems, processes, standards and policies); and

(ii)	the Owners’ Council may require the Manager to provide any report or information referred to in the Reporting Policy to be given to the Owners’ Council in a form, format or medium required by the Owners’ Council from time to time.

West Australian Iron Ore
Production Joint Venture Agreement

In either case, the Owners’ Council or Owner (as applicable) may provide to the Manager a template that sets out the format to be used by the Manager for preparing and providing any particular report or information.

(f)	The Manager must establish with each Owner a system interface between each Owner’s system and the WA Iron Ore JV ERP and other information systems. The system interfaces established with both Owners must (unless the Owners otherwise agree in writing) be equivalent in all respects, including with respect to functionality, efficiency, process and access to data. The system interface must be acceptable to, and meet the requirements of, each individual Owner. The costs of establishing and managing such interfaces will be costs of the WA Iron Ore JV.

(g)	Each Owner may:
(i)	independently access the WA Iron Ore JV ERP and other information systems (including access to all underlying data);

(ii)	independently generate reports and use data sets and associated analytical tools (including query tools and report writing tools) that the WA Iron Ore JV ERP (and other information systems) are configured to provide; and

(iii)	require the WA Iron Ore JV ERP (and other information systems) be reconfigured to provide the ability for an Owner to independently generate reports and use data sets and associated analytical tools which the WA Iron Ore JV ERP is not configured to provide, subject to:
(A)	the Manager being able to raise concerns about any such requirement that it considers unreasonable for consideration by the Owners at a meeting of the Owners’ Council in accordance with item 4.1(h) of the Reporting Policy (as if it was a request to which that clause applies); and

(B)	clause 13.1(b) and schedule 3 of the ERP Service and Licence Agreement.
(h)	Each Owner, through its authorised representatives, delegates, employees and invitees, at its own risk and expense at all reasonable times, will have:
(i)	access to all offices, facilities and sites of the WA Iron Ore JV, the JV Entities and the Manager, including for the purposes of investor, analyst and media visits; and

(ii)	the right to examine and make copies of any accounts, records and other documents of or in respect of, the WA Iron Ore JV, the JV Entities or the Manager.
(i)	The rights and obligations under this clause 4.13 are subject to the terms of the Ring-Fencing Protocol and all obligations of confidence binding on a JV Entity or the Manager.

(j)	Nothing in this clause 4.13, prevents the Manager from raising concerns for consideration by the Owners at a meeting of the Owners’ Council in accordance with clause 4.1(h) of the Reporting Policy.

West Australian Iron Ore
Production Joint Venture Agreement

4.14	Weighing, Sampling and Analysis Protocol
(a)	The Owners, the Manager and the Marketing SPVs must, and must procure that each of their Related Corporations, comply with the provisions of the Weighing, Sampling and Analysis Protocol.

(b)	All costs incurred in connection with compliance with the Weighing, Sampling and Analysis Protocol pursuant to paragraph (a) will be costs of the WA Iron Ore JV.
4.15	Insurance

Manager Insurances Responsibilities
(a)	The Manager must effect, maintain and administer insurances in accordance with the insurance protocol approved by the Owners’ Council pursuant to clause 6.2(f) of the Implementation Agreement as amended or replaced by the Owners’ Council from time to time in accordance with the process set out in clause 3.3 (the Insurance Protocol).

(b)	Each Owner will provide such information and assistance as is necessary to enable the Manager to effect, maintain, administer and comply with any insurances referred to in paragraph (a), including providing any information referred to in the Reporting Policy.

(c)	The Manager agrees to co-operate, provide access to information and systems in accordance with this Agreement and the Reporting Policy and to do all other things reasonably necessary to:
(i)	enable an Owner to obtain insurance as contemplated in clauses 4.15(e) and 4.15(f), including providing engineers, surveyors, risk assessors and other consultants engaged by an Owner or an agent or insurer of the Owner with access to property and Accounts; and

(ii)	provide cost or claim consultants or assessors engaged by an Owner or insurer of an Owner with access to property and Accounts for the purposes of determining the quantum, scale and scope of any claim or potential claim to be made in relation to the JV Operations.
Owner Insurance Responsibilities
(d)	Each Owner, for its own account, will be responsible for effecting, maintaining and administering all insurances required to be effected, maintained and administered by it pursuant to the Insurance Protocol and paragraph (f).

(e)	An Owner may at its own cost effect, maintain and administer insurances in relation to its interest in the WA Iron Ore JV and the sale of Iron Ore Product, including in relation to:
(i)	material damage and business interruption insurance;

(ii)	liability insurance;

(iii)	marine insurance;

(iv)	contract works; and

(v)	any other insurance that an Owner wishes to effect.
(f)	Each Owner will be responsible for effecting, maintaining and administering any insurance that is required in respect of the interests of the Other JV Participants pursuant to an

West Australian Iron Ore
Production Joint Venture Agreement

Existing JV Arrangement or any other infrastructure arrangement to which the Owner or its Related Corporations is a party.

(g)	Where there is insurance cover available in respect to an occurrence that occurred prior to the JV Commencement Date that gives rise to a liability to a third party in connection with an Iron Ore Asset after the JV Commencement Date, the insurance proceeds will be made available to the relevant JV Entity and any residual uninsured liability will be shared by the Owners as costs of the WA Iron Ore JV.

(h)	The Owner, or Related Corporation of the Owner, who is insured under an insurance policy in respect of the liability referred to in (g) above, must use all reasonable endeavours to recover diligently the maximum amount possible from its insurers. All unrecovered costs reasonably incurred by the Owner or Related Corporation of the Owner in obtaining the insurance proceeds from the insurers will be shared by the Owners as costs of the WA Iron Ore JV.

(i)	Where an Iron Ore Asset is damaged after the JV Commencement Date and a decision is made to repair, reinstate and/or replace that Iron Ore Asset, any costs of undertaking such repair, reinstatement and/or replacement will be shared by the Owners as costs of the WA Iron Ore JV (regardless of what insurance arrangements, if any, an Owner may have in respect of the relevant Iron Ore Asset and, in particular, an Owner will not be entitled to defer payment of its share of such costs pending recovery under any applicable insurance policy).

(j)	If the Insurance Protocol requires an Owner to take out insurances in respect of employees who are employed by a JV Entity which is a Subsidiary of the Owner and the employees are engaged in JV Operations, the costs of the Owner in effecting, maintaining and administering such insurances will be a cost of the WA Iron Ore JV.
4.16	Intellectual property

Each Owner must procure that certain intellectual property is made available to the Manager, the JV Entities and, in certain circumstances, the other Owner pursuant to the Intellectual Property Management Agreement.

4.17	Maintenance of tenements

Subject to the Existing JV Arrangements, the Manager on behalf of the Owners and the JV Entities must ensure that the JV Entities:
(a)	maintain the JV Tenements in good standing;

(b)	comply with the requirements of the State Agreements;

(c)	secure any ancillary tenements or other titles necessary for the operation of the WA Iron Ore JV; and

(d)	monitor and take appropriate actions in relation to any applications made by third parties over JV Tenements or areas which might reasonably be expected to be required for future JV Operations. Subject to any Existing JV Arrangements or any other infrastructure arrangements, the Manager will be authorised on behalf of the Owners and the JV Entities

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to conduct any negotiations with those third parties as to the terms of access to any JV Tenements.
4.18	Environmental compliance and rehabilitation

Subject to clause 3.11(g), the Manager must ensure that sufficient funds are called from the Owners in order to meet all Rehabilitation Costs of the WA Iron Ore JV. The Manager may only call funds as required to pay Rehabilitation Costs as, and when, they fall due.

4.19	Ownership of WA Iron Ore JV Property
(a)	All property held, developed, constructed or acquired by the Manager on behalf of the WA Iron Ore JV under this Agreement will be Iron Ore Assets.

(b)	Except for assets acquired by the Manager on its own account, the Manager will not have any beneficial interest in the Iron Ore Assets of the JV Entities or in any moneys paid to, collected or received by the Manager for or on behalf of the Owners, or the JV Entities or any of them.
4.20	Manager not empowered to create Encumbrances

Except as expressly provided in this Agreement or any of the Transaction Documents to which the Manager is a party (and except for Permitted Security Interests), the Manager will not have any right or power to encumber any part of the Iron Ore Assets.

4.21	Assignment, subcontracting and delegation

The Manager may not assign, subcontract or delegate all or any part of its rights, duties and obligations under this Agreement to any party without the prior written approval of the Owners’ Council.
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6.	Supply of Iron Ore Product

6.1	General principles

The parties’ intention is that each Owner should be entitled to have its Marketing SPV purchase that Owner’s Participating Share of JV Production for each Product Type. The parties recognise, however, that Existing JV Arrangements and Pre-existing Customer Contracts mean that variations

West Australian Iron Ore
Production Joint Venture Agreement

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to such proportionate entitlement to purchase each Product Type will be necessary, as provided in this clause 6.

6.2	Ore Sales Agreements
(a)	To give effect to clause 6.1:
(i)	the Selling Entities (severally, as sellers) must deliver and sell to the Marketing SPVs the quantity of Iron Ore Product determined in accordance with clause 6.3 on the terms set out in their respective Ore Sales Agreements; and

(ii)	each Marketing SPV (as purchaser) must pay to the Selling Entities the purchase price for Iron Ore Product, as determined in accordance with clause 6.4, on the terms set out in the relevant Ore Sales Agreement, unless and until otherwise agreed between the Owners.
(b)	If a JV Entity ceases to be a Non-Selling Entity and becomes a Selling Entity (either in whole or only in respect of certain Iron Ore Product), that JV Entity must to that extent become a party to each Ore Sales Agreement as a Seller.

(c)	An Owner may nominate third parties to enter into Ore Sales Agreements (as purchasers) in addition to, or instead of, that Owner’s Marketing SPV. The Owner’s Marketing SPV must guarantee payment of the Ore Sales Price by any such nominee.

(d)	In making nominations and exercising rights under clauses 6.3 and 6.4, an Owner does so in respect of its Marketing SPVs and its Non-Selling Entities.

(e)	References in this clause 6 to an Owner being entitled to receive Iron Ore Product mean (as the case requires) being entitled to have its Marketing SPV or its nominee purchase the product, or its Non-Selling Entities obtain such product in accordance with Existing JV Arrangements.
6.3	Quantity

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(ii)	* * *

(iii)	* * *
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(B)	* * *
* * *
(l)	* * *
(i)	* * *
(A)	* * *

(B)	* * *
(ii)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

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(A)	* * *

* * *

* * *

* * *

* * *

* * *

(B)	* * *
(m)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
* * *
(n)	* * *
* * *
(o)	* * *
(p)	(i) * * *
(ii)	* * *

(iii)	* * *
(A)	* * *

(B)	* * *

(C)	* * *
* * *
(iv)	* * *
(A)	* * *

(B)	* * *
(v)	* * *
(A)	* * *

(B)	* * *

(C)	* * *

(D)	* * *

(E)	* * *
* * *

West Australian Iron Ore
Production Joint Venture Agreement

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* * *
(q)	* * *
(i)	* * *
(A)	* * *

(B)	* * *

(C)	* * *
* * *

(ii)	* * *

(iii)	* * *
* * *
(r)	* * *
Scheduling
(s)	Each Owner must, and must procure that its relevant Affiliates, co-operate with the Manager, and the Manager must cooperate with each Owner (and its relevant Affiliates), so as to ensure co-ordinated scheduling of the WA Iron Ore JV production and each Owner’s shipping activities.

(t)	Each Owner must, and must procure that its relevant Affiliates, comply with the Scheduling Protocol. The Manager must comply with the Scheduling Protocol.
* * *
(u)	* * *
(i)	* * *

(ii)	* * *
Dispute Resolution
(v)	Any dispute arising under this clause 6.3 may be referred by either Owner to an Independent Expert for determination pursuant to clause 16.
* * *
(w)	* * *
6.4	Price

* * *
(a)	* * *
(i)	* * *

(ii)	* * *
(A)	* * *

(B)	* * *

(C)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

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(D)	* * *

(E)	* * *

(F)	* * *

(G)	* * *

(H)	* * *

(I)	* * *

(J)	* * *

(K)	* * *

(L)	* * *
(iii)	* * *
(A)	* * *

(B)	* * *

(C)	* * *

(D)	* * *

(E)	* * *

(F)	* * *
(iv)	* * *
(A)	* * *

(B)	* * *

(C)	* * *

(D)	* * *

(E)	* * *

(F)	* * *

(G)	* * *

(H)	* * *
(v)	* * *
(A)	* * *

(B)	* * *

(C)	* * *

(D)	* * *

(E)	* * *
* * *
(b)	* * *

* * *

West Australian Iron Ore
Production Joint Venture Agreement

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* * *

* * *

* * *

* * *

(c)	* * *
(i)	* * *

(ii)	* * *
(d)	* * *
* * *
(e)	(i)	* * *
* * *

* * *

* * *

* * *

* * *

* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
(f)	* * *
(i)	* * *

* * *

* * *

* * *

* * *

* * *
* * *
(ii)	* * *

(iii)	* * *
(g)	* * *

* * *

* * *

* * *

* * *

West Australian Iron Ore
Production Joint Venture Agreement

*   *   *   Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
* * *
Dispute Resolution
(h)	Any dispute arising under this clause 6.4 (including any dispute about a determination or other act of the independent third party) may be referred by either Owner to the Independent Expert for determination pursuant to clause 16.
* * *
(i)	* * *
6.5	Minimising need for Adjustments

* * *
(a)	* * *

(b)	* * *
(i)	* * *

(ii)	* * *
(A)	* * *

(B)	* * *
(c)	* * *

(d)	* * *
(i)	* * *

(ii)	* * *
(e)	* * *

(f)	* * *

(g)	* * *
* * *
(h)	* * *
(i)	* * *

(ii)	* * *
(i)	* * *
6.6	Separate Marketing
(a)	The Owners will continue to cause Iron Ore Product to be marketed separately from, and in competition with, each other.

(b)	Each Owner and its Related Corporations will have no knowledge of the marketing strategy or terms of the other Owner and its Related Corporations.

(c)	The Manager will have no knowledge of the marketing strategy of either Owner or their Related Corporations. The Manager has no powers or functions in relation to the marketing of Iron Ore Product by the Owners or their Related Corporations.

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(d)	The Manager and each Owner must, and must procure that its Related Corporations, comply with the Ring-Fencing Protocol.

(e)	Each Owner and its Related Corporations will satisfy their respective product sale commitments arising from their respective Existing JV Arrangements with customers from that Owner’s Total Allocation. At the date of this Agreement, those arrangements are BHP Billiton’s Wheelarra Joint Venture, JW 4 Joint Venture and POSMAC Joint Venture, and Rio Tinto’s Bao-HI Joint Venture and Channar Joint Venture.

(f)	Where Existing JV Arrangements oblige an Owner or its Related Corporations to market the volume entitlements of the Other JV Participants, then the Owner or its Related Corporations will retain those commitments and they will not form part of the WA Iron Ore JV.
6.7	* * *

* * *
(a)	* * *

(b)	* * *
* * *
(c)	* * *

(d)	* * *
7.	Other marketing arrangements

7.1	Product standardisation
(a)	* * *

(b)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *
(c)	Clause 6.3(j) will not apply to any new Product Type introduced as a result of product standardisation.

(d)	Nothing in this clause 7 will cause Rio Tinto, BHP Billiton or their respective Related Corporations to discuss or coordinate market strategy or contract negotiation either directly as between their respective Iron Ore Marketing Businesses or through the JV Manager or Owners’ Council.
7.2	Pre-existing Customer Contracts

* * *

West Australian Iron Ore
Production Joint Venture Agreement

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8.	Expansions and New Opportunities

8.1	Owners Forward Demand Forecasts
(a)	* * *, each Owner must notify the Manager of its indicative non-binding rolling * * * demand forecasts (Demand Forecast) for Iron Ore Product, by Product Type, to be delivered to them at the ship’s rail, * * * covered by that Demand Forecast.

(b)	An Owner must not provide its Demand Forecast to the other Owner and the Manager must not provide one Owner’s Demand Forecast to the other Owner, provided however that the Owners may exchange and discuss that part (but only that part) of their respective Demand Forecasts which relate to production requirements from JV Operations beyond * * *, but only for the purposes of reaching a consolidated view of capacity expansions for the purposes of this clause 8 in accordance with the Ring-Fencing Protocol.

(c)	The Manager may use an Owner’s Demand Forecast only for the purposes of this clause 8.
8.2	Development Studies

Preliminary Studies
(a)	The Manager will be responsible for conducting studies that consider alternate development paths available to the WA Iron Ore JV either in order to meet the consolidated Demand Forecast or as required by an Owner in accordance with paragraph (b) or in accordance with an approved Business Plan and/or Budget (each a Preliminary Study). Each Preliminary Study will:
(i)	examine a range of possible mines and infrastructure developments, including the expansion or reconfiguration of existing mines and infrastructure to increase capacity and/or production, including any proposal made by an Owner under paragraph (b)(ii) and progressed by the Manager in accordance with paragraph (b);

(ii)	include a high level indicative analysis of technical and regulatory issues associated with each development option, such analysis to include high level preliminary capital cost estimates and associated economic analysis; and

(iii)	will provide a recommendation of the scope and scale on which it proposes to conduct a Pre-Feasibility Study (Contemplated Project).
(b)	If:
(i)	in any two consecutive Half Years, the sum of Demand Forecasts referred to in clause 8.1 exceeds the expected JV Capacity for the relevant period(s), either in total or in relation to a particular Product Type; or

(ii)	an Owner proposes by notice to the Manager and the other Owner that the Manager investigate:
(A)	a mine development (either as an additional mine or as a replacement to an existing mine that is nearing the end of its mine life); or

(B)	expansion of an existing mine,
and associated infrastructure, for a certain quantity,

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission the Manager may (and will, if directed by an Owner) * * * provide to the Owners’ Council for review a Preliminary Study which must, where applicable, include a proposal made by an Owner pursuant to paragraph (b)(ii).

(c)	* * *, the Manager and the Owner which has not proposed the Contemplated Project can propose that additional or alternative expansions be reviewed by the Manager as part of the Preliminary Study.
Pre-Feasibility Studies
(d)	Unless both Owners have agreed not to proceed to investigate the feasibility of the Contemplated Project * * * the Manager will expeditiously commence, and complete * * *, a pre-feasibility study for the purposes of evaluating the Contemplated Project and associated capital estimates (Pre-Feasibility Study). If the Owners’ Council cannot agree the scale and scope of the Contemplated Project for the purposes of conducting a Pre-Feasibility Study from the options considered in the Preliminary Study * * *, the Manager must prepare the Pre-Feasibility Study based on the scale and scope that it reasonably expects will deliver the highest Net Present Value to the Owners (as determined by the Manager based on the assumptions referred to in schedule 5 or in any guidelines or protocols determined by the Owners’ Council from time to time) when compared against the same Base Case. The Pre-Feasibility Study will be prepared in accordance with the guidelines set out in item 1 of schedule 5 as amended or replaced by any guidelines or protocols determined by the Owners’ Council from time to time.

(e)	Once a Pre-Feasibility Study is required to be commenced by the Manager pursuant to paragraph (d), the Manager must (unless otherwise directed by both Owners) progress that Pre-Feasibility Study and any consequential Feasibility Study in respect of the Contemplated Project selected from that Pre-Feasibility Study in priority to all other Preliminary Studies that would overlap with the Pre-Feasibility Study. For the avoidance of doubt, if there is more than one Pre-Feasibility Study or Feasibility Study that the Manager is required to progress pursuant to this clause 8.2, the Manager must progress the first such study in priority to all other studies (unless otherwise directed by both Owners).

(f)	The Manager will promptly provide a copy of the completed Pre-Feasibility Study to the Owners for review and comment.
Feasibility Studies
(g)	If the Pre-Feasibility Study contains more than one option for a Contemplated Project and the Owners’ Council has not agreed on the option to pursue, the option which has the highest Net Present Value to the Owners (as determined by the Manager based on the assumptions referred to in schedule 5 or in any guidelines or protocols determined by the Owners’ Council from time to time) when compared against the same Base Case, will be selected (the agreed or selected expansion or development referred to as the Project).

(h)	Based on the outcome of the Pre-Feasibility Study and any comments received from the Owners, the Manager may (and will if directed by an Owner) expeditiously conduct (and, where directed by an Owner, complete * * * a study to evaluate the full economic value of a single development or expansion scenario considered by the Pre-Feasibility Study, including a review of all costs and capital estimates (Feasibility Study). The Feasibility

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Study will be prepared in accordance with the guidelines set out in item 3 of schedule 5 as amended or replaced by any guidelines or protocols determined by the Owners’ Council from time to time.
(i)	The Manager will promptly provide to the Owners a copy of the completed Feasibility Study, and a recommendation of the Manager, together with the financial model, study reports and supporting information that were generated by the Manager in connection with the Feasibility Study.
Reporting
(j)	The Manager must provide detailed reports on the progress of any studies undertaken pursuant to this clause 8.2 as part of its reporting obligations under the Reporting Policy.
Costs
(k)	All costs incurred by the Manager in connection with any Preliminary Study, Pre-feasibility Study or Feasibility Study will be costs of the WA Iron Ore JV. Each Owner will be entitled to retain all information (including copies of the relevant studies and all supporting documentation) irrespective of whether the Project contemplated by a Pre-Feasibility Study or Feasibility Study proceeds as a Sole Risk Development or otherwise.
8.3	Owners’ Council Decisions on Projects
(a)	* * * an Owners’ Council meeting will be convened to determine whether the Project the subject of that Feasibility Study will proceed as part of the WA Iron Ore JV. * * *

(b)	If:
(i)	the Owners’ Council votes in favour of proceeding with the Project, paragraph (d) will apply; or

(ii)	the Owners’ Council does not vote in favour of proceeding with the Project, and the Project involves capital expenditure in excess of US$250 million (Indexed), then an Owner that voted in favour of proceeding with the Project, (the Sole Funding Party) may * * * elect by written notice to the other Owner and to the Manager to proceed with the Project outside the WA Iron Ore JV (a Sole Risk Development).
(c)	* * *, the Owner receiving that notice may elect by written notice to the other Owner and to the Manager to participate in the Project as part of the WA Iron Ore JV, in which case paragraph (d) will apply. If no such notice is given, the Sole Funding Party:
(i)	may proceed with the Project as a Sole Risk Development and the applicable provisions of schedule 4 will apply; and

(ii)	for the avoidance of doubt, will not be obliged to proceed with the Project as a Sole Risk Development.
(d)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(iv)	* * *

(v)	* * *

(vi)	* * *
(e)	Despite any provision of this clause 8 or the Implementation Agreement, each Owner must contribute its Participating Share of the costs of any development or expansion of an Iron Ore Asset or a Secondary Processing facility or alternative proposal, and cannot opt out of any such development or expansion, without the consent of the other Owner, if:
(i)	* * *; or

(ii)	the Owners have otherwise agreed that this paragraph (e) applies to that development or expansion.
8.4	New Opportunities
(a)	If an Owner or the Manager becomes aware of a potential New Opportunity, it must provide as soon as reasonably practicable notice to:
(i)	in the case of a New Opportunity in respect of which an Owner has provided notice, the Manager and the other Owner; or

(ii)	in the case of a New Opportunity in respect of which the Manager has provided notice, each Owner.
(b)	The Manager must progress the proposal to acquire that New Opportunity (including negotiating the terms of that proposal with third parties) * * *

(c)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
(d)	* * *

(e)	* * *

(f)	* * *, an Owners’ Council meeting will be convened to determine whether the New Opportunity the subject of the New Opportunity Notice will proceed as part of WA Iron Ore JV. * * *

(g)	If:
(i)	the Owners’ Council votes in favour of proceeding with the New Opportunity, paragraph (i) will apply; or

(ii)	the Owners’ Council does not vote in favour of proceeding with the New Opportunity, the New Opportunity will not proceed as part of the WA Iron Ore JV, and the Owner that voted in favour of proceeding with the New Opportunity (the Sole Funding Party) * * * elect by notice to the other Owner and to the

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Manager to proceed with the New Opportunity outside the WA Iron Ore JV (a Sole Risk Opportunity).
(h)	* * *
(i)	* * *

(ii)	* * *

* * *

(iii)	* * *

(iv)	* * *
* * *
(i)	If the Owners’ Council agrees to proceed with the New Opportunity as part of the WA Iron Ore JV:
(i)	the New Opportunity will proceed as part of the WA Iron Ore JV;

(ii)	* * *

(iii)	* * *

(iv)	* * *

(v)	* * *

(vi)	* * *

(vii)	* * *
(j)	* * *
(i)	* * *

(ii)	* * *
8.5	General provisions
(a)	* * *
(i)	* * *

(ii)	* * *
* * *
(b)	Any Project, New Opportunity, Sole Risk Development or Sole Risk Opportunity will be conditional on obtaining all necessary Authorisations.

(c)	An Owner may elect to fund the costs of a Project, New Opportunity, Sole Risk Development or Sole Risk Opportunity on a project finance basis in accordance with clause 11.4.
8.6	Incidental acquisitions
(a)	If an Owner or its Affiliate (Acquirer) acquires * * * a Non-Iron Ore Target, then the Owner will procure that the Acquirer will, * * * provide written notice to the other Owner and the Manager.

West Australian Iron Ore
Production Joint Venture Agreement

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(b)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *

(v)	* * *
(c)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
(d)	* * * the other Owner may, subject to paragraph (e), elect to purchase its Participating Share of the Target Iron Ore Assets. If the other Owner:
(i)	elects to purchase its Participating Share of the Target Iron Ore Assets then, subject to paragraph (e), it will pay the fair market value determined under paragraph (c) to the Acquirer and the Acquirer will transfer the other Owner’s Participating Share of the Target Iron Ore Assets to the other Owner or its nominee and the Target Iron Ore Assets will form part of the WA Iron Ore JV and will become Iron Ore Assets; or

(ii)	elects not to purchase its Participating Share of the Target Iron Ore Assets, then:
(A)	the Acquirer is free to own (directly or indirectly) or otherwise deal with the Target Iron Ore Assets outside the WA Iron Ore JV; and

(B)	if the Acquirer is the Owner or a Subsidiary of the Owner, the applicable provisions of schedule 4 will apply to the Target Iron Ore Assets as if they were a Sole Risk Opportunity.
(e)	* * *
9.	Default and Dilution

9.1	Suspension of voting rights
(a)	If an Owner (Defaulting Owner) fails to provide an amount in respect of a Called Sum that it is required to pay pursuant to clause 3.11 of this Agreement and the Funding and Distribution Policy, being either a failure to pay a Called Sum or a failure to transfer funds or procure the transfer of funds to the JV Bank Accounts in response to a notice by the Manager to the Owner (the Unpaid Amount) within 30 days of the due date for payment, then:

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(i)	the Defaulting Owner’s voting rights in relation to the WA Iron Ore JV and the Manager will be suspended with effect from the Default Date (being the date falling 30 days after the due date for payment) until:
(A)	the default has been fully remedied in accordance with clause 9.4;

(B)	the Participating Interest of the Defaulting Owner has been purchased by the Non-Defaulting Owner in accordance with clause 9.6; or

(C)	the Participating Share of the Defaulting Owner has been diluted in accordance with clause 9.7;
(ii)	no vote taken or matter decided without the Defaulting Owner’s vote during the period in which the Defaulting Owner was not entitled to vote pursuant to paragraph (a)(i) will be invalid for want of the Defaulting Owner’s vote;

(iii)	notwithstanding paragraphs (i) and (ii) a Defaulting Owner’s Representatives may attend, but may not vote at, a meeting of the Owners’ Council. A Representative of the Defaulting Owner will not be required in order to constitute a quorum of the Owners’ Council; and

(iv)	the Manager will provide notice to each Owner of the default.
(b)	Where the suspension of voting rights in respect of any Owners’ Council decision would, in the reasonable opinion of the Manager or the Defaulting Owner, * * * notwithstanding any ongoing default by the Defaulting Owner.

(c)	A notice by the Manager or the Defaulting Owner under paragraph (b) must be provided to all Owners and the Manager and provide sufficient details of the Material Adverse JV Effect and the decisions that would be affected by any suspension of voting rights.

West Australian Iron Ore
Production Joint Venture Agreement

9.2	Liability for Unpaid Amounts and Associated Amounts
(a)	Each Unpaid Amount, together with the amounts referred to in paragraph (b), will:
(i)	constitute a funding obligation due and payable to the Issuers or the Manager (as applicable) by the Defaulting Owner; and

(ii)	be enforceable by the Manager or by the Issuers directly if the Manager does not take action, in accordance with this Agreement (without prejudice to any other means of enforcement available to the Manager or to the other Owner).
(b)	The total amount due and payable by the Defaulting Owner will also include:
(i)	interest on the Unpaid Amount calculated pursuant to item 1.5 of schedule 1 (Default Interest); and

(ii)	any costs of enforcement or recovery, or attempted enforcement or recovery, incurred by the Manager or the other Owner as a consequence of the default (Default Costs),
(together with the Unpaid Amount, the Default Amount).
9.3	Payment by Non-Defaulting Owner
(a)	Following receipt of the notice given pursuant to clause 9.1(a)(iii) and provided the other Owner is not also a Defaulting Owner (the Non-Defaulting Owner), the Non-Defaulting Owner may elect to fund all or any part of the Unpaid Amount. The Non-Defaulting Owner must provide the funding by way of loan in the manner provided for by the relevant Call Notice (NDO Loan).

(b)	The Defaulting Owner must on demand by the Non-Defaulting Owner purchase the NDO Loan for an amount equal to the face value of the loan plus interest calculated under paragraph (c), and that aggregate amount:
(i)	will be a debt due and payable by the Defaulting Owner to the Non-Defaulting Owner; and

(ii)	without limiting any other right of recovery, can be deducted from the price at which the Purchase Option described in clause 9.4 may be exercised by the Non-Defaulting Owner.
(c)	Interest accrues on each amount which is due and payable by the Defaulting Owner to the Non-Defaulting Owner calculated pursuant to item 1.5 of schedule 1.

(d)	Interest paid pursuant to paragraph (c) will not be considered as having been paid on account of the principal of the Unpaid Amount in respect of which the Defaulting Owner is in default.
9.4	Remedy of Default
(a)	A default by the Defaulting Owner under clause 9.1 will not be regarded as remedied unless and until:
(i)	the Default Amount has been paid to the Issuers or the Manager (as applicable); or

West Australian Iron Ore
Production Joint Venture Agreement

(ii)	if the Non-Defaulting Owner has funded all or any part of the Unpaid Amount pursuant to clause 9.3:
(A)	all amounts due to the Non-Defaulting Owner under clause 9.3 have been paid;

(B)	all Default Interest and Default Costs due to, or incurred by, the Non-Defaulting Owner have been paid;

(C)	the Default Amount (less the amount the Non-Defaulting Owner has funded and less any amount that is payable to the Non-Defaulting Owner under paragraph (ii)(B)) has been paid to the Issuers or the Manager (as applicable); and
(iii)	any interest owing by the Defaulting Owner in respect of any of the foregoing have been paid.
(b)	Where the Defaulting Owner cures the default by purchasing the NDO Loan, such NDO Loan will be deemed to become a Participant Loan. However, if the Called Sum required funding by way of equity contribution or an indemnity under clause 3.11(o), then the Defaulting Owner will discharge the NDO Loan by converting it to equity.

(c)	Where there is more than one default subsisting in respect of a Defaulting Owner, the Non-Defaulting Owner may exercise its remedies under the Transaction Documents in respect of each default within the periods that apply to each such default.
9.5	Non-Defaulting Owner’s Election
(a)	If clause 9.1 applies, and the default is not remedied in accordance with clause 9.4 within 120 days of receipt of a notice given under clause 9.1(a)(iii), then the Non-Defaulting Owner may give to the Manager and to the Defaulting Owner a notice requiring:
(i)	the fair market value of the Participating Interest of the Defaulting Owner and the Iron Ore Assets of the Defaulting Owner and its Related Corporations; and

(ii)	the fair market value of the entire WA Iron Ore JV,
to be determined in accordance with schedule 9. That notice must be given within 60 days of the expiration of the 120 day cure period referred to in this paragraph (a), failing which the Purchase Option will lapse.

(b)	The Non-Defaulting Owner may, within 30 days of finalisation of the fair market values referred to in paragraph (a), elect by providing written notice to the Manager and the Defaulting Owner either to:
(i)	exercise the Purchase Option in accordance with clause 9.6; or

(ii)	exercise the Dilution Option in accordance with clause 9.7.
If no notice of election is provided within the 30 day period referred to above, the right to exercise the Purchase Option or Dilution Option will lapse.

(c)	Unless and until all Owners have:
(i)	met the Sufficient Asset Test; and

West Australian Iron Ore
Production Joint Venture Agreement

(ii)	procured the grant of the Cross Charges to be procured by them pursuant to clause 11.8(b), the Non-Defaulting Owner may only exercise the Purchase Option by purchasing the Iron Ore Assets of the Defaulting Owner and its Related Corporations directly (and not, for the avoidance of doubt, by acquiring Securities in the Issuer or the JV Entities that are Related Corporations of the Defaulting Owner).

(d)	If the condition in paragraph (c) has not been satisfied at the time the right to exercise a Purchase Option would otherwise arise in favour of the Non-Defaulting Owner, then:
(i)	the notice provided by the Non-Defaulting Owner under paragraph (a) will only require the fair market value of the entire WA Iron Ore JV to be valued in accordance with schedule 9; and

(ii)	any notice provided by the Non-Defaulting Owner under paragraph (b) may only be for the exercise of the Dilution Option in accordance with clause 9.7.
(e)	If the condition in paragraph (c) has been satisfied, then unless and until:
(i)	all Owners have met the Issuer Share Security Test; and

(ii)	the Cross Charges have been extended to cover all shares in the Issuers pursuant to clause 11.8(g), the Non-Defaulting Owner may not exercise the Purchase Option by acquiring Securities in the Issuer that is a Related Corporation of the Defaulting Owner, but may exercise the Purchase Option by purchasing the Iron Ore Assets of the Defaulting Owner and its Related Corporations directly or by acquiring Securities the other JV Entities that are Related Corporations of the Defaulting Owner.

(f)	The parties acknowledge that the Purchase Option or Dilution Option may be exercised in accordance with this clause 9, irrespective of whether the relevant default or defaults have been remedied after the giving of the notice by the Non-Defaulting Owner pursuant to paragraph (a).
9.6	Purchase Option
(a)	Subject to clause 9.5(c) and (e), if the Non-Defaulting Owner exercises the Purchase Option under clause 9.5(b)(i), the Non-Defaulting Owner may purchase all of:
(i)	the Defaulting Owner’s Participating Interest, including the Participant Loans and Debentures; and

(ii)	the Iron Ore Assets of the Defaulting Owner and its Related Corporations, either directly or by the acquisition of Securities in the JV Entities that are Related Corporations of the Defaulting Owner at the election of the Non-Defaulting Owner,
(the Purchase Option) at a price (the Purchase Option Price) which is equal to the fair market value determined in accordance with item 1 of schedule 9.

(b)	Item 2 of schedule 9 will apply to the exercise and implementation of the Purchase Option pursuant to this clause 9.6.

West Australian Iron Ore
Production Joint Venture Agreement

(c)	If the Purchase Option lapses pursuant to item 2.5 of schedule 9, the Non-Defaulting Owner may within 30 days of the date the Purchase Option lapsed elect by providing written notice to the Manager and the Defaulting Owner to exercise the Dilution Option in accordance with clause 9.7.
9.7	Dilution Option
(a)	If the Non-Defaulting Owner exercises the Dilution Option under clause 9.5(b)(ii) or clause 9.6(c), the Participating Share of the Defaulting Owner will be diluted in accordance with the following formula, with retrospective effect on and from the Default Date (the Dilution Option):
Where:

NPS is the new Participating Share of the Defaulting Owner after the application of the formula;

PS is the Participating Share of the Defaulting Owner before the application of the formula;

MV is the fair market value of the entire WA Iron Ore JV determined pursuant to clause 9.5(a)(ii) in accordance with item 1 of schedule 9 at the Default Date (excluding the Non-Defaulting Owner’s share of the Called Sum in respect of which the dilution notice has been issued (the Relevant Called Sum) and any subsequent Called Sum); and

CS is the sum of:
(i)	the total amounts paid by the Non-Defaulting Owner in relation to its share of the Relevant Called Sum and any subsequent Called Sum; and

(ii)	the Defaulting Owner’s Unpaid Amount.
(b)	The Participating Share of the Non-Defaulting Owner will be increased by the reduction in the Participating Share of the Defaulting Owner (being PS less NPS for the Defaulting Owner as determined in accordance with the formula in paragraph (a)), with retrospective effect on and from the Default Date.

(c)	If the Defaulting Owner’s Participating Interest is diluted in accordance with this clause 9.7, then:
(i)	the Non-Defaulting Owner must, if it has not already done so, fund the Defaulting Owner’s Unpaid Amount in accordance with clause 9.3;

(ii)	the Defaulting Owner will be taken to have satisfied its obligation to fund that amount and its obligation to reimburse the Non-Defaulting Owner the amount the Non-Defaulting Owner has funded under clause 9.3; and

(iii)	if the Non-Defaulting Owner has made an NDO Loan, the NDO Loan is deemed to become a Participant Loan.

West Australian Iron Ore
Production Joint Venture Agreement

(d)	The cost of any stamp duty or equivalent duty arising in connection with dilution and any associated assignment of property must be paid by the Non-Defaulting Owner.

(e)	Any reduction or increase in Participating Share required by this clause 9.7 and any associated assignments contemplated by clause 9.8 will be conditional on obtaining all necessary Authorisations. Pending obtaining any such Authorisations, the Defaulting Owner will hold on trust and for the sole benefit of and at the expense of the Non-Defaulting Owner the appropriate portion of their Participating Interest (subject to any necessary Authorisations having been obtained for such arrangements).

(f)	If, during the period between the Default Date and determination of the relevant new Participating Share, any calls, dividends, distributions or loan repayments have been made on the basis of the pre-dilution Participating Shares (except for dividends and distributions relating to a period prior to the Default Date), once the new Participating Shares have been determined pursuant to this clause 9.7, the Owners will discuss and seek to agree, or failing agreement, and on referral by any Owner, will have determined by the Valuers in accordance with item 1 of schedule 9, the appropriate adjustments to be made to give retrospective effect to the new Participating Shares and the Owners will make all necessary payments and take all other necessary steps in order to give effect to the adjustments determined by the Owners or the Valuers (as applicable).
9.8	Implementation of Dilution
(a)	Following the exercise of the Dilution Option, the Manager must as soon as practicable calculate the revised Participating Shares in accordance with clause 9.7 and notify each Owner of the Participating Shares so calculated.

(b)	Following recalculation by the Manager of the Participating Shares of the Owners under paragraph (a), the Owners must contribute funds to all further Called Sums in proportion to their recalculated Participating Shares.

(c)	In order to give effect to the exercise of the Dilution Option:
(i)	the Defaulting Owner must:
(A)	assign to the Non-Defaulting Owner a proportion of its Participating Interest of any Iron Ore Assets owned directly by the Owners pursuant to clause 2.4(c)(ii)(B), prorata with the reduction in its Participating Share; and

(B)	assign to the Non-Defaulting Owner a proportion of its Participant Loans prorata with the reduction in its Participating Share; and
(ii)	the Manager must:
(A)	prepare any appropriate forms of assignment to effect the assignments referred to in paragraph (c)(i) and submit them to the Owners for approval (which may not be unreasonably withheld or delayed) and execution; and

(B)	seek on behalf of the Owners all necessary Authorisations;

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(iii)	each of the Owners must as soon as practicable do everything necessary or appropriate to ensure that all such assignments are promptly and fully effected, including obtaining any necessary Authorisations.
(d)	For the avoidance of doubt, it is not intended that any Debentures be assigned in order to effect dilution under clause 9.7.
9.9	Cross Charges

Nothing in this clause 9 affects the ability of any Owner to enforce its rights under any Cross Charge in addition to, or as an alternative to, any remedy provided for in this clause 9 in respect of any default by another Owner.

10.	Disposals

10.1	No restriction on disposals

An Owner may Dispose of the whole or a proportionate part of its Participating Interest to any person * * * Any such Disposal will not give rise to any purchase option or pre-emption right * * *

10.2	Underlying assets
(a)	Neither an Owner nor the Manager may Dispose of all or any Iron Ore Assets or any Securities in any JV Entity which owns any Iron Ore Assets, and the Owners must procure that no JV Entity disposes of all or any Iron Ore Assets * * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *

(v)	* * *

(vi)	* * *
(b)	* * *

(c)	* * *

(d)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
10.3	* * *
(a)	If an Owner Disposes of any proportionate part of its Participating Interest, then for the purposes of this Agreement:

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(i)	* * *
(A)	* * *:
(1)	* * *

(2)	* * *
(B)	* * *
(1)	* * *

(2)	* * *
* * *

(ii)	the Majority Owner * * * is:
(A)	the Owner * * * whose Participating Share is greater than 25%; or

(B)	where the Participating Shares of a group of Related Corporations are in aggregate greater than 25%, the Owner designated by that group from time to time;
(iii)	a Substantial Owner is an Owner * * * whose Participating Share is 17% or greater, but not greater than 25%;

(iv)	a Minority Owner is an Owner * * * whose Participating Share is less than 17%;

(v)	* * *

(vi)	* * *

(vii)	the Participating Share of an Owner will be aggregated with any Participating Shares of Related Corporations of the Owner for the purposes of determining whether the Owner is a Majority Owner, Substantial Owner or Minority Owner * * *

(viii)	* * *
(b)	Except as provided for in this clause 10:
(i)	the Majority Owner * * * will be entitled and obliged to exercise all rights conferred, and perform all obligations imposed, on an Owner under the Transaction Documents * * *; and

(ii)	the exercise of such rights, and the performance of such obligations, will be binding on the other Owners * * * and may be relied upon by the * * * other Owner * * *.
(c)	* * *
10.4	Minority Owners (less than 17%)

A Minority Owner will:
(a)	not be entitled to exercise any rights of an Owner * * *; and

West Australian Iron Ore
Production Joint Venture Agreement

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(b)	be reliant on the Majority Owner * * * for the exercise of rights and the performance of obligations * * *,
* * *

10.5	Substantial Owner (17% or greater, but not greater than 25%)
(a)	Subject to paragraph (b), a Substantial Owner will:
(i)	not be entitled to exercise any rights of an Owner * * *; and

(ii)	be reliant on the Majority Owner * * * for the exercise of rights and the performance of obligations * * *
* * *

(b)	A Substantial Owner will be entitled to purchase or have its Marketing SPV purchase JV Production and exercise all other rights of an Owner under clause 6.
10.6	New Majority Owner (Third Party or Existing Owner)

If a Disposing Owner wishes to Dispose of a Participating Share greater than 25% to an Acquiring Owner or an Acquiring Owner otherwise wishes to acquire a Participating Share greater than 25% * * *
(a)	then upon such Disposal:
(i)	the Acquiring Owner will become the Majority Owner * * * (the New Majority Owner);

(ii)	the Disposing Owner will become a Minority Owner or a Substantial Owner (as applicable) if it has not Disposed of its entire Participating Share;

(iii)	* * *

(iv)	* * *

(v)	* * *
(b)	it will be a condition precedent to such Disposal that the Acquiring Owner acquires a majority ownership of the Iron Ore Assets of the Disposing Owner and its Related Corporations, * * *
10.7	No Majority Owner * * *

If as a result of a Disposal, there is no Owner * * * whose Participating Share is greater than 25%, the following provisions will apply for so long as that continues to be the case * * *:
(a)	* * * will be Minority Owners or Substantial Owners (as applicable) and * * * will exercise all the rights and obligations of an Owner referable to their respective Participating Interests;

(b)	the right to vote on the Owners’ Council may only be exercised by an Owner * * * that has a Participating Share of more than 25%, except that any related party transaction (including transactions with an Owner or its Affiliates) will require the consent of Owners holding, in aggregate, Participating Shares of 75% or more;

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(c)	if there is no Owner * * * that has a Participating Share of more than 25%, the right to vote on the Owners’ Council will be exercised by each Owner in proportion to their respective Participating Shares, except that any related party transaction (including transactions with an Owner or its Related Corporations) will require the consent of Owners holding, in aggregate, Participating Shares of 75% or more;

(d)	* * *

(e)	* * *
10.8	Requirements for all Disposals to third parties

Unless otherwise agreed in writing by the Owners, the following provisions will apply in relation to any Disposal of a Participating Interest to an Acquiring Owner that is a third party:
(a)	* * *
(i)	* * *
(A)	* * *

(B)	* * *
(ii)	* * *
(A)	* * *

(B)	* * *
(iii)	* * *

(iv)	* * *
(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *
10.9	Requirements for Disposals from one Owner to another Owner

Unless otherwise agreed in writing by the Owners, the following provisions will apply in relation to any Disposal of a Participating Interest by a Disposing Owner to an Acquiring Owner that is an existing Owner:
(a)	* * *
(i)	* * *

(ii)	* * *
(A)	* * *

(B)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(b)	* * *

(c)	* * *

(d)	* * *
10.10	* * *

* * *
(a)	* * *
(i)	* * *

(ii)	* * *
* * *
* * *
(b)	* * *
(i)	* * *

(ii)	* * *
* * *

(c)	* * *
(i)	* * *

(ii)	* * *
* * *
* * *
(d)	* * *
(i)	* * *

(ii)	* * *
(e)	* * *
(i)	* * *

(ii)	* * *
* * *
11.	Security Structure

11.1	Single purpose undertaking - Owners

An Owner may not carry on any business or other activity other than:
(a)	the ownership of its Participating Interest;

West Australian Iron Ore
Production Joint Venture Agreement

(b)	the exercise of its rights and performance of its obligations under the Transaction Documents; and

(c)	any incidental activities.
11.2	Funding undertaking - Owners

An Owner must not:
(a)	fund the acquisition or holding of its Participating Interest by any means other than non-redeemable share capital; or

(b)	incur any Finance Debt other than by way of a Guarantee in respect of Finance Debt of a Related Corporation.
11.3	Security Interests - Owners

An Owner may not create a Security Interest or permit a Security Interest to subsist over any of its assets other than:
(a)	a Cross Charge;

(b)	any Permitted Security Interest; and

(c)	any other Security Interest over any or all of its assets, as long as the chargee under that Security Interest has entered into an Intercreditor Deed in favour of the other Owner.
11.4	Security Interests – Issuers, shareholders of JV Entities and JV Entities

Each Owner must procure that each of its Related Corporations which is:
(a)	a JV Entity; or

(b)	the holder of shares in, or other Securities issued by, the Manager or a JV Entity, does not create a Security Interest or permit a Security Interest to subsist over the whole or any part of:
(c)	its shares or other Securities in the Manager or a JV Entity; or

(d)	any Iron Ore Assets or JV Operations,
other than:
(e)	any Permitted Security Interest;

(f)	any Existing JV Cross Charge; and

(g)	any Sole Risk Assets, as long as the chargee under that Security Interest has entered into an Intercreditor Deed in favour of the Manager on behalf of each other party to this Agreement.
For the avoidance of doubt, this clause does not prevent the creation or subsistence of a Security Interest over any Excluded Assets.

11.5	Cross Charges - Owners
(a)	(Initial Owners) Each of RTL and BHPBL undertakes to procure that the Rio Tinto Owner and the BHP Billiton Owner, respectively, grants a Cross Charge:

West Australian Iron Ore
Production Joint Venture Agreement

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(i)	over its Participating Interest and all its other assets and undertaking, but excluding its shares in the relevant Issuer, on or about the date of Completion; and

(ii)	on terms that it will extend to its shares in the relevant Issuer, in accordance with the procedures set out in clause 11.7 and 11.8.
(b)	(Subsequent Owners) It is a condition of any Disposal under clause 10.8(c) that any new Owner grants a Cross Charge over its Participating Interest and all its other assets and undertaking (but, in the case of any shares in an Issuer, only as required in accordance with the procedures set out in clauses 11.7 and 11.8).
11.6	Cross Charges – Issuers and JV Entities – general requirement
(a)	(Initial Owners) Each of the Rio Tinto Owner and the BHP Billiton Owner undertakes to procure that:
(i)	the Issuer that is its Subsidiary; and

(ii)	each JV Entity that is its wholly-owned subsidiary (as defined in the Corporations Act), grants a Cross Charge over any shares it holds in another JV Entity and all its other assets and undertaking, other than any Excluded Assets or Sole Risk Assets, in accordance with the procedure set out in clauses 11.7 and 11.8.

(b)	(Subsequent Owners) It is a condition of any Disposal under clause 10.8(c) that any new Owner procures that:
(i)	any Issuer that is its Subsidiary; and

(ii)	any JV Entity that is its wholly-owned subsidiary (as defined in the Corporations Act), grants a Cross Charge over all its assets and undertaking to the extent required in accordance with the procedures set out in clauses 11.7 and 11.8.
11.7	Agreed Reorganisation and removal of Agreed Impediments
(a)	(Sufficient Asset Test and Issuer Share Security Test)
(i)	Each of the Rio Tinto Owner and the BHP Billiton Owner will be taken to have met the Sufficient Asset Test and the Issuer Share Security Test when it has implemented such parts of its Agreed Reorganisation, and obtained consents, waivers or amendments to overcome such of its Agreed Impediments, as the Owners have agreed are required to be implemented and overcome in order to enable the relevant test to be met.

(ii)	A new Owner will be taken to have met the Sufficient Asset Test and the Issuer Share Security Test:
(A)	* * *

(B)	* * *
(b)	(Obligation to use reasonable endeavours) Subject to paragraph (c), each Owner must, and must procure that its Related Corporations will:

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(i)	(Sufficient Asset Test) use its reasonable endeavours to implement such parts of its Agreed Reorganisation and obtain consents, waivers or amendments to overcome such of its Agreed Impediments as are required to be implemented and overcome in order to enable the Sufficient Asset Test to be met* * *;

(ii)	(Issuer Share Security Test) if:
(A)	all Owners have met the Sufficient Asset Test; and

(B)	the Owners have agreed that they wish to endeavour to meet the Issuer Share Security Test, having regard to the desirability of extending the Cross Charge to the Shares and to any risk of liability associated with doing so, use its reasonable endeavours to implement such parts of its Agreed Reorganisation and obtain consents, waivers or amendments to overcome such of its Agreed Impediments as are required to be implemented and overcome in order to enable the Issuer Share Security Test to be met, * * *; and

(iii)	(other) use its reasonable endeavours to implement any other parts of its Agreed Reorganisation and obtain consents, waivers or amendments to overcome any other of its Agreed Impediments, * * *
(c)	* * *
(i)	* * *

(ii)	* * *
(A)	* * *

(B)	* * *
(d)	(* * * Indemnity) Each Owner (an Indemnifying Owner) must indemnify each other Owner and its Related Corporations (an Indemnified Party) for * * *:
(i)	caused by the implementation of the Indemnifying Owner’s Agreed Reorganisation; or

(ii)	* * *

(iii)	* * *
Notwithstanding any other provision of a Transaction Document an Owner and its Affiliates will not be obliged to implement an Agreed Reorganisation * * * if doing so may trigger the indemnity under this paragraph (d). For the avoidance of doubt, if the circumstances contemplated by this paragraph apply, Rio Tinto or BHP Billiton may discharge and extinguish or convert to equity all or part of their respective Agreed Opening Iron Ore Loans.

The indemnity in this paragraph (d) will not apply if * * *
(iv)	* * *

(v)	* * *
* * *

West Australian Iron Ore
Production Joint Venture Agreement

(e)	(Information requirements) Each Owner must keep the other Owners informed of the progress of its endeavours under paragraph (b), and must notify the other Owners when it has met the Sufficient Asset Test or the Issuer Share Security Test.
11.8	Procedure for granting Cross Charges
(a)	(Effect of Agreed Impediments) A party is not required to procure the grant of a Cross Charge over:
(i)	Shares; or

(ii)	any part of the assets or undertaking of an Issuer or JV Entity, if and to the extent that the grant of the Cross Charge is prohibited or prevented by an Agreed Impediment.

(b)	(Obligation to procure asset Cross Charge when Sufficient Asset Test met)

An Owner must procure that any Issuer that is its Subsidiary, and any JV Entity that is its wholly-owned subsidiary, grants a Cross Charge over any shares it holds in another JV Entity and all its other assets and undertaking, other than:
(i)	any Excluded Assets or Sole Risk Assets; and

(ii)	any assets that continue to be subject to an Agreed Impediment, either:
(iii)	in the case of a new Owner that already meets the Sufficient Asset Test, on becoming an Owner, or

(iv)	otherwise, within 30 days after the Owner meets the Sufficient Asset Test, unless the Owner is permitted and elects to defer the grant of that charge under paragraph (e).

(c)	(Parent Company Guarantee) Each of Rio Tinto (in the case of the RTL Owner) and BHP Billiton (in the case of the BHP Billiton Owner) must give a Parent Company Guarantee including provisions relating to Called Sums on or before Completion.

(d)	(Release of Parent Company Guarantee on provision of Cross Charge) Upon an Owner that has provided a Parent Company Guarantee in relation to Called Sums under paragraph (c) meeting the Sufficient Asset Test, and procuring the grant of the relevant Cross Charges in accordance with paragraph (b), the Parent Company Guarantee will be released to the extent it relates to Called Sums.

(e)	(Election to defer Cross Charge where only one Owner meets Sufficient Asset Test) If an Owner has met the Sufficient Asset Test but another Owner has not, the Owner that has met the test may elect to defer the grant of the Cross Charges required under paragraph (b) until each other Owner has also met the Sufficient Asset Test. The Owner may subsequently elect to procure the grant of the Cross Charges at any time even if another Owner has still not met the Sufficient Asset Test. If it does so, the Parent Company Guarantee will be released to the extent it relates to Called Sums.

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(f)	(Grant of Cross Charge when both Owners meet Sufficient Asset Test) If all Owners have met the Sufficient Asset Test, all Cross Charges must be granted as required by paragraph (b).

(g)	(Obligation to extend Cross Charge if Issuer Share Security Test met) If it has been agreed under clause 11.7(b)(ii) that the owners are to endeavour to meet the Issuer Share Security Test, the Cross Charges granted by each Owner under clause 11.6 must extend to cover all shares held by the Owner in an Issuer within 30 days after all Owners have met the Issuer Share Security Test.

(h)	(Continued reasonable endeavours) An Owner’s obligations under clause 11.7 will continue until its Agreed Reorganisation has been completed and all its Agreed Impediments have been overcome, even if the relevant Cross Charges have been granted under paragraph (b) and the relevant Parent Company Guarantee has been released and even after the date mentioned in clause 11.7(b)(i). If an Agreed Impediment is overcome in respect of an asset after the relevant Cross Charge has been granted, the relevant Owner must procure that an additional Cross Charge is granted in respect of the relevant asset within 30 days of the Agreed Impediment being overcome.
11.9	* * *
(a)	* * *

(b)	* * *
(i)	* * *

(ii)	* * *
(c)	* * *
12.	* * *

12.1	* * *

* * *

12.2	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *
12.3	* * *

* * *
(a)	* * *
(i)	* * *

(ii)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(iii)	* * *
(b)	* * *
(i)	* * *

(ii)	* * *
(c)	* * *

(d)	* * *

(e)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

13.	Public Announcements and External Relations

13.1	Public Announcements
(a)	The Owner Parents must use all reasonable endeavours to agree the wording and timing of all public announcements and statements by either of them relating to the WA Iron Ore JV (including any disclosure to any stock exchange or other Authorities and statements to shareholders, whether in annual reports or otherwise) before any announcement or statement is made.

(b)	The Manager must consult and agree with the Owners the wording and timing of all public announcements and statements made by it on behalf of the WA Iron Ore JV.

(c)	If agreement cannot be reached by the time that any announcement or statement must be made:
(i)	in the case of paragraph (a), the Owner Parent in question will nevertheless be free to make the relevant announcement or statement, but in doing so must have due regard to the interest of the other Owner Parent and disclose only the information which in its good faith opinion it believes is necessary in the particular circumstances; and

(ii)	in the case of paragraph (b), the Manager will nevertheless be free to make the relevant announcement or statement in respect of operational matters affecting health, safety or the environment.
(d)	Copies of any public announcement or statement:
(i)	made by an Owner Parent must be given to the other Owner Parent and the Manager; or

(ii)	made by the Manager must be given to the Owner Parents,
in the most expeditious manner reasonably available.
13.2	Continuous Disclosure

The Owners and the Manager will establish a protocol for the referral of material information by the Manager to the Owners to enable the Owner Parents to comply with their regulatory obligations.

13.3	External Relations

The Owner Parents and the Manager will also establish a protocol for consultation and coordination of communications with:
(a)	Commonwealth and Western Australian State Authorities;

(b)	the media (and analysts); and

(c)	communities,
in relation to all matters affecting the WA Iron Ore JV.

West Australian Iron Ore
Production Joint Venture Agreement

14.	Confidentiality

14.1	Confidential Information not to be disclosed
(a)	For the purposes of this clause 14, Confidential Information means:
(i)	the terms and conditions of the Transaction Documents;

(ii)	the terms and conditions on which the WA Iron Ore JV supplies or acquires goods and/or services;

(iii)	any information that cannot be disclosed by reason of an Existing JV Arrangement;

(iv)	any proposals or studies that are commercially sensitive and that have not been announced to the market;

(v)	any communications between Owners or between an Owner and the Manager that are commercially sensitive and that are identified as being Confidential Information for the purposes of this clause 14.1 at the time of the communication; and

(vi)	such other categories of information as are determined by the Owners’ Council from time to time.
It does not include information:
(vii)	which is in or comes into the public domain otherwise than by disclosure in breach of a Transaction Document;

(viii)	(other than in respect of the terms and conditions of the Transaction Documents) already known to the person at the date of disclosure;

(ix)	acquired from a third party who is entitled to disclose it;

(x)	which is independently developed by the person receiving that information otherwise than by disclosure in breach of a Transaction Document;

(xi)	disclosed pursuant to the Intellectual Property Management Agreement, the confidentiality of which is governed by that agreement; and

(xii)	other than information disclosed pursuant to the Intellectual Property Management Agreement, which is confidential and commercially sensitive to Rio Tinto, BHP Billiton or their respective Related Corporations and which does not specifically relate to JV Operations (including extracts of those entities’ Board minutes or documents prepared for submission to investment or evaluation committees) (an Owner Confidential Information).
(b)	Each party undertakes that it will not, and will procure that its Related Corporations will not:
(i)	disclose Confidential Information, including Confidential Information of any other Owner (the Protected Party), to any person; or

(ii)	use Confidential Information of the Protected Party,
except either:

West Australian Iron Ore
Production Joint Venture Agreement

(iii)	with the prior written approval of the Protected Party; or

(iv)	for the purposes of the Transaction Documents or as otherwise permitted by this clause 14.
(c)	Each party undertakes that it will:
(i)	promptly do anything reasonably required by another party to prevent or restrain a breach or suspected breach of this clause 14.1 or any infringement or suspected infringement whether by court proceedings or otherwise; and

(ii)	inform each other party immediately if it becomes aware that Confidential Information has been disclosed to an unauthorised third party.
14.2	Permitted disclosure
(a)	Subject to clause 14.3, an Owner and each Related Corporation of an Owner which is a party to this Agreement may disclose Confidential Information:
(i)	(Related Corporation) to any of its Related Corporations;

(ii)	(officers and employees) to its directors, employees, officers and agents or of any of its Related Corporations;

(iii)	(professional advisers) to its professional advisers (including legal advisers) and consultants;

(iv)	(lenders) to a bank or other financial institution (and its professional advisers including legal advisers) in connection with any loan or other financial accommodation or application for a loan or financial accommodation to it or to any of its Related Corporations or the provision of underwriting for any issue of Securities;

(v)	(potential disposals) in connection with any potential Disposal, Security Interest or investment;

(vi)	(disposals) to a third party to whom an Owner has Disposed of a proportionate part of its Participating Interest or who has otherwise acquired an economic interest in part of an Owner’s Participating Interest or to a third party to whom an Owner or a Related Corporation of an Owner has granted a Security Interest;

(vii)	(required Disclosures) to the extent required under any applicable Law or the rules or regulations of any recognised securities exchange which apply to it or to any of its Related Corporations;

(viii)	(legal proceedings) if the disclosure is required for the purposes of any legal, administrative or other proceedings involving it or any of its Related Corporations;

(ix)	(Duties) if and to the extent that it may be reasonably necessary in the discharge of its duties and obligations under the Transaction Documents;

(x)	(Authority) if and to the extent that it may be reasonably necessary or desirable to disclose the information to any Authority in connection with applications for any Authorisations; and

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(xi)	(Customers) to an existing or potential customer of Iron Ore Product in connection with the sale of Iron Ore Product or other arrangements for the supply of Iron Ore Product to that customer.
(b)	The Manager may disclose Confidential Information:
(i)	(Related Corporations) to any of its Related Corporations;

(ii)	(Other JV Participants) to Other JV Participants, to the extent required by Existing JV Arrangements;

(iii)	(officers and employees) to its directors, employees, officers and agents or any of its Related Corporations;

(iv)	(professional advisers) to its professional advisers (including legal advisers) and consultants;

(v)	(legal proceedings) if the disclosure is required for the purposes of any legal, administrative or other proceedings involving it or any of its Related Corporations;

(vi)	(Duties) if and to the extent that it may be reasonably necessary or desirable in the discharge of its duties and obligations under the Transaction Documents; and

(vii)	(Authority) to the extent required under any applicable Law or if and to the extent that it may be reasonably necessary or desirable to disclose the information to any Authority in connection with applications for any Authorisations.
14.3	Conditions to disclosure
(a)	Any disclosure:
(i)	under clause 14.2(a)(iv), (v) or (vi) may only be made if the person to whom disclosure is to be made first agrees with the Owner disclosing the information, in a form enforceable by the Protected Party and which is no less onerous than the requirements of this clause 14, that the information concerned must not be disclosed to any other person for any purpose, and such disclosure may only be made for the purposes of satisfying the person to whom disclosure is made as to the value and commercial viability of the proposed transaction; and

(ii)	under clause 14.2(a)(i) to (iii), (ix) and (x) and under clause 14.2(b)(i) to (iii) and (v) may only be made if the person to whom disclosure is to be made is informed of the confidential nature of the information and required to, in the case of an Authority, to the extent possible, respect that confidentiality.
(b)	Any Confidential Information that is required to be disclosed in legal, administrative or other proceedings (other than between the Owners, or an Owner and the Manager) pursuant to clause 14.2(a)(viii) or clause 14.2(b)(v) may not be disclosed to any person unless:
(i)	prior to that disclosure, the Owner intending to disclose the Confidential Information (Disclosing Party) notifies the other Owner giving full details of:
(A)	the legal, administrative or other proceedings in relation to which disclosure is required, including to the maximum extent permitted by Law, copies of documents filed in those legal, administrative or other proceedings; and

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(B)	the Confidential Information intended to be disclosed;
(ii)	to the maximum extent permitted by Law, the Disclosing Party gives the other Owner a reasonable opportunity in a court of law or other appropriate body or forum to:
(A)	challenge whether the proposed disclosure is in accordance with the terms of this clause 14;

(B)	challenge the obligation of the Disclosing Party or any other person to make that disclosure; or

(C)	secure an order or ruling (including, where appropriate, an order or ruling that the disclosure should only be made on a confidential basis) to protect or preserve the confidentiality of the relevant information;
(iii)	the Disclosing party takes all reasonable steps to preserve the Confidential Information to be disclosed, including, where appropriate, by doing all things necessary to obtain an order that the Confidential Information be disclosed in accordance with an appropriate confidentiality regime; and

(iv)	the other requirements of this clause 14 applicable to that disclosure are satisfied.
14.4	Owner’s Confidential Information
(a)	The Owners and the Manager acknowledge that nothing in a Transaction Document will require an Owner to disclose any of its Owner’s Confidential Information.

(b)	If notwithstanding paragraph (a), an Owner or the Manager obtains Owner Confidential Information of another Owner, it:
(i)	undertakes that it will not, and will procure that its Related Corporations will not:
(A)	disclose that information; or

(B)	use that information; and
(ii)	will (directly or on behalf of its Related Corporations) destroy that information (or expunge it from any device in the case of electronic information) as soon as practicable after receipt of a request from the other Owner.
14.5	Law of confidentiality

The confidentiality undertaking contained in this Agreement will be in addition to and will in no way derogate from the obligations of the Owners and the Manager in respect of secret and confidential information at law, in equity or under any statute or trade or professional custom or use.

14.6	Former party bound

This clause 14 will continue to bind a party after it ceases to be a party to this Agreement.

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15.	Relationship of the Parties

15.1	No partnership or proprietary interests

Nothing in this Agreement or any other Transaction Documents implies that the Owners or any of the JV Entities are:
(a)	forming a partnership, agency or a similar relationship between the Owners or any of the JV Entities; or

(b)	otherwise carrying on business in common with a view to profit, within the meaning of any partnership or limited partnership legislation in any jurisdiction; or

(c)	otherwise creates any fiduciary relationship between the Owners or any of the JV Entities.
15.2	Liability

The liabilities and obligations of the Owners arising out of or in connection with the JV Operations will be several and not joint or joint and several and must be borne by them severally in their respective Participating Shares.
16.	Independent Expert

16.1	Referral to Independent Expert

This clause 16 will apply to the appointment and conduct of an Independent Expert appointed under this Agreement (but, will not apply in relation to the Valuers appointed pursuant to item 1 of schedule 9).

16.2	Appointment of Independent Expert
(a)	The Independent Expert will be appointed by agreement between the parties to the dispute or deadlock. If the parties cannot agree on appointment of an Independent Expert, the appointment will be made by:
(i)	for technical matters – the President of the Institute of Engineers, Australia;

(ii)	for financial and valuation matters – the President of the Institute of Chartered Accountants, Australia.
(b)	The Independent Expert will:
(i)	have appropriate qualifications, including experience in the subject matter of the dispute or deadlock; and

(ii)	not have any interest which conflicts or may conflict with his or her appointment as an expert in relation to the dispute.
16.3	Conduct of Independent Expert
(a)	The Independent Expert will accept oral and written submissions from the parties to the dispute or deadlock and make a written determination in relation to the matters in dispute within 28 days of his or her appointment unless the Independent Expert certifies that the matter is complex in which case the period will be extended to 60 days.

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(b)	The Independent Expert will keep all information received in connection with its appointment under this Agreement confidential.

(c)	In the absence of manifest error, the decision of the Independent Expert made under this clause will be final and binding on the parties to the dispute and all other parties to this Agreement.

(d)	The costs of the Independent Expert will be borne equally between the parties in dispute.
17.	Prohibition on partition

(a)	Unless otherwise agreed unanimously by the Owners, no Owner or the Manager and no person claiming through an Owner or the Manager may seek partition or the establishment of a trust for sale or take any action (whether by any court order or otherwise) for partition or sale in lieu of partition (and each Owner and the Manager waives any rights it may have under any applicable Law to seek and do any acts and things as stated above) in respect of any Iron Ore Assets or Securities in a JV Entity during the term of this Agreement.

(b)	Nothing in this clause 17 will in any way affect the right of each Owner:
(i)	to purchase (or nominate a nominee to purchase) product under the Ore Sales Agreements pursuant to clause 6; or

(ii)	to Dispose of its Participating Interest or make any other Disposal of assets as contemplated by clause 10, or to grant a Security Interest or permit a Security Interest to subsist as contemplated by clause 11.
18.	Force Majeure

18.1	Event of Force Majeure

For the purposes of this clause 18, an Event of Force Majeure means an event beyond the reasonable control of a party, including:
(a)	act of God, lightning, storm, flood, cyclone, tidal wave, landslide, fire, earthquake or explosion;

(b)	strike, lockout or stoppage or ban or limitation on work or restraint of labour, whether at a mine or mines, railway, port or otherwise;

(c)	act of public enemy, war (declared or undeclared), terrorism, sabotage, blockade, revolution, riot, insurrection, civil commotion or epidemic;

(d)	any act, inaction, demand, order, restraint, restriction, requirement, prevention, frustration or hindrance by or of any government or other competent authority;

(e)	embargo or boycott, unavailability of essential equipment, materials or facilities, unavailability of qualified employees or contractors, power or water shortages or lack of transportation; or

(f)	any other cause, whether specifically referred to above or otherwise which is not within its reasonable control.

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18.2	No liability during an Event of Force Majeure

A party will not be liable for any delay in or failure of performance (or for any delay in procuring performance or failure to procure performance by a JV Entity pursuant to clause 2.4(b)(ii)) (other than a delay in or failure to make payment of a Called Sum or any other amount payable under this Agreement) if:
(a)	that delay or failure arises from an Event of Force Majeure;

(b)	it has taken (or, in the case of a procurement obligation pursuant to clause 2.4(b)(ii), has procured that the relevant JV Entity has taken) all proper precautions, due care and reasonable alternative measures with the object and intent of avoiding the delay or failure and of carrying out its obligations under this Agreement (including, to the extent possible, its procurement obligations under clause 2.4(b)(ii)); and

(c)	as soon as practicable after the beginning of the event of Force Majeure which affects the ability of the party claiming under this clause 18.2 to observe or perform any of its obligations under this Agreement, the claiming party gives notice to each other party, subject to the Ring-Fencing Protocol:
(i)	fully describing the Event of Force Majeure and, as far as possible, estimating its duration;

(ii)	identifying the specific obligations affected by that Event of Force Majeure and the possible extent to which the claiming party (or the JV Entity in respect of which the claiming party has procurement obligations under clause 2.4(b)(ii)) will be unable to perform those obligations; and

(iii)	specifying the measures proposed to be adopted to remedy or abate the Event of Force Majeure.
18.3	Suspension of obligations

While an Event of Force Majeure continues, the obligations which cannot be performed because of the Event of Force Majeure (other than a delay in or failure to make payment of a Called Sum or any other amount payable under this Agreement) will be suspended.

18.4	Remedy of Force Majeure

The party that is prevented from carrying out its obligations under this Agreement (including its procurement obligations under clause 2.4(b)(ii)) as a result of an Event of Force Majeure will remedy (or, as the case may be, procure the remedy of) the Event of Force Majeure to the extent reasonably practicable, keep the other parties regularly informed on the progress of remedying the Event of Force Majeure and resume the performance of its obligations (including its procurement obligations under clause 2.4(b)(ii)) as soon as reasonably possible.

18.5	Mitigation

The party that is prevented from carrying out its obligations under this Agreement as a result of an Event of Force Majeure and the Manager must take (or procure the taking by a relevant JV Entity) all action reasonably practicable to mitigate any loss suffered by a party or a third party as a result of that party’s failure to carry out its obligations under this Agreement (including its procurement obligations under clause 2.4(b)(ii)).

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*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
18.6	No requirement to settle labour dispute

A party is not required, under clause 18.4 or 18.5, to settle any labour dispute against its will.

18.7	* * *
(a)	* * *

(b)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *
(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *
19.	GST

19.1	Definitions

For the purposes of this clause 19:
(a)	Adjustment has the meaning given by the GST Law;

(b)	Consideration has the meaning given by the GST Law;

(c)	Input Tax Credit has the meaning given by the GST Law and a reference to an Input Tax Credit entitlement of a party includes an Input Tax Credit for an acquisition made by that party but which the representative member of a GST Group or the Joint Venture Operator of a GST Joint Venture is entitled under GST Law;

(d)	GST has the meaning given by the GST Law;

(e)	GST Amount means in relation to a Taxable Supply the amount of GST payable in respect of that Taxable Supply;

(f)	GST Group has the meaning given by the GST Law;

(g)	GST Joint Venture has the meaning given by the GST Law.

(h)	GST Law has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

(i)	Joint Venture Operator has the meaning given by the GST Law.

(j)	Tax Invoice has the meaning given by the GST Law; and

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(k)	Taxable Supply has the meaning given by the GST Law excluding the reference to Section 84-5 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
19.2	Recovery of GST

If GST is payable on a Taxable Supply made under, by reference to or in connection with this Agreement, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration. Subject to the prior receipt of a Tax Invoice, the GST Amount is payable at the same time that the other Consideration for the Taxable Supply is provided. This clause 19.2 does not apply to the extent that the Consideration for the Taxable Supply is expressly stated to be GST inclusive.

19.3	Liability net of GST

Any reference in the calculation of Consideration or of any indemnity, reimbursement or similar amount to a cost, expense or other liability incurred by a party must exclude the amount of any Input

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Tax Credit entitlement of that party in relation to the relevant cost, expense or other liability. A party will be assumed to have an entitlement to a full Input Tax Credit unless it demonstrates otherwise prior to the date on which the Consideration must be provided.

19.4	Adjustments

If an Adjustment occurs in relation to a Taxable Supply made under, by reference to or in connection with this Agreement, the GST Amount will be recalculated to reflect that Adjustment and an appropriate payment will be made between the parties.

19.5	Revenue exclusive of GST

Any reference in this Agreement to price, value, sales, revenue or a similar amount (Revenue), is a reference to that Revenue exclusive of GST.

19.6	Cost exclusive of GST

Any reference in this Agreement (other than in the calculation of Consideration or of any indemnity, reimbursement or similar amount) to cost, expense or other similar amount (Cost), is a reference to that Cost exclusive of any Input Tax Credit entitlement.

19.7	GST obligations to survive termination

This clause 19 will continue to apply after expiration or termination of this Agreement.
20.	Governing Law and Jurisdiction

20.1	Governing Law
(a)	This Agreement and the other Transaction Documents are governed by the laws of Western Australia, Australia.

(b)	The parties irrevocably and unconditionally:
(i)	submit to the non-exclusive jurisdiction of the courts of Western Australia; and

(ii)	agree that they may not object to any suit, action or proceeding commenced under or in connection with this Agreement or the other Transaction Documents on the basis that the courts of Western Australia are not an appropriate forum.
20.2	Final judgment conclusive and enforceable

The parties agree that a final judgment in any suit, action or proceeding commenced under or in connection with this Agreement or the other Transaction Documents in any court of competent jurisdiction is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

20.3	Dispute Resolution
(a)	The parties will first seek to resolve any dispute under or in connection with this Agreement or the other Transaction Documents by discussions in good faith.

(b)	Any party may, by notice to the other parties, require any dispute (other than a dispute or deadlock to which the deadlock resolution procedure set out in clauses 3.7 and 3.8 applies

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or which is otherwise expressly to be referred to an Independent Expert pursuant to clause 16 or a Valuer pursuant to item 1 of schedule 9 or which is to be determined pursuant to an alternative process under the Implementation Agreement) arising under or in connection with this Agreement or the other Transaction Documents to be referred to the Chief Executives. The Chief Executives will meet and seek in good faith to resolve the dispute within 30 days.

(c)	If the Chief Executives are unable to resolve the dispute within 30 days of referral to them, any party may refer the dispute to the Owners’ Chairpersons, who will meet and seek in good faith to resolve the dispute within 30 days.

(d)	If the Owners’ Chairpersons are unable to resolve the dispute within 30 days of referral to them, then any party may commence proceedings in any court of competent jurisdiction.

(e)	Subject to paragraph (f), a party may not commence court proceedings in relation to any dispute arising out of or in connection with this Agreement or the other Transaction Documents until it has complied with the dispute resolution process set out in paragraphs (a) to (d).

(f)	Nothing in this clause 20 prevents a party seeking appropriate injunctive or interlocutory relief at any time to preserve property or rights or to avoid losses that are not compensable in damages.

(g)	Each party agrees that:
(i)	it is responsible for its own costs in connection with the dispute resolution process; and

(ii)	the costs of any suit, action or proceeding commenced under or in connection with this Agreement or the other Transaction Documents will be borne as between the parties as determined by the court of competent jurisdiction that hears the suit, action or proceeding.
20.4	Service of Process
(a)	Each party agrees that service of all writs, process and summonses in any suit, action or proceeding under or in connection with this Agreement or the other Transaction Documents brought in Western Australia may be made on its registered or principal office for the time being in Australia.

(b)	Nothing contained or implied in this Agreement or the other Transaction Documents will in any way be taken to limit the ability of a party to:
(i)	serve any writs, process or summonses; or

(ii)	obtain jurisdiction over a party in other jurisdictions,
in any manner permitted by Law.

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21.	Ancillary Provisions

21.1	Notices
(a)	Subject to paragraph (b), any notice, demand, consent, certificate, approval, nomination, waiver or other similar communication given or made in connection with this Agreement (a notice):
(i)	will be in writing and signed by the sender or a person duly authorised by the sender;

(ii)	will be addressed and delivered to the intended recipient at the address or fax number below or the address or fax number last notified by the intended recipient to the sender after the date of this Agreement:

(A)	to Rio Tinto and the Rio Tinto Owner:	Rio Tinto plc 2 Eastbourne Terrace
London W2 6LG
UNITED KINGDOM
Attention: Company Secretary
Fax +44 20 7781 1835

and to

Rio Tinto Limited
Level 33, 120 Collins Street
Melbourne VIC 3000
AUSTRALIA
Attention: Company Secretary
Fax +61 3 9283 3151

(B)	to BHP Billiton and the	BHP Billiton plc
	BHP Billiton Owner:	Neathouse Place, Victoria
London SW1V 1B
UNITED KINGDOM
Attention: Company Secretary
Fax +44 20 7802 4111

and to

BHP Billiton Limited
BHP Billiton Centre
180 Lonsdale Street
Melbourne VIC 3000
Attention: Company Secretary
Fax No: +61 3 9609 3015

(C)	to the Manager:	[#]
(iii)	will be taken to be duly given or made when delivered, received or left at the above fax number or address. If delivery or receipt occurs on a day that is not a

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business day in the place to which the notice is sent or is later than 4pm (local time) at that place, it will be taken to have been duly given or made at the commencement of business on the next business day in that place.
(b)	Any notice relating to a matter that is agreed by the Owners’ Council to be a routine operational communication may be made by electronic email to the email addresses provided by the Owners and the Manager from time to time. Where a notice is permitted to be sent by email pursuant to this paragraph, the notice will be taken to have been received by the party upon the earlier of the sender receiving either an automatic delivery receipt or other confirmation of delivery and otherwise be made in accordance with paragraphs (a)(i) and (iii).
21.2	Severability

If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable, in whole or in part, under the law of any jurisdiction, the validity, legality or enforceability of such provision or part under the law of any other jurisdiction and the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired. If any provision of this Agreement, or its application to any person or entity or any circumstance, is invalid or unenforceable, the parties will make such suitable and equitable provision as is necessary in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

21.3	Variation

No variation, modification or amendment of all or any part of this Agreement, including the schedules to this Agreement, will be effective unless in writing and signed by or on behalf of each party other than the Manager. The Manager agrees that it will be bound by any variation, modification or amendment of this Agreement, including the schedules to this Agreement, that is in writing and signed by or on behalf of each party other than the Manager.

21.4	No Waiver

No failure of any of the parties to exercise, or delay by it in exercising, any right, power or remedy in connection with this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.

21.5	Remedies
(a)	Except as otherwise provided for in this Agreement, the rights and remedies of the parties are cumulative and not exclusive of rights and remedies provided by Law.

(b)	Without prejudice to any other rights and remedies which any party may have, each party acknowledges and agrees that damages would not be an adequate remedy for any breach by any party of the provisions of this Agreement and any party will be entitled to seek the remedies of injunction, specific performance and other equitable relief (and the parties will not contest the appropriateness or availability thereof), for any threatened or actual breach of any provision of this Agreement by any party and no proof of special damages will be necessary for the enforcement by any party of the rights under this Agreement.

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*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
21.6	No Merger

The rights and obligations of the parties:
(a)	will not merge on the completion of any transaction contemplated by this Agreement; and

(b)	will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.
21.7	Costs and Expenses
(a)	Each party must bear its own costs arising out of the negotiation, preparation and execution of this Agreement.

(b)	All stamp duty (including fines, penalties and interest) payable by a party on or in connection with this Agreement will be borne by that party.
21.8	Entire Agreement

This Agreement contains the entire agreement between the parties in relation to its subject matter and supersedes all agreements, undertakings, negotiations and discussions, whether oral or written, of the parties.

21.9	Further Assurances

Each party agrees to do anything necessary or desirable (including executing agreements, deeds, transfers, instruments and documents) to give full effect to this Agreement and the transactions contemplated by it.

21.10	Change of Law
(a)	If there is a change in law or change in accounting standards that materially affects the operation of the Transaction Documents to the detriment of an Owner or its Related Corporations, then that Owner by notice to the other Owner may require the other Owner to enter into good faith negotiations to seek to agree such amendments to the Transaction Documents as may be appropriate to mitigate the detriment, to the extent practicable and reasonable, and in a manner which operates fairly between the Owners. A failure to agree amendments is not a dispute that may be referred for resolution in accordance with clause 20.3.

(b)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
* * *
21.11	Enurement

Except as provided in this Agreement, the provisions of this Agreement will enure for the benefit of, and be binding on, the parties and their respective successors and permitted assigns.

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*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
21.12	Civil Liability Act 2002

The parties agree that the Civil Liability Act 2002 (WA) is expressly excluded from application to this Agreement and the Transaction Documents, or any relevant dispute, claim, action or other matter whatsoever arising out of or in connection with this Agreement and the Transaction Documents pursuant to Section 4A of that Act.

21.13	Counterparts

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which will be an original but all of which together will constitute one and the same instrument. This Agreement will not take effect until each party has executed at least one counterpart.

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Schedule 1
Definitions and Interpretation

1.	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

1997 Tax Act means the Income Tax Assessment Act 1997 (Cth).

AAO Issuer has the meaning given in clause 12.3(b)(ii).

Accounting Policy means the accounting policy on the terms initialled by Rio Tinto and BHP Billiton for identification on or about the date of the Implementation Agreement, as amended by the Revised Accounting Policy, in either case as amended or replaced from time to time in accordance with clause 3.13(b).

Accounts has the meaning given in clause 4.11(b)(i).

Acquiring Owner, for the purposes of clause 10, means the entity (which may be a third party or an existing Owner) that is acquiring a Participating Interest from a Disposing Owner.

Additional Tonnes has the meaning given in item 1(c) of schedule 4.

Adjustment Reversion Notice has the meaning given in clause 18.7(f).

Adjustment Termination Notice has the meaning given in clause 18.7(f).

Affiliate means a Related Corporation that is not a JV Entity or the Manager.

Agreed Impediment means each impediment to be overcome for the purposes of clause 11, as agreed between Rio Tinto and BHP Billiton on or about the date of the Implementation Agreement.

Agreed Reorganisation means the reorganisation steps agreed between Rio Tinto and BHP Billiton on or about the date of the Implementation Agreement.

Attributable means attributed, allocated or apportioned in accordance with the Attribution Principles.

Attribution Principles means the principles in item 1.6 of the Funding and Distribution Policy.

Audit Committee means the audit committee to be established pursuant to clause 3.9(e)(i).

Auditor has the meaning given in clause 4.11(a).

Authorisations means all permissions, licences, authorisations, approvals, consents, rulings, registrations, filings, lodgements, permits, franchises, agreements, notarisations, certificates, licences, approvals, directions, declarations, authorities or exemptions from, by or with any Authority, including as may be required or obtained under the Mining Act or any State Agreement.

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*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Authority means any minister, government or representative of a government or any governmental, quasi-governmental, local government, statutory, judicial, administrative, fiscal, tax, competition or regulatory authority, entity or other body, department, concession, tribunal, self-regulatory organisation established pursuant to statute or rules of a recognised stock exchange, instrumentality, agency, statutory corporation or public authority.

* * *

BHP Billiton Group means BHPBL, BHPBP and each of their Subsidiaries and BHP Billiton Group entity means an entity in the BHP Billiton Group.

BHP Billiton Issuer has the meaning given in the Implementation Agreement.

BHP Billiton JV Entities means:
(a)	as at the date of this Agreement, the BHP Billiton Issuer and the BHP Billiton Subsidiaries listed in, and which are engaged in the businesses described in, schedule 2; and

(b)	any other wholly-owned Subsidiary of the BHP Billiton Issuer that subsequently acquires Iron Ore Assets for the purposes of the WA Iron Ore JV.
BHP Billiton JVs means:
(a)	the Mt Newman Joint Venture;

(b)	the Goldsworthy Joint Venture;

(c)	the Yandi Joint Venture;

(d)	the Wheelarra Joint Venture;

(e)	the JW4 Joint Venture;

(f)	the POSMAC Joint Venture; and

(g)	any other joint venture that a BHP Billiton JV Entity enters into after the date of this Agreement within the scope of the WA Iron Ore JV.
BHP Billiton Owner means the entity that is:
(a)	the holder of Debentures issued by the Rio Tinto Issuer from time to time; and

(b)	the holder of Shares issued by the BHP Billiton Issuer from time to time.
* * *

BHP Billiton State Agreements means:
(a)	the Iron Ore (Mount Newman) Agreement Act 1964 (WA);

(b)	the Iron Ore (Mount Goldsworthy) Agreement Act 1964 (WA);

(c)	the Iron Ore (Goldsworthy-Nimingarra) Agreement Act 1972 (WA);

(d)	the Iron Ore (Marillana Creek) Agreement Act 1991 (WA); and

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(e)	the Iron Ore (McCamey’s Monster) Agreement Authorisation Act 1973 (WA).
Bank Bill Rate in relation to any calendar month, means:
(a)	the average one month Australian bank bill rate by Reuters Monitor Service Page “BBSY” (rounded up, if necessary, to the nearest two decimal places) displayed at about 10:00 am (Melbourne time) on the first Business Day of that calendar month; or

(b)	if no such rate is displayed for any calendar month, then the Bank Bill Rate for that month in respect of any unpaid amount, will be the rate which is the average (rounded up, if necessary to the nearest two decimal places) of the rates quoted to the person to which the relevant amount is owed by each of three Australian banks selected by that person as the relevant bank’s buying rate as at 10:00 am (Melbourne time) on the first Business Day of that calendar month for bank-accepted bills of exchange having a term of 30 days.
Bao-HI Joint Venture means the joint venture established by the Bao-HI Ranges Joint Venture Agreement dated 22 June 2002.

Base Case is the Net Present Value (as determined by the Manager based on the assumptions referred to in schedule 5) of the existing operations prior to any Contemplated Project being assessed.

Beasley Joint Venture means the joint venture to be established pursuant to clause 3.1 of the Beasley River Joint Venture Agreement dated 28 October 2004.

Blending Agreement means the blending agreement to be entered into by [#] pursuant to clause 3.5(a)(vi) and 6.2(a) of the Implementation Agreement.

Budget means, in respect of the WA Iron Ore JV, a document that describes, consistent with the Business Plan, the business activities, the associated resource requirements and the expected financial outcomes, as:
(a)	prepared by the Manager pursuant to clauses 3.10(a), (i)(iii) or (k); and

(b)	approved by the Owners’ Council pursuant to clause 3.10(i)(i) or (ii) or applied by operation of clause 3.10(i)(iii) and also includes the First Budget (as defined in the Implementation Agreement).
Budget Overrun Percentage has the meaning given in clause 3.10(l)(i).

Business Day means a day that is not a Saturday, Sunday or public holiday in Perth, Western Australia.

Business Plan means a document that summarises the operational and financial objectives of the WA Iron Ore JV, its strategy to achieve these objectives, the key initiatives that will enable this strategy to be implemented and the key indicators by which the performance of the WA Iron Ore JV against these objectives can be assessed, as:
(a)	prepared by the Manager pursuant to clauses 3.10(a), (i)(iii) or (k); and

(b)	approved by the Owners’ Council pursuant to clause 3.10(i)(i) or (ii) or applied by operation of clause 3.10(i)(iii) and also includes the First Business Plan (as defined in the Implementation Agreement).
CEO means the chief executive officer of the Manager.

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
CFR has the meaning given in the International Rules for the Interpretation of Trade Terms of the International Chamber of Commerce (Incoterms) 2000 Edition, as replaced from time to time.

CPI means the Australian All Groups Consumer Price Index Number (weighted average of eight capital cities) published by the Australian Bureau of Statistics. In this definition:
(a)	the reference to the Australian All Groups Consumer Price Index Number (weighted average of eight capital cities) means:
(i)	the same numbers but with different names at any time; and

(ii)	the same numbers adjusted mathematically to take account of a change at any time in the base year provided that indices of the same base year are used throughout the calculation; and
(b)	the reference to the Australia Bureau of Statistics includes a reference to:
(i)	the Bureau but with a different name at any time; and

(ii)	a governmental agency in Australia (in the absence of the Australian Bureau of Statistics) at any time having similar functions.
Call Deposits has the meaning given in the Funding and Distribution Policy.

Call Notice means a notice given pursuant to clause 3.11(a).

Called Sum has the meaning given in clause 3.11(a).

Called Sum Payment Dates has the meaning given in clause 3.11(c)(ii).

* * *

* * *

Cash means all cash and cash equivalents within the meaning of the definition of Cash Flows.

Cash Flows means, as the case requires, all inflows and outflows of cash and cash equivalents from operating, financing and investing activities, as determined in accordance with IAS 7 and AASB 107. References to Cash inflows and Cash outflows have a corresponding meaning.

Channar Joint Venture means the joint venture established by the Channar Mining Joint Venture Agreement dated 16 November 1987.

Chief Executives has the meaning given in clause 3.7(a).

Commissioner of Taxation means the Australian Federal Commissioner of Taxation.

Committees has the meaning given in clause 3.9(a).

Completion has the meaning given in the Implementation Agreement.

Confidential Information has the meaning given in clause 14.1.

Consolidated Group means a consolidated group as that term is defined in s.995-1 (1) of the 1997 Tax Act.

Contemplated Project has the meaning given in clause 8.2(a).

Contract Quantity has the meaning given in clause 6.5(b)(ii)(A).

Corporations Act means the Corporations Act 2001 (Cth).

West Australian Iron Ore
Production Joint Venture Agreement

Creditor Deed Poll means a deed in the form of schedule 13.

Cross Charge means a cross charge in the form of schedule 12.

dmtu means dry metric tonne units.

Debenture means securities of that name issued or to be issued on the terms and conditions set out in the Debenture Deeds Poll.

Debenture Deed Poll means a deed poll entered into by each Issuer in conjunction with the issue of the Debentures on or about the date of this Agreement.

Debenture Holder has the meaning given in the Debenture Deeds Poll.

Deed of Accession means each deed of accession entered into by a Sole Risk Entity in the form set out in schedule 18.

Default Amount has the meaning given in clause 9.2(b).

Default Costs has the meaning given in clause 9.2(b)(ii).

Default Date has the meaning given in clause 9.1(a)(i).

Default Interest has the meaning given in clause 9.2(b)(i).

Defaulting Owner has the meaning given in clause 9.1(a).

Demand Forecast has the meaning given in clause 8.1(a).

Designated Finance Company has the meaning given in the Funding and Distribution Policy.

Dilution Option has the meaning given in clause 9.7(a).

Discovery has the meaning given in clause 2.2(d).

Dispose means, in relation to any asset, to sell, transfer, assign, declare oneself a trustee of, or part with the benefit of, or otherwise dispose of, the asset (or any interest in it, or any part of it) other than (in each case) by the creation of a Security Interest, and Disposal has a corresponding meaning.

Disposing Owner, for the purposes of clause 10, means an Owner (either alone or together with its Related Corporations) that is making a Disposal of any proportionate part of its Participating Interest.

ERP Service and Licence Agreement means the Service and Licence Agreement entered into by [#] on or about the date of this Agreement.

ERP Services has the meaning given in the ERP Service and Licence Agreement.

Effective Date means 1 July 2009.

Escalated means escalated at a nominal rate of 6.5% per annum, compounded annually, using the following formula:
A x (1 + 0.065)(x/365)
Where:
A = the amount to be escalated; and
x = the number of days that have lapsed during the period over which the amount is escalated.

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Excluded Assets means any assets of any Rio Tinto Group entity or BHP Billiton Group entity from time to time that are not Iron Ore Assets and includes:
(a)	assets used in Iron Ore Marketing Activities and not Iron Ore Production Activities (Marketing Assets) including:
(i)	plant and equipment used in Iron Ore Marketing Activities and not Iron Ore Production Activities;

(ii)	land (including fixtures) used in Iron Ore Marketing Activities and not Iron Ore Production Activities;

(iii)	contracts and leases to the extent they relate to Iron Ore Marketing Activities, including contracts for the supply of iron ore produced by Iron Ore Production Activities to customers (other than Ore Sales Agreements);

(iv)	Cash and receivables arising from Iron Ore Marketing Activities;

(v)	iron ore to which a Rio Tinto Group entity or BHP Billiton Group entity is entitled that has been loaded on board a ship; and

(vi)	all other assets of a Rio Tinto Group entity or BHP Billiton Group entity referable to Iron Ore Marketing Activities and not Iron Ore Production Activities;
(b)	for Rio Tinto, its interests in each of the following companies and their existing and future assets:
(i)	* * *
(A)	* * *

(B)	* * *

(C)	* * *

(D)	* * *

(E)	* * *

(F)	* * *
(ii)	* * *

(iii)	* * *

(iv)	* * *

(v)	* * *

(vi)	* * *

(vii)	* * *

(viii)	* * *

(ix)	* * *

(x)	* * *

(xi)	* * *
(c)	for BHP Billiton, its interests in each of the following:

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(i)	* * *

(ii)	* * *

(iii)	* * *
(d)	any Secondary Processing facilities, other than the facilities expressly included in the definition of Iron Ore Assets;

(e)	subject to clause 4.16 and the ERP Service and Licence Agreement, all intellectual property and technology of the Rio Tinto Group and the BHP Billiton Group used in Iron Ore Production Activities;

(f)	any Retained Assets;

(g)	Excluded Cash Flows, Excluded Distributable Earnings and Excluded Asset Surplus;

(h)	Cash arising from Excluded Cash Flows, and any loan or deposit arising from use of such Cash;

(i)	anything which is, or is deemed to be, an Excluded Asset or part of Excluded Assets under, or by operation of, the Transaction Documents; and

(j)	anything that the Owners agree are Excluded Assets,
and, for the avoidance of doubt, does not include Sole Risk Assets.

Excluded Asset Surplus of an Issuer on an Insolvency Administration has the meaning given in the Funding and Distribution Policy.

Excluded Cash Flows means Cash Flows that are not Iron Ore Cash Flows or Sole Risk Cash Flows.

Excluded Distributable Earnings means Distributable Earnings that are not Iron Ore Distributable Earnings.

Excluded Liabilities means any liabilities of any Rio Tinto Group entity or BHP Billiton Group entity, from time to time, that are not Iron Ore Liabilities or Sole Risk Liabilities and includes:
(a)	any liabilities Attributable to Excluded Assets;

(b)	any liabilities to the extent they arise from the conduct of the Iron Ore Marketing Activities (Marketing Liabilities);

(c)	Excluded Loans;

(d)	anything which is, or is deemed to be, an Excluded Liability under, or by operation of, the Transaction Documents; and

(e)	anything that the Owners agree are Excluded Liabilities.

West Australian Iron Ore
Production Joint Venture Agreement

Excluded Loans means any loans that are not Iron Ore Loans or Sole Risk Loans, and includes:
(a)	Agreed Opening Excluded Loans (as defined in the Implementation Agreement); and

(b)	Post-Commencement NCEP Loans (as defined in the Implementation Agreement).
Excluded Marketing Operations means, in relation to a JV Entity, that part of its operations concerning the sale of Iron Ore Product to customers other than pursuant to an Ore Sales Agreement, and a reference to the Excluded Marketing Operations division of a JV Entity has a corresponding meaning.

Existing JV means a Rio Tinto JV or a BHP Billiton JV.

Existing JV Arrangements means the agreements and other arrangements which constitute a Rio Tinto JV or BHP Billiton JV, from time to time, and includes:
(a)	the arrangements between Rio Tinto Group entities and Robe in relation to Pilbara Iron infrastructure sharing and Pilbara Iron corporate shared services and mobile equipment, each as amended from time to time; and

(b)	any terms implied under such arrangements and any fiduciary, equitable or other obligation owed in relation to such agreements or other arrangements.
Existing JV Cross Charge means a Security Interest mentioned in schedule 14.

Expenditure Category Overrun Amount has the meaning given in clause 3.10(l)(ii).

Expiring Contract has the meaning given in clause 6.5(a).

Finance Debt means indebtedness (whether actual or contingent) in respect of money borrowed or raised or other financial accommodation. It includes indebtedness under or in respect of:
(a)	a Guarantee of Finance Debt or a Guarantee given to a financier;

(b)	a finance lease;

(c)	a swap, option, hedge, forward, futures or similar transaction;

(d)	an acceptance, endorsement or discounting arrangement;

(e)	a redeemable share or redeemable stock; or

(f)	the deferred purchase price (for more than 90 days) of an asset or service, or an obligation to deliver assets or services paid for in advance by a financier or otherwise relating to a financing transaction.

Financial Year means a period of 12 months commencing on 1 January in each year and a period of 12 months commencing on 1 July each year.

Finder has the meaning given in clause 2.2(d).

Finder Owner has the meaning given in clause 2.2(d).

Feasibility Study has the meaning given in clause 8.2(h).

FOB has the meaning given in the International Rules for the Interpretation of Trade Terms of the International Chamber of Commerce (Incoterms) 2000 Edition.

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
FOB Price means:
(a)	where Iron Ore Product is sold on an FOB basis, the price (expressed in US$ per dmtu) for Iron Ore Product the subject of any shipment or sale which is payable by the third party end customer under the applicable FOB sales contract; or

(b)	where Iron Ore Product is sold on a non-FOB basis * * *
(i)	* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *

(ii)	* * *
(A)	* * *

(B)	* * *
For the avoidance of doubt, the purpose of this definition is to allow the parties to determine the realised FOB price equivalent for each shipment or sale of Iron Ore Product and eliminating the non-FOB component of the price paid by the end customer on an arm’s length basis.
Funding and Distribution Policy means the funding and distribution policy initialled by BHP Billiton and Rio Tinto on or about the date of the Implementation Agreement, as amended or replaced from time to time in accordance with clause 21.3.

Goldsworthy Joint Venture means the joint venture carried on under the name “Mt Goldsworthy Mining Associates Joint Venture” as constituted from time to time pursuant to the Restated Mount Goldsworthy Mining Associates Joint Venture agreement dated 7 September 1990.

Guarantee means an obligation or offer to provide funds (including by subscription or purchase) or otherwise be responsible in respect of an obligation or indebtedness, or the financial condition or solvency, of another person. It includes a guarantee, indemnity, letter of credit or legally binding letter of comfort, or an obligation or offer to purchase an obligation or indebtedness of another person.

Grossed up for Tax means that, where one party (the Payer) is liable to pay an amount to another party (the Recipient) and that payment increases the Tax payable by the Recipient or the Head Company of any Consolidated Group of which the Recipient is a member (collectively the Recipient Group), then the payment must be grossed up by such amount as is necessary to ensure that the net amount retained by the Recipient Group after deduction of Tax or payment of the increased income tax equals the amount the Recipient Group would have retained had the Tax not been payable.

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Half Year means the 6 month periods commencing on 1 January and 1 July in each year (and includes the period from the JV Commencement Date until the following 30 June or 31 December whichever is the earlier).

* * *

HBI Beneficiation Plant means the assets marked red and green on the aerial photograph in item 2.4 of Part 2 of Schedule 7 of the Implementation Agreement (but excluding all liabilities associated with them and arising from circumstances or events occurring prior to * * * to clause 5.4(a) to (b) of the Implementation Agreement).

HBI Plant means all real property, plant and equipment and other assets situated at the hot briquetted iron processing facility at Boodarie, Western Australia (other than the HBI Beneficiation Plant) and all associated liabilities.

Head Company has the meaning given by s.995-1(1) of the 1997 Tax Act.

HIsmelt means all land, buildings, structures, offices, fixed and mobile equipment, roads, wharfs, loading and unloading facilities, stockpiles, storage facilities and associated facilities owned, leased or used by any member of the Rio Tinto Group at Kwinana, Western Australia including the facility constructed by certain members of the Rio Tinto Group in joint venture with third parties and all HIsmelt Technology.

HIsmelt Technology means technology presently, or in future, owned by, or licensed to, any member of the Rio Tinto Group relating to the high intensity direct smelting of iron, or the dimensioning, design, application, manufacture, erection, installation, testing, operation and maintenance of equipment designed or used for that purpose, including patents, know-how and other designs and copyright, technological and technical knowledge, expertise, experience, inventions, data, algorithms, codes, instructions, techniques, processes, drawings, specifications and other unpatented information.

Hope Downs Joint Venture means the joint venture carried on pursuant to the Hope Downs Joint Venture Agreement dated 16 March 2006 as constituted from time to time.

Implementation Agreement means the implementation agreement entered into by Rio Tinto Limited, Rio Tinto plc, BHP Billiton Limited and BHP Billiton plc on 5 December 2009.

Implementation Management Committee has the meaning given in the Implementation Agreement.

Implementation Oversight Committee has the meaning given in the Implementation Agreement.

Independent Expert means a person appointed in accordance with clause 16.

Indexed means:
(a)	prior to 31 December 2009, the relevant amount; and

(b)	during any Half Year subsequent to that referred to in paragraph (a):

The relevant amount X	CPIt-1

CPIb
where:

CPIt-1	means the CPI number for the Quarter most recently published prior to the start of that Half Year; and

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
CPIb	means the CPI number for the Quarter ending on 30 June 2009.
Infrastructure and Blending Principles means the Infrastructure and Blending Principles initialled by Rio Tinto and BHP Billiton for the purposes of identification on or about the date of the Implementation Agreement.

Infrastructure Sharing Agreement means the Infrastructure Sharing Agreement to be entered into by [#] pursuant to clauses 3.5(a)(vi) and 6.2(a) of the Implementation Agreement.

* * *

Insolvency Administration means, in relation to an Issuer, a winding up of the Issuer, or the appointment of an administrator to the Issuer pursuant to Part 5.3A of the Corporations Act 2001 (Cth).

Insurance Protocol has the meaning given in clause 4.15(a).

* * *

Intellectual Property Management Agreement means the intellectual property management agreement entered into by [#] on or about the date of this Agreement.

* * *

Iron Ore Assets means the right, title or interest (whether directly or indirectly held) of any JV Entity from time to time in:
(a)	plant and equipment and land (including fixtures) used in, or acquired for the purposes of, Iron Ore Production Activities, including mines, water bores, light and heavy mobile equipment, conveyors, processing plant (including crushing, screening, beneficiating, concentrating, washing and drying plant, tailings dams and associated infrastructure), rail infrastructure (including rail track, signalling and control systems), rolling stock (including locomotives, fuel cars and ore cars), communication systems, shipping terminals and port facilities (including stockyards, ore car dumpers, in-load and out-load circuits (including car-dumpers, conveyors, transfer stations, bins, stackers and reclaimers, stockpiles and yards, screening plant, berths, wharves, jetties, tugs), power facilities (including generation, transmission and distribution networks), other associated infrastructure (such as housing and town infrastructure and pastoral stations, airstrips and associated infrastructure, water utilities, gas pipelines and fuel farms), and maintenance facilities and equipment (including administration offices and workshops);

(b)	the beneficiation plant at Newman, and the HBI Beneficiation Plant to the extent that it is made available pursuant to clause 5.4(a)(ii)(B) of the Implementation Agreement);

(c)	the Secondary Processing facilities at Tom Price;

(d)	any other Secondary Processing facilities to the extent required to satisfy obligations under a future State Agreement or obligations not yet satisfied under a current State Agreement;

(e)	any Support Assets;

(f)	the JV Tenements;

(g)	the State Agreements, together with the benefits of all associated Authorisations;

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(h)	contracts and leases to the extent they relate to Iron Ore Production Activities, other than, on and from the JV Commencement Date, contracts with Affiliates of Rio Tinto or BHP Billiton that have not been approved by the Implementation Oversight Committee or the Owners’ Council;

(i)	iron ore produced by Iron Ore Production Activities but not yet loaded on board a ship;

(j)	receivables arising from Iron Ore Production Activities, including any amount payable under the Ore Sales Agreements (but excluding any receivable arising from Iron Ore Marketing Activities);

(k)	Iron Ore Cash Flows, Iron Ore Distributable Earnings and Iron Ore Asset Surplus;

(l)	Cash arising from Iron Ore Cash Flows and any loan or deposit arising from use of such Cash;

West Australian Iron Ore
Production Joint Venture Agreement

(m)	any other assets to the extent that they arise from Iron Ore Production Activities

(p)	anything which is, or is deemed to be, an Iron Ore Asset or part of Iron Ore Assets under, or by operation of, the Transaction Documents; and

(q)	anything that the Owners agree are Iron Ore Assets,
but excluding any Excluded Assets and Sole Risk Assets.

Iron Ore Asset Surplus of an Issuer on an Insolvency Administration has the meaning given in the Funding and Distribution Policy.

Iron Ore Cash Flows means Cash Flows Attributable to Iron Ore Assets and Iron Ore Liabilities.

Iron Ore Distributable Earnings means Distributable Earnings Attributable to Iron Ore Assets and Iron Ore Liabilities.

Iron Ore Liabilities means:
(a)	any liabilities of any JV Entity from time to time:
(i)	which are Attributable to Iron Ore Assets;

(ii)	to the extent they arise from Iron Ore Production Activities; or

(iii)	which are Iron Ore Loans,
and also includes:

(b)	anything which is, or is deemed to be, an Iron Ore Liability under, or by operation of, the Transaction Documents; and

(c)	anything that the Owners agree are Iron Ore Liabilities,
but excluding any Excluded Liabilities and Sole Risk Liabilities.

Iron Ore Loans means:
(a)	Agreed Opening Iron Ore Loans (as defined in the Implementation Agreement);

(b)	Participant Loans;

(c)	NDO Loans; and

(d)	any loan that the Owners agree is an Iron Ore Loan.
Iron Ore Marketing Activities means the activities carried on, and transactions entered into, by the Rio Tinto Group and BHP Billiton Group separately (whether before or after the JV Commencement Date) in relation to:
(a)	marketing and selling iron ore produced from Iron Ore Production Activities and related activities (other than sales by JV Entities pursuant to Ore Sales Agreements), including Excluded Marketing Operations; and

(b)	transporting iron ore produced from Iron Ore Production Activities from the ship’s rail in Western Australia to customers and related activities.
Iron Ore Product means any finished iron ore product recovered, produced or purchased as part of the conduct of JV Operations, including any iron ore recovered, produced or purchased pursuant to an Existing JV Arrangement but does not include Sole Risk Iron Ore Product.

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Iron Ore Production Activities means activities within the permitted scope of the WA Iron Ore JV:
(a)	carried on by the Rio Tinto Group and the BHP Billiton Group separately prior to the JV Commencement Date; and

(b)	carried on by the JV Entities or the Manager as JV Operations on and after the JV Commencement Date.
Issuer means:
(a)	in the case of Rio Tinto, the Rio Tinto Issuer; and

(b)	in the case of BHP Billiton, the BHP Billiton Issuer.
Issuer JV Subsidiary means a JV Entity which is a Subsidiary of an Issuer.

Issuer Share Security Test has the meaning given in clause 11.7(a).

JV Accounting Policy means the accounting policies adopted pursuant to the Accounting Policy for the preparation of JV Financial Information.

JV Bank Accounts has the meaning given in clause 3.11(g).

* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *
* * *

JV Cash Costs means all cash amounts relating to costs and liabilities of the JV Entities and the Manager payable to any person in connection with the conduct of JV Operations, including capital expenditure, calls made on a JV Entity pursuant to an Existing JV Arrangement and taxes and penalties. It includes all amounts identified in the Transaction Documents as costs of the WA Iron Ore JV and Approved JV Implementation Costs (as defined in the Implementation Agreement).

JV Chairperson means the chairperson of the Owners’ Council appointed or replaced in accordance with clause 3.2.

JV Commencement Date means the first day of the first month that commences after Completion.

JV Employees means all employees of the Manager and all employees of the JV Entity employed in connection with JV Operations, including the CEO and the members of the Senior Executive Team.

JV Entity means:
(a)	in the case of Rio Tinto, a Rio Tinto JV Entity;

(b)	in the case of BHP Billiton, a BHP Billiton JV Entity; and

(c)	any other entity jointly owned by the Owners carrying on JV Operations (other than the Manager).
JV Financial Information has the meaning given in the Accounting Policy.

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
JV Operations means all activities conducted by or on behalf of the JV Entities or the Manager within the scope of the WA Iron Ore JV pursuant to this Agreement on and from the JV Commencement Date, excluding, for the avoidance of doubt, Excluded Marketing Operations and any activities conducted in connection with Excluded Assets, a Sole Risk Development or Sole Risk Opportunity. A reference to the JV Operations division of a JV Entity means that part of its activities which comprise JV Operations.

JV Production means:
(a)	the amount of Iron Ore Product actually recovered, produced or purchased by the JV Entities in the conduct of JV Operations and able to be loaded onto a vessel * * *;

(b)	but does not include the amount of any Iron Ore Product to which the Other JV Participants are entitled (including a proportion of any production by a JV Entity that is not wholly owned by an Owner equal to the proportion of that entity owned by an Other JV Participant), in each case expressed in WMT of Iron Ore Product (unless the context requires otherwise).

JV Production Accounting Costs means costs determined in accordance with clause 6.4(a).

JV Tenements means all mining leases, general purposes leases, miscellaneous licences, special leases and easements held pursuant to a State Agreement and / or the Mining Act, Land Act 1933 (WA), Land Administration Act 1997 (WA), Port Authorities Act 1999 (WA) or Jetties Act 1926 (WA) held by or on behalf of a JV Entity* * * except to the extent it relates wholly or substantially to an Excluded Asset.

JW4 Joint Venture means the joint venture carried on under the name “JFE Western 4 Joint Venture” as constituted from time to time pursuant to the JFE Western 4 Joint Venture Agreement dated 22 July 2005.

* * *
(a)	* * *

(b)	* * *
Law includes statutes, regulations, rules of the common law, principles of equity, regulatory agency policies and guidelines and security exchange rules.

Losses means demands, claims, actions or proceedings made or brought by or against a person and losses (including loss of profits), liabilities, costs or expenses of any kind and however arising.

Majority Owner has the meaning given in clause 10.3(a)(ii).

Management Delegation Agreement means each agreement between the Manager and a JV Entity pursuant to which the JV Entity delegates or subcontracts to the Manager certain functions of the JV Entity, or pursuant to which the Manager provides services to the JV Entity, entered into on or about the date of this Agreement.

Manager means each entity appointed from time to time to manage the WA Iron Ore JV in accordance with clause 4.1, being initially the manager incorporated in accordance with clause 5.1 of the Implementation Agreement.

Manager Duties means the duties imposed on the Manager pursuant to clause 4.3.

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Marginal Profit has the meaning given in item 1(n) of schedule 4.

Marketing Assets has the meaning given in the definition of Excluded Assets.

Marketing Liabilities has the meaning given in the definition of Excluded Liabilities.

Marketing SPV means:
(a)	in the case of Rio Tinto or the Rio Tinto Owner, the Rio Tinto Marketing SPV; and

(b)	in the case of BHP Billiton or the BHP Billiton Owner, the BHP Billiton Marketing SPV.
* * *

Maximum Permitted Excluded Loan Balance has the meaning given in the Funding and Distribution Policy.

Mining Act means the Mining Act 1978 (WA) or the Mining Act 1904 (WA) or both (as applicable).

Minority Owner has the meaning given in clause 10.3(a)(iv).

Monthly Cash Requirement Notice has the meaning given in clause 3.11(c).

* * *

Mt Newman Joint Venture means the joint venture carried on under that name as constituted from time to time pursuant to the Mt Newman Joint Venture Agreement dated 1 February 1967.

NDO Loan has the meaning given in clause 9.3(a).

* * *

Net Present Value means the sum of the expected future ungeared cash flows over the life of a project, discounted to reflect the time value of money and investment risk.

* * *

New Majority Owner has the meaning given in clause 10.6(a).

New Opportunity means * * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *
* * *

New Opportunity Notice has the meaning given in clause 8.4(c).

* * *

* * *

* * *
(a)	* * *

(b)	* * *
Non-Defaulting Owner has the meaning given in clause 9.3(a).

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Non-Iron Ore Target means * * *

Non-Selling Entities means those JV Entities that sell Iron Ore Product, but that are not able to sell Iron Ore Product to the Marketing SPVs by reason of Existing JV Arrangements, being as at the date of this Agreement in relation to Rio Tinto, Channar Mining Pty Ltd, North Mining Limited, RRMC and Hamersley WA Pty Ltd.

Officer means, in relation to an entity, its directors, officers and employees.

Operational Completion is that stage in the design, construction and commissioning of any works under this Agreement when:
(a)	the works are complete and fit for all of the intended purposes except for minor omissions and minor defects which do not prevent the works from being reasonably capable of being safely and lawfully used for their intended purposes; and

(b)	those tests which a competent, prudent and experienced contractor or construction manager would reasonably carry out and pass, before the works reach operational completion, have been carried out and passed.
Operational Implementation Plan has the meaning given in item 3(b)(vi) of schedule 5.

Opt-in Owner has the meaning given in items 1(k) or 2(i) of schedule 4 (as applicable).

Ore Loan Balance means the amount in tonnes of Iron Ore Product received by an Owner as a result of an adjustment to the Owner’s Capacity Percentage made pursuant to clause 6.3(d)(iii), less any amount set off pursuant to clause 6.3(e) or returned pursuant to clause 6.3(f).

Ore Sales Agreements means:
(a)	the ore sales agreement between the Selling Entities and the Rio Tinto Marketing SPV; and

(b)	the ore sales agreement between the Selling Entities and the BHP Billiton Marketing SPV,
entered into on or about the date of this Agreement, and any other Ore Sales Agreement entered into pursuant to the operation of clause 10 and schedule 10, as amended or replaced from time to time.
Ore Sales Price means the price paid by each Marketing Entity to the Selling Entities pursuant to the relevant Ore Sales Agreement, determined in accordance with clause 6.4.
Other JV Participant means a participant in a Rio Tinto JV or BHP Billiton JV, whether unincorporated or incorporated, that is not a Related Corporation of Rio Tinto or BHP Billiton.
Owner means:
(a)	the Rio Tinto Owner; or

(b)	the BHP Billiton Owner,
and their respective permitted successors and assignees.

* * *

* * *

Owner Confidential Information has the meaning given in clause 14.1(a)(xii).

Owner Guarantee means a Guarantee to:
(a)	a person other than a JV Entity; or

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(b)	a consortium, partnership, limited partnership, incorporated or unincorporated joint venture, syndicate or other group in which a JV Entity is a participant (each a Business Association), and in each case in respect of either:
(c)	a JV Entity, including in connection with its participation in a Business Association; or

(d)	an entity from whom assets were transferred to a JV Entity as part of any re-organisation undertaken by an Owner in connection with the WA Iron Ore JV, and which relates to the funding of, or is otherwise provided in connection with, the operations of a JV Entity.
Owner Loan means a financial loan or other form of financial accommodation or obligation to:
(a)	a person other than a JV Entity; or

(b)	a consortium, partnership, limited partnership, incorporated or unincorporated joint venture, syndicate or other group in which a JV Entity is a participant (each a Business Association), and in each case in respect of either:
(c)	a JV Entity, including in connection with its participation in a Business Association; or

(d)	an entity from whom assets were transferred to a JV Entity as part of any re-organisation undertaken by an Owner in connection with the WA Iron Ore JV, and which relates to the funding of, or is otherwise provided in connection with, the operations of a JV Entity.
Owner Parent means, in relation to the Rio Tinto Owner, Rio Tinto and, in relation to the BHP Billiton Owner, BHP Billiton.
Owner Proceedings has the meaning given in clause 4.2(f).

Owners Bank Accounts has the meaning given in clause 3.11(h).

Owners’ Chairpersons has the meaning given in clause 3.7(b)

Owners’ Council means the decision-making body established pursuant to clause 3.1.

* * *

* * *

Parent Assumption Deed means a deed in the form of schedule 17.

Parent Company Guarantee means a guarantee in the form of schedule 16.

Participant Loans has the meaning given in the Funding and Distribution Policy.

Participating Interest, in relation to an Owner, means that Owner’s Participating Share in relation to the WA Iron Ore JV as constituted by the following rights, benefits, liabilities and obligations from time to time under this Agreement and the other Transaction Documents, including:
(a)	any shares or Debentures held by the Owner in an Issuer;

(b)	any Participant Loans made by the Owner;

West Australian Iron Ore
Production Joint Venture Agreement

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(c)	the obligation of the Owner, subject to the terms of this Agreement and the other Transaction Documents, to fund all JV Cash Costs; and

(d)	all other rights, benefits, liabilities and obligations accruing to or incurred by or on behalf of an Owner under, or arising out of, the Transaction Documents.
Participating Share means the percentage interest of an Owner in the WA Iron Ore JV initially as set out in clause 2.1(d) as may be varied from time to time pursuant to the terms and conditions of this Agreement.
Permitted Security Interest means any of the following:
(a)	any lien arising by operation of Law in the ordinary course of business and not securing debt incurred for financing purposes, where the amount secured is paid when due, unless being contested in good faith;

(b)	any charge or lien arising in favour of an Authority by operation of statute, where the amount secured is paid when due, unless being contested in good faith;

(c)	any deposit of cash, securities or other assets under a foreign exchange or interest rate hedging arrangement, entered into in the ordinary course of business;

(d)	any deposit of cash, securities or other assets to secure any bid, tender, contract (other than a contract in respect of debt incurred for financing purposes), lease, statutory obligation or other similar obligation arising in the ordinary course of business;

(e)	any Security Interest existing over any asset when the asset is acquired so long as the amount secured is not increased and the Security Interest was not created in contemplation of the acquisition of the asset; or

(f)	any other Security Interest to which all Owners have given their consent.
Pilbara Integrated System means:
(a)	all Iron Ore Assets;

(b)	the interests of Other JV Participants in assets held under Existing JV Arrangements; and

(c)	all Sole Risk Assets,
but only to the extent such assets are located in the Pilbara region of Western Australia and are connected to infrastructure forming part of the Iron Ore Assets.

Pilbara System Capacity means the quantity of iron ore that the Pilbara Integrated System can deliver at the ship’s rail in a period, expressed in WMT, having regard to:
(a)	the design and physical characteristics of the Pilbara Integrated System; and

(b)	good operating practice applicable to the Pilbara Integrated System, in each case considered on a whole of system basis.

Policies and Protocols has the meaning given in clause 3.13(a).

POSMAC Joint Venture means the joint venture carried on under that name as constituted from time to time pursuant to the POSMAC Joint Venture Agreement dated 3 April 2002.

* * *

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
* * *

Pre-Feasibility Study has the meaning given in clause 8.2(d).

Preliminary Study has the meaning given in clause 8.2(a).

Production Percentage has the meaning given in clause 6.3(i).

Product Type means each type of Iron Ore Product produced by the West Australian Iron Ore Joint Venture from time to time, expected to be at JV Commencement, the Product Types described in schedule 15.

* * *

* * *

Project has the meaning given in clause 8.2(g) and includes a Project arising from a Subsequent Sole Risk Development Proposal pursuant to item 3 of schedule 4.

Proposed Activities has the meaning given in item 5(a) of schedule 4.

Protected Party has the meaning given in clause 14.1(b).

Purchase Option has the meaning given in clause 9.6(a).

Purchase Option Price has the meaning given in clause 9.6(a).

Purchased Tonnes has the meaning given in item 1(b) of schedule 4.

Purchasing Owner has the meaning given in item 3(c) of schedule 4.

Quarter means the 3 month periods commencing on 1 January, 1 April, 1 July and 1 October.

* * *

RRMC means Robe River Mining Co. Pty Ltd.

Rail and Port Expansion Costs has the meaning given in items 1(e)(i)(B)(1) or (e)(ii)(A) of schedule 4, as the context requires.

Rail and Port Operating Costs has the meaning given in items 1(e)(i)(B)(2) or (e)(ii)(B) of schedule 4, as the context requires.

* * *

Reimbursing Owner has the meaning given in clause 6.3(p)(iii).

Related Corporation has the meaning given to “Related Body Corporate” in the Corporations Act but as if “Subsidiary” had the meaning given in this Agreement, and also includes:
(a)	in the case of Rio Tinto, any member of the Rio Tinto Group; and

(b)	in the case of BHP Billiton, any member of the BHP Billiton Group.
Relevant Group Member has the meaning given in clause 4.2(j).

* * *

Representative means a representative of an Owner appointed to the Owners’ Council pursuant to clause 3.2.

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Reporting Policy means the reporting policy initialled by BHP Billiton and Rio Tinto for the purposes of identification on or about the date of the Implementation Agreement, as amended or replaced from time to time in accordance with clause 3.13(b).

Retained Assets has the meaning given in the Implementation Agreement.

Revenue Based Royalties means any royalty that is payable in connection with the sale of Iron Ore Product that is based on the actual or notional price at which such Iron Ore Product is sold, including revenue based royalties payable under State Agreements, private royalties agreements with third parties and native title agreements, but does not include any royalty that is payable in connection with production from a Sole Risk Development or Sole Risk Opportunity.

Revised Accounting Policy has the meaning given in the Implementation Agreement.

* * *

Rhodes Ridge Joint Venture means the joint venture established by the Rhodes Ridge Joint Venture Agreement dated 11 October 1972.

Ring-Fencing Protocol means the ring-fencing protocol initialled by BHP Billiton and Rio Tinto for the purposes of identification on or about the date of the Implementation Agreement, as amended or replaced from time to time in accordance with clause 3.13(b).

Rio Tinto Group means RTL, RTP and each of their Subsidiaries and Rio Tinto Group Entity means an entity in the Rio Tinto Group.

Rio Tinto Issuer has the meaning given in the Implementation Agreement.

Rio Tinto JV Entities means:
(a)	as at the date of this Agreement, the Rio Tinto Issuer and the Rio Tinto Subsidiaries listed in, and which are engaged in the businesses described in, schedule 2; and

(b)	any other wholly-owned Subsidiary of the Rio Tinto Issuer that subsequently acquires Iron Ore Assets for the purposes of the WA Iron Ore JV.
Rio Tinto JVs means:
(a)	the Robe Joint Venture;

(b)	the Hope Downs Joint Venture;

(c)	the Channar Joint Venture;

(d)	the Bao-HI Joint Venture;

(e)	the Beasley Joint Venture;

(f)	the Rhodes Ridge Joint Venture; and

(g)	any other joint venture that a Rio Tinto JV Entity enters into after the date of this Agreement within the scope of the WA Iron Ore JV.
Rio Tinto Owner means the entity that is:
(a)	the holder of Debentures issued by the BHP Billiton Issuer from time to time; and

(b)	the holder of Shares issued by the Rio Tinto Issuer from time to time.
* * *

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Rio Tinto State Agreements means:
(a)	the Iron Ore (Hamersley Range) Agreement Act 1963 (WA);

(b)	the Iron Ore (Hamersley Range) Agreement Act 1968 (Paraburdoo) (WA);

(c)	the Iron Ore (Yandicoogina) Agreement Act 1996 (WA);

(d)	the Iron Ore (Robe River) Agreement Act 1964 (WA);

(e)	the Iron Ore (Rhodes Ridge) Authorisation Act 1972 (WA);

(f)	the Iron Ore (Mt Bruce) Agreement Act 1972 (WA);

(g)	the Iron Ore (Channar Joint Venture) Agreement Act 1987 (WA); and

(h)	the Iron Ore (Hope Downs) Agreement Act 1992 (WA).
Robe or Robe Joint Venture means the joint venture carried on under the name ‘Robe River Iron Associates’ as constituted from time to time pursuant to the Robe River Joint Venture Agreement dated 25 May 1970.

Rollover Tonnes has the meaning given in clause 6.3(o).

Royalty Allocation Adjustment has the meaning given in clause 4.8(e).

Scheduling Protocol means the scheduling protocol initialled by BHP Billiton and Rio Tinto on or about the date of the Implementation Agreement, as amended or replaced from time to time in accordance with clause 3.13(b).

Secondary Processing means secondary processing of iron ore being the concentration or upgrading of iron ore otherwise than by washing, drying, crushing or screening, or a combination thereof.

Security means any debt or equity entitlement of any kind, whether or not constituted or evidenced by a written instrument, and includes any form of share, stock, option, convertible note, bond, debenture, certificate of entitlement, bill of exchange, promissory note, deposit, secured or unsecured loan, or financing arrangement, and for the avoidance of doubt includes a Share or a Debenture.

Security Interest means any mortgage, pledge, lien or charge or any other security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset.

Selling Entities means those JV Entities that are able to sell Iron Ore Product to the Marketing SPVs, being as at the date of this Agreement Hamersley Iron Pty Ltd, Hamersley Iron-Yandi Pty Ltd and BHP Billiton Minerals Pty Ltd. * * *

Senior Executive Team means each senior executive who reports directly to the CEO and Senior Executive Team Member has a corresponding meaning.

Set-Off Agreement has the meaning given in the Implementation Agreement.

Share means a share in the capital of an Issuer.

Shareholder means:
(a)	in relation to Rio Tinto Issuer, the holder of Shares issued by Rio Tinto Issuer from time to time; and

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(b)	in relation to BHP Billiton Issuer, the holder of Shares issued by BHP Billiton Issuer from time to time.
Sole Funding Party has the meaning given in clause 8.3(b)(ii) or clause 8.4(g)(ii) as the context requires.
Sole Risk Assets means, in relation to a Sole Funding Party, all assets forming part of their entitlements in respect of the relevant Sole Risk Development or Sole Risk Opportunity pursuant to schedule 4, including any Sole Risk Iron Ore Product, Sole Risk Cash Flows, Sole Risk Receivable or Sole Risk Asset Surplus, and also includes:
(a)	Cash arising from Sole Risk Cash Flows, and any loan or deposit arising from use of such Cash;

(b)	anything which is, or is deemed to be, a Sole Risk Asset under, or by operation of, the Transaction Documents; and

(c)	anything that the Owners agree are Sole Risk Assets.
Sole Risk Asset Surplus of an Issuer on an Insolvency Administration has the meaning given in the Funding and Distribution Policy.
Sole Risk Capacity means the aggregate amount of Sole Risk Iron Ore Product that can be delivered at the ship’s rail in a period, expressed in WMT having regard to:
(a)	the design and physical characteristics of the Sole Risk Assets; and

(b)	good operating practice applicable to the Sole Risk Assets and, to the extent applicable, the Pilbara Integrated System considered on a whole of system basis.
Sole Risk Cash Flows means Cash Flows attributable to Sole Risk Assets and Sole Risk Liabilities.

Sole Risk Development has the meaning given in clause 8.3(b)(ii).

Sole Risk Entity has the meaning given in item 4(a) of schedule 4.

Sole Risk Liabilities means, in relation to a Sole Funding Party, all liabilities Attributable to Sole Risk Assets including any Sole Risk Loans, and also includes:
(a)	anything which is, or is deemed to be, a Sole Risk Liability under, or by operation of, the Transaction Documents; and

(b)	anything that the Owners agree are Sole Risk Liabilities.
Sole Risk Loans means loans made by a Sole Funding Party to an Issuer or the Manager to discharge funding obligations in respect of a Sole Risk Development or Sole Risk Opportunity pursuant to schedule 4.

Sole Risk Receivable means a debt arising from the sale of Sole Risk Iron Ore Product by an Issuer (or Issuer JV Subsidiary) to, or as directed by, a Sole Funding Party.

Sole Risk Iron Ore Product means any finished iron ore product recovered, produced or purchased as part of the conduct of operations of a Sole Risk Development or Sole Risk Opportunity.

Sole Risk Opportunity has the meaning given in clause 8.4(g)(ii).

Sole Risk Opportunity Development has the meaning given in item 2(b) of schedule 4.

* * *

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
State Agreement means the BHP Billiton State Agreements, the Rio Tinto State Agreements and any other agreement entered into by the State of Western Australia and an Owner, a JV Entity or their respective nominees from time to time in connection with JV Operations in accordance with the Government Agreements Act 1979 (WA).

Subsequent Sole Risk Development Proposal has the meaning given in item 3(a) of schedule 4.

Subsidiary has the meaning given in the Corporations Act, provided that:
(a)	an entity will also be deemed to be a Subsidiary of a body corporate if it is controlled (within the meaning of that term provided by Pt 1.2, Div 6 of the Act); and

(b)	a trust may be a Subsidiary (for the purposes of which a unit or other beneficial interest will be deemed to be a share in the capital of a body corporate) and a body corporate or a trust may be a Subsidiary of a trust.
Substantial Liability means * * *:
(a)	* * *
(i)	* * *

(ii)	* * *
(b)	* * *
* * *

Substantial Owner has the meaning given in clause 10.3(a)(iii).

Sufficient Asset Test has the meaning given in clause 11.7(a).

Support Assets has the meaning given in clause 3.6(b)(iv)(A) of the Implementation Agreement.

Supporting Entity has the meaning given in clause 4.2(j).

Synergies Capture Plan means a document that describes and measures the progress of a business initiative to identify and capture the efficiencies and other cost benefits associated with the creation of the WA Iron Ore JV, as:
(a)	prepared by the Manager pursuant to clauses 3.10(a), (i)(iii) or (k); and

(b)	approved by the Owners’ Council pursuant to clause 3.10(i)(i) or (ii) or applied by operation of clause 3.10(i)(iii).
Target Iron Ore Assets has the meaning given in clause 8.6(b).

Tax means any tax, duty, charge or levy imposed now or at any future date under the present or future Laws of Australia or any other country, and also includes any associated penalties, fines or interest.

Term Deposit has the meaning given in the Funding and Distribution Policy.

* * *

Transaction Document means:
(a)	the Implementation Agreement;

(b)	this Agreement, including the Funding and Distribution Policy;

West Australian Iron Ore
Production Joint Venture Agreement

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(c)	each Debenture Deed Poll;

(d)	each Management Delegation Agreement;

(e)	each Creditor Deed Poll;

(f)	each Parent Company Guarantee;

(g)	each Cross Charge;

(h)	each Ore Sales Agreement;

(i)	the Infrastructure Sharing Agreement;

(j)	the Blending Agreement;

(k)	the Intellectual Property Management Agreement;

(l)	the ERP Service and Licence Agreement;

(m)	the Transitional Services Agreement;

(n)	the Policies and Protocols;

(o)	the Set-Off Agreement;

(p)	* * *

(q)	each Parent Assumption Deed;

(r)	each New Owner’s Assumption Deed;

(s)	each Owner Guarantee – Deed of Indemnity;

(t)	each Deed of Accession; and

(u)	such other agreements entered into by some or all of the parties to give effect to the requirements of the above Transaction Documents .
Transfer Arrangement has the meaning given in clause 2.2(e).

Transitional Services Agreement means the transitional services agreement on the terms initialled by BHP Billiton and Rio Tinto for identification on or about the date of the Implementation Agreement, as developed by the Implementation Management Committee under clause 3.6(b)(iii) of the Implementation Agreement, to be signed by the parties thereto at Completion.

Ultimate Holding Company has the meaning given in the Corporations Act, but as if “subsidiary” had the meaning given in this Agreement.

Unpaid Amount has the meaning given in clause 9.1(a).

* * *

* * *

Valuer has the meaning given in item 1.2(b) of schedule 9.

WA Iron Ore JV means the joint venture to be known as the West Australian Iron Ore Joint Venture to be formed in accordance with clause 2.1(a).

WA Iron Ore JV Rail and Port Expansion Costs has the meaning given in item 2(b)(i)(B)(1) or (b)(ii)(A) of schedule 4, as the context requires.

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
WA Iron Ore JV Rail and Port Operating Costs has the meaning given in item 2(b)(i)(B)(2) or (b)(ii)(B) of schedule 4, as the context requires.

WMT means wet metric tonnes.

Weighing, Sampling and Analysis Protocol means the weighing, sampling and analysis protocol initialled by BHP Billiton and Rio Tinto for the purposes of identification on or about the date of the Implementation Agreement, as amended or replaced from time to time in accordance with clause 3.13(b).

Wheelarra Joint Venture means the joint venture carried on under that name as constituted from time to time pursuant to the Wheelarra Joint Venture Agreement dated 28 September 2004.

Yandi Joint Venture means the joint venture carried on under that name as constituted from time to time pursuant to the Yandi Joint Venture Agreement dated 10 June 1991.
1.2	Interpretation
Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.
(a)	The singular includes the plural, and the converse also applies.

(b)	A gender includes all genders.

(c)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

West Australian Iron Ore
Production Joint Venture Agreement

(d)	A reference to a person includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity.

(e)	A reference to a clause, schedule or annexure is a reference to a clause of, or schedule or annexure to, this Agreement.

(f)	A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

(g)	A reference to a party to this Agreement, the Transaction Documents or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).

(h)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i)	A reference to sale or sell includes to procure the sale and a reference to purchase includes to procure the purchase.

(j)	A reference to dollars and $ is to Australian currency.

(k)	A reference to time is a reference to:
(i)	time in the place in which the relevant event occurs; or

(ii)	if the relevant event is to occur in more than one place, time in Perth, Western Australia.
(l)	If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing will be done on the immediately succeeding Business Day.

(m)	The meaning of general words is not limited by specific examples introduced by including, or for example, or similar expressions.

(n)	A reference to a liability incurred by any person includes any claim, loss, liability, cost or expense, of that person arising from or in connection with any obligation (including indemnities and all other obligations owed as principal or guarantor) whether liquidated or not, whether present, prospective or contingent or otherwise and whether or not it would be shown as a ‘liability’ under applicable accounting principles and whether owed, incurred or imposed by or to or on account of or for the account of that person alone, severally or jointly or jointly and severally with any other person.

(o)	A reference to an asset of any person includes any form of real or personal, present or future, tangible or intangible property, any form of legal or equitable right which is not property, and anything of economic value which is not in the form of property or legal or equitable right, whether or not the property, right or other thing would be shown as an “asset” under applicable accounting principles, and whether owned, acquired, held, used or controlled by it for the account of that person alone, or severally or jointly, or jointly and severally, with any other person and whether or not assignable.

(p)	A reference to a loss incurred by any person includes any loss, liability, damage, cost, charge or expense that the person pays, incurs or is liable for and any other diminution of

West Australian Iron Ore
Production Joint Venture Agreement

value of any description which the person suffers, including all liabilities on account of taxes or duties, all interest, penalties, fines and other amounts payable to third parties and all reasonable legal expenses and other expenses in connection with investigating or defending any claim, action, demand or proceeding, whether or not resulting in any liability, and all amounts paid in settlement of any such claims.

(q)	Nothing in this Agreement is to be interpreted against a party on the ground that the party put forward this Agreement or a relevant part of it.

(r)	A reference to a JV operating committee includes a reference to a management or other committee howsoever described, which is responsible for making decisions in respect of a joint venture to which either Owner or a Related Corporation of an Owner is a party.

(s)	Unless expressly provided otherwise in this Agreement, any reference to an asset, liability, revenue, expense or cashflow of a JV Entity will, in relation to any JV Entity that is not wholly owned (directly or indirectly) by Rio Tinto or BHP Billiton, excludes a proportion of that asset, liability, revenue, expense or cashflow, equal to the proportion of that JV Entity owned by third parties.
1.3	Consents or approval
If the doing of any act, matter or thing under this Agreement is dependent on the consent or approval of a party or is within the discretion of a party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the party in its absolute discretion unless expressly provided otherwise.
1.4	Method of payment
All payments required to be made under this Agreement must be tendered by way of direct transfer of immediately available funds to the bank account nominated in writing by the party to whom the payment is due. Any payment tendered under this Agreement after 4pm in the local time of the bank branch from which payment is made must be taken to have been made on the next succeeding Business Day (the deemed payment date) after the date on which payment is tendered, and if the deemed payment date is after the relevant due date for payment, interest will accrue under item 1.5 accordingly.
1.5	Interest on amounts payable
Interest accrues on each amount which is due and payable, but not paid, by one party to another under or in accordance with this Agreement:
(a)	on a daily basis from the due date up to the date of actual payment;

(b)	both before and after judgment (as a separate and independent obligation); and

(c)	at the rate which is the sum of the Bank Bill Rate plus a margin of 3%, calculated for successive periods of one month, with the first period commencing on the due date of the amount on which interest is payable.
The defaulting party must pay interest accrued under this item 1.5 on written demand by the non-defaulting party or, if no demand is made, on the last day of each month. The interest is payable in the currency of the unpaid amount on which it accrues.

West Australian Iron Ore
Production Joint Venture Agreement

1.6	Multiple parties
Where this Agreement confers a right or imposes an obligation on Rio Tinto or BHP Billiton:
(a)	that right is held by RTL and RTP, and by BHPBL and BHPBP, (as applicable) severally; and

(b)	that obligation is owed by RTL and RTP, and by BHPBL and BHPBP, (as applicable) jointly and severally.
Any reference in this Agreement to Rio Tinto and BHP Billiton is a reference to each of RTL and RTP and BHPBL and BHPBP (as applicable) separately (for example a representation, warranty or undertaking relates to each of them separately).
1.7	Grossed up for tax
Where a payment by way of indemnity, compensation or reimbursement is required to be made under this Agreement, it will be Grossed up for Tax if, and to the extent necessary, in order to preserve or restore the recipient’s economic position having regard to all relevant matters including:
(a)	the reason that the payment obligation arises;

(b)	the nature of any related Loss or costs incurred by the recipient;

(c)	if the payment is in respect of deprivation of income or profit, or non-receipt of another amount, which would have been subject to Tax;

(d)	if the payment is in respect of a Loss or other event, which results in the recipient or a Consolidated Group of which it is a member, obtaining a deduction, a reduction in present or future Tax, a Tax rebate or a Tax credit, which offsets any Tax otherwise due on the payment;

(e)	if the payment is an indemnity in respect of stamp duty or other Tax, which duty or other Tax offsets any Tax otherwise due on the payment.
For the avoidance of doubt, a reference to a payment by way of indemnity, compensation or reimbursement includes:
(f)	a reimbursement of costs under clause 2.2(e) or clause 2.2(g) in respect of a Discovery (but not for tax on any gain on a transfer of the Discovery derived by the transferor);

(g)	indemnity for Loss due to Manager default under clauses 4.2(a) and 4.2(e);

(h)	indemnity for Loss and costs in respect of Owner Proceedings under clauses 4.2(f) and (h);

(i)	reimbursement of costs and loss of profit under clause 6.3(p)(iii) on failure to take delivery of sufficient Iron Ore Product;

(j)	reimbursement of loss of profit caused by Sole Risk Projects under item 1(n) of schedule 4 ;

(k)	the indemnity for Loss due to Manager default or Sole Funding Party default under items 5(b) and 5(c) of schedule 4;

(l)	the indemnity for stamp duty in clauses 11.7;

(m)	the indemnities in respect of excess amounts received by a Shareholder, Debenture Holder or Affiliate under items 4.6, 6.3(c), 10.3(b) and 11.9(f) of the Funding and Distribution Policy;

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(n)	the indemnities under items 6.3(a), 6.4(a), 7.3, 11.9(d) and 11.9(e) of the Funding and Distribution Policy.
For the avoidance of doubt this item 1.7 does not apply to:
(o)	a payment for the transfer or sale of an asset;

(p)	a payment for purchase of a Participating Interest;

(q)	a payment in respect of reserves from a Sole Funding Party to the other Owner pursuant to item 1(a) of schedule 4;

(r)	a payment by an Opt-in Owner under item 1(k) or item 2(i) of schedule 4;

(s)	a payment by a Purchasing Owner under item 3(c) of schedule 4;

(t)	a payment in respect of a New Opportunity under clause 8.4(h);

(u)	a payment in respect of Target Iron Ore Assets under clause 8.6(d);

(v)	an indemnity payment for a major property damage event pursuant to clause 3.11(o);

(w)	the royalty allocation adjustment under clause 4.8(d);

(x)	Coupons paid under clause 6.4(e).

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Schedule 2
List of JV Entities

1.	Rio Tinto JV Entities

JV Entity	Business of JV Entity
Baume Pty Limited	Holder of interests in the Channar Partnership.
Beasley River Management Pty Limited	Manager of the Beasley River Joint Venture.
Beasley River Mining Pty Limited	Holder of interests in the Beasley River Joint Venture. JV Operations division only.
Channar Finance Limited	Provision of finance to the participants in the Channar Mining Joint Venture.
Channar Financial Services Pty Ltd	Calculates and coordinates payments under the Channar Partnership documents.
Channar Investment Nominee Pty Limited	Operator of the Channar Partnership.
Channar Management Services Pty Limited	Manager of the Channar Mining Joint Venture.
Channar Mining Pty Limited	Holder of interests in the Channar Mining Joint Venture. JV Operations division only.
Channar Security Pty Limited	Holds securities over Channar Joint Venture and other assets for the benefit of Channar Partnership entities.
Gumala Advisory Co Pty Ltd	Acts as advisory trustee in respect of the General Gumala Foundation and the Elderly Foundation.
Hamersley Associated Investments Pty Limited	Holder of interests in the Channar Partnership.
Hamersley Exploration Pty Limited	Holder of iron ore exploration tenements.
Hamersley HMS Pty Ltd	Manager of the Hope Downs Joint Venture.
Hamersley Holdings Limited	Holding company of investments in corporations involved in the mining, transport and export of iron ore and the exploration for mineral deposits in Western Australia.
Hamersley Iron Pty Limited	Mining. Holder of certain commercial tenancies. Provision of services to the Hope Downs, Bao-HI and Channar Joint Ventures. JV Operations division only.

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JV Entity	Business of JV Entity
Hamersley Iron-Yandi Pty Limited	Mining. Holder of Yandicoogina mineral leases. JV Operations division only.
Hamersley Resources Limited	Holder of interests in and manager of the Rhodes Ridge Joint Venture.
Hamersley WA Pty Ltd	Holder of interests in the Hope Downs Joint Venture. JV Operations division only.
Juna Station Pty Ltd	Operates Juna Downs pastoral station.
Mount Bruce Mining Pty Limited	Holder of mineral lease under the Mount Bruce State Agreement and associated mining interests.
North Mining Limited	Holder of interests in the Robe River Iron Associates Joint Venture, covering mining including rail and port operations. JV Operations division only.
Pandrew Pty Ltd	Held the benefit of certain rights under the Channar project security structure on behalf of certain Japanese debt financiers (now repaid). Currently dormant.
Pilbara Iron Company (Services) Pty Ltd	Provides mining and other corporate services to Hamersley Iron Pty Limited and the Robe River Iron Associates Joint Venture.
Pilbara Iron Pty Ltd	Provides port, rail, power and infrastructure services to Hamersley Iron Pty Limited and the Robe River Iron Associates Joint Venture.
Ranges Management Company Pty Ltd	Manager of the Bao-HI Joint Venture.
Ranges Mining Pty Ltd	Holder of interests in the Bao-HI Joint Venture.
Robe River Limited	Holder of shares in Robe River Mining Co Pty Ltd and the holder of the Robe State Agreement Mining Lease.
Robe River Mining Co. Pty Ltd	Holder of interests in the Robe River Iron Associates Joint Venture, covering mining including rail and port operations. JV Operations division only.
Robe Fair Value	Notional entity in which accounting costs associated with the step up in value arising from Rio Tinto’s acquisition of North Limited (to the extent they relate to Iron Ore Assets) are recorded. Included only for the purpose of calculating JV Accounting Costs.
Rocklea Station Pty Ltd	Operates Rocklea pastoral station.
Vostin Pty Limited	Holder of interests in the Channar Partnership.
Yalleen Pastoral Co Pty Ltd	Operates Yalleen Pastoral station.

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2.	BHP Billiton JV Entities

JV Entity	Business of JV Entity
BHP Billiton Iron Ore Pty Ltd	Manager of iron ore operations (including mining, rail and port).
BHP Billiton Minerals Pty Ltd	Holder of interests in mining joint ventures, covering mining including rail and tug operations; holder of exploration tenements.
BHP Billiton Mount Newman SPV	Holder of iron ore exploration tenements.
BHP Billiton WAIO Pty Ltd	Employs staff and provides their services to BHP Billiton Iron Ore Pty Ltd, for a service fee. Formerly called BHP Iron Pty Limited – name changed 23 April 2009.
BHP Iron Ore (Jimblebar) Pty Ltd	Mining.
BHPB SPV (IO Newco)	Subsidiary of the BHP Billiton Issuer to be formed to hold all the shares in BHP Billiton Minerals Pty Ltd.

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Schedule 3
Support for Owner Loans and Owner Guarantees

1.	Support for Owner Loans and Owner Guarantees

1.1	Method of Providing Support
The Supporting Entity must provide support:
(a)	in the case of an Owner Loan, by making a cash deposit (which, for the avoidance of doubt, is not a Cash Flow under the Funding and Distribution Policy) with the Relevant Group Member in an amount equal to its Participating Share of the amount of the Owner Loan from time to time; or

(b)	in the case of an Owner Guarantee, by providing an indemnity in the form set out in schedule 6 (or as otherwise agreed by the Owners to Relevant Group Member for a proportion of the relevant Liability under that Owner Guarantee equal to its Participating Share, or (in any case) in any other manner agreed in writing between the Owners.
1.2	Time for Providing Support
The support to be provided by the Supporting Entity under this schedule 3 must be provided:
(a)	in the case of Owner Loans and Owner Guarantees notified by one Owner to the other prior to Completion, upon Completion; and

(b)	in the case of any other Owner Loan or Owner Guarantee, promptly upon receipt of notification by the relevant Owner to the other.
1.3	Application of Cash Deposit Support
Where a cash deposit is made pursuant to item 1.1(a):
(a)	prior to, or contemporaneously with, the Owner Loan arising, the cash deposit must be applied by the Relevant Group Member to fund the Owner Loan; or

(b)	in subsequent reimbursement of an existing Owner Loan, the cash deposit can be dealt with at the Relevant Group Member’s discretion (again, for the avoidance of doubt, not being a Cash Flow under the Funding and Distribution Policy).
1.4	Acknowledgement of Cash Deposit
Where a cash deposit is made pursuant to item 1.1(a) with a Relevant Group Member other than the Owner, the relevant Owner must procure that the Relevant Group Member delivers an acknowledgement of deposit to the Supporting Entity, in the form of a deed poll in favour of the Supporting Entity, in the following terms:
‘[Name of Relevant Group Member]:

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(a)	acknowledges receipt of a deposit of $[amount] from [name of Supporting Entity] (the Supporting Entity) in respect of [description of Owner Loan] (the Owner Loan);

(b)	undertakes to repay and make other payments in respect of that deposit as and when required by schedule 3 of the West Australian Iron Ore Production Joint Venture Agreement dated [date]; and

(c)	will hold any amount that it receives in respect of the Owner Loan and is required to pay to the Supporting Entity under paragraph (b) on trust for the Supporting Entity, and will account to it accordingly.’
1.5	Accounting for Repayments and Other Receipts
If the Relevant Group Member receives any interest or other return on, or any repayment, reimbursement or other recovery in respect of, any Owner Loan or Owner Guarantee in respect of which a Supporting Entity has:
(a)	provided support as required under this item 1; and

(b)	complied with its indemnity or other obligations under the support provided, the Owner that is a Related Corporation of the Relevant Group Member must procure that the Relevant Group Member (after all amounts owing as at the date of Completion in respect of the relevant Owner Loan or Owner Guarantee have been repaid to that Relevant Group Member) accounts to the Supporting Entity for their Participating Share of the net amount received. No Relevant Group Member will be required to reimburse or compensate a Supporting Entity for any withholding tax or other deduction required to be made from any amount received by the Relevant Group Member, or from any amount to be paid to a Supporting Entity under this item 1.5.
1.6	Release of Support
Where the relevant Owner Loan or Owner Guarantee provided by a Relevant Group Member is cancelled, released or reduced the Relevant Group Member will:
(a)	in the case of an Owner Guarantee, promptly release and return all, or the relevant part of, the Supporting Entity’s support for that Owner Guarantee; and

(b)	in the case of an Owner Loan, promptly return the Supporting Entity’s proportionate interest (commensurate with its participating Share) of the undrawn amount of that Owner Loan (if any) (again, for the avoidance of doubt, not being a Cash Flow under the Funding and Distribution Policy).
1.7	Adjusting Support to Reflect Changes in Participating Shares
Where a Supporting Entity provides support in accordance with item 1 and subsequently has its Participating Share varied:
(a)	where its Participating Share has increased, it is required within 30 days to increase the support provided in accordance with this item 1 to reflect its new Participating Share; or

(b)	where its Participating Share has decreased, on the later of 30 days after the decrease or when all relevant Supporting Entity’s which contemporaneously increased their

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Participating Share have provided the required support in accordance with paragraph (a), the Relevant Group Member will:
(i)	in the case of an Owner Guarantee, promptly release and return a proportion of the Supporting Entity’s support for that Owner Guarantee reflecting the reduction in its Participating Share; and

(ii)	in the case of an Owner Loan, promptly return a proportion of the Supporting Entity’s interest (reflecting the reduction in its Participating Share) of the undrawn amount of that Owner Loan (if any) (again, for the avoidance of doubt, not being a Cash Flow under the Funding and Distribution Policy).

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Schedule 4
Sole Risk Developments and Sole Risk Opportunities

1.	Sole Risk Development

(a)	If a Sole Funding Party wishes to proceed with a Sole Risk Development pursuant to clause 8.3, the Sole Funding Party must pay in accordance with the Funding and Distribution Policy an amount equal to the other Owner’s Participating Share of the fair market value of the scheduled reserves and resources referred to in paragraph (b). A Sole Funding Party may not proceed with a Sole Risk Development until such time as the relevant payment has been made.

(b)	The fair market value will be agreed by the Owners or, failing agreement, will be determined by the Valuers in accordance with item 1 of schedule 9:
(i)	based on the fact that the scheduled reserves and resources will be developed using the infrastructure assets available to the WA Iron Ore JV;

(ii)	based on the quantity of scheduled reserves and resources that the applicable Feasibility Study identifies as being scheduled for delivery to the Sole Funding Party as part of the Sole Risk Development and the timing for delivery of those tonnes in accordance with the delivery schedule set out in the applicable Feasibility Study,
(the Purchased Tonnes); and
(iii)	otherwise applying the principles set out in item 1 of schedule 9.
(c)	If the existence of additional reserves or resources is established in the area the subject of a Sole Risk Development through further exploration (Additional Tonnes), the Manager will notify the Owners as soon as reasonably practicable. For the avoidance of doubt, any such Additional Tonnes will be Iron Ore Assets for the purposes of this Agreement.

(d)	If the Sole Funding Party elects to proceed with the Sole Risk Development, the Sole Funding Party must:
(i)	unless otherwise agreed by the Owners’ Council and subject to paragraph (g)(ii), develop the Sole Risk Development in all material respects in accordance with the final scope and delivery schedule set out in the relevant Feasibility Study and Operational Implementation Plan or as otherwise voted on in the relevant Owners’ Council meeting; and

(ii)	develop the Sole Risk Development so that it results in total system capacity, that is, mine, infrastructure and associated capacity, sufficient to meet the requirements of the Sole Risk Development.

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(e)	If the Sole Risk Development:
(i)	* * *
(A)	the Sole Risk Development may proceed only if, and to the extent, the use or expansion of that infrastructure by the Sole Funding Party can proceed * * *; and

(B)	if such use or expansion can proceed, the Sole Funding Party:
(1)	may expand that infrastructure in all material respects in accordance with the final scope set out in the relevant Feasibility Study and must fund the capital costs of such expansion (Rail and Port Expansion Costs); and

(2)	may use that infrastructure * * * and must pay a charge referable to the costs of operating the infrastructure (Rail and Port Operating Costs), in accordance with the terms set out in the Infrastructure Sharing Agreement (or if an Infrastructure Sharing Agreement has not been agreed on the basis of the principles set out in Part A of the Infrastructure and Blending Principles); and
(ii)	would require the use or expansion of rail and port infrastructure that is wholly owned by a JV Entity, the Sole Funding Party:
(A)	may expand that infrastructure in accordance with the final scope set out in the relevant Feasibility Study and must fund the capital costs of such expansion (Rail and Port Expansion Costs); and

(B)	may use that infrastructure * * * and must pay a charge referable to the costs of operating the infrastructure (Rail and Port Operating Costs), in accordance with the terms set out in the Infrastructure Sharing Agreement (or if an Infrastructure Sharing Agreement has not been agreed on the basis of the principles set out in Part A of the Infrastructure and Blending Principles).
(f)	The Sole Funding Party must:
(i)	subject to clause 8.5(a), fund the capital costs of the Sole Risk Development in accordance with clause 11 of the Funding and Distribution Policy;

(ii)	in relation to costs incurred by the Manager pertaining to the WA Iron Ore JV and the Sole Risk Development as a whole in a Half Year (such as management, infrastructure expenses and overheads) other than Rail and Port Operating Costs (Whole of System Costs), incur a portion of Whole of System Costs allocated to it by the Manager on the basis of the proportion of tonnes shipped by the Sole Risk Development in that Half Year as compared to the total tonnes shipped by the WA Iron Ore JV in that Half Year plus:
(A)	the tonnes shipped by the Sole Risk Development in that Half Year; and

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(B)	the tonnes shipped by any previous Sole Risk Development in that Half Year; and
(iii)	incur any other increase in operating costs (other than Rail and Port Operating Costs) not captured in paragraph (ii) directly referrable to the Sole Risk Development, including any costs incurred during the period of construction of the Sole Risk Development.
(g)	The Sole Funding Party will be entitled to:
(i)	all the additional capacity created by the Sole Risk Development; and

(ii)	receive the Sole Risk Iron Ore Product attributable to the Sole Risk Development on the same terms as apply to other Iron Ore Product of that type sold under clause 6 as a stand alone product (unless the other Owner has agreed to blending with JV Production, in which case the Sole Funding Party will receive blended product in accordance with the arrangements agreed with the other Owner).
(h)	Subject to paragraphs (c) and (o), the Sole Risk Development will not be considered to be part of the WA Iron Ore JV, and subject to any express provision to the contrary in any Transaction Document (including item 3 of this Schedule 4), decisions that relate solely to the Sole Risk Development will be made by the Sole Funding Party.

(i)	The Sole Risk Development will be constructed by the Manager in consultation with the Sole Funding Party consistent with the Feasibility Study undertaken in connection with the Sole Risk Development, and the Manager will be required to report to the Sole Funding Party as reasonably required by the Sole Funding Party as to progress including as to cost. The Manager will prepare monthly invoices in respect of the Sole Risk Development in accordance with this item 1 in reasonable detail, which invoices will be payable by the Sole Funding Party.

(j)	If a Sole Funding Party has met its payment obligations under paragraph (a) and proceeds with a Sole Risk Development, the Manager will be obliged to construct, and the Sole Funding Party will be obliged to fund the construction of, the Sole Risk Development in accordance with the Operational Implementation Plan set out in the applicable Feasibility Study, without adjustment unless the adjustment will not, in the reasonable opinion of the Manager, have any material effect on the scope, timing or cost of the works required by the Feasibility Study.

(k)	If a Sole Risk Development has not reached Operational Completion * * *, then the Manager will provide written notice to each Owner. * * * the Owner which is not the Sole Funding Party (the Opt-in Owner) may elect by written notice to the Sole Funding Party and to the Manager to proceed with the Sole Risk Development as part of the WA Iron Ore JV. If the Opt-in Owner provides such notice, then:
(i)	the Project the subject of the Sole Risk Development will proceed as part of the WA Iron Ore JV;

(ii)	clause 8.3(d) will apply; and

(iii)	the Opt-in Owner must reimburse, to the Sole Funding Party its Participating Share of:

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(A)	all costs incurred by the Sole Funding Party in connection with the Sole Risk Development up to the date such notice is provided (any such cost to be Escalated from the end of the month in which that cost was incurred until the date of reimbursement); and

(B)	any amount paid by the Sole Funding Party for the Purchased Tonnes pursuant to paragraph (a) (such amount to be Escalated from the end of the month in which that amount was paid by the Sole Funding Party until the date of reimbursement).
If no such notice is given, the Sole Funding Party may proceed with the Sole Risk Development and the rights of the Opt-In Owner under this paragraph (h) will lapse and be of no further force or effect.

(l)	Subject to any Existing JV Arrangements, the Sole Risk Development will be operated and maintained by the Manager on a unified basis in conjunction with the Iron Ore Assets as if it had been constructed by the WA Iron Ore JV (accordingly the provisions such as standard of service set out in the Transaction Documents will apply), and no management fees in excess of cost will be payable.

(m)	During the period of construction of the Sole Risk Development, the Manager will use all reasonable endeavours to minimise interference with, or disruption to, the JV Operations.

(n)	If the construction of the Sole Risk Development results or is likely to result in a temporary decrease in the capacity of the Pilbara Integrated System to which the other Owner is entitled during the construction period which would result in an unavoidable loss of sales of Iron Ore Product by that other Owner (Loss of Sales), the Sole Funding Party must reimburse the other Owner for the loss of Marginal Profit incurred by the other Owner which arises from Loss of Sales, * * *
(i)	* * *

(ii)	* * *
(A)	* * *

(B)	* * *

(C)	* * *

(D)	* * *

(E)	* * *
For the purposes of this paragraph (n), Marginal Profit means the revenue from sale of a unit of Iron Ore Product produced less the marginal cost of producing that unit of Iron Ore Product, for each relevant unit of Iron Ore Product.
(o)	* * *

(p)	Without limiting any other provision of this Agreement, the relevant Owners will do all things and execute all documents necessary and take all steps (including, where the Sole Funding Party does not own the tenements the subject of the development taking all steps necessary to ensure the Sole Risk Development can proceed on those tenements) within its power, as required by the Manager or the Sole Funding Party, to give effect to construction

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of the Sole Risk Development in accordance with the scope of works provided for in the applicable Feasibility Study and the associated Operational Implementation Plan, as adjusted in accordance with paragraph (g).

(q)	If a Sole Funding Party transfers all of its Participating Share in accordance with clause 10, it will also transfer, to the acquirer of that interest, its Sole Risk Assets.
2.	Sole Risk Opportunity

(a)	If a Sole Funding Party has elected to proceed with a Sole Risk Opportunity pursuant to clause 8.4, the Sole Funding Party, unless otherwise agreed by the Owners’ Council, may proceed with the Sole Risk Opportunity only in accordance with the New Opportunity Notice.

(b)	* * *
(i)	* * *
(A)	* * *

(B)	* * *
(1)	* * *

(2)	* * *
* * *
(3)	* * *

(4)	* * *

(5)	* * *
(ii)	* * *
(A)	* * *

(B)	* * *
* * *
(C)	* * *

(D)	* * *

(E)	* * *
(c)	* * *
(i)	* * *

(ii)	* * *
(A)	* * *

(B)	* * *
(iii)	* * *
(d)	The Sole Funding Party will:

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(i)	be entitled to all the additional capacity created by the Sole Risk Opportunity, including any capacity created by a Sole Risk Opportunity Development (and its capacity entitlements under clause 6.3 will be increased accordingly); and

(ii)	receive the Sole Risk Iron Ore Product attributable to the Sole Risk Opportunity on the same terms as apply to other Iron Ore Product of that type sold under clause 6 as a stand alone product (unless the other Owner has agreed to blending with JV Production, in which case the Sole Funding Party will receive blended product in accordance with the arrangements agreed with the other Owner).
(e)	The Sole Risk Opportunity will not be considered to be part of the WA Iron Ore JV, and subject to any express provision to the contrary in any Transaction Document (including item 3 of this schedule 4), decisions which relate to the Sole Risk Opportunity will be made by the Sole Funding Party.

(f)	Subject to any contractual constraints existing at the time of the acquisition, the Sole Risk Opportunity will be operated and maintained by the Manager on a unified basis in conjunction with the Iron Ore Assets as if it had been constructed by the WA Iron Ore JV (accordingly the provisions such as standard of service set out in the Transaction Documents will apply), and no management fees in excess of cost will be payable.

(g)	Any Sole Risk Opportunity Development will be constructed by the Manager in consultation with the Sole Funding Party consistently with the New Opportunity Notice, and the Manager will be required to report to the Sole Funding Party as reasonably required by the Sole Funding Party as to progress including as to cost. The Manager will prepare monthly invoices in respect of the Sole Risk Opportunity Development in accordance with this item 2 in reasonable detail, which invoices will be payable by the Sole Funding Party. Items 1(m) and (n) of this schedule 4 will apply to any Sole Risk Opportunity Development.

(h)	* * *

(i)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *
(A)	* * *

(B)	* * *
(j)	* * *

(k)	Without limiting any other provision of this Agreement, the relevant Owners will do all things and execute all documents necessary and take all steps (including, * * *

(l)	* * *

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3.	Subsequent Expansions of Sole Risk Developments and Sole Risk Opportunities

(a)	If:
(i)	the Sole Funding Party of a Sole Risk Development or the other Owner wishes to expand that Sole Risk Development beyond the final scope and delivery schedule set out in the Feasibility Study and Operational Implementation Plan that applied with respect to the Sole Risk Development; or

(ii)	the Sole Funding Party of a Sole Risk Opportunity or the other Owner wishes to expand that Sole Risk Opportunity beyond the final scope set out in the New Opportunity Notice that applied with respect to that Sole Risk Opportunity, including by:
(A)	increasing the maximum rate of production of the New Opportunity above the amount specified in the New Opportunity Notice; or

(B)	expanding the maximum Pilbara Integrated System and/or increasing the extent to which the New Opportunity uses the Pilbara Integrated System above the amount specified in the New Opportunity Notice, it must first provide written notice to the Manager and to the other Owner proposing that the Manager investigate:
(iii)	a mine development (either as an additional mine or as a replacement to an existing mine that is nearing the end of its mine life); or

(iv)	expansion of an existing mine,
and associated infrastructure expansions, for a certain quantity (a Subsequent Sole Risk Development Proposal). The Manager may (and will, if directed by an Owner) * * * provide to the Owners’ Council for review a Preliminary Study for that Subsequent Sole Risk Development Proposal in accordance with clause 8.2(a).

(b)	Subject to paragraph (c) * * *, the provisions of clauses 8.2(c) to (h) will apply to the studies associated with the Subsequent Sole Risk Development Proposal, the provisions of clause 8.3 will apply to the decision of the Owners’ Council on whether to proceed with the Project, and the provisions of item 1 of this schedule will apply if an Owner wishes to proceed with the Project as a Sole Risk Development.

(c)	If, pursuant to clauses 8.3(b) or (c), the Project contemplated by the Subsequent Sole Risk Development Proposal is to proceed as part of the WA Iron Ore JV and relates to a Sole Risk Opportunity, then the Owner (not being the Sole Funding Party of the Sole Risk Opportunity) (the Purchasing Owner) will pay as directed by the other Owner in accordance with the Funding and Distribution Policy, the Purchasing Owner’s Participating Share of the fair market value of the assets comprised by the Sole Risk Opportunity to be used in the Project (other than rail and port infrastructure that may be used pursuant to item 2(h) of this schedule), taking into account the cost savings and decreased risks for that Purchasing Owner that result from the Sole Funding Party having undertaken the Sole Risk Opportunity.

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(d)	The amount to be paid will be agreed by the Owners or, failing agreement, will be determined by the Valuers acting in accordance with item 1 of schedule 9.
4.	Nomination of Sole Risk Entity

(a)	If a Sole Funding Party elects to proceed with a Sole Risk Development pursuant to clause 8.3(e) or a Sole Risk Opportunity pursuant to clause 8.4(f), then that Sole Funding Party may, at any time during which the Sole Funding Party’s entitlement to proceed with the Sole Risk Development or Sole Risk Opportunity (as applicable) continues, elect to nominate a Related Corporation of the Sole Funding Party (the Sole Risk Entity) to undertake that Sole Risk Development or Sole Risk Opportunity on its behalf.

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(b)	If a Sole Funding Party elects for a Sole Risk Entity to undertake a Sole Risk Development or Sole Risk Opportunity pursuant to paragraph (a), then the Sole Risk Entity must enter into a Deed of Accession in the form set out in schedule 18 under which it agrees to:
(i)	assume the obligations of the Sole Funding Party under the Joint Venture Agreement; and

(ii)	be bound by the terms of the Joint Venture Agreement,
in each case with respect to only the relevant Sole Risk Development or Sole Risk Opportunity in respect of which the election was made.

(c)	In order to give effect to the provisions of this item 4, each party to this Agreement unconditionally and irrevocably:
(i)	appoints the Manager to be its attorney and in its name and on its behalf to execute each Deed of Accession and to do all such other acts as are necessary to give effect to the provisions of this item 4; and

(ii)	with effect on and from the date the Deed of Accession becomes effective:
(A)	consents to the Sole Risk Entity becoming a party to this Agreement for the purposes of the relevant Sole Risk Development or Sole Risk Opportunity and assuming all obligations of the Sole Funding Party in accordance with the provisions of this item 4 and the Deed of Accession in respect of that Sole Risk Development or Sole Risk Opportunity (as applicable);

(B)	agrees that the Sole Risk Entity will be entitled, subject to the terms of the Deed of Accession, to exercise all of the rights, privileges and benefits of the Sole Funding Party under this schedule as if that Sole Risk Entity was named as a party to this Agreement, but only in respect of the relevant Sole Risk Development or Sole Risk Opportunity to which the Sole Risk Entity has been nominated; and

(C)	releases and forever discharges the Sole Funding Party that nominated the Sole Risk Entity from all Liabilities that arise on or after the date of execution of the Deed of Accession (including any obligation to pay Called Sums) in respect of the Sole Risk Development or Sole Risk Opportunity.
(d)	With effect on and from the date the Deed of Accession becomes effective:
(i)	each reference in this schedule to the Sole Funding Party in respect of the relevant Sole Risk Development or Sole Risk Opportunity will be taken to be a reference to the Sole Risk Entity, except in the case of items 1(q), 2(l) and 3 which will not apply to the Sole Risk Entity;

(ii)	if the Sole Risk Entity is undertaking a Sole Risk Development, then:
(A)	the references to “the Owners” in item 1(c) will be taken to include a reference to the Sole Risk Entity;

West Australian Iron Ore
Production Joint Venture Agreement

(B)	the references to “the other Owner” in item 1(g)(ii) will be taken to be references to each Owner;

(C)	the reference to “each Owner” in item 1(k) will be taken to include a reference to the Sole Risk Entity;

(D)	the reference to “the Owner which is not a Related Corporation of Sole Funding Party” in item 1(k) will be taken to be a reference to each Owner that is not a Related Body Corporate of the Sole Risk Entity;

(E)	the references to “the other Owner” or “that other Owner” in item 1(n) will be taken to be a reference to “each Owner that is not a Related Corporation of the Sole Funding Party”;

(F)	the reference to “the Owners” or “either Owner” in item 1(n) will be taken to include a reference to the Sole Risk Entity; and

(G)	the reference to the “relevant Owners” in item 1(p) will be taken to include a reference to the Sole Risk Entity;
(iii)	if the Sole Risk Entity is undertaking a Sole Risk Opportunity, then:
(A)	the references to “the other Owner” in item 2(d)(ii) will be taken to be references to each Owner; and

(B)	the reference to the “relevant Owners” in item 2(i) will be taken to include a reference to the Sole Risk Entity;
(iv)	if the Sole Risk Entity is undertaking either Sole Risk Development or Sole Risk Opportunity, then:
(A)	the reference to “An Owner” in clause 8.5(c) will be taken to be a reference to “The Sole Risk Entity”;

(B)	the reference to “the other Owner” in item 5(a) will be taken to be a reference to “each Owner that is not a Related Corporation of the Sole Funding Party”; and

(C)	the reference to “the Owner that is not the Sole Funding Party” in item 6(b) and (c)(i) will be taken to be a reference to “each Owner that is not a Related Corporation of the Sole Funding Party”; and
(v)	the Sole Risk Entity will be deemed, to the extent necessary and only in respect of such matters as are relevant to the Sole Risk Development or Sole Risk Opportunity (as applicable), to be an “Owner” or a “party” (as applicable) for the purposes of the following clauses:
(A)	(Term) clause 2.5;

(B)	(Manager’s Duties) clause 4.3(b);

(C)	(Accounts and Records) clauses 4.9(e)(ii) and (iii);

(D)	(Accounting Systems) clause 4.10(a) and (b);

(E)	(Audit) clauses 4.11(b)(iii) and (iv) (provided that the costs of such audit will be borne by the Sole Funding Party), (c) and (e);

West Australian Iron Ore
Production Joint Venture Agreement

(F)	(Reporting) clause 4.12 for the purposes of providing reports in relation to the Sole Risk Development or Sole Risk Opportunity (as applicable) in accordance with the Reporting Policy;

(G)	(Access to information) clauses 4.13(b) and (e)(i);

(H)	(Insurance) clause 4.15(c), (d) and (e);

(I)	(Confidentiality) clause 14;

(J)	(Relationship of the Parties) clause 15;

(K)	(Independent Expert) clause 16;

(L)	(Prohibition on Partition) clause 17;

(M)	(Force Majeure) clause 18;

(N)	(GST) clause 19;

(O)	(Governing Law and Jurisdiction) clause 20; and

(P)	(Ancillary) clause 21 (provided that clause 7 of the Deed of Accession will apply in respect of clause 21.3).
(e)	A Sole Risk Entity must not create a Security Interest or permit a Security Interest to subsist over its rights under this Agreement unless the chargee under the Security Interest enters into an Intercreditor Deed in the form of part 3 of schedule 8 in favour of each Owner. Each other party to this Agreement must, on request, enter into that Intercreditor Deed with the Sole Risk Entity.

(f)	The Sole Risk Entity may Dispose of the whole, but not part, of its rights under this Agreement provided that the assignee must first enter into a Deed of Accession in the form set out in schedule 18.

(g)	The accession of a Sole Risk Entity pursuant to this item 4 will be subject to and conditional on the Sole Funding Party obtaining all necessary Authorisations and third party approvals.
5.	General provisions

(a)	If, in connection with any Sole Risk Development or Sole Risk Opportunity, either at the time the Sole Funding Party elects to proceed with the Sole Risk Development or Sole Risk Opportunity or subsequently, the Sole Funding Party or a Related Corporation of the Sole Funding Party wishes to undertake any other activities (including Secondary Processing) on any JV Tenement that does not form part of the Sole Risk Development or Sole Risk Opportunity (Proposed Activities), the Sole Funding Party will provide written notice to the Manager and the other Owners and item 6 of this schedule will apply.

(b)	If a Sole Funding Party sustains or incurs any Loss as a result (whether directly or indirectly) of any bad faith, wilful misconduct or gross negligence on the part of the Manager in respect of a Sole Risk Development or Sole Risk Opportunity (as applicable), the Manager must pay an amount to the Sole Funding Party that is equal to the amount of the Loss. Any amount payable by the Manager pursuant to this paragraph (b) will be costs

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission of the WA Iron Ore JV and will be funded by the Owners in proportion to their respective Participating Shares in accordance with clause 3.11.

(c)	If the Manager sustains or incurs any Loss as a result (whether directly or indirectly) of any bad faith, wilful misconduct or gross negligence on the part of a Sole Funding Party in respect of a Sole Risk Development or Sole Risk Opportunity (as applicable), the Sole Funding Party must pay an amount to the Manager that is equal to the amount of the Loss. Any amount payable to the Manager pursuant to this paragraph (c) will be a revenue of the WA Iron Ore JV.

(d)	If a Sole Risk Development or Sole Risk Opportunity is undertaken, a Sole Risk Scheduling Protocol will be developed in accordance with item 5.4 of the Infrastructure and Blending Principles (or, if agreed, the equivalent provisions of the Infrastructure Sharing Agreement). The Scheduling Protocol will be subject to any such Sole Risk Scheduling Protocol.

(e)	* * *
6.	Sole Risk Activities on Iron Ore JV Tenements

(a)	Any notice under item 5(a) must contain the following information:
(i)	the reasons for the selection of the applicable JV Tenement as the location of the Proposed Activities; and

(ii)	the scope of the Proposed Activities, including:
(A)	details of the forecast timeframe within which the Proposed Activities are to be commenced and completed;

(B)	details of any Authorisations required to implement and undertake the Proposed Activities;

(C)	detailed technical information, plans, specifications, maps and any other information which may reasonably be considered relevant to the Manager for the purposes of making a determination under paragraph (b); and

(D)	details of the steps (if any) the Sole Funding Party or its Related Corporation proposes to take to minimise any interference or disruption to the JV Operations in connection with the Proposed Activities.
(b)	* * * the Owner that is not the Sole Funding Party will provide written notice to the Sole Funding Party and the Manager which either:
(i)	consents to the Proposed Activities without qualification;

(ii)	subject to paragraph (c), refuses to consent to the Proposed Activities; or

(iii)	subject to paragraph (c), consents to the proposed Activities, provided that as a condition to such consent the relevant Owner or its Related Corporation make reasonable alterations to the Proposed Activities or comply with reasonable conditions on the conduct of the Proposed Activities.

West Australian Iron Ore
Production Joint Venture Agreement

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
If a relevant Owner fails to give such notice * * * it will be deemed to have given consent pursuant to paragraph (b)(i).

(c)	A relevant Owner may only refuse to consent pursuant to paragraph (b)(ii), or require alterations or impose conditions to its consent pursuant to paragraph (b)(iii), if it reasonably determines, after consultation with the Sole Funding Party, that the Proposed Activities are likely to:
(i)	unduly prejudice or interfere with any current or prospective JV Operations (including on any area that the Owner that is not the Sole Funding Party reasonably expects will become a JV Tenement in connection with future JV Operations); or

(ii)	materially reduce the quantity of economically extractable iron ore available to the WA Iron Ore JV.
In order to enable the relevant Owner to make a determination under paragraph (b), the Manager must provide that Owner with such information and such assistance as may reasonably be required by that Owner.

(d)	A relevant Owner may not refuse to grant such consent, or impose such alterations or conditions, where the Sole Funding Party or its Related Corporation is required to undertake the Proposed Activities on the relevant JV Tenement pursuant to any applicable Law or requirement of any Authority.

(e)	If a relevant Owner consents to the Proposed Activities pursuant to paragraphs (b)(i) or (iii), the Sole Funding Party will, or will procure that its Related Corporations will:
(i)	comply with any conditions or qualifications specified in that consent; and

(ii)	take reasonable steps to ensure that the Proposed Activities do not:
(A)	unduly prejudice or interfere with any current or prospective JV Operations; or

(B)	materially reduce the quantity of economically extractable iron ore available to the WA Iron Ore JV, by conducting additional drilling to ensure that any prospective resources are not sterilised by the proposed activities or where this is not practicable, the payment of agreed compensation of prospective resources.
(f)	If, notwithstanding paragraph (e), the Proposed Activities of the Sole Funding Party unduly prejudice or interfere with any current or prospective JV Operations or materially reduce the quantity of economically extractable iron ore available to the WA Iron Ore JV, then the parties will meet and discuss in good faith the measures that the Sole Funding Party can take to rectify the situation (including the form and quantum of any compensation it may to pay to the WA Iron Ore JV) as soon as reasonably practicable. If the parties are unable to

(g)	agree on the measures the Sole Funding Party is required to take to rectify the situation, then any party may refer the matter for determination by the Independent Expert in accordance with clause 16.

West Australian Iron Ore
Production Joint Venture Agreement

Schedule 5
Pre-Feasibility and Feasibility Studies

1.	Preliminary Studies

The Preliminary Study must:
(a)	be conducted based on customary economic assumptions agreed by the Owners’ Council (other than in respect of the assumptions listed in paragraphs (a)(i), (ii) and (iii)) or, in the absence of such agreement (or in the case of paragraphs (a)(i), (ii) and (iii)), selected by the Manager, including in relation to:
(i)	iron ore prices;

(ii)	current and projected demand and supply conditions in the global market;

(iii)	foreign exchange;

(iv)	cost of capital; and

(v)	inflation; and
(b)	include the overall scope, direction and timing of the Contemplated Project.
2.	Pre-Feasibility Studies

The Pre-Feasibility Study must:
(a)	be conducted based on customary economic assumptions agreed by the Owners’ Council (other than in respect of the assumptions listed in paragraphs (a)(i), (ii) and (iii)) or, in the absence of such agreement (or in the case of paragraphs (a)(i), (ii) and (iii)), selected by the Manager, including in relation to:
(i)	iron ore prices;

(ii)	current and projected demand and supply conditions in the global market;

(iii)	foreign exchange;

(iv)	cost of capital; and

(v)	inflation; and
(b)	include the overall scope, direction and timing of the Contemplated Project, including:
(i)	detailed technical information, plans, specifications, maps and any other information which may reasonably be considered relevant to the Contemplated Project (including those items referred to in item 2(b) of this schedule and which are relevant to a Pre-Feasibility Study);

West Australian Iron Ore
Production Joint Venture Agreement

(ii)	a preliminary engineering study capital cost estimate (+/- 20-25%) of the cost to bring the Contemplated Project to Operational Completion and reasonable details of the major categories of expenditure, including:
(A)	direct;

(B)	indirect;

(C)	owner’s; and

(D)	contingent costs;
(iii)	details of the associated execution strategy required to implement the Contemplated Project, including Authorisations, third party approvals, commercial, contract and risk management strategies; and

(iv)	consideration of alternatives that deliver Pilbara System Capacity (eg, mine, infrastructure and ancillary assets) sufficient to meet the requirements of the Project; and

(v)	a detailed financial evaluation of the results of the Pre-Feasibility Study and the Manager’s assessment of the Contemplated Project, including ranking of the options considered by the Pre-Feasibility Study.
3.	Feasibility Studies

The Feasibility Study must:
(a)	be conducted based on customary economic assumptions agreed by the Owners’ Council (other than in respect of the assumptions listed in paragraphs (a)(i), (ii) and (iii)) or, in the absence of such agreement (or in the case of paragraphs (a)(i), (ii) and (iii)), selected by the Manager, including in relation to:
(i)	iron ore prices;

(ii)	current and projected demand and supply conditions in the global market;

(iii)	foreign exchange;

(iv)	cost of capital; and

(v)	inflation;
(b)	include the final scope and project delivery plan of the Project, including:
(i)	detailed technical information, plans, specifications, maps and any other information which may reasonably be considered relevant to the Project, including:
(A)	the quantum and nature of scheduled iron ore reserves and resources within the defined area of the Project;

(B)	the product type and likely trends in quality specifications that are expected to be produced;

(C)	projected capital and operating costs of the Project over the project life;

West Australian Iron Ore
Production Joint Venture Agreement

(D)	the quantity of additional system capacity (including Latent System Capacity across each major infrastructure element to be used by the expansion or development) that is expected to be created by the Project;

(E)	a clear statement of the scheduled iron ore reserves and resources to be consumed by the Project and a delivery schedule setting out the tonnages expected to be produced and delivered for each year of the Project;

(F)	the required use of system capacity broken down by major infrastructure element to be used in connection with the Project; and

(G)	details of any downstream infrastructure that is required to be constructed in connection with the Project;
(ii)	a definitive engineering study capital cost estimate (±10-15%) of the cost to bring the Project to Operational Completion and reasonable details of the major categories of expenditure, including:
(A)	direct;

(B)	indirect;

(C)	Owner’s; and

(D)	contingent costs;
(iii)	an assessment of the Project (including valuation) based on the Iron Ore Product being produced by that Project being sold as both a stand alone product and a blended product;

(iv)	preparation of social and environmental impact assessment;

(v)	details of the associated execution strategy required to implement the Project, including Authorisations, third party approvals, commercial, contract and evaluation of key risks and identification of risk management strategies; and

(vi)	an operational implementation plan, including the identification of the project schedule and key project milestones (the Operational Implementation Plan); and
(c)	otherwise be of a standard which is sufficient to allow the Manager to proceed immediately to construction and include such information, contain such analysis, and be in a form that would enable a major international bank to form a reasonable judgment with respect to the provision of project financing for the Project.

In addition to providing each Owner with a copy of each Pre-Feasibility Study and Feasibility Study, the Manager must also provide each Owner with a copy of the underlying financial models used in preparing that Pre-Feasibility Study or Feasibility Study (as applicable), including physical and financial information schedules that include operating and capital assumptions that are consistent with those set out in the Reporting Policy. The key assumptions adopted by the Manager in the preparation of the Pre-Feasibility Study or Feasibility Study (as applicable) must be clearly identified and included in those schedules.

West Australian Iron Ore
Production Joint Venture Agreement

Schedule 6
Owner Guarantee – Deed of Indemnity

Owner Guarantee – Deed of
Indemnity
[Insert name of Supporting Entity]
[Insert name of Relevant Group Member]
Deed of Indemnity in respect of [Description of Owner
Guarantees]

Owner Guarantee – Deed of Indemnity

1.	Definitions and Interpretation		1

	1.1	Joint Venture Agreement definitions to apply	1

	1.2	Defined Terms	1

	1.3	Joint Venture Agreement interpretation provisions to apply	2

2.	Provision in Accordance with clause 4.2(j) of the Joint Venture Agreement		2

3.	Indemnity		2

	3.1	General indemnity	2

	3.2	Payment	2

	3.3	Requirement to Indemnify Unconditional	2

4.	Repayments and Receipts		3

5.	Release of Indemnity		3

	5.1	Events of Release	3

	5.2	Notification of Release	3

6.	Confidentiality		4

7.	Costs and Stamp Duty		4

8.	Notices		4

9.	GST		4

	9.1	Definitions	4

	9.2	Recovery of GST	5

	9.3	Liability net of GST	5

	9.4	Adjustments	5

	9.5	Revenue exclusive of GST	5

	9.6	Cost exclusive of GST	5

	9.7	GST obligations to survive termination	6

10.	Governing Law and Jurisdiction		6

	10.1	Governing Law	6

	10.2	Final judgment conclusive and enforceable	6

	10.3	Dispute Resolution	6

11.	Ancillary Provisions		7

Schedule 1 – Owner Guarantees			8

Page (i)

Owner Guarantee – Deed of Indemnity

Date

Parties

1.	[Insert Name of Supporting Entity] (the Indemnifier).

2.	[Insert Name of Relevant Group Member] (the Relevant Group Member).

Recital

A	On [#], certain members of the Rio Tinto Group and BHP Billiton Group entered into the West Australian Iron Ore Production Joint Venture Agreement for the purposes of establishing the West Australian Iron Ore Production Joint Venture (the Joint Venture Agreement).

B	Clause 4.2(j) and item 1.1 of Schedule 3 of the Joint Venture Agreement require the provision in connection with certain Owner Guarantees of an indemnity in the form set out in this Deed by a Supporting Entity.

C	The Relevant Group Member has provided [Description of Owner Guarantee(s)] (the Owner Guarantees).

D	The Indemnifier is entering into this Deed for the purposes of satisfying [the obligation of [Insert name of relevant Owner Parent] (the Owner Parent)/its obligation] to provide support to the Relevant Group Member for a proportion of each Owner Guarantee commensurate with [Insert name of relevant Owner]’s (the Relevant Owner) Participating Share in accordance with clause 4.2(j) and item 1.1 of schedule 3 of the Joint Venture Agreement.

It is agreed as follows.
1.	Definitions and Interpretation

1.1	Joint Venture Agreement definitions to apply
Subject to a contrary meaning being specified in clause 1.2, words and expressions defined in the Joint Venture Agreement have the same meaning when used in this Deed.
1.2	Defined Terms
Creditor means a person to which the Relevant Group Member owes obligations to pursuant to the Owner Guarantees.

Joint Venture Agreement has the meaning given in Recital A.

Owner Guarantees mean the Guarantees described in Schedule 1.

Owner Parent has the meaning given in Recital D.

Owner Guarantee – Deed of Indemnity

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Relevant Owner has the meaning given in Recital D.

1.3	Joint Venture Agreement interpretation provisions to apply

Clauses 1.2 to 1.5 of the Joint Venture Agreement will apply, mutatis mutandis, in the interpretation of this Deed.
2.	Provision in Accordance with clause 4.2(j) of the Joint Venture Agreement

The Indemnifier has entered into this Deed in satisfaction of [the Owner Parent’s/its] obligations to provide support to the Relevant Group Member for a proportion of the Owner Guarantees commensurate with the Participating Share of the Relevant Owner in accordance with clause 4.2(j) and item 1.1 of schedule 3 of the Joint Venture Agreement.
3.	Indemnity

3.1	General indemnity
The Indemnifier unconditionally and irrevocably indemnifies the Relevant Group Member against any Loss that may be incurred or sustained by it in relation to the Owner Guarantees or as a direct or indirect consequence of any claim made or purported to be made under the Owner Guarantees, or anything done by any person who is, or claims to be, entitled to the benefit of the Owner Guarantee, in proportion to the Participating Share of the Relevant Owner.
3.2	Payment
(a)	Without limiting clause 3.1, within 30 days, or such shorter period as may be reasonably required to ensure payment by the date required under the Owner Guarantee, of demand by the Relevant Group Member, the Indemnifier must pay to the Relevant Group Member a proportion equal to the aggregate of the Participating Shares of all Owners * * * of all amounts paid or required to be paid by the Relevant Group Member under any Owner Guarantee. In making a demand, the Relevant Group Member must provide the Indemnifier with such reasonable information and materials explaining how the demanded amount has been determined by the Relevant Group Member.

(b)	All payments required under clause 3.1 and this clause 3.2 must be made in the currency in which the amounts are paid or required to be paid by the Relevant Group Member under each Owner Guarantee.
3.3	Requirement to Indemnify Unconditional
The Indemnifier’s obligations pursuant to clauses 3.1 and 3.2 are absolute and unconditional. They will not be subject to any reduction, termination or other impairment by any set-off, deduction, abatement, counterclaim, agreement, defence, suspension, deferment or otherwise and the Indemnifier will not be released, relieved or discharged from any obligations under this Deed, nor will such obligations be prejudiced or affected, for any reason other than termination of this Deed pursuant to clause 5.1.

Owner Guarantee – Deed of Indemnity

*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
4.	Repayments and Receipts

(a)	Subject to paragraph (b), if the Relevant Group Member receives any interest or other return on, or any repayment, reimbursement or other recovery in respect of any Owner Guarantee, the Relevant Group Member must (after all amounts owing as at the date of Completion in respect of such Owner Guarantee have been repaid to the Relevant Group Member) account to the Indemnifier for the aggregate of the Participating Shares of all Owners * * * of the net amount received.

(b)	The Relevant Group Member (and any of its Related Corporations) will not be required to reimburse or compensate Indemnifier for any withholding tax or other deduction required to be made from any amount received by the Relevant Group Member, or from any amount to be paid to the Indemnifier under this clause 4.
5.	Release of Indemnity

5.1	Events of Release
This Deed will terminate on the earlier of:
(a)	immediately upon:
(i)	all Owner Guarantees being cancelled; or

(ii)	the Relevant Group Member being released from its obligations under the all Owner Guarantees; or
(b)	where the Related Corporations of the Indemnifier cease to hold the largest Participating Share * * *, on the later of:
(i)	30 days after such Related Corporations have ceased to hold such Participating Share; or

(ii)	when the contemporaneous acquirer of its Participating Interest which has the largest Participating Share * * * has provided the required support for the Owner Guarantees in accordance with clause 4.2(j) of the Joint Venture Agreement in replacement of this Deed.
5.2	Notification of Release
The Relevant Group Member will notify the Indemnifier as soon as practicable after:
(a)	an Owner Guarantee is cancelled;

(b)	the Relevant Group Member is released from its obligations under an Owner Guarantee; or

(c)	this Deed has otherwise terminated in accordance with clause 5.1

Owner Guarantee – Deed of Indemnity

6.	Confidentiality

The Indemnifier must at all times observe, comply with and give effect to the provisions of clause 14 of the Joint Venture Agreement with respect to any Confidential Information disclosed in connection with this Deed.
7.	Costs and Stamp Duty

(a)	Each party to this Deed will bear its own costs arising out of the preparation and execution of this Deed.

(b)	All stamp duty (including fines, penalties and interest) payable on or in connection with this Deed must be borne by the Indemnifier. The Indemnifier must indemnify the Relevant Group Member on demand against any Liability for that stamp duty.
8.	Notices

Any notice, demand, consent, certificate, approval, nomination, waiver or other similar communication given or made in connection with this Deed:
(a)	will be in writing and signed by the sender or a person duly authorised by the sender;

(b)	will be addressed and delivered to the intended recipient at the address or fax number below or the address or fax number last notified by the intended recipient to the sender after the date of this Deed:

(i)	to the Relevant Group Member:	[#]

(ii)	to the Indemnifier	[#]
(c)	will be taken to be duly given or made when delivered, received or left at the above fax number or address. If delivery or receipt occurs on a day that is not a Business Day in the place to which the notice is sent or is later than 4pm (local time) at that place, it will be taken to have been duly given or made at the commencement of business on the next Business Day in that place.
9.	GST

9.1	Definitions
For the purposes of this clause 9:
(a)	Adjustment has the meaning given by the GST Law;

(b)	Consideration has the meaning given by the GST Law;

(c)	Input Tax Credit has the meaning given by the GST Law and a reference to an Input Tax Credit entitlement of a party includes an Input Tax Credit for an acquisition made by that party but which the representative member of a GST Group or the Joint Venture Operator of a GST Joint Venture is entitled under GST Law;

Owner Guarantee – Deed of Indemnity

(d)	GST has the meaning given by the GST Law;

(e)	GST Amount means in relation to a Taxable Supply the amount of GST payable in respect of that Taxable Supply;

(f)	GST Group has the meaning given by the GST Law;

(g)	GST Joint Venture has the meaning given by the GST Law;

(h)	GST Law has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

(i)	Joint Venture Operator has the meaning given by the GST Law;

(j)	Tax Invoice has the meaning given by the GST Law; and

(k)	Taxable Supply has the meaning given by the GST Law excluding the reference to Section 84-5 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
9.2	Recovery of GST
If GST is payable on a Taxable Supply made under, by reference to or in connection with this Agreement, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration. Subject to the prior receipt of a Tax Invoice, the GST Amount is payable at the same time that the other Consideration for the Taxable Supply is provided. This clause 9.2 does not apply to the extent that the Consideration for the Taxable Supply is expressly stated to be GST inclusive.
9.3	Liability net of GST
Any reference in the calculation of Consideration or of any indemnity, reimbursement or similar amount to a cost, expense or other liability incurred by a party must exclude the amount of any Input Tax Credit entitlement of that party in relation to the relevant cost, expense or other liability. A party will be assumed to have an entitlement to a full Input Tax Credit unless it demonstrates otherwise prior to the date on which the Consideration must be provided.
9.4	Adjustments
If an Adjustment occurs in relation to a Taxable Supply made under, by reference to or in connection with this Agreement, the GST Amount will be recalculated to reflect that Adjustment and an appropriate payment will be made between the parties.
9.5	Revenue exclusive of GST
Any reference in this Agreement to price, value, sales, revenue or a similar amount (Revenue), is a reference to that Revenue exclusive of GST.
9.6	Cost exclusive of GST
Any reference in this Agreement (other than in the calculation of Consideration or of any indemnity, reimbursement or similar amount) to cost, expense or other similar amount (Cost), is a reference to that Cost exclusive of any Input Tax Credit entitlement.

Owner Guarantee – Deed of Indemnity

9.7	GST obligations to survive termination
This clause 9 will continue to apply after expiration or termination of this Agreement.
10.	Governing Law and Jurisdiction

10.1	Governing Law
(a)	This Deed will be governed by the laws of Western Australia.

(b)	The parties irrevocably and unconditionally:
(i)	submit to the non-exclusive jurisdiction of the courts of Western Australia; and

(ii)	agree that they may not object to any suit, action or proceeding commenced under or in connection with this Deed on the basis that the courts of Western Australia are not an appropriate forum.
10.2	Final judgment conclusive and enforceable
The parties agree that a final judgment in any suit, action or proceeding commenced under or in connection with this Deed in any court of competent jurisdiction is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
10.3	Dispute Resolution
(a)	The parties will first seek to resolve any dispute under or in connection with this Deed by discussions in good faith.

(b)	Any party may, by notice to the other parties, require any dispute arising under or in connection with this Deed to be referred to the Chief Executives. The Chief Executives will meet and seek in good faith to resolve the dispute within 30 days.

(c)	If the Chief Executives are unable to resolve the dispute within 30 days of referral to them, any party may refer the dispute to the Owners’ Chairpersons, who will meet and seek in good faith to resolve the dispute within 30 days.

(d)	If the Owners’ Chairpersons are unable to resolve the dispute within 30 days of referral to them, then any party may commence proceedings in any court of competent jurisdiction.

(e)	Subject to paragraph (f), a party may not commence court proceedings in relation to any dispute arising out of or in connection with this Deed until it has complied with the dispute resolution process set out in paragraphs (a) to (d).

(f)	Nothing in this clause 10 prevents a party seeking appropriate injunctive or interlocutory relief at any time to preserve property or rights or to avoid losses that are not compensable in damages.

(g)	Each party agrees that:
(i)	it is responsible for its own costs in connection with the dispute resolution process; and

Owner Guarantee – Deed of Indemnity

(ii)	the costs of any suit, action or proceeding commenced under or in connection with this Deed will be borne as between the parties as determined by the court of competent jurisdiction that hears the suit, action or proceeding.
11.	Ancillary Provisions

The provisions of clauses 21.2 to 21.6, 21.9 and 21.11 to 21.13 of the Joint Venture Agreement will apply mutatis mutandis, unless the context requires otherwise.

Owner Guarantee – Deed of Indemnity

Schedule 1 – Owner Guarantees
[Description of Owner Guarantee[s]]

Owner Guarantee – Deed of Indemnity

Executed as a Deed.
[Insert relevant execution clauses.]

West Australian Iron Ore
Production Joint Venture Agreement

Schedule 7
Ore Sales Agreement

WA Iron Ore Joint Venture - Ore
Sales Agreement
([#])
[Selling Entities]

[[#]]
[Manager (as agent for and on behalf of the Selling Entities)]

WA Iron Ore Joint Venture - Ore Sales Agreement
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*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

1.	Definitions and Interpretation		1

	1.1	Joint Venture Agreement definitions to apply	1

	1.2	Definitions	2

	1.3	Joint Venture Agreement interpretation provisions to apply	2

	1.4	Relationship of Sellers	2

2.	Term and Termination		2

	2.1	Commencement	2

	2.2	Termination	3

3.	Terms to apply to Clause 6 Sales		3

4.	Deliveries of Iron Ore Product		3

	4.1	Sellers to Deliver Iron Ore Product	3

	4.2	Title and Risk	3

5.	Quantity		3

6.	Ore Sales Price		4

7.	Weighing, Sampling and Analysis		4

8.	Invoicing and Payment		4

	8.1	Invoices	4

	8.2	Payment	4

	8.3	Delay in Payment	4

	8.4	Disputed Invoices	5

9.	Disposals		5

	9.1	No restriction on Disposals by the Buyer	5

	9.2	Assignment as Part of Disposal of Participating Interest	5

	9.3	Nomination of New Buyers	5

10.	Notices		5

11.	Confidentiality		6

12.	Force Majeure		6

	12.1	Event of Force Majeure	6

	12.2	No liability during an Event of Force Majeure	6

	12.3	Suspension of obligations	7

	12.4	Remedy of Force Majeure	7

	12.5	Mitigation	7

	12.6	No requirement to settle labour dispute	7

	12.7	* * *	7

13.	GST		7

	13.1	Definitions	7

	13.2	Recovery of GST	8

	13.3	Liability net of GST	8

WA Iron Ore Joint Venture - Ore Sales Agreement
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	13.4	Adjustments	8

	13.5	Revenue exclusive of GST	8

	13.6	Cost exclusive of GST	8

	13.7	GST obligations to survive termination	8

14.	Governing Law and Jurisdiction		9

	14.1	Governing Law	9

	14.2	Final judgment conclusive and enforceable	9

	14.3	Dispute Resolution	9

	14.4	Service of Process	10

15.	General Provisions		10

Page (ii)

WA Iron Ore Joint Venture - Ore Sales Agreement
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Date

Parties

1.	[Insert details of each Selling Entity (as defined in the Joint Venture Agreement)] (collectively the Sellers).

2.	[#] (the Buyer).

3.	[Manager (as agent for and on behalf of the Sellers)] (the Manager).

Recitals

A	On [insert date of Joint Venture Agreement], certain members of the Rio Tinto Group and BHP Billiton Group entered into the West Australian Iron Ore Joint Venture Agreement for the purpose of establishing the WA Iron Ore JV (the Joint Venture Agreement).

B	[Insert name of Substantial Owner/Majority Owner/Ore Purchasing Owner] is a [Substantial Owner/Majority Owner/Ore Purchasing Owner] pursuant to clause 10 of the Joint Venture Agreement and, in accordance with clause [6.2(c)/6.2(f)], that Owner has nominated the Buyer to enter into this Ore Sales Agreement.

C	Clauses 6.1 to 6.4 of the Joint Venture Agreement provide for the Owners and the Manager to procure that the Sellers sell to the Buyer, and the Buyer purchase from the Sellers, amounts of Iron Ore Product from time to time on the terms of the Joint Venture Agreement (Clause 6 Sales).

D	In order to specify certain additional terms which apply to Clause 6 Sales, and to provide for related matters, the Manager (as agent of the Sellers) and the Buyer have agreed to enter into this Agreement.

E	Nothing contained in this Agreement is intended to confer on the Buyer any rights or obligations to purchase Iron Ore Product additional to the rights and obligations referred to in Recital B.

It is agreed as follows.
1.	Definitions and Interpretation

1.1	Joint Venture Agreement definitions to apply
Subject to a contrary meaning being specified in clause 1.2, words and expressions defined in the Joint Venture Agreement have the same meaning when used in this Agreement.

WA Iron Ore Joint Venture - Ore Sales Agreement
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1.2	Definitions
The following definitions apply unless the context requires otherwise.

Clause 6 Sales has the meaning given in Recital C.

Commencement Date means [#].

Joint Venture Agreement has the meaning given in Recital A.
1.3	Joint Venture Agreement interpretation provisions to apply
Items 1.2 to 1.5 (inclusive) of schedule 1 of the Joint Venture Agreement will apply, mutatis mutandis, in the interpretation of this Agreement.
1.4	Relationship of Sellers
(a)	This Agreement establishes a separate contract between each Seller on the one part and the Buyer on the other part. Nothing in this Agreement implies that the parties are:
(i)	forming a partnership, agency (other than in relation to the Sellers and the Manager) or a similar relationship;

(ii)	otherwise carrying on business in common with a view to profit, within the meaning of any partnership or limited partnership legislation in any jurisdiction; or

(iii)	otherwise creating any fiduciary relationship between the parties.
(b)	Each Seller is the legal and beneficial owner of the Iron Ore Product to be delivered by it to the Buyer pursuant to this Agreement until such time as title and risk passes in accordance with clause 4.2. Accordingly, the rights, obligations and liabilities of the Sellers under this Agreement are several and not joint or joint and several.

(c)	As contemplated by clause 6.2(b) of the Joint Venture Agreement, if a JV Entity ceases to be a Non-Selling Entity and becomes a Selling Entity, then:
(i)	that JV Entity must execute, or otherwise agree to comply with and give effect to, this Agreement as soon as practicable; and

(ii)	with effect from the date of such execution, each party:
(A)	irrevocably consents to that JV Entity becoming a party to, and assuming its obligations as a Seller under, this Agreement; and

(B)	agrees to that JV Entity being entitled to exercise all of the rights, privileges and benefits of a Seller under this Agreement, as if that JV Entity was named as a party to this Agreement.
2.	Term and Termination

2.1	Commencement
This Agreement commences on the Commencement Date and continues to apply to any Clause 6 Sales by the Sellers occurring on or after that date until terminated in accordance with clause 2.2.

WA Iron Ore Joint Venture - Ore Sales Agreement
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2.2	Termination
This Agreement (other than clauses 1, 9, 10, 11, 13 and 14, and this clause 2) will automatically terminate on the earlier of:
(a)	the date on which the WA Iron Ore JV is terminated in accordance with the Joint Venture Agreement;

(b)	the date on which the Buyer (or its Related Corporations) ceases to hold, subject (where applicable as a result of the operation of schedule 10 of the Joint Venture Agreement) to clause 6.2(f) of the Joint Venture Agreement, a Participating Share which is greater than 17%, unless this Agreement is assigned or novated to a purchaser of a Participating Interest pursuant to clause 10 of the Joint Venture Agreement; or

(c)	the date on which the Manager, on behalf of the Selling Entities, and the Buyer agree to terminate this Agreement.
Termination of this Agreement will be without prejudice to any obligation accruing under this Agreement prior to termination.
3.	Terms to apply to Clause 6 Sales

For the purposes of all Clause 6 Sales, the Sellers agree to sell, and the Buyer agrees to purchase, Iron Ore Product on the terms of, and in accordance with the provisions of, this Agreement and the Joint Venture Agreement.
4.	Deliveries of Iron Ore Product

4.1	Sellers to Deliver Iron Ore Product
Clause 6 Sales of Iron Ore Product will be delivered to the Buyer by the Sellers at the relevant loading port in Western Australia. The Manager must ensure that all such deliveries are made in accordance with the Scheduling Protocol.
4.2	Title and Risk
Clause 6 Sales of Iron Ore Product will be on a FOB basis. Title to, and all risk of loss, damage or destruction to, Iron Ore Product will pass to the Buyer at the time that Iron Ore Product passes over the ship’s rail from the loading devices into the vessel at the relevant loading port in Western Australia, and the sale and purchase of that Iron Ore Product will be deemed to have occurred at that point.
5.	Quantity

The quantity of Iron Ore Product to be sold and purchased as Clause 6 Sales in each Half Year, by Product Type, will be determined in accordance with clause 6.3 of the Joint Venture Agreement.

WA Iron Ore Joint Venture - Ore Sales Agreement
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6.	Ore Sales Price

The Ore Sales Price to be paid by the Buyer for Clause 6 Sales will be determined in accordance with clause 6.4 of the Joint Venture Agreement.
7.	Weighing, Sampling and Analysis

(a)	For all Clause 6 Sales, the Manager must comply with the Weighing, Sampling and Analysis Protocol in relation to the weighing of shipments of Iron Ore Product and the sampling and analysis of shipments of Iron Ore Product at the relevant loading port in Western Australia.

(b)	All costs incurred by the Manager in connection with the weighing, sampling and analysis of Iron Ore Product pursuant to paragraph (a) will be costs of the WA Iron Ore JV.

(c)	For the avoidance of doubt, the costs of determining the weight of each shipment of Iron Ore Product and the sampling and analysis of each shipment of Iron Ore Product at the relevant discharge port will, as between the parties, be borne by the Buyer.
8.	Invoicing and Payment

8.1	Invoices
As soon as practicable after the end of each Half Year, the Manager, on behalf of the Sellers, must prepare, issue and deliver to the Buyer an invoice for Clause 6 Sales showing:
(a)	the total quantity of Iron Ore Product, broken down by Product Type, delivered to the Buyer in that Half Year (as determined in accordance with clause 6.3 of the Joint Venture Agreement); and

(b)	the total Ore Sales Price (as determined in accordance with clause 6.4 of the Joint Venture Agreement) for Iron Ore Product delivered in that Half Year, together with a breakdown of:
(i)	the JV Production Accounting Costs actually incurred for that Half Year in total and as attributed to the other Owner’s JV Entities; and

(ii)	the Buyer’s “First Owner dmtu” and “Total other Owner dmtu” for the purposes of clause 6.4(b) of the Joint Venture Agreement.
8.2	Payment
The Buyer must pay the Ore Sales Price on demand by the Manager in accordance with item 5 of the Funding and Distribution Policy.
8.3	Delay in Payment
If the Buyer fails to make payment of the Ore Sales Price by the date demanded by the Manager under clause 8.2, it must pay interest on the unpaid amount from that date in accordance with item 1.5 of schedule 1 of the Joint Venture Agreement. Interest must be paid on the date when payment of the amount due is made.

WA Iron Ore Joint Venture - Ore Sales Agreement
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8.4	Disputed Invoices
(a)	The dispute resolution procedure set out in clause 6.4(h) of the Joint Venture Agreement will apply to any dispute relating to the amount specified in any invoice provided under this clause 8.

(b)	A party will not be entitled to withhold payment of any amount payable by reason of any dispute.
9.	Disposals

9.1	No restriction on Disposals by the Buyer
Subject to clauses 10 and, to the extent applicable, 11 of the Joint Venture Agreement, the Buyer may Dispose of all or any part of its rights, obligations or interest in and under this Agreement.
9.2	Assignment as Part of Disposal of Participating Interest
If the Buyer or a Related Corporation of the Buyer Disposes of the whole or a part of its Participating Interest in accordance with clause 10 of the Joint Venture Agreement, then the provisions of clause 10 of the Joint Venture Agreement will apply.
9.3	Nomination of New Buyers
As contemplated by clause 6.2(c) of the Joint Venture Agreement, the Buyer may at any time, and from time to time, provide written notice to the Sellers and the Manager nominating one or more of its Related Corporations to assume all or any part of its rights, obligations and interest in and under this Agreement. Any such notice must specify in reasonable detail the rights and obligations to be assumed by such Related Corporation(s) and, where applicable, the amount of the Buyer’s entitlement to Iron Ore Product to be assumed (which may be specified by Product Type, as a percentage of the Buyer’s entitlement or in any other way).
10.	Notices

Any notice, demand, consent, certificate, approval, nomination, waiver or other similar communication given or made in connection with this Agreement (a notice):
(a)	will be in writing and signed by the sender or a person duly authorised by the sender;

(b)	will be addressed and delivered to the intended recipient at the address or fax number below or the address or fax number last notified by the intended recipient to the sender after the date of this Agreement:

(i)	to the Buyer:	[#]

(ii)	to the Manager:	[#]
(c)	will be taken to be duly given or made when delivered, received or left at the above fax number or address. If delivery or receipt occurs on a day that is not a business day in the place to which the notice is sent or is later than 4pm (local time) at that place, it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

WA Iron Ore Joint Venture - Ore Sales Agreement
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11.	Confidentiality

The Manager and the Buyer must at all times observe, comply with and give effect to the provisions of clause 14 of the Joint Venture Agreement with respect to any Confidential Information disclosed in connection with this Agreement.
12.	Force Majeure

12.1	Event of Force Majeure
For the purposes of this clause 12, an Event of Force Majeure means an event beyond the reasonable control of a party, including:
(a)	act of God, lightning, storm, flood, cyclone, tidal wave, landslide, fire, earthquake or explosion;

(b)	strike, lockout or stoppage or ban or limitation on work or restraint of labour, whether at a mine or mines, railway, port or otherwise;

(c)	act of public enemy, war (declared or undeclared), terrorism, sabotage, blockade, revolution, riot, insurrection, civil commotion or epidemic;

(d)	any act, inaction, demand, order, restraint, restriction, requirement, prevention, frustration or hindrance by or of any government or other competent authority;

(e)	embargo, unavailability of essential equipment, materials or facilities, unavailability of qualified employees or contractors, power or water shortages or lack of transportation; or

(f)	any other cause, whether specifically referred to above or otherwise which is not within its reasonable control.
12.2	No liability during an Event of Force Majeure
A party will not be liable for any delay in or failure of performance in respect of Clause 6 Sales under this Agreement or the Joint Venture Agreement (other than a delay in or failure to make payment of any amount payable under those agreements) if:
(a)	that delay or failure arises from an Event of Force Majeure;

(b)	it has taken all proper precautions, due care and reasonable alternative measures with the object and intent of avoiding the delay or failure and of carrying out its obligations under this Agreement or the Joint Venture Agreement; and

(c)	as soon as practicable after the beginning of the Event of Force Majeure which affects the ability of the party claiming under this clause 12.2 to observe or perform any of its obligations under this Agreement or the Joint Venture Agreement, the claiming party gives notice to each other party:
(i)	fully describing the Event of Force Majeure and, as far as possible, estimating its duration;

(ii)	identifying the specific obligations affected by that Event of Force Majeure and the possible extent to which the claiming party will be unable to perform those obligations; and

WA Iron Ore Joint Venture - Ore Sales Agreement
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*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(iii)	specifying the measures proposed to be adopted to remedy or abate the Event of Force Majeure.
12.3	Suspension of obligations
While an Event of Force Majeure continues, the obligations which cannot be performed because of the Event of Force Majeure (other than a delay in or failure to make payment of any amount payable under this Agreement or the Joint Venture Agreement) will be suspended.
12.4	Remedy of Force Majeure
The party that is prevented from carrying out its obligations under this Agreement or the Joint Venture Agreement as a result of an Event of Force Majeure will remedy the Event of Force Majeure to the extent reasonably practicable, keep the other parties regularly informed on the progress of remedying the Event of Force Majeure and resume the performance of its obligations as soon as reasonably possible.
12.5	Mitigation
The party that is prevented from carrying out its obligations under this Agreement or the Joint Venture Agreement as a result of an Event of Force Majeure must take all action reasonably practicable to mitigate any loss suffered by a party or a third party as a result of its failure to carry out its obligations under this Agreement.
12.6	No requirement to settle labour dispute
A party is not required, under clause 12.4 or 12.5, to settle any labour dispute against its will.
12.7	* * *
* * *
13.	GST

13.1	Definitions
For the purposes of this clause 13:
(a)	Adjustment has the meaning given by the GST Law;

(b)	Consideration has the meaning given by the GST Law;

(c)	Input Tax Credit has the meaning given by the GST Law and a reference to an Input Tax Credit entitlement of a party includes an Input Tax Credit for an acquisition made by that party but which the representative member of a GST Group or the Joint Venture Operator of a GST Joint Venture is entitled under GST Law;

(d)	GST has the meaning given by the GST Law;

(e)	GST Amount means in relation to a Taxable Supply the amount of GST payable in respect of that Taxable Supply;

(f)	GST Group has the meaning given by the GST Law;

WA Iron Ore Joint Venture - Ore Sales Agreement
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(g)	GST Joint Venture has the meaning given by the GST Law;

(h)	GST Law has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth);

(i)	Joint Venture Operator has the meaning given by the GST Law;

(j)	Tax Invoice has the meaning given by the GST Law; and

(k)	Taxable Supply has the meaning given by the GST Law excluding the reference to Section 84-5 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
13.2	Recovery of GST
If GST is payable on a Taxable Supply made under, by reference to or in connection with this Agreement, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration. Subject to the prior receipt of a Tax Invoice, the GST Amount is payable at the same time that the other Consideration for the Taxable Supply is provided. This clause 13.2 does not apply to the extent that the Consideration for the Taxable Supply is expressly stated to be GST inclusive.
13.3	Liability net of GST
Any reference in the calculation of Consideration or of any indemnity, reimbursement or similar amount to a cost, expense or other liability incurred by a party must exclude the amount of any Input Tax Credit entitlement of that party in relation to the relevant cost, expense or other liability. A party will be assumed to have an entitlement to a full Input Tax Credit unless it demonstrates otherwise prior to the date on which the Consideration must be provided.
13.4	Adjustments
If an Adjustment occurs in relation to a Taxable Supply made under, by reference to or in connection with this Agreement, the GST Amount will be recalculated to reflect that Adjustment and an appropriate payment will be made between the parties.
13.5	Revenue exclusive of GST
Any reference in this Agreement to price, value, sales, revenue or a similar amount (Revenue), is a reference to that Revenue exclusive of GST.
13.6	Cost exclusive of GST
Any reference in this Agreement (other than in the calculation of Consideration or of any indemnity, reimbursement or similar amount) to cost, expense or other similar amount (Cost), is a reference to that Cost exclusive of any Input Tax Credit entitlement.
13.7	GST obligations to survive termination
This clause 13 will continue to apply after expiration or termination of this Agreement.

WA Iron Ore Joint Venture - Ore Sales Agreement
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14.	Governing Law and Jurisdiction

14.1	Governing Law
(a)	This Agreement and any Clause 6 Sale will be governed by the laws of Western Australia, Australia.

(b)	The parties irrevocably and unconditionally:
(i)	submit to the non-exclusive jurisdiction of the courts of Western Australia; and

(ii)	agree that they may not object to any suit, action or proceeding commenced under or in connection with this Agreement or any Clause 6 Sale on the basis that the courts of Western Australia are not an appropriate forum.
14.2	Final judgment conclusive and enforceable
The parties agree that a final judgment in any suit, action or proceeding commenced under or in connection with this Agreement or any Clause 6 Sale in any court of competent jurisdiction is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
14.3	Dispute Resolution
(a)	The parties will first seek to resolve any dispute under or in connection with this Agreement any Clause 6 Sale by discussions in good faith.

(b)	Any party may, by notice to the other parties, require any dispute (other than a dispute to which clause 8.4(a) applies) arising under or in connection with this Agreement or any Clause 6 Sale to be referred to the Chief Executives. The Chief Executives will meet and seek in good faith to resolve the dispute within 30 days.

(c)	If the Chief Executives are unable to resolve the dispute within 30 days of referral to them, any party may refer the dispute to the Owners’ Chairpersons, who will meet and seek in good faith to resolve the dispute within 30 days.

(d)	Subject to paragraph (e), a party may not commence court proceedings in relation to any dispute arising out of or in connection with this Agreement or any Clause 6 Sale until it has complied with the dispute resolution process set out in paragraphs (a) to (c).

(e)	Nothing in this clause 14 prevents a party seeking appropriate injunctive or interlocutory relief at any time to preserve property or rights or to avoid losses that are not compensable in damages.

(f)	Each party agrees that:
(i)	it is responsible for its own costs in connection with the dispute resolution process; and

(ii)	the costs of any suit, action or proceeding commenced under or in connection with this Agreement or any Clause 6 Sale will be borne as between the parties as determined by the court of competent jurisdiction that hears the suit, action or proceeding.

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14.4	Service of Process
(a)	Each party agrees that service of all writs, process and summonses in any suit, action or proceeding under or in connection with this Agreement or any Clause 6 Sale brought in Western Australia may be made on its registered or principal office for the time being in Australia.

(b)	Nothing contained or implied in this Agreement will in any way be taken to limit the ability of a party to:
(i)	serve any writs, process or summonses; or

(ii)	obtain jurisdiction over a party in other jurisdictions,
in any manner permitted by Law.
15.	General Provisions

The provisions of clauses 21.2 to 21.7 and 21.9 to 21.13 of the Joint Venture Agreement will apply mutatis mutandis, unless the context requires otherwise.

WA Iron Ore Joint Venture - Ore Sales Agreement
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Executed by the parties
[Insert relevant execution clauses.]

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Schedule 8
*  *  *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Part 1
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*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Schedule 8
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*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
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1.	* * *		1

	1.1	* * *	1
	1.2	* * *	1
	1.3	* * *	1
	1.4	* * *	1

2.	* * *		1

	2.1	* * *	1
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	9.1	* * *	5
	9.2	* * *	6

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

	9.3	* * *	6
	9.4	* * *	6
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	9.6	* * *	6
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10.	* * *		6

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* * *

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1

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	(b)	* * *
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		(ii)	* * *

4

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(iii)	* * *
7.2	* * *
* * *
(a)	* * *
(b)	* * *
8.	* * *

8.1	* * *
* * *
(a)	* * *
(b)	* * *
8.2	* * *
* * *
(a)	* * *
(b)	* * *
8.3	* * *
* * *
(a)	* * *
(b)	* * *
8.4	* * *
* * *
8.5	* * *
(a)	* * *
(b)	* * *
9.	* * *

9.1	* * *
* * *
(a)	* * *
(b)	* * *

5

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(c)	* * *
(d)	* * *
(e)	* * *
(f)	* * *
(g)	* * *
(h)	* * *
(i)	* * *
(j)	* * *
(k)	* * *
9.2	* * *
* * *
9.3	* * *
* * *
9.4	* * *
* * *
9.5	* * *
* * *
9.6	* * *
* * *
9.7	* * *
* * *
10.	* * *

10.1	* * *
(a)	* * *
(i)	* * *
(ii)	* * *
* * *
(iii)	* * *
(iv)	* * *

6

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(v)	* * *

(vi)	* * *
(b)	* * *
(i)	* * *
(ii)	* * *
* * *
(iii)	* * *
(iv)	* * *
(c)	* * *
(i)	* * *

(ii)	* * *
10.2	* * *
* * *
(a)	* * *
(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

(i)	* * *

(j)	* * *

(k)	* * *
10.3	* * *
(a)	* * *
(i)	* * *
(ii)	* * *
(b)	* * *

7

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(i)	* * *
(A)	* * *
(B)	* * *
(ii)	* * *
(A)	* * *

(B)	* * *

(C)	* * *
(iii)	* * *
(iv)	* * *
10.4	* * *
* * *
10.5	* * *
* * *
11.	* * *

* * *
(a)	* * *
(b)	* * *
(i)	* * *
(ii)	* * *
(iii)	* * *
(c)	* * *
12.	* * *

12.1	* * *
(a)	* * *
(b)	* * *
(i)	* * *
(ii)	* * *

8

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
12.2	* * *
* * *
13.	* * *

13.1	* * *
* * *
13.2	* * *
* * *
13.3	* * *
* * *
13.4	* * *
(a)	* * *
(b)	* * *
13.5	* * *
* * *
(a)	* * *
(b)	* * *
13.6	* * *
(a)	* * *
(b)	* * *
13.7	* * *
* * *
13.8	* * *
* * *
13.9	* * *
* * *

9

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *
*  *  *
1.	* * *
2.	* * *
3.	* * *

10

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *
*  *  *
1.	* * *
2.	* * *
3.	* * *

11

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *
*  *  *
1.	* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
(a)	* * *
(b)	* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *
* * *

12

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
* * *
* * *
* * *
(a)	* * *
(b)	* * *
* * *
(a)	* * *
(b)	* * *
* * *
* * *
(a)	* * *
(b)	* * *
* * *
* * *
(a)	* * *
(b)	* * *
2.	* * *
* * *
(a)	* * *
(b)	* * *
(c)	* * *
(d)	* * *
(e)	* * *
(f)	* * *
(g)	* * *
(h)	* * *
(i)	* * *
(j)	* * *
(i)	* * *

13

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(ii)	* * *
(k)	* * *
(l)	* * *
(m)	* * *
(n)	* * *

14

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *
*  *  *

15

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Part 2
*  *  *

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Schedule 8
*  *  *

*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *

1.	* * *		1

	1.1	* * *	1
	1.2	* * *	1
	1.3	* * *	1
	1.4	* * *	1
	1.5	* * *	2

2.	* * *		2

	2.1	* * *	2
	2.2	* * *	2
	2.3	* * *	2
	2.4	* * *	2
	2.5	* * *	2

3.	* * *		3

	3.1	* * *	3
	3.2	* * *	3
	3.3	* * *	3
	3.4	* * *	3
	3.5	* * *	3
	3.6	* * *	3
	3.7	* * *	3
	3.8	* * *	3
	3.9	* * *	3

4.	* * *		3

5.	* * *		4

6.	* * *		4

	6.1	* * *	4
	6.2	* * *	4

7.	* * *		4

	7.1	* * *	4
	7.2	* * *	4

8.	* * *		5

	8.1	* * *	5
	8.2	* * *	5
	8.3	* * *	5
	8.4	* * *	5
	8.5	* * *	5

9.	* * *		5

	9.1	* * *	5

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

	9.2	* * *	6
	9.3	* * *	6
	9.4	* * *	6
	9.5	* * *	6
	9.6	* * *	6
	9.7	* * *	6

10.	* * *		6

	10.1	* * *	6
	10.2	* * *	7
	10.3	* * *	7
	10.4	* * *	8
	10.5	* * *	8

11.	* * *		8

12.	* * *		8

	12.1	* * *	8
	12.2	* * *	8

13.	* * *		9

	13.1	* * *	9
	13.2	* * *	9
	13.3	* * *	9
	13.4	* * *	9
	13.5	* * *	9
	13.6	* * *	9
	13.7	* * *	9
	13.8	* * *	9
	13.9	* * *	9

* * *

1	* * *		10

2	* * *		11

3	* * *		12

ii

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
A.	* * *

B.	* * *
*  *  *
1.	* * *

1.1	* * *
*  *  *
1.2	* * *
(a)	* * *

(b)	* * *

(c)	* * *
1.3	* * *
(a)	* * *

(b)	* * *
1.4	* * *
*  *  *
(a)	* * *

(b)	* * *

1

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
1.5	* * *
*  *  *
2.	* * *

2.1	* * *
(a)	* * *

(b)	* * *
(i)	* * *

(ii)	* * *
2.2	* * *
*  *  *
(a)	* * *

(b)	* * *

(c)	* * *
2.3	* * *
*  *  *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

(i)	* * *
2.4	* * *
*  *  *
2.5	* * *
*  *  *

2

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
3.	* * *

3.1	* * *
*  *  *
3.2	* * *
*  *  *
3.3	* * *
*  *  *
3.4	* * *
*  *  *
3.5	* * *
*  *  *
3.6	* * *
(a)	* * *

(b)	* * *
*  *  *
3.7	* * *
*  *  *
3.8	* * *
*  *  *
3.9	* * *
*  *  *
(a)	* * *

(b)	* * *
*  *  *
4.	* * *

(a)	* * *

(b)	* * *

3

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
5.	* * *

*  *  *
(a)	* * *

(b)	* * *

(c)	* * *
*  *  *
6.	* * *

6.1	* * *
*  *  *
6.2	* * *
*  *  *
7.	* * *

7.1	* * *
*  *  *
(a)	* * *

(b)	* * *

(c)	* * *
(i)	* * *

(ii)	* * *
(d)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *
7.2	* * *
*  *  *
(a)	* * *

(b)	* * *

4

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
8.	* * *

8.1	* * *
*  *  *
(a)	* * *

(b)	* * *
8.2	* * *
*  *  *
(a)	* * *

(b)	* * *
8.3	* * *
*  *  *
(a)	* * *

(b)	* * *
8.4	* * *
*  *  *
8.5	* * *
(a)	* * *

(b)	* * *
9.	* * *

9.1	* * *
*  *  *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

5

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(h)	* * *

(i)	* * *

(j)	* * *

(k)	* * *
9.2	* * *
*  *  *
9.3	* * *
*  *  *
9.4	* * *
*  *  *
9.5	* * *
*  *  *
9.6	* * *
*  *  *
9.7	* * *
*  *  *
10.	* * *

10.1	* * *
(a)	* * *
(i)	* * *

(ii)	* * *
*  *  *
(iii)	* * *

(iv)	* * *

(v)	* * *

(vi)	* * *
(b)	* * *
(i)	* * *

(ii)	* * *

6

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *
(iii)	* * *

(iv)	* * *
(c)	* * *
(i)	* * *

(ii)	* * *
10.2	* * *
*  *  *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

(i)	* * *

(j)	* * *

(k)	* * *
10.3	* * *
(a)	* * *
(i)	* * *

(ii)	* * *
(b)	* * *
(i)	* * *
(A)	* * *

(B)	* * *
(ii)	* * *
(A)	* * *

7

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(B)	* * *

(C)	* * *
(iii)	* * *

(iv)	* * *
10.4	* * *
*  *  *
10.5	* * *
*  *  *
11.	* * *

*  *  *
(a)	* * *

(b)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
(c)	* * *
12.	* * *

12.1	* * *
(a)	* * *

(b)	* * *
(i)	* * *

(ii)	* * *
12.2	* * *
*  *  *

8

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
13.	* * *

13.1	* * *
*  *  *
13.2	* * *
*  *  *
13.3	* * *
*  *  *
13.4	* * *
(a)	* * *

(b)	* * *
13.5	* * *
*  *  *
(a)	* * *

(b)	* * *
13.6	* * *
(a)	* * *

(b)	* * *
13.7	* * *
*  *  *
13.8	* * *
*  *  *
13.9	* * *
*  *  *

9

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *
*  *  *
1.	* * *

2.	* * *

3.	* * *

10

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *
*  *  *
1.	* * *

2.	* * *

3.	* * *

11

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *
*  *  *
1.	* * *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
(a)	* * *

(b)	* * *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *.
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
(a)	* * *

(b)	* * *
*  *  *
(a)	* * *

12

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(b)	* * *
*  *  *
*  *  *
(a)	* * *

(b)	* * *
*  *  *
*  *  *
(a)	* * *
(b)	* * *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
2.	* * *
*  *  *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

(i)	* * *

(j)	* * *
(i)	* * *

(ii)	* * *
(k)	* * *

(l)	* * *

(m)	* * *

13

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(n)	* * *

14

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *
*  *  *

15

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Part 3
*  *  *

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

Schedule 8
*  *  *

*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *
*  *  *

*  *  *

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

*  *  *

1.	* * *		1

	1.1	* * *	1
	1.2	* * *	1
	1.3	* * *	1
	1.4	* * *	1

2.	* * *		2

	2.1	* * *	2
	2.2	* * *	2
	2.3	* * *	2
	2.4	* * *	2
	2.5	* * *	2
	2.6	* * *	2

3.	* * *		2

	3.1	* * *	2
	3.2	* * *	3

4.	* * *		3

	4.1	* * *	3
	4.2	* * *	3
	4.3	* * *	3
	4.4	* * *	3
	4.5	* * *	3

5.	* * *		3

	5.1	* * *	3
	5.2	* * *	4
	5.3	* * *	4
	5.4	* * *	4
	5.5	* * *	4
	5.6	* * *	4
	5.7	* * *	4

6.	* * *		4

	6.1	* * *	4
	6.2	* * *	5
	6.3	* * *	5
	6.4	* * *	6
	6.5	* * *	6

7.	* * *		6

8.	* * *		6

	8.1	* * *	6
	8.2	* * *	7

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

9.	* * *		7

	9.1	* * *	7
	9.2	* * *	7
	9.3	* * *	7
	9.4	* * *	7
	9.5	* * *	7
	9.6	* * *	7
	9.7	* * *	7
	9.8	* * *	7
	9.9	* * *	7

* * *

1	* * *		8

2	* * *		9

3	* * *		10

ii

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

*  *  *

*  *  *
*  *  *
* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *
*  *  *
A.	* * *

B.	* * *

C.	* * *

D.	* * *.

E.	* * *

F.	* * *
*  *  *
1.	* * *

1.1	* * *

* * *

1.2	* * *

* * *

1.3	* * *

* * *
1.4	* * *
(a)	* * *

1

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

(b)	* * *
(c)	* * *
2.	* * *

2.1	* * *
* * *
2.2	* * *
* * *
2.3	* * *
* * *
2.4	* * *
* * *
(a)	* * *
(b)	* * *
2.5	* * *
* * *
2.6	* * *
* * *
3.	* * *

3.1	* * *
* * *
(a)	* * *
(b)	* * *
(c)	* * *
(i)	* * *
(ii)	* * *
(d)	* * *
(i)	* * *
(ii)	* * *

2

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

(iii)	* * *
3.2	* * *

* * *
(a)	* * *

(b)	* * *
4.	* * *

4.1	* * *

* * *
(a)	* * *

(b)	* * *
4.2	* * *

* * *
(a)	* * *

(b)	* * *
4.3	* * *

* * *
(a)	* * *

(b)	* * *
4.4	* * *

* * *
4.5	* * *
(a)	* * *

(b)	* * *
5.	* * *

5.1	* * *

* * *
(a)	* * *

(b)	* * *

3

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

(i)	* * *

(j)	* * *

(k)	* * *
5.2	* * *

* * *

5.3	* * *

* * *

5.4	* * *

* * *

5.5	* * *

* * *

5.6	* * *

* * *

5.7	* * *

* * *

6.	* * *

6.1	* * *
(a)	* * *
(i)	* * *

(ii)	* * *

* * *

(iii)	* * *

(iv)	* * *

4

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

(v)	* * *

(vi)	* * *
(b)	* * *
(i)	* * *

(ii)	* * *

* * *

(iii)	* * *

(iv)	* * *
(c)	* * *
(i)	* * *

(ii)	* * *
6.2	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

(i)	* * *

(j)	* * *

(k)	* * *
6.3	* * *
(a)	* * *
(i)	* * *

(ii)	* * *
(b)	* * *

5

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

(i)	* * *
(A)	* * *

(B)	* * *
(ii)	* * *
(A)	* * *

(B)	* * *

(C)	* * *
(iii)	* * *

(iv)	* * *
6.4	* * *

* * *

6.5	* * *

* * *

7.	* * *

* * *
(a)	* * *

(b)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *
(c)	* * *

8.	* * *

8.1	* * *
(a)	* * *

(b)	* * *
(i)	* * *

(ii)	* * *

6

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

8.2	* * *

* * *

9.	* * *

9.1	* * *

* * *

9.2	* * *

* * *

9.3	* * *

* * *

9.4	* * *
(a)	* * *

(b)	* * *
9.5	* * *

* * *
(a)	* * *

(b)	* * *
9.6	* * *
(a)	* * *

(b)	* * *
9.7	* * *

* * *

9.8	* * *

* * *

9.9	* * *

* * *

7

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

* * *

* * *
* * *

8

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

* * *

* * *
1.	* * *

2.	* * *

3.	* * *.

9

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

* * *

* * *
1.	* * *

* * *

* * *

* * *

* * *

* * *

* * *
(a)	* * *

(b)	* * *
* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *
(a)	* * *

(b)	* * *

* * *

(a)	* * *

10

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

(b) * * *

* * *

* * *

* * *
(a)	* * *

(b)	* * *
2.	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

(i)	* * *

(j)	* * *
(i)	* * *

(ii)	* * *
(k)	* * *

(l)	* * *

(m)	* * *

(n)	* * *

11

*  *  *Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

*  *  *
*  *  *

12

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Schedule 9
Determination of Fair Market Value and Purchase Options

1.	Determination of Fair Market Value

1.1	Application

The provisions of this item 1 will be interpreted in accordance with the relevant provisions of the Agreement and will apply in the following circumstances:
(a)	determination of the fair market value of the Target Iron Ore Assets as contemplated by clause 8.6(c);

(b)	determination of the fair market value of the Participating Interest of the Defaulting Owner and the Iron Ore Assets of the Defaulting Owner and its Related Corporations as contemplated by clause 9.5(a)(i);

(c)	determination of the fair market value of the entire WA Iron Ore JV as contemplated by clause 9.5(a)(ii);

(d)	determination of the fair market value of the scheduled reserves and resources to be developed by a Sole Funding Party as contemplated by item 1(b) of schedule 4;

(e)	determination of the fair market value of the assets comprised by the Sole Risk Opportunity as contemplated by item 2(i)(iii)(A) of schedule 4; and

(f)	determination of the fair market value of the Purchasing Owner’s Participating Share of the assets referred to in item 3(c) of schedule 4.
1.2	Determination of Fair Market Value

The fair market value in each case will be:
(a)	agreed in writing by the Owners; or

(b)	if the Owners are unable to reach agreement * * * the average of three valuations determined by three independent experts in accordance with the remaining provisions of this item 1 (each a Valuer).
1.3	Selection of Valuers
(a)	The Valuers will be selected by agreement between the Owners or, failing agreement * * * such Valuers will be nominated by the President of the Institute of Chartered Accountants, Australia at the request of either Owner.

(b)	The Valuers will:
(i)	have appropriate qualifications, including experience in valuation of resource and infrastructure assets; and

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(ii)	not have any interest which conflicts or may conflict with his or her appointment as an expert in relation to the dispute.
1.4	Conduct of Valuers
(a)	In determining the fair market value, each Valuer will:
(i)	consult with the Manager;

(ii)	accept oral and written submissions from the Owners which may be made to him * * *; and

(iii)	make a written determination of fair market value independently and without consultation of the other Valuers.
(b)	Each Valuer will keep all information received in connection with its appointment under this Agreement confidential.

(c)	The costs and expenses of each Valuer in making its valuation will be borne by the Owners equally.
1.5	Matters to be considered by Valuers

In determining the fair market value, each Valuer will value the transaction as between a willing but not anxious seller and a willing but not anxious buyer at arms length and have regard to all relevant matters including:
(a)	current and projected demand and supply conditions in the global iron ore market;

(b)	likely trends in iron ore quality specifications and pricing;

(c)	likely timing and scale of development and/or expansion of all relevant iron ore deposits;

(d)	quantum and nature of all relevant iron ore reserves and resources;

(e)	projected capital and operating costs of development and/or expansion over project life;

(f)	the global competitiveness of relevant iron ore product;

(g)	the party that will bear any stamp duty or equivalent duty arising in connection with the transaction concerned and the amount of that duty; and

(h)	any specific matters that are expressly stated to be considered in the clauses to which this schedule applies.
1.6	Manager to provide information

The Manager must provide all reasonable information that the Owners or the Valuers (as applicable) requires in order to agree or determine the fair market value in accordance with this item 1.
1.7	Valuation to be GST exclusive

The fair market value agreed by the Owners or determined by the Independent Expert (as applicable) will be determined on a GST exclusive basis and, accordingly, the fair market value will be expressly stated to be GST exclusive.

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
1.8	Time for completion of valuation

* * * that Valuer will be required to complete their valuation and to deliver a copy of their valuation to the Manager and to the Owners.
1.9	Extensions of time

If a Valuer fails to complete the valuation within the time fixed under item 1.8, the Owners or the President of the Institute of Chartered Accountants, Australia, as the case may be, may extend the time for completion of the valuations. If no extension is granted * * * another Valuer will be appointed to make that Valuer’s valuation in accordance with this schedule 9.
2.	Purchase Options

2.1	Application

The provisions of this item 2 will be interpreted in accordance with the relevant provisions of the Agreement and will apply to any Purchase Option exercised pursuant to clause 9.6.
2.2	Conditions Precedent

It will be a condition precedent to completion of the purchase that the Non-Defaulting Owner has obtained all necessary Authorisations. The Non-Defaulting Owner must use all reasonable endeavours to obtain all necessary Authorisations as soon as practicable.
2.3	Completion of Purchase

If any Purchase Option is exercised, then:
(a)	subject to clause 9.5(c) and (e), the Defaulting Owner will, and, where relevant, will procure that its Related Corporations:
(i)	on completion, transfer to the Non-Defaulting Owner all of:
(A)	its Participating Interest, including the Participant Loans and Debentures; and

(B)	the Iron Ore Assets of the Defaulting Owner and its Related Corporations, either directly or by the acquisition of Securities in the JV Entities that are Related Corporations of the Defaulting Owner at the election of the Non-Defaulting Owner, free from any Security Interests, pre-emptive rights, and other third party rights (other than a Cross Charge, a Permitted Security Interest or any Existing JV Arrangements), in consideration for payment by the Non-Defaulting Owner of the Purchase Option Price; and
(ii)	at or before completion, sign, execute, deliver and do all deeds, documents, transfers, instruments, assurances, acts and other things as may be necessary or appropriate to effect the transfers referred to in paragraph (a)(i) to the Non-Defaulting Owner; and

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(b)	the Non-Defaulting Owner will, and, where relevant, will procure that its Related Corporations:
(i)	* * * provide written notice to the Defaulting Owner of a time during business hours at which, and a place in Australia at which, completion is to occur; and

(ii)	on completion, pay the Purchase Option Price in accordance with item 2.4.
2.4	Application of Purchase Option Price

Payment of the Purchase Option Price will be made on completion of the purchase by the Non-Defaulting Owner in the following order of priority:
(a)	first, in payment of royalties to the State and any withholding or deduction for or on account of any taxes, duties, assessments or governmental charges which are referable to the Defaulting Owner (and the Non-Defaulting Owner will not be obliged to reimburse or compensate or make any payment to the Defaulting Owner for or in respect of any such withholding or deduction);

(b)	secondly, by paying to the Manager all Default Amounts owed to it;

(c)	thirdly, by paying to the Non-Defaulting Owner the total of all Unpaid Amounts that have been funded by the Non-Defaulting Owner, along with all associated Default Interest and Default Costs and any valuation fees and expenses charged to the account of the Defaulting Owner pursuant to item 1; and

(d)	fourthly, the balance (if any) will be paid to the Defaulting Owner, or as it may otherwise direct and will not carry any interest.
2.5	* * *

* * *
2.6	Stamp duty and costs

The cost of any stamp duty or equivalent duty arising in connection with the exercise of the Purchase Option will be payable by the Non-Defaulting Owner.

2.7	Warranty

The Defaulting Owner warrants to the Non-Defaulting Owner that it has good title to the assets to be transferred free from any Security Interest, pre-emptive rights, and other third party rights (other than a Cross Charge, a Permitted Security Interest and any Existing JV Arrangements).

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
*  *  *
*  *  *

*  *  *
*  *  *
(a)	* * *

(b)	* * *

(c)	* * *
*  *  *
*  *  *
*  *  *
1.	* * *

1.1	* * *
(a)	* * *

(b)	* * *
1.2	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

(i)	* * *

(j)	* * *

(k)	* * *

(l)	* * *

(m)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(n)	* * *

(o)	* * *

(p)	* * *

(q)	* * *

(r)	* * *

(s)	* * *

(t)	* * *

(u)	* * *

(v)	* * *

(w)	* * *

(x)	* * *

(y)	* * *

(z)	* * *

(aa)	* * *

(bb)	* * *

(cc)	* * *

(dd)	* * *

(ee)	* * *

(ff)	* * *

(gg)	* * *

(hh)	* * *

(ii)	* * *

(jj)	* * *
* * *
(kk)	* * *

(ll)	* * *
* * *
(mm)	* * *

(nn)	* * *
1.3	* * *

* * *
(a)	* * *

(b)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(c)	* * *

(d)	* * *
1.4	* * *
(a)	* * *

(b)	* * *
1.5	* * *

* * *
1.6	* * *

* * *

1.7	* * *

* * *

1.8	* * *

* * *
(B)	* * *
1.9	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *
(iii)	* * *
1.10	* * *

* * *
(a)	* * *

(m)	* * *
1.11	* * *

* * *

1.12	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(d)	* * *

(e)	* * *
(i)	* * *

(ii)	* * *

* * *

* * *
(A)	* * *

(B)	* * *

(C)	* * *

(D)	* * *
(i)	* * *

(ii)	* * *
* * *
1.13	* * *

* * *
(f)	* * *

(g)	* * *
(i)	* * *
(A)	* * *

(B)	* * *

(C)	* * *
(ii)	* * *
(h)	* * *
(i)	* * *

(ii)	* * *
(i)	* * *
1.14	* * *
(a)	* * *
(i)	* * *

(ii)	* * *
(A)	* * *

(B)	* * *
(iii)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
* * *

(b)	* * *
1.15	* * *

* * *
(ii)	* * *
1.16	* * *

* * *
(ii)	* * *
(A)	* * *

(B)	* * *

(C)	* * *
* * *
1.17	* * *

* * *

1.18	* * *
(a)	* * *
(i)	* * *

(ii)	* * *
(iii)	* * *
(b)	* * *
(c)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *
1.19	* * *

* * *
(k)	* * *
1.20	* * *

* * *

* * *
1.21	* * *

* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
1.22	* * *

* * *
(e)	* * *

(f)	* * *
1.23	* * *

* * *
(a)	* * *

(b)	* * *
1.24	* * *

* * *
2.	* * *

2.1	* * *

* * *

2.2	* * *

* * *

2.3	* * *

* * *
3.	* * *

3.1	* * *

* * *

3.2	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *
3.3	* * *

* * *
(a)	* * *

(b)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(c)	* * *

(d)	* * *
3.4	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

(i)	* * *
* * *

3.5	* * *

* * *
(a)	* * *

(b)	* * *
3.6	* * *

* * *
(d)	* * *
(i)	* * *

(ii)	* * *
* * *
3.7	* * *

* * *
(b)	* * *
(i)	* * *

(ii)	* * *
3.8	* * *

* * *
(b)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
4.	* * *

4.1	* * *

* * *
4.2	* * *

* * *

4.3	* * *

* * *
(a)	* * *

(m)	* * *
* * *

4.4	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *

(h)	* * *

(i)	* * *

(j)	* * *

(k)	* * *

(l)	* * *

(m)	* * *

(n)	* * *

(o)	* * *

(p)	* * *

(q)	* * *

(r)	* * *

(s)	* * *

(t)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(u)	* * *

(v)	* * *
* * *

* * *
(w)	* * *

(x)	* * *
4.5	* * *

* * *
(h)	* * *

(i)	* * *
4.6	* * *

* * *
4.7	* * *

* * *

* * *
(i)	* * *
(A)	* * *

(B)	* * *

(C)	* * *
(ii)	* * *
* * *

4.8	* * *

* * *
(a)	* * *

(b)	* * *
4.9	* * *

* * *
(a)	* * *

(b)	* * *
(i)	* * *

(ii)	* * *
(c)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(d)	* * *
(i)	* * *
(A)	* * *

(B)	* * *
(1)	* * *

(2)	* * *
* * *
(ii)	* * *
(e)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *
(A)	* * *

(B)	* * *
* * *
(iv)	* * *
(A)	* * *

(B)	* * *
(v)	* * *

(vi)	* * *
(f)	* * *

* * *	* * * * * *	* * *
* * *

* * *

* * *

* * *

* * *
(i)	* * *

(ii)	* * *
(g)	* * *

(h)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
4.10	* * *

* * *
(a)	* * *
(i)	* * *

(ii)	* * *
(b)	* * *

(c)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
(d)	* * *

(e)	* * *

(f)	* * *

(g)	* * *
(i)	* * *

(ii)	* * *
(h)	* * *
(i)	* * *

(ii)	* * *
* * *
(iii)	* * *

(iv)	* * *
* * *

(i)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *

(v)	* * *

(vi)	* * *

(vii)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
4.11	* * *

* * *
(a)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *
* * *

(b)	* * *
4.12	* * *

* * *
(a)	* * *

(b)	* * *
5.	* * *

5.1	* * *

* * *
* * *
5.2	* * *
(a)	* * *

(b)	* * *
5.3	* * *

* * *
(d)	* * *

* * *

* * *

* * *

* * *
(i)	* * *

(ii)	* * *

(iii)	* * *
* * *

* * *

* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
* * *
* * *
* * *
5.4	* * *

* * *

* * *
5.5	* * *
(a)	* * *

(b)	* * *
5.6	* * *

* * *
6.	* * *

6.1	* * *

* * *

6.2	* * *

* * *

6.3	* * *
(a)	* * *
(f)	* * *
(b)	* * *
(i)	* * *

(ii)	* * *
(c)	* * *
6.4	* * *

* * *
(a)	* * *

(b)	* * *
(d)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(A)	* * *
(1)	* * *

(2)	* * *
(B)	* * *
(1)	* * *

(2)	* * *
(e)	* * *
(c)	* * *

(d)	* * *

(e)	* * *
(ii)	* * *
(f)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
(B)	* * *
(g)	* * *
(l)	* * *
(i)	* * *
(A)	* * *

(B)	* * *
(ii)	* * *
(A)	* * *

* * ** * *

* * *

* * *

* * *
(B)	* * *
* * *
(h)	* * *

* * *

(i)	* * *

(j)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(iii)	* * *
(A)	* * *

(B)	* * *

(C)	* * *
* * *

(iv)	* * *
(A)	* * *

(B)	* * *
(v)	* * *
(A)	* * *

(B)	* * *

(C)	* * *

(D)	* * *

(E)	* * *
* * *
(k)	* * *
6.5	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

* * *
(e)	* * *

(f)	* * *
(i)	* * *

* * *

* * *

* * *

* * *

* * *

* * *

* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(ii)	* * *
(A)	* * *

(B)	* * *
* * *

* * *

* * *

* * *

* * *

(iii)	* * *
(g)	* * *
(i)	* * *

* * *

* * *

* * *

* * *

(ii)	* * *
(A)	* * *

(B)	* * *
* * *
(h)	* * *

(i)	* * *

(j)	* * *
(e)	* * *
7.	* * *

7.1	* * *

* * *
(a)	* * *

(b)	* * *
7.2	* * *

* * *
(a)	* * *

(b)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
7.3	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *
(f)	* * *
7.4	* * *

* * *
(a)	* * *

(b)	* * *
(i)	* * *
(c)	* * *
7.5	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *

(e)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *
(f)	* * *
(n)	* * *
(i)	* * *

(ii)	* * *
(A)	* * *

(B)	* * *

(C)	* * *

(D)	* * *

(E)	* * *
* * *	.

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
7.6	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *
7.7	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *
7.8	* * *

* * *

7.9	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *
7.10	* * *

* * *

7.11	* * *

* * *
(a)	* * *
(a)	* * *
(b)	* * *

(c)	* * *
(d)	* * *
(i)	* * *

* * *
(C)	* * *

(D)	* * *

(E)	* * *
(ii)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(A)	* * *

(B)	* * *
(d)	* * *
(e)	* * *
8.	* * *

8.1	* * *

* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *
8.2	* * *

* * *
(a)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *

(iv)	* * *
(b)	* * *
(b)	* * *

(c)	* * *

(d)	* * *
8.3	* * *

* * *

8.4	* * *

* * *
(a)	* * *
8.5	* * *

* * *
(a)	* * *
(i)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(ii)	* * *
(b)	* * *

(c)	* * *
(i)	* * *

(ii)	* * *
(d)	* * *
(i)	* * *

(ii)	* * *
8.6	* * *
(a)	* * *
(i)	* * *
(a)	* * *
(i)	* * *

(ii)	* * *
* * *
(ii)	* * *
(b)	* * *
(i)	* * *

(ii)	* * *

* * *
* * *
(a)	* * *

(b)	* * *
(iii)	* * *
(A)	* * *

(B)	* * *
(iv)	* * *

(v)	* * *
(c)	* * *
(vi)	* * *

* * *
* * *
(vii)	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
* * *
(a)	* * *
(i)	* * *
(A)	* * *

(B)	* * *
* * *

(ii)	* * *
(b)	* * *
(i)	* * *

(ii)	* * *
(viii)	* * *

* * *
* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *
(ix)	* * *
8.7	* * *

* * *
(a)	* * *
(i)	* * *

(ii)	* * *

* * *	* * *

* * *
* * *

* * *

* * *

* * *

* * *

* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
* * *
(a)	* * *

(b)	* * *
(b)	* * *
(b)	* * *
(c)	* * *
(c)	* * *
(i)	* * *

(ii)	* * *

(iii)	* * *
(d)	* * *
(e)	* * *
(e)	* * *
(i)	* * *

(ii)	* * *
8.8	* * *

* * *
(a)	* * *
(i)	* * *

(ii)	* * *
(b)	* * *
(c)	* * *
(i)	(A) * * *
(B)	* * *
(ii)	* * *
(A)	* * *

(B)	* * *
(iv)	* * *
8.9	* * *

* * *

* * *
* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
9.	* * *

9.1	* * *

* * *

9.2	* * *

* * *
(a)	* * *

(b)	* * *
(f)	* * *
(c)	* * *
9.3	* * *
(a)	* * *

(b)	* * *

(c)	* * *

(d)	* * *
10.	* * *

* * *

11.	* * *

* * *

12.	* * *

* * *

13.	* * *

* * *

14.	* * *

* * *

15.	* * *

* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
16.	* * *

* * *

17.	* * *

* * *

18.	* * *

* * *

19.	* * *

* * *

20.	* * *

* * *

21.	* * *

* * *

22.	* * *

* * *
*  *  *

West Australian Iron Ore
Production Joint Venture Agreement

Schedule 11
New Owner’s Assumption Deed

West Australian Iron Ore Joint
Venture – New Owner’s Deed of
Assumption
[Insert name of Acquiring Owner]
[Insert name of Disposing Owner]
[Insert names of each other party to the Joint Venture
Agreement]

West Australian Iron Ore Joint Venture –
New Owner’s Deed of Assumption

1.	Definitions and interpretation	2

	1.1 Joint Venture Agreement definitions to apply	2

	1.2 Definitions	2

	1.3 Joint Venture Agreement interpretive provisions to apply	2

2.	Acquiring Owner to Assume Liability	2

3.	Consent of Other Parties	3

4.	Disposing Owner Released	3

5.	Liability Pending Effective Date	3

6.	Address of Acquiring Owner for Notices	3

7.	Costs and stamp duty	4

8.	Governing Law and Jurisdiction	4

	8.1 Governing Law	4

	8.2 Final judgment conclusive and enforceable	4

	8.3 Dispute Resolution	4

	8.4 Service of Process	4

9.	General Provisions	5

Page (i)

West Australian Iron Ore Joint Venture –
New Owner’s Deed of Assumption

Date

Parties

1.	[#] [(ACN [#])] (the Acquiring Owner).

2.	[#] [(ACN [#])] (the Disposing Owner).

3.	[Insert name and details of each other party to the Joint Venture Agreement] (collectively the Other Parties).

Recitals

A	The Disposing Owner and the Other Parties are the current parties to the West Australian Iron Ore Joint Venture Agreement dated [#] (the Joint Venture Agreement) and certain other Transaction Documents.

B	The Participating Shares of the Owners in the WA Iron Ore JV before the Effective Date are:

The Disposing Owner [#%]

[Insert details for each Other Party that is an Owner] [#%]

C	The Disposing Owner has agreed to Dispose to the Acquiring Owner, and the Acquiring Owner has agreed to acquire, the Disposal Interest (and corresponding Participating Share) in the WA Iron Ore JV, so that on and from the Effective Date the Participating Shares of the parties will be:

[The Disposing Owner (if part of interest is retained) [#%]]

[Insert details for each Other Party that is an Owner] [#%]

The Acquiring Owner [#%]

D	Clause 10.8 of the Joint Venture Agreement provides that, unless otherwise agreed in writing by the Owners, no Disposal of a Participating Interest to a third party that would otherwise be permitted under that clause may be made unless certain conditions are satisfied (including, among others, the execution of this Deed).

E	The Disposing Owner wishes to be released from [all][a portion, referable to the Disposal Interest] of its obligations under the Joint Venture Agreement and the other Transaction Documents that are referrable to the Disposal Interest as from the Effective Date.

F	In order to give effect to the Disposal of the Disposal Interest, and in satisfaction of the requirement to enter into a New Owner’s Assumption Deed pursuant to clause 10.8 of the

West Australian Iron Ore Joint Venture –
New Owner’s Deed of Assumption

Joint Venture Agreement, the parties have agreed to enter into this Deed.

It is agreed as follows.
1.	Definitions and interpretation

1.1	Joint Venture Agreement definitions to apply

Subject to a contrary meaning being specified in clause 1.2, words and expressions defined in the Joint Venture Agreement have the same meaning when used in this Deed.

1.2	Definitions

In this Deed, the following terms have the following meanings unless the context requires otherwise.

Disposal Interest means the permitted whole or the permitted portion of the Disposing Owner’s Participating Interest as at the Effective Date, being a Participating Share of [#]%

Effective Date means the date on which each of the requirements set out in clause 10.8 of the Joint Venture Agreement have been satisfied in respect of the acquisition of the Disposal Interest.

Joint Venture Agreement has the meaning given in Recital A.

1.3	Joint Venture Agreement interpretive provisions to apply

Items 1.2 to 1.5 (inclusive) of schedule 1 to the Joint Venture Agreement will apply, mutatis mutandis, in the interpretation of this Deed.
2.	Acquiring Owner to Assume Liability

With effect on and from the Effective Date, the Acquiring Owner, to the extent of the Disposal Interest:
(a)	enjoys all of the rights and benefits of the Disposing Owner under the Joint Venture Agreement and, to the extent applicable, the other Transaction Documents to which the Disposing Owner is a party, and may hold and deal with the Disposal Interest in accordance with the terms of the Joint Venture Agreement without any interruption or disturbance from the Disposing Owner;

(b)	assumes the covenants, liabilities and obligations of the Disposing Owner arising on or after the Effective Date under the Joint Venture Agreement and undertakes to discharge those covenants, liabilities and obligations as and when required;

(c)	notwithstanding paragraph (b):
(i)	the Acquiring Owner agrees that any steps taken prior to the Effective Date with respect to the exercise of a Purchase Option or a Dilution Option in accordance with the Joint Venture Agreement, or in order to reach completion of that Purchase Option or Dilution Option, will be effective as against the Acquiring Owner even if the relevant obligations have arisen prior to the Effective Date; and

West Australian Iron Ore Joint Venture –
New Owner’s Deed of Assumption

* *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
(ii)	to the extent that the Acquiring Owner becomes a Majority Owner as a result of the acquisition of the Disposal Interest, the Acquiring Owner agrees to assume the obligations of the Disposing Owner * * *
3.	Consent of Other Parties

With effect on and from the Effective Date, each of the Other Parties:
(a)	irrevocably and unconditionally consent to the Acquiring Owner becoming a holder of the Disposal Interest and assuming the covenants, liabilities and obligations of the Disposing Owner in relation to the Disposal Interest in accordance with, and to the extent referred to in, clause 2;

(b)	acknowledge and agree that the Acquiring Owner will be entitled to exercise all of the rights and benefits of the Disposing Owner in respect of the Disposal Interest; and

(c)	agree to be bound by the terms of the Joint Venture Agreement and all other Transaction Documents (to the extent relevant) between the Disposing Owner and any of the Other Parties as if the Acquiring Owner was named in that agreement or agreements as a party [instead of / in addition to] the Disposing Owner, but only in respect of the Disposal Interest.
4.	Disposing Owner Released

With effect on and from the Effective Date, each of the Other Parties releases and forever discharges the Disposing Owner from the covenants, liabilities and obligations relating to or connected with the Disposal Interest on or after the Effective Date under the Joint Venture Agreement and the other Transaction Documents (to the extent relevant), subject to any accrued rights.
5.	Liability Pending Effective Date

Until the Effective Date, the Disposing Owner will remain liable for and be responsible for performing and observing all of the covenants, liabilities and obligations which are expressed to apply in respect of, or attaching to the Disposal Interest under the Joint Venture Agreement and the other Transaction Documents (to the extent relevant).
6.	Address of Acquiring Owner for Notices

For the purposes of the Joint Venture Agreement and the other Transaction Documents (to the extent relevant), the address of the Acquiring Owner to which all notices must be delivered is:

to [Insert details of Acquiring Owner]:	[#]

Attention [#]

Address: [#]

Fax No: [#]

West Australian Iron Ore Joint Venture –
New Owner’s Deed of Assumption

7.	Costs and stamp duty

(a)	Each party will bear the costs arising out of the negotiation, preparation, execution and enforcement of this Deed.

(b)	Subject to the Joint Venture Agreement, all stamp duty (including fines, penalties and interest) which may be payable on or in connection with this Deed and any instrument executed under this Deed will be borne by the Acquiring Owner. The Acquiring Owner will indemnify the Disposing Owner and the Other Parties on demand against any liability for that stamp duty.
8.	Governing Law and Jurisdiction

8.1	Governing Law
(a)	This Deed will be governed by the laws of Western Australia, Australia.

(b)	The parties irrevocably and unconditionally:
(i)	submit to the non-exclusive jurisdiction of the courts of Western Australia; and

(ii)	agree that they may not object to any suit, action or proceeding commenced under or in connection with this Deed on the basis that the courts of Western Australia are not an appropriate forum.
8.2	Final judgment conclusive and enforceable

The parties agree that a final judgment in any suit, action or proceeding commenced under or in connection with this Deed in any court of competent jurisdiction is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

8.3	Dispute Resolution

Any dispute, controversy, claim or difference of whatever nature arising under, out of, or in connection with this Deed will be resolved in accordance with clause 20.3 of the Joint Venture Agreement.

8.4	Service of Process
(a)	Each party agrees that service of all writs, process and summonses in any suit, action or proceeding under or in connection with this Deed brought in Western Australia may be made on its registered or principal office for the time being in Australia.

(b)	Nothing contained or implied in this Deed will in any way be taken to limit the ability of a party to:
(i)	serve any writs, processes or summonses; or

(ii)	obtain jurisdiction over a party in other jurisdictions,
in any manner permitted by Law.

West Australian Iron Ore Joint Venture –
New Owner’s Deed of Assumption

9.	General Provisions

The provisions of clauses 19, 21.1 (subject to clause 6 of this Deed) to 21.6, 21.9 and 21.11 to 21.13 of the Joint Venture Agreement will apply, mutatis mutandis, in this Deed unless the context requires otherwise.

West Australian Iron Ore Joint Venture –
New Owner’s Deed of Assumption

Executed as a Deed in Western Australia.
[Insert relevant execution clauses]

West Australian Iron Ore
Production Joint Venture Agreement

Schedule 12
Cross Charges

West Australian Iron Ore
Production Joint Venture Agreement

Part 1
Form of Owner Cross Charge

West Australian Iron Ore
Production Joint Venture
Cross Charge
([BHP Billiton JV Entities /
Rio Tinto JV Entities])

Each company listed in Schedule 1
[Rio Tinto Owner / BHP Billiton Owner /
Majority Owner]
[ACN/ABN] [insert]
[Manager]
[ACN/ABN] [insert]
Note: This is the form of charge that each JV Entity
will give as contemplated by clause 11.8 of the Joint
Venture Agreement.
If the Personal Property Securities Act applies to the
creation and perfection of security interests at the time
a charge in this form is granted then consequential
amendments will be made to make this an effective
security for the purposes of that Act.

Contents

1.	CREATION OF CHARGE		1

	1.1	Charging provision	1
	1.2	Fixed charge	1
	1.3	Priority	2
	1.4	Dealings with Charged Property	2
	1.5	Dealing with Charged Property	2
	1.6	Crystallisation	2
	1.7	Floating nature of Charge restored	2
	1.8	Prohibited Interests to become Charged Property	2

2.	UNDERTAKING TO PAY		2

3.	UNDERTAKING TO PERFORM		3

	3.1	Undertaking in respect of Secured Obligations	3
	3.2	Undertaking in respect of Joint Venture Agreement obligations	3

4.	ENFORCEMENT OF CHARGE		3

5.	APPOINTMENT OF RECEIVER		4

	5.1	Power to appoint and remove	4
	5.2	After commencement of winding up	4

6.	AGENCY		4

	6.1	Agent of the Chargor	4
	6.2	Ceasing to be agent	4

7.	POWERS OF ENFORCING PARTY		4

8.	PROTECTION OF THIRD PARTIES		5

9.	POWERS EXERCISABLE BY CHARGEE		6

	9.1	Exercise of powers	6
	9.2	Protection of Chargee	6

10.	REALISATION		6

11.	APPLICATION OF MONEY		6

12.	CONTINUING SECURITY		7

13.	PROSPECTIVE LIABILITY		7

14.	RESTRICTIONS ON DISPOSAL BY ENFORCING PARTY		7

15.	NO MARSHALLING		7

16.	NO PAYMENT AVOIDANCE		8

17.	POWER OF ATTORNEY		8

	17.1	Appointment of attorney	8
	17.2	General	9
	17.3	What an attorney may do in Western Australia	9

18.	RELEASE AND DISCHARGE		9

	18.1	Partial release	9
	18.2	Full discharge	9

19.	BENEFIT, ASSIGNMENT AND ACCESSION		10

	19.1	Owner’s Capacity	10
	19.2	Assignment	10
	19.3	Accession	10

20.	REGISTRATION AND STAMPING		10

21.	CONFIDENTIALITY		11

	21.1	Confidential Information not to be disclosed	11
	21.2	Permitted disclosure	11
	21.3	Conditions to disclosure	12
	21.4	Law of confidentiality	13
	21.5	Former party bound	13

22.	NOTICES		13

23.	GOVERNING LAW		14

	23.1	Governing law	14
	23.2	Final judgment conclusive and enforceable	14

24.	ANCILLARY PROVISIONS		14

	24.1	Severability	14
	24.2	Variation	14
	24.3	No Waiver	14
	24.4	Remedies	15
	24.5	No Merger	15
	24.6	Costs and Expenses	15
	24.7	Further Assurances	15
	24.8	Enurement	15
	24.9	Counterparts	15

Schedule

1	INITIAL CHARGORS		16

2	INTERPRETATION		17

3	NOTICE	23

4	ACCESSION DEED	24

5	RELEASE DEED	25

6	PROHIBITED INTERESTS	26

West Australian Iron Ore Production Joint Venture
Cross Charge ([BHP Billiton JV Entities / Rio Tinto
JV Entities])
DATE
PARTIES
Each company listed in Schedule 1

(each an Initial Chargor)

[Rio Tinto Owner / BHP Billiton Owner / Majority Owner]

[ACN/ABN] [insert] (Owner Chargee)

[Manager]

[ACN/ABN] [insert] (Manager)
RECITALS
A.	Under the terms of the Transaction Documents, the Obligors must perform certain financial obligations for the benefit of each Chargee and other parties to whom JV Funding Amounts may be payable, and the Chargors may be obliged to perform certain non-financial obligations for the benefit of the Owner Chargee to enable the Owner Chargee to complete a purchase after exercising a Purchase Option.

B.	Each Chargor is entering into this document in favour of each Chargee to secure the performance of some of those obligations.

C.	This document is a Cross Charge required under clause 11.8 of the Joint Venture Agreement.
OPERATIVE PROVISIONS
1.	CREATION OF CHARGE

1.1	Charging provision
(a)	Each Chargor as beneficial owner charges all its Charged Property in favour of the Owner Chargee to secure the punctual payment of all Secured Money and the punctual performance of all Secured Obligations.

(b)	Each Chargor as beneficial owner charges all its Charged Property in favour of the Manager to secure the punctual payment of all Secured Money.
1.2	Fixed charge

The Charge operates:
(a)	as a fixed charge over all Fixed Charged Property; and

(b)	subject to clause 1.6, as a floating charge over all Floating Charge Property.

1

1.3	Priority

Subject to the terms of any Priority Security Interest, the Charge is a first-ranking charge.

1.4	Dealings with Charged Property

Each Chargor covenants for the benefit of each Chargee that it will not:
(a)	(negative pledge) create a Security Interest or permit a Security Interest to subsist over any Charged Property except as permitted by clauses 10 and 11 of the Joint Venture Agreement; or

(b)	(no Disposal) Dispose of all or any of its Charged Property except in accordance with clause 1.5.
1.5	Dealing with Charged Property

Each Chargee consents to any Chargor Disposing of:
(a)	its Floating Charge Property in the ordinary course of the day-to-day operations of the Chargor; or

(b)	its Charged Property (including Floating Charged Property) as permitted by clause 10 of the Joint Venture Agreement.
1.6	Crystallisation

The Charge will cease to operate as a floating charge and will operate as a fixed charge, and the licence under clause 1.5(a) will automatically and immediately be withdrawn:
(a)	in relation to all of a Chargor’s Floating Charge Property, if this document is enforced against that Chargor’s Charged Property; or

(b)	in relation to part of a Chargor’s Floating Charge Property, if:
(i)	that Chargor breaches clause 1.4; or

(ii)	any step is taken to levy or enforce any distress or other execution on or against that part of the Floating Charge Property or to enforce any Security Interest relating to that part of the Floating Charge Property.
1.7	Floating nature of Charge restored

If the Charge has become a fixed charge under clause 1.6 in relation to all or part of a Chargor’s Floating Charge Property, the Chargees may restore the licence under clause 1.5(a) by notice to the relevant Chargor, so that the Charge will again operate as a floating charge and not as a fixed charge in relation to that Floating Charge Property.

1.8	Prohibited Interests to become Charged Property

If the relevant Chargor gives the Chargees a notice in the form of Schedule 3, each Prohibited Interest described in the notice will automatically and immediately become part of the Charged Property of that Chargor without the necessity for any further act by the Chargor.
2.	UNDERTAKING TO PAY

(a)	Subject to paragraph (b), each Chargor undertakes duly and punctually to pay to each Chargee an amount equal to each JV Funding Amount when that JV Funding

2

Amount is due, whether or not the Chargor is the obligor, or the relevant Chargee is the obligee, of that JV Funding Amount.
(b)	A Chargor’s obligation under paragraph (a) to make a payment in relation to a JV Funding Amount is taken to be satisfied to the extent that the obligor of that JV Funding Amount makes payment of the JV Funding Amount to the relevant obligee in accordance with the Transaction Documents.
3.	UNDERTAKING TO PERFORM

3.1	Undertaking in respect of Secured Obligations

Each Chargor undertakes to each Chargee that it will perform the Secured Obligations.

3.2	Undertaking in respect of Joint Venture Agreement obligations

[Each of Hamersley Iron Pty Limited and Hamersley Iron-Yandi Pty Limited]/[BHP Billiton Minerals Pty Ltd] undertakes to the Owner Chargee to do each thing that an Owner is obliged under the Joint Venture Agreement to procure it to do.
4.	ENFORCEMENT OF CHARGE

(a)	The Owner Chargee may take action under this document to enforce the Charge and exercise its powers under this document against a Chargor if an Owner Event of Default has occurred and is continuing in relation to that Chargor.

(b)	The Manager may take action under this document to enforce the Charge and exercise its powers under this document against a Chargor if a Manager Event of Default has occurred and is continuing in relation to that Chargor.

(c)	If no Owner Event of Default is continuing, the Owner Chargee must immediately cease any action to enforce the Charge or exercise its powers under this document, including by removing any Receiver if it has been appointed and giving up possession of any Charged Property.

(d)	If no Manager Event of Default is continuing, the Manager must immediately cease any action to enforce the Charge or exercise its powers under this document, including by removing any Receiver if it has been appointed and giving up possession of any Charged Property.

(e)	If, at any time, the Owner Chargee and the Manager are both entitled to enforce the Charge, then:
(i)	the exercise by the Owner Chargee of an enforcement power takes precedence over the exercise by the Manager of an enforcement power; and

(ii)	the Manager may not exercise any enforcement power to the extent inconsistent with an enforcement power being exercised by the Owner Chargee while the Owner Chargee exercises its enforcement powers.

3

5.	APPOINTMENT OF RECEIVER
5.1	Power to appoint and remove

A Chargee may at any time after it becomes entitled to enforce the Charge against a Chargor:
(a)	appoint a Receiver of all or part of the Charged Property of that Chargor; and

(b)	remove any Receiver it appointed and (subject to clause 4) appoint another in its place.

Any appointment or removal under this subclause must be in writing.
5.2	After commencement of winding up

The power to appoint a Receiver under clause 5.1 may be exercised even though:
(a)	an order has been passed to wind up the Chargor when a Chargee becomes entitled to enforce the Charge, or when an appointment is made; or

(b)	a Receiver appointed in the circumstances specified in the preceding paragraph may not, or may not in some respects, act as the Chargor’s agent.
6.	AGENCY
6.1	Agent of the Chargor

Subject to clause 6.2 and the next sentence, every Receiver appointed under clause 5 will be taken to be the agent of a Chargor, and that Chargor will be responsible for the Receiver’s acts, defaults and remuneration. The Chargee who appointed a Receiver may, by notice to the Receiver and the relevant Chargor, require the Receiver to act as its agent.

6.2	Ceasing to be agent

If for any reason (including operation of law) a Receiver ceases to be the agent of a Chargor because of an order passed to wind up the Chargor, the Receiver immediately becomes the agent of the Chargee who appointed it.
7.	POWERS OF ENFORCING PARTY
(a)	The Enforcing Party will have full power to do all or any of the following:
(i)	(take possession) take possession of, collect and get in the Charged Property and for that purpose to take any proceedings (in the name of the Chargor or otherwise);

(ii)	(give receipts) give receipts for all money and other property that may come into the hands of the Receiver in exercise of any power given by this document;

(iii)	(obligations under Transaction Documents) cause the Chargor to continue to be associated with the other parties for the purpose of fulfilling its obligations under the Transaction Documents or concur in the continuance of any of those documents;

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(iv)	(exercise rights) exercise all or any powers, rights, discretions and remedies of the Chargor or in connection with the Charged Property (including rights available under the Corporations Act or any other statute);

(v)	(raise money on Charged Property in priority) for the purposes of clause 7(a)(iv), borrow or raise money on the security of the Charged Property in priority to this Charge;

(vi)	(sell assets) sell (whether or not a Receiver has taken possession), exchange or otherwise Dispose of (absolutely or conditionally) the Charged Property (or agree to do so):
(A)	by public auction, private sale or tender for cash or on credit;

(B)	in one lot or in parcels; and

(C)	with or without special conditions and otherwise on terms the Receiver considers desirable;
(vii)	(execute documents) execute any document (in the name of the Chargor or otherwise) for the purpose of carrying into effect any power, right and discretion conferred on the Enforcing Party;

(viii)	(settle disputes) make any settlements, arrangements or compromise that it thinks fit; and

(ix)	(do everything) do or cause to be done everything with respect to the Charged Property (without being responsible for any resulting loss or damage) that it thinks necessary and which could have been done or caused to be done by the Enforcing Party if it was the absolute owner of the Charged Property.
(b)	Subject always to the obligations of the Enforcing Party under the Corporations Act an Enforcing Party may exercise its power under clause 7(a)(vi) by selling the relevant Charged Property to the Chargee who appointed it.

(c)	An Enforcing Party’s powers, rights and discretions referred to in this clause 7:
(i)	must be interpreted separately and not by reference to one another; and

(ii)	are in addition to all other powers, rights and discretions conferred on it by law, but are subject to clause 14.

(d)	Any legislation that adversely affects an obligation of a Chargor, or the exercise by an Enforcing Party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.
8.	PROTECTION OF THIRD PARTIES

A purchaser or other party to a disposal or dealing in attempted exercise of a power contained in this document is not:
(a)	bound to enquire whether there has been a default, whether a Receiver has been properly appointed or about the propriety or regularity of a sale, disposal or dealing; or

(b)	affected by notice that a sale, disposal or dealing is unnecessary or improper.

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Despite any irregularity or impropriety in a sale, disposal or dealing, it is to be treated, for the protection of the purchaser or other party to the disposal or dealing, as being authorised by this document and valid.
9.	POWERS EXERCISABLE BY CHARGEE
9.1	Exercise of powers

After the Charge has become enforceable against a Chargor, a Chargee may exercise any power as an Enforcing Party in addition to any power it has as Chargee. A Chargee may do so even if a Receiver is appointed.

9.2	Protection of Chargee

The exercise of any power by a Chargee does not cause the Chargee to:
(a)	be a mortgagee in possession;

(b)	account as mortgagee in possession; or

(c)	be answerable for any act or omission for which a mortgagee in possession is liable.
10.	REALISATION
After the Charge has become enforceable against a Chargor, the Chargor must do anything, and ensure that its employees and agents do anything, that the Enforcing Party may reasonably require to assist it to realise the Charged Property and exercise any power, right, discretion or remedy including:
(a)	execute any transfer (including any transfer in blank) of, or other document in relation to, any Charged Property;

(b)	do anything that the Enforcing Party thinks is necessary or desirable under the law in force in any place where any Charged Property is situated; and

(c)	give any notice, order, direction and consent that the Enforcing Party thinks is necessary or desirable.
11.	APPLICATION OF MONEY
Money that an Enforcing Party receives under or because of this document in relation to a Chargor is to be applied in the following order:
(a)	(expenses) first in payment of all expenses of and incidental to:
(i)	the appointment of any Receiver to that Chargor; and

(ii)	the exercise or attempted exercise by the Enforcing Party of any power, right or discretion referred to in clause 7 (including the Enforcing Party’s reasonable remuneration) against that Chargor;
(b)	(outgoings) then in payment of any other outgoings that the Enforcing Party thinks fit to pay;

(c)	(Priority Security Interest) then in discharging any Priority Security Interest;

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(d)	(Secured Money payable to appointor) then in payment to the Chargee who appointed it of the Secured Money and any amount necessary to give effect to any indemnity contained in this document;

(e)	(Secured Money payable to other Chargee) then in payment to the other Chargee of the Secured Money and any amount necessary to give effect to any indemnity contained in this document; and

(f)	(surplus) then, subject to proper claims enforceable under other Security Interests, any surplus must be paid to the relevant Chargor.
12.	CONTINUING SECURITY
The Charge is a continuing security, and remains in full force in relation to each Chargor until a final irrevocable discharge of the Charge is given by each Chargee, despite any transaction or other thing (including a settlement of account or intervening payment).
13.	PROSPECTIVE LIABILITY
The parties acknowledge that for the purpose of fixing priorities between the Charge and any subsequent charge registered or registrable under the Corporations Act and for no other purposes, the Charge secures each Chargor’s prospective liability (being the liability to pay its Secured Money, its liability to perform the Secured Obligations and its liability to indemnify the Enforcing Party as provided in this document) up to a maximum of $150 billion. The Charge may also secure prospective liabilities in excess of this specified maximum amount.
14.	RESTRICTIONS ON DISPOSAL BY ENFORCING PARTY
In exercising its rights under this document to Dispose of Charged Property, an Enforcing Party may only Dispose of Charged Property:
(a)	in order to complete a purchase by the Owner Chargee after it exercises a Purchase Option;

(b)	in the ordinary course of the day-to-day operations of the Chargor;

(c)	as permitted by clause 10 of the Joint Venture Agreement; or

(d)	if that Charged Property:
(i)	is not required in the day-to-day operations of the Chargor;

(ii)	is not otherwise required for the carrying on of the WA Iron Ore JV; and

(iii)	is not shares or other securities in another JV Entity.
15.	NO MARSHALLING
A Chargee is not under any obligation to marshal, appropriate or exercise, apply, perfect or recover any Security Interest that the Chargee holds at any time or any funds or property that the Chargee may be entitled to receive or have a claim on.

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16.	NO PAYMENT AVOIDANCE
If any payment by a Chargor to an Enforcing Party is avoided for any reason (including any legal limitation, disability or incapacity of or affecting a party or any other fact or circumstance), and whether or not:
(a)	the obligation to make the payment was illegal, void or substantially avoided; or

(b)	any fact or circumstance was or ought to have been within the knowledge of the Enforcing Party, that Chargor:
(c)	as an additional independent obligation indemnifies the Enforcing Party against that avoided payment; and

(d)	acknowledges that the Chargee’s rights are to be reinstated and will be the same in relation to that amount as if the application, or the payment or transaction giving rise to it, had not been made.
Any discharge or release between a Chargee and a Chargor is subject to reinstatement of the Chargee’s rights under this clause.
17.	POWER OF ATTORNEY
17.1	Appointment of attorney
Each Chargor irrevocably appoints each Chargee, with effect on and from the time that the Charge becomes enforceable by that Chargee against it, to be its attorney to:
(a)	(all acts necessary) do anything necessary or desirable in the opinion of the Chargee to:
(i)	give full effect to this document;

(ii)	better secure the payment of the Secured Money or the performance of the Secured Obligations;

(iii)	better secure the Chargor’s Charged Property to the Chargee in a manner consistent with this document; or

(iv)	assist in the execution or exercise of any power,
including execute any transfer (including any transfer in blank) or other document;
(b)	(Chargee powers) exercise any power, right, discretion or remedy of the Chargee; and

(c)	(general) do anything that the Chargor must or may do, or that the Chargee may do, under this document or by law, at the Chargor’s cost.
A Chargee may appoint and remove substitutes, and may delegate its powers under this clause (including this power of delegation) and revoke any delegation.

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17.2	General
(a)	An attorney appointed under clause 17.1 may do anything contemplated by that clause even if the attorney is affected by an actual or potential conflict of interest or duty, or might benefit from doing it.
(b)	An attorney appointed under clause 17.1 may do anything contemplated by that clause in its name, in the name of the relevant Chargor or in the name of both of them.
(c)	A Chargor must ratify anything done by an attorney under clause 17.1.
(d)	Each Chargor gives the power of attorney in clause 17.1:
(i)	to secure:
(A)	payment of the Secured Money to the Chargee under this document and, in the case of the Owner Chargee, performance of the Secured Obligations;

(B)	the Charged Property to the relevant Chargee in a manner consistent with this document; and

(C)	any property interest of the relevant Chargee under this document; and
(ii)	for valuable consideration, receipt of which is acknowledged by the Chargor.
17.3	What an attorney may do in Western Australia
Without prejudice to the appointment and powers in clauses 17.1 and 17.2, each Chargor appoints each Chargee to exercise, in connection with any property in Western Australia, all or any of the rights, powers and remedies exercisable by an attorney appointed by an instrument in the form of the 19th Schedule to the Transfer of Land Act 1893 (WA).
18.	RELEASE AND DISCHARGE
18.1	Partial release
(a)	Each Chargee agrees that if Charged Property is Disposed of in accordance with clause 10 of the Joint Venture Agreement, it will release that property from the Charge by executing a Release Deed.

(b)	Each Chargee must do anything (including execute any document or form), and must ensure that its employees and agents do anything (including execute any document or form), that the relevant Chargor may reasonably require to give full effect to a release contemplated by clause 18.1(a).

(c)	This clause does not limit the operation of clause 16.
18.2	Full discharge
Each party acknowledges and agrees that, except as contemplated by clause 18.1, neither Chargee is under any obligation to grant a discharge of the Charge or any other Security Interest granted under this document unless:
(a)	the party seeking the discharge has no continuing or subsisting obligations under the Transaction Documents;

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(b)	no Secured Money or Secured Obligation is owing to it by the party seeking the discharge;
(c)	no Secured Money or Secured Obligation is contingently owing to it by the party seeking the discharge (except where there is no reasonable likelihood of the contingent event occurring); and
(d)	that Chargee is satisfied that there is no reasonable prospect of Secured Money or a Secured Obligation arising in the future, at the time that discharge is sought.
19.	BENEFIT, ASSIGNMENT AND ACCESSION
19.1	Owner’s Capacity
The Owner Chargee holds the benefit of this document for itself and each other member of its Owner Block from time to time.
19.2	Assignment

A party may only assign, declare a trust over or otherwise deal with its rights under this document:
(a)	in the case of the Owner Chargee, if it ceases to be the Owner with the largest Participating Share in the [BHP Billiton / Rio Tinto] Owner Block, to the Owner with the largest Participant Share in that Owner Block in accordance with the Joint Venture Agreement;

(b)	in the case of the Manager, to a replacement Manager appointed in accordance with the Joint Venture Agreement; and

(c)	in any other case, with the consent of each other party.
This clause does not apply to a dealing which is the creation of a Security Interest.

19.3	Accession

A JV Entity may accede to this document as a Chargor by executing an Accession Deed and delivering it to each Chargee. On and from the date of the Accession Deed, the relevant entity will be deemed to be a party to this document with the rights and obligations of a Chargor.
20.	REGISTRATION AND STAMPING
Each Chargor must at its own cost:
(a)	(registration under Corporations Act) ensure that this document is registered (and not just provisionally) against it under section 263 of the Corporations Act;

(b)	(other registration) ensure that this document is registered in any other way which any other party notifies to it if any other party is reasonably satisfied that registration is necessary or desirable to perfect the Charge or to protect the rights of any other party under this document;

(c)	(Authorisations) obtain all necessary Authorisations in relation to this document and lodge them for registration in each jurisdiction required to perfect the Charge;

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(d)	(stamping) ensure that this document is stamped for the proper amount in each state and territory of Australia in which this document is required to be stamped; and

(e)	(do everything to perfect Charge) do everything necessary in each jurisdiction required to perfect the Charge.
21.	CONFIDENTIALITY
21.1	Confidential Information not to be disclosed
(a)	For the purposes of this clause 21, Confidential Information means the terms and conditions of this document and the Transaction Documents.

It does not include information:
(i)	which is in or comes into the public domain otherwise than by disclosure in breach of this document or a Transaction Document;

(ii)	(other than in respect of the terms and conditions of this document or a Transaction Document) already known to the person at the date of disclosure;

(iii)	acquired from a third party who is entitled to disclose it; and

(iv)	which is independently developed by the person receiving that information otherwise than by disclosure in breach of this document or a Transaction Document.
(b)	Each party undertakes that it will not, and will procure that its Related Corporations will not:
(i)	disclose Confidential Information, including Confidential Information of any other party (the Protected Party), to any person; or

(ii)	use Confidential Information of the Protected Party, except either:

(iii)	with the prior written approval of the Protected Party; or

(iv)	for the purposes of this document or the Transaction Documents, or as otherwise permitted by this clause 21.
(c)	Each party undertakes that it will:
(i)	promptly do anything reasonably required by another party to prevent or restrain a breach or suspected breach of this clause 21.1 or any infringement or suspected infringement whether by court proceedings or otherwise; and

(ii)	inform each other party immediately if it becomes aware that Confidential Information has been disclosed to an unauthorised third party.
21.2	Permitted disclosure
Subject to clause 21.3, a party may disclose Confidential Information:
(a)	(Related Corporation) to any of its Related Corporations;

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(b)	(officers and employees) to its directors, employees, officers and agents or of any of its Related Corporations;

(c)	(professional advisers) to its professional advisers (including legal advisers) and consultants;

(d)	(lenders) to a bank or other financial institution (and its professional advisers including legal advisers) in connection with any loan or other financial accommodation or application for a loan or financial accommodation to it or to any of its Related Corporations or the provision of underwriting for any issue of securities;

(e)	(potential disposals) in connection with any potential Disposal, Security Interest or investment;

(f)	(disposals) to a third party to whom a party has made a Disposal of part of its Participating Interest or who has otherwise acquired an economic interest in part of a party’s property;

(g)	(required Disclosures) to the extent required under any applicable Law or the rules or regulations of any recognised securities exchange which apply to it or to any of its Related Corporations;

(h)	(legal proceedings) if the disclosure is required for the purposes of any legal, administrative or other proceedings involving it or any of its Related Corporations;

(i)	(Duties) if and to the extent that it may be reasonably necessary in the discharge of its duties and obligations under this document or a Transaction Document;

(j)	(Authority) if and to the extent that it may be reasonably necessary or desirable to disclose the information to any Authority in connection with applications for any Authorisations; and

(k)	(Customers) to an existing or potential customer of Iron Ore Product in connection with the sale of Iron Ore Product or other arrangements for the supply of Iron Ore Product to that customer.
21.3	Conditions to disclosure
(a)	Any disclosure:
(i)	under clause 21.2(d), (e) or (f) may only be made if the person to whom disclosure is to be made first agrees with the party disclosing the information, in a form enforceable by the Protected Party and which is no less onerous than the requirements of this clause 21, that the information concerned must not be disclosed to any other person for any purpose, and such disclosure may only be made for the purposes of satisfying the person to whom disclosure is made as to the value and commercial viability of the proposed transaction; and

(ii)	under clause 21.2(a) to (c), (i) and (j) may only be made if the person to whom disclosure is to be made is informed of the confidential nature of the information and required to, in the case of an Authority, to the extent possible, respect that confidentiality.
(b)	Any Confidential Information that is required to be disclosed in legal, administrative or other proceedings (other than between the parties) pursuant to clause 21.2(h) may not be disclosed to any person unless:

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(i)	prior to that disclosure, the party intending to disclose the Confidential Information (Disclosing Party) notifies each other party giving full details of:
(A)	the legal, administrative or other proceedings in relation to which disclosure is required, including to the maximum extent permitted by Law, copies of documents filed in those legal, administrative or other proceedings; and

(B)	the Confidential Information intended to be disclosed;
(ii)	to the maximum extent permitted by Law, the Disclosing Party gives each other party a reasonable opportunity in a court of law or other appropriate body or forum to:
(A)	challenge whether the proposed disclosure is in accordance with the terms of this clause 21;

(B)	challenge the obligation of the Disclosing Party or any other person to make that disclosure; or

(C)	secure an order or ruling (including, where appropriate, an order or ruling that the disclosure should only be made on a confidential basis) to protect or preserve the confidentiality of the relevant information;
(iii)	the Disclosing Party takes all reasonable steps to preserve the Confidential Information to be disclosed, including, where appropriate, by doing all things necessary to obtain an order that the Confidential Information be disclosed in accordance with an appropriate confidentiality regime; and

(iv)	the other requirements of this clause 21 applicable to that disclosure are satisfied.
21.4	Law of confidentiality

The confidentiality undertaking contained in this document will be in addition to and will in no way derogate from the obligations of the parties in respect of secret and confidential information at law, in equity or under any statute or trade or professional custom or use.
21.5	Former party bound

This clause 21 will continue to bind a party after it ceases to be a party to this document.
22.	NOTICES

Any notice, demand, consent, certificate, approval, nomination, waiver or other similar communication given or made in connection with this document (a notice):
(a)	will be in writing and signed by the sender or a person duly authorised by the sender;

(b)	will be addressed and delivered to the intended recipient at the address or fax number below or the address or fax number last notified by the intended recipient to the sender after the date of this document:
(i)	to the Manager: [#]

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(ii)	to the Owner Chargee: [#]

(iii)	to a Chargor: [#]
(c)	will be taken to be duly given or made when delivered, received or left at the above fax number or address. If delivery or receipt occurs on a day that is not a business day in the place to which the notice is sent or is later than 4pm (local time) at that place, it will be taken to have been duly given or made at the commencement of business on the next business day in that place.
23.	GOVERNING LAW
23.1	Governing law
(a)	This document is governed by the laws of Western Australia, Australia.

(b)	The parties irrevocably and unconditionally:
(i)	submit to the non-exclusive jurisdiction of the courts of Western Australia; and

(ii)	agree that they may not object to any suit, action or proceeding commenced under or in connection with this document on the basis that the courts of Western Australia are not an appropriate forum.
23.2	Final judgment conclusive and enforceable

The parties agree that a final judgment in any suit, action or proceeding commenced under or in connection with this document in any court of competent jurisdiction is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
24.	ANCILLARY PROVISIONS
24.1	Severability

If any of the provisions of this document is or becomes invalid, illegal or unenforceable, in whole or in part, under the law of any jurisdiction, the validity, legality or enforceability of such provision or part under the law of any other jurisdiction and the validity, legality and enforceability of the remaining provisions of this document will not in any way be affected or impaired. If any provision of this document, or its application to any person or entity or any circumstance, is invalid or unenforceable, the parties will make such suitable and equitable provision as is necessary in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.
24.2	Variation

No variation, modification or amendment of all or any part of this document, including the schedules to this document, will be effective unless in writing and signed by or on behalf of each party.
24.3	No Waiver

No failure of any of the parties to exercise, or delay by it in exercising, any right, power or remedy in connection with this document will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy preclude any other or further

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exercise of such right, power or remedy or the exercise of any other right, power or remedy.

24.4	Remedies
(a)	Except as otherwise provided for in this document, the rights and remedies of the parties are cumulative and not exclusive of rights and remedies provided by Law.

(b)	Without prejudice to any other rights and remedies which any party may have, each party acknowledges and agrees that damages would not be an adequate remedy for any breach by any party of the provisions of this document and any party will be entitled to seek the remedies of injunction, specific performance and other equitable relief (and the parties will not contest the appropriateness or availability thereof), for any threatened or actual breach of any provision of this document by any party and no proof of special damages will be necessary for the enforcement by any party of the rights under this document.
24.5	No Merger

The rights and obligations of the parties:
(a)	will not merge on the completion of any transaction contemplated by this document; and

(b)	will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.
24.6	Costs and Expenses
(a)	Each party must bear its own costs arising out of the negotiation, preparation and execution of this document.

(b)	All stamp duty (including fines, penalties and interest) payable by a party on or in connection with this document will be borne by that party.
24.7	Further Assurances

Each party agrees to do anything necessary or desirable (including executing agreements, deeds, transfers, instruments and documents) to give full effect to this document and the transactions contemplated by it.
24.8	Enurement

Except as provided in this document, the provisions of this document will enure for the benefit of, and be binding on, the parties and their respective successors and permitted assigns.
24.9	Counterparts

This document may be executed in any number of counterparts and by the parties on separate counterparts, each of which will be an original but all of which together will constitute one and the same instrument. This document will not take effect until each party has executed at least one counterpart.

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Schedule 1
INITIAL CHARGORS
[insert relevant JV entities]

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Schedule 2
INTERPRETATION
1.	DEFINITIONS

The following definitions apply in this document.

Accession Deed means a document substantially in the form of Schedule 4.

Additional Chargor means any company that accedes to this document in accordance with clause 19.3.

Authorisations means all permissions, licences, authorisations, approvals, consents, rulings, registrations, filings, lodgements, permits, franchises, agreements, notarisations, certificates, licences, approvals, directions, declarations, authorities or exemptions from, by or with any Authority.

Authority means any minister, government or representative of a government or any governmental, quasi-governmental, local government, statutory, judicial, administrative, fiscal, tax, competition or regulatory authority, entity or other body, department, concession, tribunal, self-regulatory organisation established pursuant to statute or rules of a recognised stock exchange, instrumentality, agency, statutory corporation or public authority.

BHP Billiton Group has the meaning given in the Joint Venture Agreement.

Business Day means a day that is not a Saturday, Sunday or public holiday in Perth, Western Australia.

Called Sum has the meaning given in the Joint Venture Agreement.

Cash has the meaning given in the Funding and Distribution Policy.

Charge means each charge created by clause 1.

Charged Property means all a Chargor’s interest in all its property anywhere (both present and future), other than the Excluded Property.

Chargees means the Owner Chargee and the Manager.

Chargor Block Member means the Chargors’ Owner and each other member of its Owner Block.

Chargors means each Initial Chargor and any Additional Chargor.

Chargors’ Issuer means the Issuer of which each Chargor is a Subsidiary.

Chargors’ Owner means the Owner of which each Chargor is a Subsidiary.

Corporations Act means the Corporations Act 2001 (Cth).

Cross Charge has the meaning given in the Joint Venture Agreement.

Default Costs has the meaning given in the Joint Venture Agreement.

Default Interest has the meaning given in the Joint Venture Agreement.

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Dispose means, in relation to any asset, to sell, transfer, assign, declare oneself a trustee of, or part with the benefit of, or otherwise dispose of, the asset (or any interest in it, or any part of it) other than (in each case) by the creation of a Security Interest, and Disposal has a corresponding meaning.

Enforcing Party means:
(a)	a Chargee entitled under clause 4 to take action to enforce the Charge; and

(b)	a Receiver entitled under clause 5 to take action to enforce the Charge.
Excluded Assets has the meaning given in the Joint Venture Agreement.
Excluded Property means:
(a)	any Excluded Assets;

(b)	any Sole Risk Development or Sole Risk Opportunity;

(c)	any Prohibited Interest unless and until the relevant Chargor gives a notice in relation to it in accordance with clause 1.8; and

(d)	any other property, to the extent that:
(i)	it is located in New South Wales, for the purposes of the mortgage duty provisions of the Duties Act 1997 (NSW), at the date of first execution of this document;

(ii)	it is land located in New South Wales, for the purposes of the mortgage duty provisions of the Duties Act 1997 (NSW), at any time within 12 months after the date of first execution of this document; or

(iii)	it is located in New South Wales, for the purposes of the mortgage duty provisions of the Duties Act 1997 (NSW), is “relevant property” as defined in section 208(6) of the Duties Act 1997 (NSW) and is identified in this document or identified under an arrangement in place when this document was first executed, unless and until the Duties Act 1997 (NSW) ceases to impose duty on mortgages or charges.
Fixed Charge Property means all Charged Property that is not Floating Charge Property.
Floating Charge Property means:
(a)	Iron Ore Product; and

(b)	any other Charged Property that the relevant Chargor deals with in the ordinary course of the day-to-day operations of the Chargor.
Funding and Distribution Policy has the meaning given in the Joint Venture Agreement.
Insolvency Administration means, in relation to a person, its winding up, or the appointment of an administrator to that person pursuant to Part 5.3A of the Corporations Act.
Iron Ore Assets has the meaning given in the Joint Venture Agreement.
Iron Ore Product has the meaning given in the Joint Venture Agreement.
Issuer has the meaning given in the Joint Venture Agreement.

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Joint Venture Agreement means the West Australian Iron Ore Production Joint Venture Agreement dated [insert] between [the Chargees] and others.

JV Entity has the meaning given in the Joint Venture Agreement.

JV Funding Amount means:
(a)	any Called Sum payable by a Chargor Block Member to the Manager or the Chargors’ Issuer under the Transaction Documents and any Default Interest or Default Costs arising from a failure by a Chargor Block Member to pay a Called Sum;

(b)	any amount that a Chargor Block Member is required to transfer or procure the transfer of in accordance with clause 3.11(h) of the Joint Venture Agreement;

(c)	the amount that a Chargor Block Member is obliged to pay to purchase any NDO Loan under the Transaction Documents;

(d)	the amount that the Chargors’ Owner is obliged to pay:
(i)	under clause 6.3 of the Funding and Distribution Policy; or

(ii)	under clause 6.4 of the Funding and Distribution Policy;
(e)	the amount of any Cash costs of a Sole Risk Development or a Sole Risk Opportunity that the Chargors’ Owner or a Sole Risk Entity that is a Related Corporation of the Chargors’ Owner is obliged to pay under items 1(f), 1(j) and 2(c) of schedule 4 of the Joint Venture Agreement or item 11.3 of the Funding and Distribution Policy; and

(f)	the amount of any Participant Loans owing or payable by the Chargors’ Issuer or the Manager to the Owner Chargee,
each on any account at any time, whether present or future, actual or contingent or incurred alone, jointly, severally or jointly and severally and without regard to the capacity in which the relevant Obligor is liable.

Law includes statutes, regulations, rules of the common law, principles of equity, regulatory agency policies and guidelines and security exchange rules.

Manager has the meaning given in the Joint Venture Agreement.

Manager Event of Default means, in relation to a Chargor, that Chargor entering into Insolvency Administration.

NDO Loan has the meaning given in the Joint Venture Agreement.

Obligor means:
(a)	the Chargors’ Owner;

(b)	the Chargors’ Issuer; and

(c)	the Manager.
Owner has the meaning given in the Joint Venture Agreement.

Owner Block has the meaning given in the Joint Venture Agreement.

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Owner Event of Default means, in relation to a Chargor, any of the following:
(a)	a failure by any Obligor to pay:
(i)	an amount that it is obliged to pay to purchase any NDO Loan under the Transaction Documents when due; or

(ii)	any other Secured Money (other than any failure to repay a Participant Loan) within 30 days after the due date for payment; or
(b)	a failure by a Chargor to perform its Secured Obligations within 30 days of written notice from the Chargee requesting it to do so.
Participant Loans has the meaning given in the Joint Venture Agreement.

Participant Share has the meaning given in the Joint Venture Agreement.

Participating Interest has the meaning given in the Joint Venture Agreement.

Priority Security Interest means:
(a)	any Security Interest that the Chargees agree ranks in priority to the Charge; and

(b)	any Security Interest over Charged Property that ranks in priority to the Charge by operation of law.
Prohibited Interest means an asset or interest described in Schedule 6 unless and until the relevant Chargor gives a notice in accordance with clause 1.8 in relation to that asset or interest.

Purchase Option has the meaning given in the Joint Venture Agreement, and the Chargee exercises a Purchase Option by giving a written notice in accordance with clause 9.5(b) of the Joint Venture Agreement.

Receiver means a receiver or receiver and manager appointed under clause 5.

Related Corporation has the meaning given to Related Body Corporate in the Corporations Act but as if subsidiary had the meaning given in this document, and also includes:
(a)	in the case of Rio Tinto, any member of the Rio Tinto Group; and

(b)	in the case of BHP Billiton, any member of the BHP Billiton Group.
Release Deed means a document in substantially the form of Schedule 5.

Rio Tinto Group has the meaning given in the Joint Venture Agreement.

Secured Money means the money owing by a Chargor to the Chargee under clause 2, whether present or future, on actual or contingent or incurred alone, jointly, severally or jointly and severally and without regard to the capacity in which the Chargor is liable.

Secured Obligation means, if the Owner Chargee’s Purchase Option is exercised, a Chargor’s obligation to transfer to the Owner all of its Iron Ore Assets either directly or through the acquisition of securities in JV Entities owned by it in accordance with item 2 of schedule 9 of the Joint Venture Agreement.

Security Interest means any mortgage, pledge, lien or charge or any other security or preferential interest or arrangement of any kind or any other right of, or arrangement with,

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any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset.

Sole Risk Development has the meaning given in the Joint Venture Agreement.

Sole Risk Opportunity has the meaning given in the Joint Venture Agreement.

Subsidiary has the meaning given in the Corporations Act, provided that:
(a)	an entity will also be deemed to be a Subsidiary of a body corporate if it is controlled (within the meaning of that term provided by Pt 1.2, Div 6 of the Act); and

(b)	a trust may be a Subsidiary (for the purposes of which a unit or other beneficial interest will be deemed to be a share in the capital of a body corporate) and a body corporate or a trust may be a Subsidiary of a trust.
Transaction Document has the meaning given in the Joint Venture Agreement.

WA Iron Ore JV has the meaning given in the Joint Venture Agreement.
2.	RULES FOR INTERPRETING THIS DOCUMENT
2.1	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.
(a)	The singular includes the plural, and the converse also applies.

(b)	A gender includes all genders.

(c)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity.

(e)	A reference to a clause or schedule is a reference to a clause of, or schedule to, this document.

(f)	A reference to an agreement or document (including a reference to this document) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this document or that other agreement or document.

(g)	A reference to a party to this document, the Transaction Documents or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).

(h)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i)	A reference to sale or sell includes to procure the sale and a reference to purchase includes to procure the purchase.

(j)	A reference to dollars and $ is to Australian currency.

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(k)	A reference to time is a reference to:
(i)	time in the place in which the relevant event occurs; or

(ii)	if the relevant event is to occur in more than one place, time in Perth, Western Australia.
(l)	If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing will be done on the immediately succeeding Business Day.

(m)	The meaning of general words is not limited by specific examples introduced by including, or for example, or similar expressions.

(n)	Nothing in this document is to be interpreted against a party on the ground that the party put forward this document or a relevant part of it.
2.2	Consents or approval

If the doing of any act, matter or thing under this document is dependent on the consent or approval of a party or is within the discretion of a party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the party in its absolute discretion unless expressly provided otherwise.
2.3	Method of payment

All payments required to be made under this document must be tendered by way of direct transfer of immediately available funds to the bank account nominated in writing by the party to whom the payment is due. Any payment tendered under this document after 4pm in the local time of the bank branch from which payment is made must be taken to have been made on the next succeeding Business Day (the deemed payment date) after the date on which payment is tendered, and if the deemed payment date is after the relevant due date for payment, interest will accrue under item 1.5 accordingly.
2.4	Interest on amounts payable

Interest accrues on each amount which is due and payable, but not paid, by one party to another under or in accordance with this document:
(a)	on a daily basis from the due date up to the date of actual payment;

(b)	both before and after judgment (as a separate and independent obligation); and

(c)	at the rate which is the sum of the Bank Bill Rate (as defined in the Joint Venture Agreement) plus a margin of 3%, calculated for successive periods of one month, with the first period commencing on the due date of the amount on which interest is payable.
The defaulting party must pay interest accrued under this item 2.4 on written demand by the non-defaulting party or, if no demand is made, on the last day of each month. The interest is payable in the currency of the unpaid amount on which it accrues.

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Schedule 3
NOTICE

TO:	[insert names] (Chargees)

FROM:	[insert namess] (Chargor)
West Australian Iron Ore Production Joint Venture Cross Charge ([insert name] JV Entities)
In this document, capitalised terms have the meaning given in the West Australian Iron Ore Production Joint Venture Cross Charge ([insert name]) dated [insert] granted by the Chargor in favour of the Chargee.
The Chargor notifies the Chargees that, with effect from the date of this notice, the following assets or interests listed below have ceased to be Prohibited Interests for the purposes of the West Australian Iron Ore Production Joint Venture Cross Charge:
[insert description of the relevant assets or interests that are no longer Prohibited Interests].
Date [insert date]
[insert execution clause]

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Schedule 4
ACCESSION DEED

BY:	[insert name] (Additional Chargor)

IN FAVOUR OF:	[insert names] (Chargees)
West Australian Iron Ore Production Joint Venture Cross Charge ([insert name] JV Entities)
In this document, capitalised terms have the meaning given in the West Australian Iron Ore Production Joint Venture Cross Charge ([insert name]) dated [insert] granted by the Chargor in favour of the Chargee (Cross Charge).
The Additional Chargor:
(a)	charges its Charged Property in favour of each Chargee on the terms set out in the Cross Charge; and

(b)	covenants for the benefit of each Chargee to observe, perform and be bound by all of the undertakings, liabilities and obligations of a Chargor under the Cross Charge.
This document is governed by the laws of Western Australia, Australia.
EXECUTED AND DELIVERED as a deed poll on [insert date].
[insert execution clause]

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Schedule 5
RELEASE DEED

BY:	[insert name] (Chargee)

IN FAVOUR OF:	[insert name] (Chargor)
West Australian Iron Ore Production Joint Venture Cross Charge ([insert name] JV Entities)
In this document, capitalised terms have the meaning given in the West Australian Iron Ore Production Joint Venture Cross Charge ([insert name]) dated [insert] granted by the Chargor in favour of the Chargee, and Released Property means [insert description of property to be released].
The Chargee releases the Released Property from the Cross Charge or reconveys, transfers or assigns (as appropriate) the Released Property to the Chargor free of the Cross Charge, but without affecting the rights of the Chargee in respect of all other Charged Property and without otherwise affecting the rights of the Chargee under each Transaction Document.
This document is governed by the laws of Western Australia, Australia.
EXECUTED AND DELIVERED as a deed poll on [insert date].
[insert execution clause]

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Schedule 6
PROHIBITED INTERESTS
[List, for each relevant Chargor, any asset or interest that cannot be initially subject to the Cross Charge because of Agreed Impediments]

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EXECUTED AND DELIVERED as a deed.
[Insert execution clauses.]

27

West Australian Iron Ore
Production Joint Venture
Cross Charge
([BHP Billiton Owner / Rio
Tinto Owner / Incoming
Owner])

[[BHP Billiton Owner] / [Rio Tinto Owner] /
[Incoming Owner]]
[ACN/ABN] [insert]
[[Rio Tinto Owner] / [BHP Billiton Owner] /
[Majority Owner]]
[ACN/ABN] [insert]
Note: This document is required when an Owner is required to grant security by way of Cross Charge.
If the Personal Property Securities Act applies to the creation and perfection of security interests at the time a charge in this form is granted then consequential amendments will be made to make this an effective security for the purposes of that Act.

Contents

1.	CREATION OF CHARGE		1

	1.1	Charging provision	1
	1.2	Fixed charge	1
	1.3	Priority	1
	1.4	Dealings with Charged Property	1
	1.5	Issuer Shares to become Charged Property	2
	1.6	Obligations to become Secured Obligations	2

2.	UNDERTAKING TO PAY		2

3.	UNDERTAKING TO PERFORM		2

4.	ENFORCEMENT OF CHARGE		3

5.	APPOINTMENT OF RECEIVER		4

	5.1	Power to appoint and remove	4
	5.2	After commencement of winding up	4

6.	AGENCY		4

	6.1	Agent of the Chargor	4
	6.2	Ceasing to be agent	5

7.	POWERS OF ENFORCING PARTY		5

8.	PROTECTION OF THIRD PARTIES		6

9.	POWERS EXERCISABLE BY CHARGEE		6

	9.1	Exercise of powers	6
	9.2	Protection of Chargee	6

10.	REALISATION		6

11.	APPLICATION OF MONEY		7

12.	CONTINUING SECURITY		7

13.	PROSPECTIVE LIABILITY		7

14.	ENFORCEMENT SUBJECT TO JOINT VENTURE AGREEMENT		7

15.	NO MARSHALLING		8

16.	NO PAYMENT AVOIDANCE		8

17.	POWER OF ATTORNEY		8

	17.1	Appointment of attorney	8
	17.2	General	9
	17.3	What an attorney may do in Western Australia	9

18.	RELEASE AND DISCHARGE		9

	18.1	Partial release	9
	18.2	Full discharge	10

19.	BENEFIT AND ASSIGNMENT		10

	19.1	Chargee’s capacity	10
	19.2	Assignment	10

20.	REGISTRATION AND STAMPING		10

21.	CONFIDENTIALITY		11

	21.1	Confidential Information not to be disclosed	11
	21.2	Permitted disclosure	11
	21.3	Conditions to disclosure	12
	21.4	Law of confidentiality	13
	21.5	Former party bound	13

22.	NOTICES		13

23.	GOVERNING LAW		14

	23.1	Governing law	14
	23.2	Final judgment conclusive and enforceable	14

24.	ANCILLARY PROVISIONS		14

	24.1	Severability	14
	24.2	Variation	14
	24.3	No Waiver	15
	24.4	Remedies	15
	24.5	No Merger	15
	24.6	Costs and Expenses	15
	24.7	Further Assurances	15
	24.8	Enurement	15
	24.9	Counterparts	15

Schedule

1	INTERPRETATION		16

2	RELEASE DEED		22

3	NOTICE – ISSUER SHARES		23

4	NOTICE – SECURED OBLIGATIONS	24

West Australian Iron Ore
Production Joint Venture Agreement

Part 2
Form of JV Entity Cross Charge

West Australian Iron Ore Production Joint Venture
Cross Charge ([BHP Billiton Owner / Rio Tinto
Owner / Incoming Owner])
DATE
PARTIES
[[BHP Billiton Owner] / [Rio Tinto Owner] / [Incoming Owner]]
[ACN/ABN] [insert] (Chargor)
[[Rio Tinto Owner] / [BHP Billiton Owner] / [Majority Owner]]
[ACN/ABN] [insert] (Chargee)
RECITALS
A.	Under the terms of the Transaction Documents, the Obligors must perform certain financial obligations for the benefit of the Chargee and other parties to whom JV Funding Amounts may be payable, and the Chargor must perform certain non-financial obligations for the benefit of the Chargee under the Joint Venture Agreement.

B.	The Chargor is entering into this document in favour of the Chargee to secure the performance of some of those obligations.

C.	This document is a Cross Charge that is required [as a Completion Document under clause 6.2 of the Implementation Agreement / to satisfy the requirements set out in clause 10.8(c) of the Joint Venture Agreement].
OPERATIVE PROVISIONS
1.	CREATION OF CHARGE

1.1	Charging provision

The Chargor as beneficial owner charges all its Charged Property in favour of the Chargee to secure the punctual payment of all Secured Money and the punctual performance of all Secured Obligations.
1.2	Fixed charge

The Charge operates as a fixed charge over all Charged Property.

1.3	Priority

Subject to the terms of any Priority Security Interest, the Charge is a first-ranking charge.

1.4	Dealings with Charged Property
(a)	The Chargor covenants for the benefit of the Chargee that it will not:
(i)	(negative pledge) create a Security Interest or permit a Security Interest to subsist over any Charged Property or the Issuer Shares; or

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(ii)	(no Disposal) Dispose of all or any of its Charged Property or the Issuer Shares,
except as permitted by clauses 10 and 11 of the Joint Venture Agreement.

(b)	The Chargee consents to the Chargor Disposing of its Charged Property or the Issuer Shares as permitted by clause 10 or 11 of the Joint Venture Agreement.
1.5	Issuer Shares to become Charged Property

If the Chargor gives the Chargee a notice in the form of Schedule 3, the Issuer Shares will automatically and immediately become part of the Charged Property without the necessity for any further act by the Chargor.

[This clause 1.5, paragraph (b) of the definition of ‘Excluded Property’ and Schedule 3 can be deleted where the Cross Charge is being granted by an Incoming Owner (unless the Incoming Owner acquires the Participating Interest of an existing Owner in circumstances where the charge over the Issuer Shares is not yet required to be provided under clause 11.8 of the Joint Venture Agreement). Where this clause, paragraph (b) of the definition of Excluded Property and Schedule 3 are deleted, the Issuer Shares will form part of the Charged Property and accordingly the references to the Issuer Shares in clause 1.4 will also be deleted.]

1.6	Obligations to become Secured Obligations

If the Chargor gives the Chargee a notice in the form of Schedule 4, the obligations described in that notice will automatically and immediately become Secured Obligations without the necessity for any further act by the Chargor.

[If this Cross Charge is granted by an Incoming Owner in accordance with clause 10.8(c) of the Joint Venture Agreement, Schedule 4 can be deleted and the definition of Secured Obligations can list the relevant obligations (unless the Incoming Owner acquires the Participating Interest of an existing Owner in circumstances where the Cross Charge is not yet required to extend to secure those obligations in accordance with arrangements agreed between the Owners).]

2.	UNDERTAKING TO PAY

(a)	Subject to paragraph (b), the Chargor undertakes duly and punctually to pay to the Chargee an amount equal to each JV Funding Amount when that JV Funding Amount is due, whether or not the Chargor is the obligor, or the Chargee is the obligee, of that JV Funding Amount.

(b)	The Chargor’s obligation under paragraph (a) to make a payment in relation to a JV Funding Amount is taken to be satisfied to the extent that the obligor of that JV Funding Amount makes payment of the JV Funding Amount to the relevant obligee in accordance with the Transaction Documents.
3.	UNDERTAKING TO PERFORM

The Chargor undertakes to the Chargee that it will perform the Secured Obligations.

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4.	ENFORCEMENT OF CHARGE

(a)	The Chargee may take action under this document to enforce the Charge and exercise its powers under this document if an Event of Default has occurred and is continuing.

(b)	The Chargee may take action under this document to enforce the Charge and exercise its powers under this document if an Insolvency Enforcement Trigger has occurred and is continuing but the Chargee or a Receiver appointed by it may not exercise any power of sale or otherwise Dispose of any Charged Property (unless it is also permitted to enforce the Charge in accordance with paragraph (a)).

(c)	If no Event of Default or Insolvency Enforcement Trigger is continuing, the Chargee must immediately cease any action to enforce the Charge or exercise its powers under this document, including by removing any Receiver if it has been appointed and giving up possession of any Charged Property.

(d)	For the purposes of paragraph (c), the relevant Insolvency Enforcement Trigger will be deemed to be no longer continuing in the following circumstances:

Form of Insolvency Enforcement Trigger	Event causing the Insolvency Enforcement
Trigger to cease to exist

Appointment of an administrator to the Chargor pursuant to Part 5.3A of the Corporations Act.	The administration of the Chargor ends.

A liquidator appointed to the Chargor:	Either:

(a) disclaims the Joint Venture Agreement by “signed writing” under section 568(1) of the Corporations Act; or	(a) the liquidator withdraws or abandons the disclaimer, or the disclaimer is otherwise set aside by the court under section 568B of the Corporations Act;

(b) applies for leave of the court in accordance with section 568(1A) of the Corporations to disclaim the Joint Venture Agreement.	(b) the court refuses to grant leave to disclaim the Joint Venture Agreement in accordance with section 568(1)(f) of the Corporations Act;

(c) the liquidator discontinues or abandons the application, or the application is otherwise struck out or permanently stayed by the court;

(d) the liquidator loses its right to disclaim the Joint Venture Agreement in accordance with s568(8) of the Corporations Act; or

(e) the liquidation is permanently stayed or terminated and the directors of the Chargor resume their management and control.

A liquidator or a deed administrator appointed to the Chargor:	Either:
(a) the liquidator or deed administrator of the Chargor:
(a) enters into an agreement;

(b) makes an offer (in writing or, if orally, in a manner capable of acceptance so as to	(i) terminates the agreement;

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Form of Insolvency Enforcement Trigger	Event causing the Insolvency Enforcement
Trigger to cease to exist

             form a binding contract);

(c)         issues an invitation for offers (in writing or, if orally, in a manner capable of acceptance so as to form a binding contract); or

(d)         indicates in writing an intention,

to deal with Charged Property or the Issuer Shares in breach of clause 1.4.	(ii) retracts the offer; (iii) retracts the invitation for offers; or (iv) retracts the written intention, and undertakes to the Chargee to comply with clause 1.4; or (b) either:

(i) the liquidation is permanently stayed or terminated; or

(ii) the deed of company arrangement ends or is terminated,

and, in either case, the directors of the Chargor resume their management and control.

5.	APPOINTMENT OF RECEIVER

5.1	Power to appoint and remove

The Chargee may at any time after it becomes entitled to enforce the Charge:
(a)	appoint a Receiver of all or part of the Charged Property; and

(b)	remove any Receiver it appointed and (subject to clause 4) appoint another in its place.
Any appointment or removal under this subclause must be in writing.

5.2	After commencement of winding up

The power to appoint a Receiver under clause 5.1 may be exercised even though:
(a)	an order has been passed to wind up the Chargor when the Chargee becomes entitled to enforce the Charge, or when an appointment is made; or

(b)	a Receiver appointed in the circumstances specified in the preceding paragraph may not, or may not in some respects, act as the Chargor’s agent.
6.	AGENCY

6.1	Agent of the Chargor

Subject to clause 6.2 and the next sentence, every Receiver appointed under clause 5 will be taken to be the agent of the Chargor, and the Chargor will be responsible for the Receiver’s acts, defaults and remuneration. The Chargee may, by notice to the Receiver and the Chargor, require the Receiver to act as its agent.

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6.2	Ceasing to be agent

If for any reason (including operation of law) a Receiver ceases to be the agent of the Chargor because of an order passed to wind up the Chargor, the Receiver immediately becomes the agent of the Chargee.

7.	POWERS OF ENFORCING PARTY

(a)	The Enforcing Party will have full power to do all or any of the following:
(i)	(take possession) take possession of, collect and get in the Charged Property and for that purpose to take any proceedings (in the name of the Chargor or otherwise);

(ii)	(give receipts) give receipts for all money and other property that may come into the hands of the Receiver in exercise of any power given by this document;

(iii)	(obligations under Transaction Documents) cause the Chargor to continue to be associated with the other parties for the purpose of fulfilling its obligations under the Transaction Documents or concur in the continuance of any of those documents;

(iv)	(exercise rights) exercise all or any powers, rights, discretions and remedies of the Chargor or in connection with the Charged Property (including rights available under the Corporations Act or any other statute);

(v)	(raise money on Charged Property in priority) for the purposes of clause 7(a)(iv), borrow or raise money on the security of the Charged Property in priority to this Charge;

(vi)	(sell assets) sell (whether or not a Receiver has taken possession), exchange or otherwise Dispose of (absolutely or conditionally) the Charged Property (or agree to do so):
(A)	by public auction, private sale or tender for cash or on credit;

(B)	in one lot or in parcels; and

(C)	with or without special conditions and otherwise on terms the Receiver considers desirable;
(vii)	(execute documents) execute any document (in the name of the Chargor or otherwise) for the purpose of carrying into effect any power, right and discretion conferred on the Enforcing Party;

(viii)	(settle disputes) make any settlements, arrangements or compromise that it thinks fit; and

(ix)	(do everything) do or cause to be done everything with respect to the Charged Property (without being responsible for any resulting loss or damage) that it thinks necessary and which could have been done or caused to be done by the Enforcing Party if it was the absolute owner of the Charged Property.
(b)	Subject always to the obligations of the Enforcing Party under the Corporations Act an Enforcing Party may exercise its power under clause 7(a)(vi) by selling the relevant Charged Property to the Chargee.

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(c)	An Enforcing Party’s powers, rights and discretions referred to in this clause 7:
(i)	must be interpreted separately and not by reference to one another; and

(ii)	are in addition to all other powers, rights and discretions conferred on it by law, but are subject to clause 14.

(d)	Any legislation that adversely affects an obligation of the Chargor, or the exercise by an Enforcing Party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.
8.	PROTECTION OF THIRD PARTIES

A purchaser or other party to a disposal or dealing in attempted exercise of a power contained in this document is not:
(a)	bound to enquire whether there has been a default, whether a Receiver has been properly appointed or about the propriety or regularity of a sale, disposal or dealing; or

(b)	affected by notice that a sale, disposal or dealing is unnecessary or improper.
Despite any irregularity or impropriety in a sale, disposal or dealing, it is to be treated, for the protection of the purchaser or other party to the disposal or dealing, as being authorised by this document and valid.
9.	POWERS EXERCISABLE BY CHARGEE

9.1	Exercise of powers

After the Charge has become enforceable, the Chargee may exercise any power as an Enforcing Party in addition to any power it has as the Chargee. The Chargee may do so even if a Receiver is appointed.

9.2	Protection of Chargee

The exercise of any power by the Chargee does not cause the Chargee to:
(a)	be a mortgagee in possession;

(b)	account as mortgagee in possession; or

(c)	be answerable for any act or omission for which a mortgagee in possession is liable.
10.	REALISATION

After the Charge has become enforceable, the Chargor must do anything, and ensure that its employees and agents do anything, that the Enforcing Party may reasonably require to assist it to realise the Charged Property and exercise any power, right, discretion or remedy including:
(a)	execute any transfer (including any transfer in blank) of, or other document in relation to, any Charged Property;

6

(b)	do anything that the Enforcing Party thinks is necessary or desirable under the law in force in any place where any Charged Property is situated; and

(c)	give any notice, order, direction and consent that the Enforcing Party thinks is necessary or desirable.
11.	APPLICATION OF MONEY

Money that an Enforcing Party receives under or because of this document is to be applied in the following order:
(a)	(expenses) first in payment of all expenses of and incidental to:
(i)	the appointment of any Receiver; and

(ii)	the exercise or attempted exercise by the Enforcing Party of any power, right or discretion referred to in clause 7 (including the Enforcing Party’s reasonable remuneration);
(b)	(outgoings) then in payment of any other outgoings that the Enforcing Party thinks fit to pay;

(c)	(Priority Security Interest) then in discharging any Priority Security Interest;

(d)	(Secured Money) then in payment to the Chargee of the Secured Money and any amount necessary to give effect to any indemnity contained in this document; and

(e)	(surplus) then, subject to proper claims enforceable under other Security Interests, any surplus must be paid to the Chargor.
12.	CONTINUING SECURITY

The Charge is a continuing security, and remains in full force until a final irrevocable discharge of the Charge is given by the Chargee, despite any transaction or other thing (including a settlement of account or intervening payment).
13.	PROSPECTIVE LIABILITY

The parties acknowledge that for the purpose of fixing priorities between the Charge and any subsequent charge registered or registrable under the Corporations Act and for no other purposes, the Charge secures the Chargor’s prospective liability (being the liability to pay its Secured Money, its liability to perform the Secured Obligations and its liability to indemnify the Enforcing Party as provided in this document) up to a maximum of $150 billion. The Charge may also secure prospective liabilities in excess of this specified maximum amount.
14.	ENFORCEMENT SUBJECT TO JOINT VENTURE AGREEMENT

In exercising its rights under this document to Dispose of Charged Property:
(a)	an Enforcing Party may only Dispose of Charged Property if it Disposes of the whole or a proportionate part of the Chargor’s Participating Interest; and

7

(b)	an Enforcing Party must comply with clause 10 of the Joint Venture Agreement unless it is exercising a Dilution Option or Purchase Option, in which case it must do so in accordance with the Joint Venture Agreement.
15.	NO MARSHALLING

The Chargee is not under any obligation to marshal, appropriate or exercise, apply, perfect or recover any Security Interest that the Chargee holds at any time or any funds or property that the Chargee may be entitled to receive or have a claim on.
16.	NO PAYMENT AVOIDANCE

If any payment by the Chargor to an Enforcing Party is avoided for any reason (including any legal limitation, disability or incapacity of or affecting a party or any other fact or circumstance), and whether or not:
(a)	the obligation to make the payment was illegal, void or substantially avoided; or

(b)	any fact or circumstance was or ought to have been within the knowledge of the Enforcing Party, the Chargor:
(c)	as an additional independent obligation indemnifies the Enforcing Party against that avoided payment; and

(d)	acknowledges that the Chargee’s rights are to be reinstated and will be the same in relation to that amount as if the application, or the payment or transaction giving rise to it, had not been made.

Any discharge or release between the Chargee and the Chargor is subject to reinstatement of the Chargee’s rights under this clause.
17.	POWER OF ATTORNEY

17.1	Appointment of attorney

The Chargor irrevocably appoints the Chargee, with effect on and from the time that the Charge becomes enforceable, to be its attorney to:
(a)	(all acts necessary) do anything necessary or desirable in the opinion of the Chargee to:
(i)	give full effect to this document;

(ii)	better secure the payment of the Secured Money or the performance of the Secured Obligations;

(iii)	better secure the Charged Property to the Chargee in a manner consistent with this document; or

(iv)	assist in the execution or exercise of any power,
including execute any transfer (including any transfer in blank) or other document;

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(b)	(Chargee powers) exercise any power, right, discretion or remedy of the Chargee; and

(c)	(general) do anything that the Chargor must or may do, or that the Chargee may do, under this document or by law, at the Chargor’s cost.

The Chargee may appoint and remove substitutes, and may delegate its powers under this clause (including this power of delegation) and revoke any delegation.
17.2	General
(a)	An attorney appointed under clause 17.1 may do anything contemplated by that clause even if the attorney is affected by an actual or potential conflict of interest or duty, or might benefit from doing it.

(b)	An attorney appointed under clause 17.1 may do anything contemplated by that clause in its name, in the name of the Chargor or in the name of both of them.

(c)	The Chargor must ratify anything done by an attorney under clause 17.1.

(d)	The Chargor gives the power of attorney in clause 17.1:
(i)	to secure:
(A)	payment of the Secured Money to the Chargee under this document and performance of the Secured Obligations;

(B)	the Charged Property to the Chargee in a manner consistent with this document; and

(C)	any property interest of the Chargee under this document; and
(ii)	for valuable consideration, receipt of which is acknowledged by the Chargor.
17.3	What an attorney may do in Western Australia

Without prejudice to the appointment and powers in clauses 17.1 and 17.2, the Chargor appoints the Chargee to exercise, in connection with any property in Western Australia, all or any of the rights, powers and remedies exercisable by an attorney appointed by an instrument in the form of the 19th Schedule to the Transfer of Land Act 1893 (WA).
18.	RELEASE AND DISCHARGE

18.1	Partial release
(a)	The Chargee agrees that if Charged Property is Disposed of in accordance with clause 10 of the Joint Venture Agreement, it will release that property from the Charge by executing a Release Deed.

(b)	The Chargee must do anything (including execute any document or form), and must ensure that its employees and agents do anything (including execute any document or form), that the Chargor may reasonably require to give full effect to a release contemplated by clause 18.1(a).

(c)	This clause does not limit the operation of clause 16.

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18.2	Full discharge

Each party acknowledges and agrees that, except as contemplated by clause 18.1, the Chargee is not under any obligation to grant a discharge of this Charge or any other Security Interest granted under this document unless:
(a)	the party seeking the discharge has no continuing or subsisting obligations under the Transaction Documents;

(b)	no Secured Money or Secured Obligation is owing by the party seeking the discharge;

(c)	no Secured Money or Secured Obligation is contingently owing by the party seeking the discharge (except where there is no reasonable likelihood of the contingent event occurring); and

(d)	the Chargee is satisfied that there is no reasonable prospect of Secured Money or a Secured Obligation arising in the future, at the time that discharge is sought.
19.	BENEFIT AND ASSIGNMENT

19.1	Chargee’s capacity

The Chargee holds the benefit of this document for itself and each other member of its Owner Block from time to time.
19.2	Assignment

A party may only assign, declare a trust over or otherwise deal with its rights under this document:
(a)	as permitted by the Joint Venture Agreement; or

(b)	with the consent of each other party.
This clause does not apply to a dealing which is the creation of a Security Interest.
20.	REGISTRATION AND STAMPING

The Chargor must at its own cost:
(a)	(registration under Corporations Act) ensure that this document is registered (and not just provisionally) against it under section 263 of the Corporations Act;

(b)	(other registration) ensure that this document is registered in any other way which any other party notifies to it if any other party is reasonably satisfied that registration is necessary or desirable to perfect the Charge or to protect the rights of any other party under this document;

(c)	(Authorisations) obtain all necessary Authorisations in relation to this document and lodge them for registration in each jurisdiction required to perfect the Charge;

(d)	(stamping) ensure that this document is stamped for the proper amount in each state and territory of Australia in which this document is required to be stamped; and

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(e)	(do everything to perfect Charge) do everything necessary in each jurisdiction required to perfect the Charge.
21.	CONFIDENTIALITY

21.1	Confidential Information not to be disclosed
(a)	For the purposes of this clause 21, Confidential Information means the terms and conditions of this document and the Transaction Documents.

It does not include information:
(i)	which is in or comes into the public domain otherwise than by disclosure in breach of this document or a Transaction Document;

(ii)	(other than in respect of the terms and conditions of this document or a Transaction Document) already known to the person at the date of disclosure;

(iii)	acquired from a third party who is entitled to disclose it; and

(iv)	which is independently developed by the person receiving that information otherwise than by disclosure in breach of this document or a Transaction Document.
(b)	Each party undertakes that it will not, and will procure that its Related Corporations will not:
(i)	disclose Confidential Information, including Confidential Information of any other party (the Protected Party), to any person; or

(ii)	use Confidential Information of the Protected Party,
except either:
(iii)	with the prior written approval of the Protected Party; or

(iv)	for the purposes of this document or the Transaction Documents, or as otherwise permitted by this clause 21.
(c)	Each party undertakes that it will:
(i)	promptly do anything reasonably required by another party to prevent or restrain a breach or suspected breach of this clause 21.1 or any infringement or suspected infringement whether by court proceedings or otherwise; and

(ii)	inform each other party immediately if it becomes aware that Confidential Information has been disclosed to an unauthorised third party.
21.2	Permitted disclosure

Subject to clause 21.3, a party may disclose Confidential Information:
(a)	(Related Corporation) to any of its Related Corporations;

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(b)	(officers and employees) to its directors, employees, officers and agents or of any of its Related Corporations;

(c)	(professional advisers) to its professional advisers (including legal advisers) and consultants;

(d)	(lenders) to a bank or other financial institution (and its professional advisers including legal advisers) in connection with any loan or other financial accommodation or application for a loan or financial accommodation to it or to any of its Related Corporations or the provision of underwriting for any issue of securities;

(e)	(potential disposals) in connection with any potential Disposal, Security Interest or investment;

(f)	(disposals) to a third party to whom a party has made a Disposal of part of its Participating Interest or who has otherwise acquired an economic interest in part of a party’s property;

(g)	(required Disclosures) to the extent required under any applicable Law or the rules or regulations of any recognised securities exchange which apply to it or to any of its Related Corporations;

(h)	(legal proceedings) if the disclosure is required for the purposes of any legal, administrative or other proceedings involving it or any of its Related Corporations;

(i)	(Duties) if and to the extent that it may be reasonably necessary in the discharge of its duties and obligations under this document or a Transaction Document;

(j)	(Authority) if and to the extent that it may be reasonably necessary or desirable to disclose the information to any Authority in connection with applications for any Authorisations; and

(k)	(Customers) to an existing or potential customer of Iron Ore Product (as defined in the Joint Venture Agreement) in connection with the sale of Iron Ore Product or other arrangements for the supply of Iron Ore Product to that customer.
21.3	Conditions to disclosure
(a)	Any disclosure:
(i)	under clause 21.2(d), (e) or (f) may only be made if the person to whom disclosure is to be made first agrees with the party disclosing the information, in a form enforceable by the Protected Party and which is no less onerous than the requirements of this clause 21, that the information concerned must not be disclosed to any other person for any purpose, and such disclosure may only be made for the purposes of satisfying the person to whom disclosure is made as to the value and commercial viability of the proposed transaction; and

(ii)	under clause 21.2(a) to (c), (i) and (j) may only be made if the person to whom disclosure is to be made is informed of the confidential nature of the information and required to, in the case of an Authority, to the extent possible, respect that confidentiality.

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(b)	Any Confidential Information that is required to be disclosed in legal, administrative or other proceedings (other than between the parties) pursuant to clause 21.2(h) may not be disclosed to any person unless:
(i)	prior to that disclosure, the party intending to disclose the Confidential Information (Disclosing Party) notifies each other party giving full details of:
(A)	the legal, administrative or other proceedings in relation to which disclosure is required, including to the maximum extent permitted by Law, copies of documents filed in those legal, administrative or other proceedings; and

(B)	the Confidential Information intended to be disclosed;
(ii)	to the maximum extent permitted by Law, the Disclosing Party gives each other party a reasonable opportunity in a court of law or other appropriate body or forum to:
(A)	challenge whether the proposed disclosure is in accordance with the terms of this clause 21;

(B)	challenge the obligation of the Disclosing Party or any other person to make that disclosure; or

(C)	secure an order or ruling (including, where appropriate, an order or ruling that the disclosure should only be made on a confidential basis) to protect or preserve the confidentiality of the relevant information;
(iii)	the Disclosing Party takes all reasonable steps to preserve the Confidential Information to be disclosed, including, where appropriate, by doing all things necessary to obtain an order that the Confidential Information be disclosed in accordance with an appropriate confidentiality regime; and

(iv)	the other requirements of this clause 21 applicable to that disclosure are satisfied.
21.4	Law of confidentiality

The confidentiality undertaking contained in this document will be in addition to and will in no way derogate from the obligations of the parties in respect of secret and confidential information at law, in equity or under any statute or trade or professional custom or use.

21.5	Former party bound

This clause 21 will continue to bind a party after it ceases to be a party to this document.

22.	NOTICES

Any notice, demand, consent, certificate, approval, nomination, waiver or other similar communication given or made in connection with this document (a notice):
(a)	will be in writing and signed by the sender or a person duly authorised by the sender;

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(b)	will be addressed and delivered to the intended recipient at the address or fax number below or the address or fax number last notified by the intended recipient to the sender after the date of this document:
(i)	to the Chargee: [#]

(ii)	to the Chargor: [#]
(c)	will be taken to be duly given or made when delivered, received or left at the above fax number or address. If delivery or receipt occurs on a day that is not a business day in the place to which the notice is sent or is later than 4pm (local time) at that place, it will be taken to have been duly given or made at the commencement of business on the next business day in that place.
23.	GOVERNING LAW

23.1	Governing law
(a)	This document is governed by the laws of Western Australia, Australia.

(b)	The parties irrevocably and unconditionally:
(i)	submit to the non-exclusive jurisdiction of the courts of Western Australia; and

(ii)	agree that they may not object to any suit, action or proceeding commenced under or in connection with this document on the basis that the courts of Western Australia are not an appropriate forum.
23.2	Final judgment conclusive and enforceable

The parties agree that a final judgment in any suit, action or proceeding commenced under or in connection with this document in any court of competent jurisdiction is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

24.	ANCILLARY PROVISIONS

24.1	Severability

If any of the provisions of this document is or becomes invalid, illegal or unenforceable, in whole or in part, under the law of any jurisdiction, the validity, legality or enforceability of such provision or part under the law of any other jurisdiction and the validity, legality and enforceability of the remaining provisions of this document will not in any way be affected or impaired. If any provision of this document, or its application to any person or entity or any circumstance, is invalid or unenforceable, the parties will make such suitable and equitable provision as is necessary in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

24.2	Variation

No variation, modification or amendment of all or any part of this document, including the schedules to this document, will be effective unless in writing and signed by or on behalf of each party.

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24.3	No Waiver

No failure of any of the parties to exercise, or delay by it in exercising, any right, power or remedy in connection with this document will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.

24.4	Remedies
(a)	Except as otherwise provided for in this document, the rights and remedies of the parties are cumulative and not exclusive of rights and remedies provided by Law.

(b)	Without prejudice to any other rights and remedies which any party may have, each party acknowledges and agrees that damages would not be an adequate remedy for any breach by any party of the provisions of this document and any party will be entitled to seek the remedies of injunction, specific performance and other equitable relief (and the parties will not contest the appropriateness or availability thereof), for any threatened or actual breach of any provision of this document by any party and no proof of special damages will be necessary for the enforcement by any party of the rights under this document.
24.5	No Merger

The rights and obligations of the parties:
(a)	will not merge on the completion of any transaction contemplated by this document; and

(b)	will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.
24.6	Costs and Expenses
(a)	Each party must bear its own costs arising out of the negotiation, preparation and execution of this document.

(b)	All stamp duty (including fines, penalties and interest) payable by a party on or in connection with this document will be borne by that party.
24.7	Further Assurances

Each party agrees to do anything necessary or desirable (including executing agreements, deeds, transfers, instruments and documents) to give full effect to this document and the transactions contemplated by it.
24.8	Enurement

Except as provided in this document, the provisions of this document will enure for the benefit of, and be binding on, the parties and their respective successors and permitted assigns.

24.9	Counterparts

This document may be executed in any number of counterparts and by the parties on separate counterparts, each of which will be an original but all of which together will constitute one and the same instrument. This document will not take effect until each party has executed at least one counterpart.

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Schedule 1
INTERPRETATION
1.	DEFINITIONS

The following definitions apply in this document.

Authorisations means all permissions, licences, authorisations, approvals, consents, rulings, registrations, filings, lodgements, permits, franchises, agreements, notarisations, certificates, licences, approvals, directions, declarations, authorities or exemptions from, by or with any Authority.

Authority means any minister, government or representative of a government or any governmental, quasi-governmental, local government, statutory, judicial, administrative, fiscal, tax, competition or regulatory authority, entity or other body, department, concession, tribunal, self-regulatory organisation established pursuant to statute or rules of a recognised stock exchange, instrumentality, agency, statutory corporation or public authority.

BHP Billiton Group has the meaning given in the Joint Venture Agreement.

Business Day means a day that is not a Saturday, Sunday or public holiday in Perth, Western Australia.

Called Sum has the meaning given in the Joint Venture Agreement.

Cash has the meaning given in the Funding and Distribution Policy.

Charge means the charge created by clause 1.

Charged Property means all the Chargor’s interest in all its property anywhere (both present and future) including the Chargor’s Participating Interest, other than the Excluded Property.

Chargor Block Member means the Chargor and each other member of the Chargor’s Owner Block.

Corporations Act means the Corporations Act 2001 (Cth).

Default Costs has the meaning given in the Joint Venture Agreement.

Default Interest has the meaning given in the Joint Venture Agreement.

Dilution Option has the meaning given in the Joint Venture Agreement.

Dispose means, in relation to any asset, to sell, transfer, assign, declare oneself a trustee of, or part with the benefit of, or otherwise dispose of, the asset (or any interest in it, or any part of it) other than (in each case) by the creation of a Security Interest, and Disposal has a corresponding meaning.

Enforcing Party means:
(a)	the Chargee entitled under clause 4 to take action to enforce the Charge; and

(b)	a Receiver entitled under clause 5 to take action to enforce the Charge.

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Event of Default means any of the following:
(a)	a failure by any Obligor to pay:
(i)	an amount that it is obliged to pay to purchase any NDO Loan under the Transaction Documents when due; or

(ii)	any other Secured Money (other than any failure to repay a Participant Loan) within 30 days after the due date for payment; or
(b)	a failure by the Chargor to perform its Secured Obligations within 30 days of written notice from the Chargee requesting it to do so.
Excluded Assets has the meaning given in the Joint Venture Agreement.

Excluded Property means:
(a)	any Excluded Assets;

(b)	the Issuer Shares unless and until the Chargor gives a notice in accordance with clause 1.5; and

(c)	any other property, to the extent that:
(i)	it is located in New South Wales, for the purposes of the mortgage duty provisions of the Duties Act 1997 (NSW), at the date of first execution of this document;

(ii)	it is land located in New South Wales, for the purposes of the mortgage duty provisions of the Duties Act 1997 (NSW), at any time within 12 months after the date of first execution of this document; or

(iii)	it is located in New South Wales, for the purposes of the mortgage duty provisions of the Duties Act 1997 (NSW), is “relevant property” as defined in section 208(6) of the Duties Act 1997 (NSW) and is identified in this document or identified under an arrangement in place when this document was first executed, unless and until the Duties Act 1997 (NSW) ceases to impose duty on mortgages or charges.
Funding and Distribution Policy has the meaning given in the Joint Venture Agreement.

Implementation Agreement has the meaning given in the Joint Venture Agreement.

Insolvency Enforcement Trigger means:
(a)	the appointment of an administrator to the Chargor pursuant to Part 5.3A of the Corporations Act;

(b)	a liquidator appointed to the Chargor:
(i)	disclaims the Joint Venture Agreement by “signed writing” under section 568(1) of the Corporations Act; or

(ii)	applies for leave of the court in accordance with section 568(1A) of the Corporations to disclaim the Joint Venture Agreement; or
(c)	a liquidator or a deed administrator appointed to the Chargor:
(i)	enters into an agreement;

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(ii)	makes an offer (in writing or, if orally, in a manner capable of acceptance so as to form a binding contract);

(iii)	issues an invitation for offers (in writing or, if orally, in a manner capable of acceptance so as to form a binding contract); or

(iv)	indicates in writing an intention,
to deal with Charged Property or the Issuer Shares in breach of clause 1.4.
Iron Ore Assets has the meaning given in the Joint Venture Agreement.

Issuer Shares means the shares held by the Chargor in the [BHP Billiton Issuer / Rio Tinto Issuer].

Joint Venture Agreement means the West Australian Iron Ore Production Joint Venture Agreement dated [insert] between [the Chargor, the Chargee] and others.

JV Entity has the meaning given in the Joint Venture Agreement.

JV Funding Amount means:
(a)	any Called Sum payable by a Chargor Block Member to the Manager or the [BHP Billiton Issuer / Rio Tinto Issuer] under the Transaction Documents and any Default Interest or Default Costs arising from a failure by a Chargor Block Member to pay a Called Sum;

(b)	any amount that a Chargor Block Member is required to transfer or procure the transfer of in accordance with clause 3.11(h) of the Joint Venture Agreement;

(c)	the amount that a Chargor Block Member is obliged to pay to purchase any NDO Loan under the Transaction Documents;

(d)	the amount that the Chargor is obliged to pay:
(i)	under clause 6.3 of the Funding and Distribution Policy; or

(ii)	under clause 6.4 of the Funding and Distribution Policy;
(e)	the amount of any Cash costs of a Sole Risk Development or a Sole Risk Opportunity that the Chargor or a Sole Risk Entity that is a Related Corporation of the Chargor is obliged to pay under items 1(f), 1(j) and 2(c) of schedule 4 of the Joint Venture Agreement or item 11.3 of the Funding and Distribution Policy; and

(f)	the amount of any Participant Loans owing or payable by the [BHP Billiton Issuer / Rio Tinto Issuer] or the Manager to the Chargee,
each on any account at any time, whether present or future, actual or contingent or incurred alone, jointly, severally or jointly and severally and without regard to the capacity in which the relevant Obligor is liable.

Law includes statutes, regulations, rules of the common law, principles of equity, regulatory agency policies and guidelines and security exchange rules.

Manager has the meaning given in the Joint Venture Agreement.

NDO Loan has the meaning given in the Joint Venture Agreement.

Non-Defaulting Owner has the meaning given in the Joint Venture Agreement.

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Obligor means:
(a)	the Owner;

(b)	the [BHP Billiton / Rio Tinto] Issuer; and

(c)	the Manager.
Owner Block has the meaning given in the Joint Venture Agreement.

Participant Loans has the meaning given in the Joint Venture Agreement.

Participating Interest has the meaning given in the Joint Venture Agreement.

Priority Security Interest means:
(a)	any Security Interest that the Chargee agrees ranks in priority to the Charge; and

(b)	any Security Interest over Charged Property that ranks in priority to the Charge by operation of law.
Purchase Option has the meaning given in the Joint Venture Agreement and the Chargee exercises a Purchase Option by giving a written notice in accordance with clause 9.5(b) of the Joint Venture Agreement.

Receiver means a receiver or receiver and manager appointed under clause 5.

Related Corporation has the meaning given to Related Body Corporate in the Corporations Act but as if subsidiary had the meaning given in this document, and also includes:
(a)	in the case of Rio Tinto, any member of the Rio Tinto Group; and

(b)	in the case of BHP Billiton, any member of the BHP Billiton Group.
Release Deed means a document in substantially the form of Schedule 2.

Rio Tinto Group has the meaning given in the Joint Venture Agreement.

Secured Money means the money owing by the Chargor to the Chargee under clause 2, whether present or future, on actual or contingent or incurred alone, jointly, severally or jointly and severally and without regard to the capacity in which the Chargor is liable.

Secured Obligation means each of the following obligations:
(a)	unless and until a notice is given in the form of Schedule 4, none; or

(b)	if a notice is given in the form of Schedule 4, each obligation listed in the notice.
Security Interest means any mortgage, pledge, lien or charge or any other security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset.

Sole Risk Development has the meaning given in the Joint Venture Agreement.

Sole Risk Opportunity has the meaning given in the Joint Venture Agreement.

Subsidiary has the meaning given in the Corporations Act, provided that:

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(a)	an entity will also be deemed to be a Subsidiary of a body corporate if it is controlled (within the meaning of that term provided by Pt 1.2, Div 6 of the Act); and

(b)	a trust may be a Subsidiary (for the purposes of which a unit or other beneficial interest will be deemed to be a share in the capital of a body corporate) and a body corporate or a trust may be a Subsidiary of a trust.
Transaction Document has the meaning given in the Joint Venture Agreement.

2.	RULES FOR INTERPRETING THIS DOCUMENT

2.1	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.
(a)	The singular includes the plural, and the converse also applies.

(b)	A gender includes all genders.

(c)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity.

(e)	A reference to a clause or schedule is a reference to a clause of, or schedule to, this document.

(f)	A reference to an agreement or document (including a reference to this document) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this document or that other agreement or document.

(g)	A reference to a party to this document, the Transaction Documents or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).

(h)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i)	A reference to sale or sell includes to procure the sale and a reference to purchase includes to procure the purchase.

(j)	A reference to dollars and $ is to Australian currency.

(k)	A reference to time is a reference to:
(i)	time in the place in which the relevant event occurs; or

(ii)	if the relevant event is to occur in more than one place, time in Perth, Western Australia.
(l)	If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing will be done on the immediately succeeding Business Day.

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(m)	The meaning of general words is not limited by specific examples introduced by including, or for example, or similar expressions.

(n)	Nothing in this document is to be interpreted against a party on the ground that the party put forward this document or a relevant part of it.
2.2	Consents or approval

If the doing of any act, matter or thing under this document is dependent on the consent or approval of a party or is within the discretion of a party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the party in its absolute discretion unless expressly provided otherwise.

2.3	Method of payment

All payments required to be made under this document must be tendered by way of direct transfer of immediately available funds to the bank account nominated in writing by the party to whom the payment is due. Any payment tendered under this document after 4pm in the local time of the bank branch from which payment is made must be taken to have been made on the next succeeding Business Day (the deemed payment date) after the date on which payment is tendered, and if the deemed payment date is after the relevant due date for payment, interest will accrue under item 2.4 accordingly.

2.4	Interest on amounts payable

Interest accrues on each amount which is due and payable, but not paid, by one party to another under or in accordance with this document:
(a)	on a daily basis from the due date up to the date of actual payment;

(b)	both before and after judgment (as a separate and independent obligation); and

(c)	at the rate which is the sum of the Bank Bill Rate (as defined in the Joint Venture Agreement) plus a margin of 3%, calculated for successive periods of one month, with the first period commencing on the due date of the amount on which interest is payable.
The defaulting party must pay interest accrued under this item 2.4 on written demand by the non-defaulting party or, if no demand is made, on the last day of each month. The interest is payable in the currency of the unpaid amount on which it accrues.

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Schedule 2
RELEASE DEED

BY:	[insert name] (Chargee)

IN FAVOUR OF:	[insert name] (Chargor)

West Australian Iron Ore Production Joint Venture Cross Charge ([insert name])
In this document, capitalised terms have the meaning given in the West Australian Iron Ore Production Joint Venture Cross Charge ([insert name]) dated [insert] granted by the Chargor in favour of the Chargee, and Released Property means [insert description of property to be released].
The Chargee releases the Released Property from the Cross Charge or reconveys, transfers or assigns (as appropriate) the Released Property to the Chargor free of the Cross Charge, but without affecting the rights of the Chargee in respect of all other Charged Property and without otherwise affecting the rights of the Chargee under each Transaction Document.
This document is governed by the laws of Western Australia, Australia.
EXECUTED AND DELIVERED as a deed poll on [insert date].
[insert execution clause]

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Schedule 3
NOTICE – ISSUER SHARES

TO:	[insert name] (Chargee)

FROM:	[insert name] (Chargor)

West Australian Iron Ore Production Joint Venture Cross Charge ([insert name])
In this document, capitalised terms have the meaning given in the West Australian Iron Ore Production Joint Venture Cross Charge ([insert name]) dated [insert] granted by the Chargor in favour of the Chargee.
The Chargor notifies the Chargee that, with effect from the date of this notice, the Issuer Shares have ceased to be Excluded Property.
Date [insert date]
[insert execution clause]

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Schedule 4
NOTICE – SECURED OBLIGATIONS

TO:	[insert name] (Chargee)

FROM:	[insert name] (Chargor)

West Australian Iron Ore Production Joint Venture Cross Charge ([insert name])
In this document, capitalised terms have the meaning given in the West Australian Iron Ore Production Joint Venture Cross Charge ([insert name]) dated [insert] granted by the Chargor in favour of the Chargee.
The Chargor notifies the Chargee that, with effect from the date of this notice, the following obligations are Secured Obligations for the purposes of the West Australian Iron Ore Production Joint Venture Cross Charge:
(1)	if the Purchase Option is exercised by the Chargee, to transfer to the Chargee all of its Iron Ore Assets, either directly or through the acquisition of securities in JV Entities owned by it in accordance with item 2 of schedule 9 of the Joint Venture Agreement; and

(2)	if the Dilution Option is exercised by the Chargee, to assign to the Non-Defaulting Owner a proportion of its Participating Interest of any Iron Ore Assets and Participant Loans (to the extent that the Dilution Option is effected by way of assignment) in accordance with clause 9.8 of the Joint Venture Agreement.
Date [insert date]
[insert execution clause]

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EXECUTED AND DELIVERED as a deed.
[Insert execution clauses]

25

West Australian Iron Ore
Production Joint Venture Agreement

Schedule 13
Creditor Deed Poll

West Australian Iron Ore
Production Joint Venture
Creditor Deed Poll
([BHP Billiton/Rio Tinto])

Each company listed in Schedule 1
Note: This is the form of Creditor Deed Poll
contemplated by item 1.14 of the Funding and
Distribution Policy.

Contents

1.	UNDERTAKING TO COMPLY	1

	1.1 Iron Ore Liabilities	1
	1.2 Excluded Liabilities	1
	1.3 Sole Risk Liabilities	2

2.	[HOLDING MONEYS ON TRUST]	2

3.	AMENDMENT	3

4.	NOTICES	3

5.	GOVERNING LAW	3

	5.1 Governing law	3
	5.2 Final judgment conclusive and enforceable	3

6.	ANCILLARY PROVISIONS	3

Schedule

1	CREDITORS	4

2	INTERPRETATION	5

West Australian Iron Ore Production Joint Venture Creditor Deed Poll ([BHP Billiton/Rio Tinto])
DATE

BY
Each company listed in Schedule 1 (each a Creditor)
IN FAVOUR OF
Each Shareholder and each Debenture Holder (as defined in the Funding and Distribution Policy) in relation to [BHP Billiton Issuer / Rio Tinto Issuer] (each a Beneficiary)
RECITALS
A.	Each Creditor provides or may provide Iron Ore Loans, Excluded Loans or Sole Risk Loans to one or more [BHP Billiton / Rio Tinto] JV Entities.

B.	Each Creditor is entering into this document in favour of the Beneficiaries to set out the terms on which Iron Ore Loans, Excluded Loans and Sole Risk Loans may be repaid.

C.	This document is a Creditor Deed Poll required [as a Completion Document under the Implementation Agreement / under item 1.14 of the Funding and Distribution Policy].
OPERATIVE PROVISIONS
1.	UNDERTAKING TO COMPLY

[If a Creditor signing a deed in this form after Completion has made one kind of loan only, then only the relevant subclause needs to be inserted, and the irrelevant subclauses may be deleted. Consequential changes will be made to Recitals A and B.]

1.1	Iron Ore Liabilities

Each Creditor:
(a)	acknowledges that Cash or other assets forming part of:
(i)	Excluded Assets; or

(ii)	Sole Risk Assets,
must not be used to discharge any liability of a [BHP Billiton / Rio Tinto] JV Entity to the Creditor that is an Iron Ore Loan; and

(b)	undertakes to the Beneficiaries that it will not require repayment of any Iron Ore Loan owing or payable to it in any way that would result in a breach of the Funding and Distribution Policy.
1.2	Excluded Liabilities

Each Creditor:

1

(a)	acknowledges that Cash or other assets forming part of:
(i)	Iron Ore Assets; or

(ii)	Sole Risk Assets (unless a Related Corporation of the Creditor is the Sole Funding Party or Sole Risk Entity),
must not be used to discharge any liability of a [BHP Billiton / Rio Tinto] JV Entity to the Creditor that is an Excluded Loan; and

(b)	undertakes to the Beneficiaries that it will not require repayment of any Excluded Loan owing or payable to it in any way that would result in a breach of the Funding and Distribution Policy.
1.3	Sole Risk Liabilities

Each Creditor:
(a)	acknowledges that Cash or other assets forming part of:
(i)	Iron Ore Assets; or

(ii)	Excluded Assets (unless a Related Corporation of the Creditor is the Sole Funding Party or Sole Risk Entity),
must not be used to discharge any liability of a [BHP Billiton / Rio Tinto] JV Entity to the Creditor that is a Sole Risk Loan; and

(b)	undertakes to the Beneficiaries that it will not require repayment of any Sole Risk Loan owing or payable to it in any way that would result in a breach of the Funding and Distribution Policy.
2.	[HOLDING MONEYS ON TRUST]

[Each Creditor undertakes to the Beneficiaries that if (despite clause 1.2) it receives Cash or other assets forming part of Iron Ore Assets as a payment in respect of Excluded Loans then, unless and until the requirements of item 6.3(a) of the Funding and Distribution Policy have been complied with, it will hold the payment on trust for the Beneficiaries in proportion to their Participating Shares, and will account to them accordingly.]

[The text above can be deleted if the Creditor or Creditors providing the Creditor Deed Poll are not providing (and will not provide) any Excluded Loans.]

[Each Creditor undertakes to the Beneficiaries that if (despite clause 1.3) it receives Cash or other assets forming part of Iron Ore Assets as a payment in respect of Sole Risk Loans then, unless and until the requirements of item 11.9(e) of the Funding and Distribution Policy (to the extent applicable) have been complied with, it will hold the payment on trust for the Beneficiaries in proportion to their Participating Shares, and will account to them accordingly.]

[The text above can be deleted if the Creditor or Creditors providing the Creditor Deed Poll are not providing (and will not provide) any Sole Risk Loans.]

2

3.	AMENDMENT

This document may only be amended or replaced in respect of loans owing or payable to any Creditor by a deed signed by that Creditor and each person that is a Beneficiary at that time.
4.	NOTICES

Clause 21.1 (Notices) of the Joint Venture Agreement applies to all notices, consents or other communications under this document, on the basis that each Creditor notifies the Beneficiaries that its address is the address set out opposite its name in Schedule 1, and each Beneficiary’s address is the address as specified in clause 21.1 of the Joint Venture Agreement, or the address or fax number last notified by the intended recipient to the sender after the date of this document.
5.	GOVERNING LAW

5.1	Governing law
(a)	This document is governed by the laws of Western Australia, Australia.

(b)	The parties irrevocably and unconditionally:
(i)	submit to the non-exclusive jurisdiction of the courts of Western Australia; and

(ii)	agree that they may not object to any suit, action or proceeding commenced under or in connection with this document on the basis that the courts of Western Australia are not an appropriate forum.
5.2	Final judgment conclusive and enforceable

The parties agree that a final judgment in any suit, action or proceeding commenced under or in connection with this document in any court of competent jurisdiction is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
6.	ANCILLARY PROVISIONS

Clauses 21.2 (Severability), 21.4 (No Waiver), 21.5 (Remedies), 21.6 (No Merger), 21.7 (Costs and Expenses), 21.9 (Further Assurances), 21.11 (Enurement) and 21.13 (Counterparts) of the Joint Venture Agreement apply to this document as if set out in full in this document (with any necessary changes).

3

Schedule 1
CREDITORS

[insert relevant creditors]

4

Schedule 2
INTERPRETATION
1.	DEFINITIONS

In this document Joint Venture Agreement means the West Australian Iron Ore Production Joint Venture Agreement, including the Funding and Distribution Policy, dated [insert] between the Owner, the [Rio Tinto / BHP Billiton] Owner and others.

2.	JOINT VENTURE AGREEMENT DEFINITIONS

Any term used in this document that is not defined in this document but is defined in the Joint Venture Agreement has the meaning given to it in schedule 1 of the Joint Venture Agreement.

3.	RULES FOR INTERPRETING THIS DOCUMENT
(a)	All rules for interpreting the Joint Venture Agreement apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(b)	All references to clauses are references to clauses (including subclauses and paragraphs) in this document unless specifically stated otherwise in this document.

5

EXECUTED AND DELIVERED as a deed poll.
[Insert execution clauses once agreed.]

6

West Australian Iron Ore
Production Joint Venture Agreement

Schedule 14
Existing Cross Charges

Part 1 - BHP Billiton Existing JV Cross Charges

	Cross Charge	Parties
1.	Mt Newman Joint Venture Deed of Cross Charge ASIC Charge No. 215643 dated 4 May 1988	- BHP Billiton Minerals Pty Limited (Chargor)

- Pilbara Iron Limited (in liquidation with its
residual assets or rights, title or other interests in
the Joint Venture assigned to BHP Billiton
Minerals Pty Limited under Deed of Assignment
dated 16 September 1997)

- Mitsui-C. Itoh Iron Pty Ltd

- CI Minerals Australia Pty Ltd

(Participants)

- Mt Newman Mining Co. Pty. Limited (Manager)
2.	Wheelarra Joint Venture Deed of Cross Charge ASIC Charge No. 1101594 dated 28 September 2004	- BHP Iron Ore (Jimblebar) Pty Ltd (Chargor)

- ITOCHU Minerals & Energy of Australia Pty Ltd

- Mitsui Iron Ore Corporation Pty Ltd

- Maanshan Iron and Steel (Australia) Pty Ltd

- Shagang (Australia) Pty Ltd

- Tangshan Iron and Steel (Australia) Pty Ltd

- Wugang (Australia) Pty Ltd

(Other Participants)

- BHP Billiton Iron Ore Pty Ltd (Manager)
3.	JW4 Joint Venture Deed of Cross Charge ASIC Charge No. 1309289 dated 21 July 2005	- BHP Billiton Minerals Pty Ltd (Chargor)

- ITOCHU Minerals & Energy of Australia Pty Ltd

- Mitsui Iron Ore Corporation Pty Ltd

- JFE Steel Australia (YD) Pty Ltd

(Other Participants)

- BHP Billiton Iron Ore Pty Ltd (Manager)
4.	POSMAC Joint Venture Deed of Cross Charge	- BHP Billiton Minerals Pty Ltd (Chargor) - POS-Ore Pty Ltd

West Australian Iron Ore
Production Joint Venture Agreement

	Cross Charge	Parties
	ASIC Charge No. 862711 dated 3 April 2002	- CI Minerals Australia Pty Ltd - Mitsui Iron Ore Corporation Pty Ltd (Other Participants) - BHP Billiton Iron Ore Pty Ltd (Manager)
5.	Dampier-Cliffs Deed of Cross Charge ASIC Charge No. 338079/338082 dated 31 May 1984	- BHP Billiton Minerals Pty Limited

- Cliffs Western Australian Mining Co Pty Ltd

- Peko-Wallsend Operations Ltd

- Mitsui Iron Ore Development Pty Ltd

- Nippon Steel Australia Pty Ltd

- Sumitomo Metal Australia Pty Ltd
6.	Goldsworthy Joint Venture Any Security Interest required under clause 7.9 of the Restated Mount Goldsworthy Mining Associates Joint Venture agreement dated 7 September 1990
7.	Yandi Joint Venture Any Security Interest required under clause 7.9 of the Yandi Joint Venture Agreement dated 10 June 1991
8.	Any other Security Interest required under the terms of any other Existing JV Cross Charge

West Australian Iron Ore
Production Joint Venture Agreement

Part 2 - Rio Tinto Existing JV Cross Charges

	Cross Charge	Parties
1.
Robe Joint Venture Deeds of Cross Charge

The cross charges created in connection with the Robe Joint Venture, including:

Deed of Cross Charge (JVA) dated 31 May 1984

- ASIC Charge No. 199665 (Robe River Mining Co. Pty Ltd); and

- ASIC Charge Nos. 236208, 382998 and 387842 (Robe River Limited),

as subsequently amended by Amending Deeds in 1986, 1987, 2001, 2004 and 2007, including the following ASIC registered charges:

- Amending Deed – Deed of Cross Charge (JVA) dated 24 January 1986

- ASIC Charge No. 199512 (Robe River Mining Co. Pty Ltd); and

- ASIC Charge Nos. 15284 (North Mining Ltd); and

- Amending Deed – Deed of Cross Charge (JVA) dated 5 April 2007

- ASIC Charge No. 1455193 (Robe River Mining Co. Pty Ltd); and

- ASIC Charge No. 1455203 (North Mining Ltd)

Deed of Cross Charge (Port and Rail) dated 31 May 1984, ASIC Charge No. 199925 (Robe River Mining Co. Pty Ltd), as subsequently amended by the Amendment to Deed of Cross Charge (Port and Rail) dated 24 January 1986, ASIC Charge No 15464 (North Mining Limited)
- Robe River Mining Co. Pty Ltd

- North Mining Limited

- Robe River Limited

(in their capacity as Chargors and Chargees)

- Mitsui Iron Ore Development Pty Ltd

- Cape Lambert Iron Associates, a partnership carried on under that name by Nippon Steel Australia Pty Ltd, Sumitomo Metal Australia Pty Ltd and Mitsui Iron Ore Development Pty Ltd
- Pannawonica Iron Associates, a partnership carried on under that name by Nippon Steel Australia Pty Ltd and Sumitomo Metal Australia Pty Ltd

(Chargees)

Note: BHP Billiton Minerals Pty Limited is also listed in ASIC records as a chargee in relation to the Deed of Cross Charge (Port and Rail)

2.	Hope Downs Joint Venture Deed of Cross Charge ASIC Charge No. 1280563 dated 16 March 2006	- Hamersley WA Pty Ltd (Chargor) - Hope Downs Iron Ore Pty Ltd (Other Party) - Hamersley HMS Pty Ltd (Manager)

West Australian Iron Ore
Production Joint Venture Agreement

	Cross Charge	Parties
3.
Channar Joint Venture Deed of Cross Charge

Deed of Cross Charge dated 16 November 1987

- ASIC Charge No. 148921 (Channar Mining Pty Ltd)

	- ASIC Charge No. 198871 (Channar Management Services Pty Limited)	- Channar Mining Pty Ltd - Sinosteel Channar Pty Ltd - Channar Management Services Pty Limited (in their capacity as Chargors and Chargees)
4.	Bao-HI Joint Venture Deed of Cross Charge ASIC Charge No. 880262 dated 22 June 2002	- Ranges Mining Pty Ltd (Chargor) - Baosteel Australia Mining Company Pty Ltd (Other Participant) - Ranges Management Company Pty Ltd (Manager)
5.	Beasley Joint Venture Deed of Cross Charge ASIC Charge No. 1098312 dated 28 October 2004
- Beasley River Mining Pty Limited (Chargor)

- Beasley River Iron Associates, a partnership carried on under that name by Nippon Steel Australia Pty Ltd, Sumitomo Metal Australia Pty Ltd and Mitsui Iron Ore Development Pty Ltd (Other Party)

- Beasley River Management Pty Limited (Manager)
6.	Rhodes Ridge Joint Venture Deed of Cross Charge Any Security Interest required under the Rhodes Ridge Joint Venture Agreement dated 11 October 1972
7.	Any other Security Interest required under the terms of any other Existing JV Cross Charge

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission
Schedule 15
Product Types

For the purposes of this Schedule:
(a)	Fines Product Types means Iron Ore Products with a size * * *; and
(b)	Lump Product Types means Iron Ore Products with a size * * *.

	(dry basis)	Fe (%)	SiO2 (%)	Al2O3 (%)	P (%)	Moisture Content[1] (%)	LOI[3] (%)
1. Fines Product Types
Rio Tinto Fines Product Types
(a)	Pilbara Blend fines;	* * *	* * *	* * *	* * *	* * *	* * *
(b)	Robe Valley fines;	* * *	* * *	* * *	* * *	* * *	* * *
(c)	Rio Tinto Yandicoogina fines;	* * *	* * *	* * *	* * *	* * *	* * *
BHP Billiton Fines Product Types
(d)	Newman High Grade fines;	* * *	* * *	* * *	* * *	* * *	* * *
(e)	MAC™ fines;	* * *	* * *	* * *	* * *	* * *	* * *
(f)	Yandi fines;	* * *	* * *	* * *	* * *	* * *	* * *
2. Lump Products
Rio Tinto Lump Product Types
(a)	Pilbara Blend lump;	* * *	* * *	* * *	* * *	* * *	* * *
(b)	Robe Valley lump	* * *	* * *	* * *	* * *	* * *	* * *
BHP Billiton Lump Product Types
(c)	Newman High Grade lump;	* * *	* * *	* * *	* * *	* * *	* * *
(d)	MAC™ lump;	* * *62.6	* * *	* * *	* * *	* * *	* * *
(e)	Yandi lump.	* * *	* * *	* * *	* * *	* * *	* * *

West Australian Iron Ore
Production Joint Venture Agreement

*  *  * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

West Australian Iron Ore
Production Joint Venture Agreement

Schedule 16
Parent Company Guarantee

Deed of Guarantee
[Rio Tinto Limited
Rio Tinto plc]
/
[BHP Billiton Limited
BHP Billiton plc]
/
[New Owner Parent]
Parent Company Guarantee in relation to the
West Australian Iron Ore Production Joint Venture

Deed of Guarantee

1.	Definitions and Interpretation		1

	1.1	Joint Venture Agreement definitions to apply	1

	1.2	Definitions	2

	1.3	Joint Venture Agreement interpretation provisions to apply	2

	1.4	[Joint and several obligations	2

2.	Guarantee		2

	2.1	Funding and Distribution Policy Guarantee	2

	2.2	[Called Sum Guarantee	3

	2.3	Liability unaffected by other events	4

	2.4	Continuing guarantee	4

	2.5	Exclusion of moratorium	5

3.	Enforcement of this Deed		5

4.	Conflict		5

5.	Costs and Stamp Duty		5

6.	Notices		5

7.	Governing Law and Jurisdiction		6

	7.1	Governing Law	6

	7.2	Final judgment conclusive and enforceable	6

	7.3	Dispute resolution	6

8.	Service of Process		6

9.	Severance		7

10.	Counterparts		7

Page (i)

Deed of Guarantee

Date

Parties

This Deed of Guarantee is granted by:

[1.	Rio Tinto Limited (ACN 004 458 404), a company incorporated in Australia, of Level 33, 120 Collins Street, Melbourne, Victoria, Australia (RTL); and

2.	Rio Tinto plc (registration number 00719885), a company incorporated in England and Wales, of 2 Eastbourne Terrace, London, United Kingdom (RTP and, together with RTL, the Guarantor),]

[1.	BHP Billiton Limited (ACN 004 028 077), a company incorporated in Australia, of 180 Lonsdale Street, Melbourne, Victoria, Australia (BHPBL); and

2.	BHP Billiton plc (registration number 3196209), a company incorporated in England and Wales, of Neathouse Place, London, United Kingdom (BHPBP and, together with BHPBL, the Guarantor),]

[[New Owner Parent] (the Guarantor),]

in favour of each Beneficiary (as defined in this Deed).

Recitals

A	The Guarantor has agreed to provide a guarantee for the performance of the obligations of the Obligor under clauses 6.3(a)(iii)(B) and (C), 6.4(a)(iii)(B) and (C), 11.9(d)(ii) and 11.9(e)(ii) of the Funding and Distribution Policy.

B	[The Guarantor has also agreed to provide a guarantee for the performance of the obligations of the Obligor under clause 3.11 of the Joint Venture Agreement to pay Called Sums.][1]
It is agreed as follows.
1.	Definitions and Interpretation

1.1	Joint Venture Agreement definitions to apply

Subject to clause 1.2, words and expressions which are defined in the Joint Venture Agreement have the same meaning in this Deed unless the context requires otherwise.

[1] Only required where clause 11.8(c) of the Joint Venture Agreement applies.

Deed of Guarantee
*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

1.2	Definitions
In this Deed, the following terms will have the following meanings unless the subject matter or context otherwise requires.

Beneficiary means each the [Rio Tinto / BHP Billiton] Owner * * *

* * *

[Called Sum Obligation means any obligation of the Obligor:
(a)	to pay Called Sums under clause 3.11 of the Joint Venture Agreement;

(b)	to transfer or procure the transfer of an amount in accordance with clause 3.11(h) of the Joint Venture Agreement; or

(c)	to pay to purchase any NDO Loan under the clause 9.3 of the Joint Venture Agreement.]2
FDP Obligation means any obligation of the Obligor under clauses 6.3(a)(iii)(B) and (C), 6.4(a)(iii)(B) and (C), 11.9(d)(ii) and 11.9(e)(ii) of the Funding and Distribution Policy.

Joint Venture Agreement means the West Australian Iron Ore Production Joint Venture Agreement dated [*] between Rio Tinto Limited, Rio Tinto plc, BHP Billiton Limited, BHP Billiton plc and certain other companies, as amended from time to time.

Obligor means [name of guaranteed Rio Tinto Owner / name of guaranteed BHP Billiton Owner / name of New Owner].

Power means any right, power, authority, discretion or remedy conferred on a Beneficiary by this Deed.
1.3	Joint Venture Agreement interpretation provisions to apply
Clause 1.2 of the Joint Venture Agreement applies, mutatis mutandis, in the interpretation of this Deed.
1.4	[Joint and several obligations
The obligations of [RTL and RTP / BHPBL and BHPBP] under this Deed are joint and several.][3]
2.	Guarantee

2.1	Funding and Distribution Policy Guarantee
(a)	The Guarantor unconditionally and irrevocably guarantees to each Beneficiary the due and punctual performance and observance by the Obligor of all its FDP Obligations.

[2] Only required where clause 11.8(c) of the Joint Venture Agreement applies.

[3] Only required where there are multiple guarantors.

Deed of Guarantee

(b)	If and whenever the Obligor defaults for any reason whatsoever in the performance of any of its FDP Obligations, the Guarantor will immediately upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the FDP Obligations in regard to which such default has been made in the manner prescribed by this Deed so that the same benefits will be conferred on each Beneficiary as it would have received if the FDP Obligations had been duly performed and satisfied by the Obligor.

(c)	As a separate and independent obligation, the Guarantor agrees that any of the FDP Obligations (including, without limitation, any moneys payable) which may not be enforceable against or recoverable from the Obligor by reason of any legal limitation, disability or incapacity on or of the Obligor or any other fact or circumstances will nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof and must be performed or paid by the Guarantor on demand.

(d)	This Deed is in addition to and without prejudice to and not in substitution for any rights or security which any Beneficiary may now or in the future have or hold for the performance and observance of the FDP Obligations.
2.2	[Called Sum Guarantee
(a)	The Guarantor unconditionally and irrevocably guarantees the due and punctual performance and observance by the Obligor of all its Called Sum Obligations.

(b)	If and whenever the Obligor defaults for any reason whatsoever in the performance of any of its Called Sum Obligations, the Guarantor will immediately upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the Called Sum Obligations in regard to which such default has been made in the manner prescribed by this Deed so that the same benefits will be conferred on each Beneficiary as it would have received if the Called Sum Obligations had been duly performed and satisfied by the Obligor.

(c)	As a separate and independent obligation, the Guarantor agrees that any of the Called Sum Obligations (including, without limitation, any moneys payable) which may not be enforceable against or recoverable from the Obligor by reason of any legal limitation, disability or incapacity on or of the Obligor or any other fact or circumstances will nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof and must be performed or paid by the Guarantor on demand.

(d)	This Deed is in addition to and without prejudice to and not in substitution for any rights or security which any Beneficiary may now or in the future have or hold for the performance and observance of the Called Sum Obligations.][4]

[4] Only required where clause 11.8(c) of the Joint Venture Agreement applies.

Deed of Guarantee

2.3	Liability unaffected by other events
The liability of the Guarantor under clause 2.1 [and clause 2.2][5]:
(a)	will not be released or diminished by any variation of the FDP Obligations [or Called Sum Obligations][6] or any forbearance, neglect or delay in seeking performance of the FDP Obligations [or Called Sum Obligations][7] or any granting of time for such performance; and
(b)	will not be affected or impaired by reason of any other fact or event which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release or a defence to a guarantor.
2.4	Continuing guarantee
(a)	Clause 2.1:
(i)	extends to cover the FDP Obligations as amended, varied or replaced, whether with or without the consent of the Guarantor in its capacity as guarantor including, for the avoidance of doubt, where such amendment, variation or replacement increases the obligations guaranteed by the Guarantor under this Deed; and

(ii)	is a continuing guarantee and remains in full force and effect until the earlier of:
(A)	the Obligor ceasing to be an Owner in accordance with the Joint Venture Agreement; and

(B)	the Guarantor being entitled to be released from its obligations under this Deed in accordance with clause 10.10(e) of the Joint Venture Agreement, at which point the Guarantor will automatically be released from its obligations under clause 2.1 but without prejudice to any accrued liabilities of the Guarantor under this Deed.
(b)	[Clause 2.2:
(i)	extends to cover the Called Sum Obligations as amended, varied or replaced, whether with or without the consent of the Guarantor in its capacity as guarantor including, for the avoidance of doubt, where such amendment, variation or replacement increases the obligations guaranteed by the Guarantor under this Deed; and

(ii)	is a continuing guarantee and remains in full force and effect until the earliest of:
(A)	the Obligor ceasing to be an Owner in accordance with the Joint Venture Agreement;

(B)	the Guarantor being entitled to be released from its obligations in relation to Called Sums in accordance with clause 11.8(d) of the Joint Venture Agreement; and

[5] Only required where clause 11.8(c) of the Joint Venture Agreement applies.

[6] Only required where clause 11.8(c) of the Joint Venture Agreement applies.

[7] Only required where clause 11.8(c) of the Joint Venture Agreement applies.

Deed of Guarantee
*   *   * Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission

(C)	the Guarantor being entitled to be released from its obligations under this Deed in accordance with clause 10.10(e) of the Joint Venture Agreement, at which point the Guarantor will automatically be released from its obligations under clause 2.2 but without prejudice to any accrued liabilities of the Guarantor under this Deed.][8]
2.5	Exclusion of moratorium
To the extent permitted by law, a provision of any legislation which at any time directly or indirectly:
(a)	lessens or otherwise varies or affects in favour of the Guarantor any of its obligations under or any provision of this Deed; or

(b)	stays, postpones or otherwise prevents or prejudicially affects the exercise by a Beneficiary of any Power, is negated and excluded from this Deed and all relief and protection conferred on the Guarantor by or under that legislation is also negated and excluded.
3.	Enforcement of this Deed

At any time when there is more than one Beneficiary:
(a)	* * *; and

(b)	it may do so on behalf of each other Beneficiary.
4.	Conflict

Where any Power under this Deed is inconsistent with the powers conferred by an applicable law then, to the extent not prohibited by that law, the powers conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.
5.	Costs and Stamp Duty

(a)	The Guarantor shall bear its own costs arising out of the preparation and execution of this Deed.

(b)	All stamp duty (including fines, penalties and interest) payable on or in connection with this Deed must be borne by the Guarantor. The Guarantor must indemnify each Beneficiary on demand against any liability for those costs and that stamp duty.
6.	Notices

Any notice, demand, consent, certificate, approval, nomination, waiver or other similar communication given or made in connection with this Deed (a notice):

[8] Only required where clause 11.8(c) of the Joint Venture Agreement applies.

Deed of Guarantee

(a)	will be in writing and signed by the sender or a person duly authorised by the sender;

(b)	will be addressed and delivered to the intended recipient at the address or fax number below or the address or fax number last notified by the intended recipient to the sender after the date of this Deed:

Guarantor

Address:	[#]

Fax:	[#]

Attention	[#]
(c)	will be taken to be duly given or made when delivered, received or left at the above fax number or address. If delivery or receipt occurs on a day that is not a business day in the place to which the notice is sent or is later than 4pm (local time) at that place, it will be taken to have been duly given or made at the commencement of business on the next business day in that place.
7.	Governing Law and Jurisdiction

7.1	Governing Law
(a)	This Deed is governed by the laws of Western Australia, Australia.

(b)	The Guarantor irrevocably and unconditionally:
(i)	submits to the non-exclusive jurisdiction of the courts of Western Australia; and

(ii)	agrees that it may not object to any suit, action or proceeding commenced under or in connection with this Deed on the basis that the courts of Western Australia are not an appropriate forum.
7.2	Final judgment conclusive and enforceable
The Guarantor agrees that a final judgment in any suit, action or proceeding commenced under or in connection with this Deed in any court of competent jurisdiction is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
7.3	Dispute resolution
Any dispute, controversy, claim or difference of whatever nature arising under, out of, or in connection with this Deed will be resolved in accordance with clause 19.3 of the Joint Venture Agreement.
8.	Service of Process

(a)	The Guarantor agrees that service of all writs, process and summonses in any suit, action or proceeding under or in connection with this Deed brought in Western Australia may be made on its registered or principal office for the time being in Australia.

(b)	Nothing contained or implied in this Deed will in any way be taken to limit the ability of a party to:

Deed of Guarantee

(i)	serve any writs, process or summonses; or

(ii)	obtain jurisdiction over a party in other jurisdictions,
in any manner permitted by Law.
9.	Severance

If any of the provisions of this Deed is or becomes invalid, illegal or unenforceable, in whole or in part, under the law of any jurisdiction, the validity, legality or enforceability of such provision or part under the law of any other jurisdiction and the validity, legality and enforceability of the remaining provisions of this Deed will not in any way be affected or impaired. If any provision of this Deed, or its application to any person or entity or any circumstance, is invalid or unenforceable, the Guarantor will make such suitable and equitable provision as is necessary in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.
10.	Counterparts

This Deed may be executed in any number of counterparts and by the parties on separate counterparts, each of which will be an original but all of which together will constitute one and the same instrument. This Deed will not take effect until each party has executed at least one counterpart.

Deed of Guarantee

Executed and delivered as a deed poll in [*].
[Where any party wishes to execute this Deed by attorney] Each attorney executing this Deed states that he or she has no notice of the revocation or suspension of his or her power of attorney.
[Note: Insert appropriate execution clauses for each party.]

West Australian Iron Ore
Production Joint Venture Agreement

Schedule 17
Parent Assumption Deed

West Australian Iron Ore Joint
Venture – Parent Assumption
Deed
[Insert name of relevant Owner Ultimate Holding Company]
[Insert names of other parties to the Joint Venture Agreement]

West Australian Iron Ore Joint Venture –
Parent Assumption Deed

1.	Definitions and interpretation		1

	1.1	Joint Venture Agreement definitions to apply	1

	1.2	Definitions	1

	1.3	Joint Venture Agreement interpretive provisions to apply	2

2.	Ultimate Holding Company to assume liability		2

3.	Consent of the Other Owners		2

4.	Address of Ultimate Holding Company for Notices		2

5.	Costs and stamp duty		2

6.	Governing Law and Jurisdiction		3

	6.1	Governing Law	3

	6.2	Final judgment conclusive and enforceable	3

	6.3	Dispute Resolution	3

	6.4	Service of Process	3

7.	General Provisions		3

Page (i)

West Australian Iron Ore Joint Venture –
Parent Assumption Deed

Date

Parties

1.	[Insert name and details of Ultimate Holding Company of Relevant Owner] (the Ultimate Holding Company).

2.	[Insert name and details of each other party to the Joint Venture Agreement (including the Relevant Owner)] (collectively the Other Parties).

Recitals

A	Clause 10.10(b) of the Joint Venture Agreement provides that any Owner of which an Issuer is a Subsidiary must, in certain circumstances, procure that its Ultimate Holding Company assumes the Parent Undertakings by executing a Parent Assumption Deed in the form set out in schedule 17 of the Joint Venture Agreement.

B	By virtue of [insert details of relevant event triggering the requirements of clause 10.10(b)], [Insert name of relevant Owner] (the Relevant Owner) is an Owner to which clause 10.10(b) applies.

C	[Insert name of Ultimate Holding Company of the relevant Owner] is the Ultimate Holding Company (as defined in the Joint Venture Agreement) of the Relevant Owner.

D	In order to give effect to clause 10.10(b) of the Joint Venture Agreement, and in satisfaction of the requirement to enter into a Parent Assumption Deed, the Ultimate Holding Company and the Other Parties have agreed to enter into this Deed.

It is agreed as follows.
1.	Definitions and interpretation

1.1	Joint Venture Agreement definitions to apply

Subject to a contrary meaning being specified in clause 1.2, words and expressions defined in the Joint Venture Agreement have the same meaning when used in this Deed.
1.2	Definitions

In this Deed, the following terms have the following meanings unless the context requires otherwise.

Effective Date means the date on which the last party executes this Deed.

Joint Venture Agreement means the West Australian Joint Venture Agreement dated [#].

Relevant Owner has the meaning given in Recital B.

West Australian Iron Ore Joint Venture –
Parent Assumption Deed

1.3	Joint Venture Agreement interpretive provisions to apply

Items 1.2 to 1.5 (inclusive) of schedule 1 to the Joint Venture Agreement will apply, mutatis mutandis, in the interpretation of this Deed.
2.	Ultimate Holding Company to assume liability

(a)	The Ultimate Holding Company covenants and agrees with each of the Other Parties as from the Effective Date to observe, perform and be bound by all of the undertakings, liabilities and obligations in respect of, or attaching to, the Parent Undertakings in respect of the Relevant Owner under the Joint Venture Agreement to the extent that those undertakings, liabilities and obligations are capable of applying to the Ultimate Holding Company.

(b)	On and from the Effective Date, the Ultimate Holding Company will be deemed to be a party to the Joint Venture Agreement for the sole purpose of providing the Parent Undertakings on behalf of the Relevant Owner.
3.	Consent of the Other Parties

On and from the Effective Date, each Other Party:
(a)	unconditionally and irrevocably consents to the Ultimate Holding Company becoming a party to the Joint Venture Agreement for the purposes of the Parent Undertakings in respect of the Relevant Owner; and

(b)	agrees that the Ultimate Holding Company will be entitled to exercise all of the rights, privileges and benefits of the Owner Parent in respect of the Relevant Owner under the Joint Venture Agreement as if that Ultimate Holding Company was named as a party to the Joint Venture Agreement.
4.	Address of Ultimate Holding Company for Notices

For the purposes of the Joint Venture Agreement, the address of the Ultimate Holding Company to which all notices must be delivered is:

to [Insert details of Ultimate	[#]
Holding Company]:	Attention [#]

Address: [#]

Fax No: [#]
5.	Costs and stamp duty

(a)	Each party will bear the costs arising out of the negotiation, preparation, execution and enforcement of this Deed.

(b)	Subject to the Joint Venture Agreement, all stamp duty (including fines, penalties and interest) which may be payable on or in connection with this Deed and any instrument

West Australian Iron Ore Joint Venture –
Parent Assumption Deed

executed under this Deed will be borne by the Ultimate Holding Company. The Ultimate Holding Company will indemnify the Other Parties on demand against any liability for that stamp duty.
6.	Governing Law and Jurisdiction

6.1	Governing Law
(a)	This Deed will be governed by the laws of Western Australia, Australia.

(b)	The parties irrevocably and unconditionally:
(i)	submit to the non-exclusive jurisdiction of the courts of Western Australia; and

(ii)	agree that they may not object to any suit, action or proceeding commenced under or in connection with this Deed on the basis that the courts of Western Australia are not an appropriate forum.
6.2	Final judgment conclusive and enforceable

The parties agree that a final judgment in any suit, action or proceeding commenced under or in connection with this Deed in any court of competent jurisdiction is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

6.3	Dispute Resolution

Any dispute, controversy, claim or difference of whatever nature arising under, out of, or in connection with this Deed will be resolved in accordance with clause 20.3 of the Joint Venture Agreement.

6.4	Service of Process
(a)	Each party agrees that service of all writs, process and summonses in any suit, action or proceeding under or in connection with this Deed brought in Western Australia may be made on its registered or principal office for the time being in Australia.

(b)	Nothing contained or implied in this Deed will in any way be taken to limit the ability of a party to:
(i)	serve any writs, processes or summonses; or

(ii)	obtain jurisdiction over a party in other jurisdictions,
in any manner permitted by Law.
7.	General Provisions

The provisions of clauses 19, 21.1 (subject to clause 4 of this Deed) to 21.7, 21.9 and 21.11 to 21.13 of the Joint Venture Agreement will apply, mutatis mutandis, in this Deed unless the context requires otherwise.

West Australian Iron Ore Joint Venture –
Parent Assumption Deed

Executed as a Deed
[Insert relevant execution clauses.]

West Australian Iron Ore
Production Joint Venture Agreement

Schedule 18
Deed of Accession (Sole Risk Entity)

West Australian Iron Ore Joint
Venture – Deed of Accession
(Sole Risk Entity)
[Insert name of Manager]
[Insert name of Sole Risk Entity]

West Australian Iron Ore Joint Venture –
Deed of Accession

1.	Definitions and interpretation	2

	1.1 Joint Venture Agreement definitions to apply	2
	1.2 Definitions	2
	1.3 Joint Venture Agreement interpretive provisions to apply	2

2.	Sole Risk Entity to assume liability	2

3.	Address of Sole Risk Entity for Notices	3

4.	Costs and stamp duty	3

5.	Governing Law and Jurisdiction	3

	5.1 Governing Law	3
	5.2 Final judgment conclusive and enforceable	4
	5.3 Dispute Resolution	4
	5.4 Service of Process	4

6.	General Provisions	4

7.	Amendments	4

Page (i)

West Australian Iron Ore Joint Venture –
Deed of Accession

Date

Parties

1.	[#] [(ACN [#])] (on its own behalf and on behalf of each of the Existing Parties) (the Manager).

2.	[#] [(ACN [#])] (the Sole Risk Entity).

Recitals

[Drafting Note: Recitals A to D (Option 1) to be used where a Sole Funding Party elects to nominate a Sole Risk Entity to undertake a Sole Risk Development or Sole Risk Opportunity pursuant to item 4(a) of schedule 4. Recitals A to C (Option 2) to be used where a Sole Risk Entity disposes of the whole of its Participating Interest pursuant to item 4(f) of schedule 4.]

(Option 1)

A	[Items 4(a) and (b) of schedule 4 of the Joint Venture Agreement provide that a Sole Funding Party that becomes entitled to proceed with a Sole Risk Development or Sole Risk Opportunity may nominate a Sole Risk Entity to undertake that Sole Risk Development or Sole Risk Opportunity (as applicable) on its behalf, provided that the Sole Risk Entity first enters into a Deed of Accession in the form set out in schedule 18 of the Joint Venture Agreement.

B	[Insert Name of relevant Sole Funding Party] (the Sole Funding Party) has elected to proceed with a [Sole Risk Development / Sole Risk Opportunity] pursuant to clause [8.3(b) / 8.4(g)] of the Joint Venture Agreement in respect of [Insert description of Sole Risk Development or Sole Risk Opportunity] (the [Sole Risk Development /Sole Risk Opportunity]).

C	In accordance with item 4(a) of schedule 4, the Sole Funding Party has exercised its right to nominate [Insert name of Sole Risk Entity] to undertake the [Sole Risk Development / Sole Risk Opportunity] on its behalf.

D	In order to give effect to the arrangements referred to in Recital C, and in satisfaction of the requirement to enter into a Deed of Accession under item 4(b) of schedule 4 of the Joint Venture Agreement, the Manager (on behalf of each Existing Party) and the Sole Risk Entity have agreed to enter into this Deed.]

(Option 2)

A	[Item 4(f) of schedule 4 of the Joint Venture Agreement provides that a Sole Risk Entity is entitled to Dispose of the whole, but not part, of its rights under the Joint Venture Agreement,

West Australian Iron Ore Joint Venture –
Deed of Accession

provided that the transferee Sole Risk Entity first enters into a Deed of Accession in the form set out in schedule 18 of the Joint Venture Agreement.

B	[Insert Name of existing Sole Risk Entity] (the Existing Sole Risk Entity) has elected to Dispose of its rights under the Joint Venture Agreement in respect of [Insert description of Sole Risk Development or Sole Risk Opportunity] (the [Sole Risk Development / Sole Risk Opportunity]).

C	In order to give effect to the arrangements referred to in Recital B, and in satisfaction of the requirement to enter into a Deed of Accession under item 4(f) of schedule 4 of the Joint Venture Agreement, the Manager (on behalf of each Existing Party) and the transferee Sole Risk Entity have agreed to enter into this Deed.]

It is agreed as follows.
1.	Definitions and interpretation

1.1	Joint Venture Agreement definitions to apply

Subject to a contrary meaning being specified in clause 1.2, words and expressions defined in the Joint Venture Agreement have the same meaning when used in this Deed.

1.2	Definitions

In this Deed, the following terms have the following meanings unless the context requires otherwise.

Effective Date means the later of:
(a)	the date on which the last party executes this Deed; and

(b)	the date on which the Sole Funding Party obtains the last of the Authorisations and third party approvals required by item 4.(g) of schedule 4 of the Joint Venture Agreement.
Existing Parties means each party to the Joint Venture Agreement.
[Existing Sole Risk Entity has the meaning given in Recital B. (Option 2)]
Joint Venture Agreement means the West Australian Joint Venture Agreement dated [#].
[Sole Funding Party has the meaning given in Recital B. (Option 1)]
[Sole Risk Development has the meaning given in Recital B. / Sole Risk Opportunity has the meaning given in Recital B.]

1.3	Joint Venture Agreement interpretive provisions to apply
Items 1.2 to 1.5 (inclusive) of schedule 1 to the Joint Venture Agreement will apply, mutatis mutandis, in the interpretation of this Deed.

2.	Sole Risk Entity to assume liability

(a)	The Sole Risk Entity covenants and agrees with each of the Existing Parties as from the Effective Date to observe, perform and be bound by all of the undertakings, liabilities and

West Australian Iron Ore Joint Venture –
Deed of Accession

obligations of the [Sole Funding Party (Option 1) / Existing Sole Risk Entity (Option 2)] in respect of, or attaching to, the [Sole Risk Development / Sole Risk Opportunity] under the Joint Venture Agreement (including undertakings, liabilities and obligations that arise before the Effective Date) to the extent that those undertakings, liabilities and obligations are capable of applying to the Sole Risk Entity with respect to the [Sole Risk Development / Sole Risk Opportunity].
(b)	On and from the Effective Date, the Sole Risk Entity will be deemed to be a party to the Joint Venture Agreement with the rights set out in the Joint Venture Agreement in respect of the [Sole Risk Development / Sole Risk Opportunity].
3.	Address of Sole Risk Entity for Notices

For the purposes of the Joint Venture Agreement, the address of the Sole Risk Entity to which all notices must be delivered is:

to [Insert details of Sole Risk Entity]:	[#]
Attention [#]
Address: [#]
Fax No: [#]
4.	Costs and stamp duty

(a)	Each party will bear the costs arising out of the negotiation, preparation, execution and enforcement of this Deed.

(b)	All stamp duty (including fines, penalties and interest) which may be payable on or in connection with this Deed and any instrument executed under this Deed will be borne by the Sole Risk Entity. The Sole Risk Entity will indemnify the Existing Parties on demand against any liability for that stamp duty.
5.	Governing Law and Jurisdiction

5.1	Governing Law
(a)	This Deed will be governed by the laws of Western Australia, Australia.
(b)	The parties irrevocably and unconditionally:
(i)	submit to the non-exclusive jurisdiction of the courts of Western Australia; and

(ii)	agree that they may not object to any suit, action or proceeding commenced under or in connection with this Deed on the basis that the courts of Western Australia are not an appropriate forum.

West Australian Iron Ore Joint Venture –
Deed of Accession

5.2	Final judgment conclusive and enforceable
The parties agree that a final judgment in any suit, action or proceeding commenced under or in connection with this Deed in any court of competent jurisdiction is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

5.3	Dispute Resolution
Any dispute, controversy, claim or difference of whatever nature arising under, out of, or in connection with this Deed will be resolved in accordance with clause 20.3 of the Joint Venture Agreement.
5.4	Service of Process
(a)	Each party agrees that service of all writs, process and summonses in any suit, action or proceeding under or in connection with this Deed brought in Western Australia may be made on its registered or principal office for the time being in Australia.
(b)	Nothing contained or implied in this Deed will in any way be taken to limit the ability of a party to:
(i)	serve any writs, processes or summonses; or
(ii)	obtain jurisdiction over a party in other jurisdictions,
in any manner permitted by Law.
6.	General Provisions

The provisions of clauses 19, 21.1 (subject to clause 3 of this Deed), 21.2, 21.4 to 21.6, 21.9 and 21.11 to 21.13 of the Joint Venture Agreement will apply, mutatis mutandis, in this Deed unless the context requires otherwise.
7.	Amendments

Notwithstanding clause 21.3 of the Joint Venture Agreement, the Sole Risk Entity acknowledges that:
(a)	any change to the parties to the Joint Venture Agreement as expressly provided for in the Joint Venture Agreement; or
(b)	any amendment or variation to the Joint Venture Agreement that affects the rights and obligations of the Existing Parties, but does not affect the rights and obligations of the Sole Risk Entity, will not require the Sole Risk Entity’s consent. Any amendment or variation to which this clause 7 applies will take effect despite the Sole Risk Entity not having executed that amendment or variation.

West Australian Iron Ore Joint Venture –
Deed of Accession

Executed as a Deed
[Insert relevant execution clauses.]

West Australian Iron Ore
Production Joint Venture Agreement

Executed by the parties
[Insert relevant execution clauses.]

Implementation Agreement

Executed by the parties
Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.

EXECUTED by RIO TINTO LIMITED by its duly constituted attorney pursuant to a Power of Attorney dated 1 December 2009

/s/ Guy Elliott Signature of Attorney	/s/ Sam Walsh Signature of Witness

Guy Elliott Name of Attorney	Sam Walsh Name of Witness

EXECUTED by RIO TINTO PLC by its duly constituted attorney pursuant to a Power of Attorney dated 1 December 2009

/s/ Guy Elliott Signature of Attorney	/s/ Sam Walsh Signature of Witness

Guy Elliott Name of Attorney	Sam Walsh Name of Witness

EXECUTED by BHP BILLITON LIMITED
by its authorised signatory:

/s/ Alberto Calderon Authorised signatory	/s/ Peter James Stirling Witness

Alberto Calderon Print Name	Peter James Stirling Print Name

Implementation Agreement

EXECUTED by BHP BILLITON PLC
by its authorised signatory:

/s/ Alberto Calderon Authorised signatory	/s/ Peter James Stirling Witness

Alberto Calderon Print Name	Peter James Stirling Print Name